As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-177328

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHEA HOMES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

1531	California	95-4240219
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

SHEA HOMES FUNDING CORP.

(Exact name of registrant as specified in its charter)

1531	Delaware	37-1635024
(Primary Standard Industrial Classification Code Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The subsidiary guarantors listed on Schedule A hereto.

(Exact name of registrant as specified in its charter)

655 Brea Canyon Road

Walnut, California 91789

(909) 594-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul E. Mosley

Vice President and General Counsel

Shea Homes Limited Partnership

655 Brea Canyon Road

Walnut, California 91789

(909) 594-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew L. Fabens, Esq.

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A – Subsidiary Guarantors

The following direct and indirect subsidiaries of Shea Homes Limited Partnership will guarantee the 8.625% Senior Secured Notes due 2019 and are co-registrants with Shea Homes Limited Partnership and Shea Homes Funding Corp. under this registration statement.

Name	Jurisdiction of Formation	I.R.S. Employer Identification No.
Highlands Ranch Development Corporation	Colorado	84-0941791
Monty Green Holdings, LLC	Delaware	20-3297164
Mountainbrook Village Company	Arizona	86-0720451
Sand Creek Cattle Company	Colorado	84-0865738
Serenade at Natomas, LLC	California	26-3917295
Seville Golf and Country Club LLC	Arizona	94-3383577
Shea Brea Development, LLC	Delaware	72-1579307
Shea Capital II, LLC	Delaware	20-3661716
Shea Communities Marketing Company	Delaware	36-3347987
Shea Financial Services, Inc.	California	03-0490610
Shea Homes, Inc.	Delaware	86-0702254
Shea Homes at Montage, LLC	California	26-3997836
Shea Homes Southwest, Inc.	Arizona	86-0533374
Shea Homes Vantis, LLC	California	45-2103204
Shea Insurance Services, Inc.	California	01-0627555
Shea La Quinta LLC	California	01-0661731
Shea Ninth and Colorado, LLC	Colorado	20-1093937
Shea Otay Village 11, LLC	California	33-0958666
Shea Proctor Valley, LLC	California	20-1412156
Shea Properties of Colorado, Inc.	Colorado	84-1058420
Shea Rivermark Village, LLC	California	95-4865301
Shea Tonner Hills, LLC	Delaware	20-0370852
Shea Victoria Gardens, LLC	Florida	26-0148229
SH Jubilee, LLC	Delaware	27-2901035
SH Jubilee Management, LLC	Delaware	27-2901082
SHI JV Holdings, LLC	Delaware	27-3677848
SHLP JV Holdings, LLC	Delaware	27-3677812
Tower 104 Gathering, LLC	Colorado	20-3384762
Tower 104 Oil, LLC	Colorado	20-3384270
Trilogy Antioch, LLC	California	20-2049392
UDC Advisory Services, Inc.	Illinois	86-0724765
UDC Homes Construction, Inc.	Arizona	86-0704849
Vistancia Construction, LLC	Delaware	20-0096025
Vistancia Marketing, LLC	Delaware	20-0096047

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 22, 2011

PROSPECTUS

$750,000,000

SHEA HOMES LIMITED PARTNERSHIP

SHEA HOMES FUNDING CORP.

Exchange Offer for All Outstanding

8.625% Senior Secured Notes due 2019 and Guarantees thereof

(CUSIP Nos. 82088K AA6 and U82091 AA4)

for new 8.625% Senior Secured Notes due 2019 and Guarantees thereof that have been registered under the Securities Act of 1933

This exchange offer will expire at 5:00 p.m., New York City time,

                    on                     , 2011, unless extended.

We are offering to exchange Shea Homes Limited Partnership and Shea Homes Funding Corp.’s 8.625% Senior Secured Notes due 2019, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and which we refer to in this prospectus as the “exchange notes,” for any and all Shea Homes Limited Partnership and Shea Homes Funding Corp.’s 8.625% Senior Secured Notes due 2019 issued on May 10, 2011, which we refer to in this prospectus as the “outstanding notes.” The term “notes” refers to both the exchange notes and the outstanding notes. We refer to the offer to exchange the exchange notes for the outstanding notes as the “exchange offer” in this prospectus.

The Exchange Notes:

•

The terms of the registered exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes will not apply to the exchange notes.

•	We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

•	The exchange notes will bear interest at the rate of 8.625% per annum, payable semi-annually in cash, in arrears, on November 15 and May 15 each year.

•	The exchange notes will be guaranteed on a senior basis by each of Shea Homes Limited Partnership’s subsidiaries that have guaranteed the outstanding notes.

Material Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended.

•	Upon expiration of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the exchange notes.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•	The exchange of the exchange notes for outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

•

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in any such resale. See “Plan of Distribution.”

•	There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or quotation system.

See “Risk Factors” beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or this offering that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell these exchange notes in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is applicable only as of the date on its cover, and may change after that date. The information in any document incorporated by reference in this prospectus is applicable only as of the date of any such document. For any time after the cover date of this prospectus, we do not represent our affairs are the same as described or the information in this prospectus is correct—nor do we imply those things by delivering this prospectus or issuing exchange notes to you.

i

HELPFUL INFORMATION

As used throughout this prospectus, unless the context otherwise requires or indicates:

•	“SHLP” means Shea Homes Limited Partnership, and not its subsidiaries;

•	“SHI” means Shea Homes, Inc., a wholly-owned subsidiary of SHLP, and not its subsidiaries;

•	“Issuers” means SHLP and Shea Homes Funding Corp., and not their subsidiaries;

•	“Shea,” the “Company,” “we,” “our,” and “us” refer to SHLP and its subsidiaries, including Shea Homes Funding Corp., on a consolidated basis; and

•	“Guarantors” means the direct and indirect subsidiaries of SHLP that will guarantee the exchange notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain parts of this prospectus and the documents incorporated by reference herein contain forward-looking statements and information relating to us that are based on the beliefs of management as well as assumptions made by, and information currently available to, us. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us are intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate.

See the “Risk Factors” section of this prospectus for a description of risk factors that could significantly affect our financial results. In addition, the following factors could cause actual results to differ materially from the results that may be expressed or implied by such forward-looking statements. These factors include, among other things:

•	changes in employment levels;

•	changes in the availability of financing for homebuyers;

•	changes in interest rates;

•	changes in consumer confidence;

•	changes in levels of new and existing homes for sale;

•	changes in demographic trends;

•	changes in housing demands;

•	changes in home prices;

•	elimination or reduction of tax benefits associated with owning a home;

•	litigation risks associated with home warranty and construction defect and other claims; and

•	various other factors, both referenced and not referenced in this prospectus.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates.

ii

WHERE YOU CAN FIND MORE INFORMATION

SHLP, Shea Homes Funding Corp. and the subsidiary guarantors listed on Schedule A thereto as co-registrants (the “Guarantors”) have filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-4 to register the exchange offer contemplated in this prospectus. This prospectus is part of that registration statement. As allowed by the Commission’s rules, this prospectus does not contain all the information found in the registration statement or the exhibits to the registration statement. This prospectus contains summaries of the material terms and provisions of certain documents and in each instance we refer you to the copy of such document filed as an exhibit to the registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date on the front cover of this prospectus.

Upon the effectiveness of the registration statement, of which this prospectus forms a part, SHLP, Shea Homes Funding Corp. and the Guarantors will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith will file annual, quarterly and other reports and information with the Commission.

The registration statement (including the exhibits and schedules thereto) and the periodic reports and other information filed by SHLP and Shea Homes Funding Corp. with the Commission may be inspected and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Such information may also be accessed electronically by means of the Commission’s homepage on the Internet at http://www.sec.gov.

You may also obtain this information without charge by writing or telephoning us at the following address and telephone number:

Shea Homes Limited Partnership

655 Brea Canyon Road

Walnut, CA 91789

(909) 594-9500

Attn: Bruce Varker, Chief Financial Officer

To ensure timely delivery, you must request this information no later than five business days before the expiration of the exchange offer.

MARKET INDUSTRY DATA AND FORECASTS

Any market or industry data contained in this prospectus are based on various sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state the information contained therein has been obtained from third-party sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. Internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and management’s understanding of industry conditions, and such information has not been verified by any independent sources.

iii

PROSPECTUS SUMMARY

The following summary contains information about our business and the exchange offer. It does not contain all information that may be important to you in making a decision to exchange outstanding notes for exchange notes. For a more complete understanding of our business and the offering of the notes, we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information” sections and our financial statements included elsewhere in this prospectus. All financial data provided in this prospectus are financial data of SHLP and its consolidated subsidiaries unless otherwise disclosed.

Overview

We are one of the largest private homebuilders in the United States. We design, build and market single-family detached and attached homes across various geographic markets in California, Arizona, Colorado, Washington, Nevada and Florida. We serve a broad customer base including entry, move-up, luxury and active adult buyers. We have been recognized by industry professionals and our homebuyers for quality, customer service and craftsmanship, as evidenced by receipt of some of the homebuilding industry’s most prominent awards, including being named as “Builder of the Year” in 2007 by Professional Builder magazine and one of “America’s Best Builders” in 2005 by the National Association of Homebuilders and Builder magazine. In February 2011, Shea Homes was honored as one of 40 brands in the country to be named a J.D. Power “Customer Service Champion” and is the only homebuilder to receive this honor.

For the nine months ended September 30, 2011, we closed 806 homes having an average selling price of approximately $416,000. Our total revenues from sales of homes, land and homebuilding related activities for the nine months ended September 30, 2011 were $346.3 million and the net loss attributable to SHLP for the same period was $107.3 million. At September 30, 2011, our total debt was $752.3 million. At September 30, 2011, we were selling homes in 78 communities, with home prices ranging from approximately $129,000 to $1,138,000 and we had sold but not closed 682 homes, which comprise our sales order backlog. The value of this backlog was approximately $295.1 million of revenue anticipated to be realized at closing. However, because sales order contracts can be cancelled by the buyer in certain circumstances, not all homes in backlog will result in closings.

Our operating results are aggregated into three reportable segments:

•	California South, comprised of the results of our communities in Los Angeles, Ventura, Orange County, Inland Empire and San Diego;

•	California North, comprised of the results of our communities in northern and central California; and

•	Mountain West/Other, comprised of the results of our communities in Arizona, Colorado, Washington, Nevada and Florida.

Our communities are grouped into these segments based on similar economic and other characteristics, including product types, production processes, suppliers, subcontractors, jurisdictional and political environments, land availability and values, and underlying demand and supply.

We are one of a group of companies owned by the Shea family (collectively, the “Shea Family Owned Companies”). Since 1881 in Portland, Oregon, beginning with a plumbing contractor business, the Shea family has owned and operated homebuilding, heavy construction and commercial property businesses. The Shea Family Owned Companies have grown but remained privately held by the Shea family. The Shea family began building homes in 1968 through J.F. Shea Co., Inc. (“JFSCI”) and, in 1989, homebuilding under the Shea Homes brand was moved to the newly-formed SHLP, an entity under the broader umbrella of JFSCI. In all, the Shea Homes brand has enjoyed a 40-plus year legacy of consistent family management and support.

We operate under three brands: Shea Homes, Trilogy and SPACES. Each reflects our value proposition: homes designed to meet the needs of our customers, with standard energy-efficient features, built in an environmentally-responsible manner.

•	Shea Homes, our flagship brand, targets first-time and move-up buyers. Each segment builds and markets houses under the Shea Homes brand;

•

Trilogy, master-planned communities designed and built to meet the needs and active lifestyles of the “baby boomer” generation. These communities combine quality homes with diverse resort-like amenities in each segment; and

•

SPACES, our newest brand, targets 25-40 year-old buyers in each segment with contemporary, practical homes that have flexible floor plans and stylish, energy-efficient features at an affordable price point. We have opened SPACES communities in each segment.

THE ISSUERS AND THE GUARANTORS

The chart below illustrates our corporate structure and is provided for illustrative purposes only and does not purport to represent all legal entities owned or controlled by the Issuers. Certain of our wholly-owned direct and indirect subsidiaries guarantee the notes. The guarantees are full and unconditional, and joint and several. The obligations under the notes are not guaranteed by our subsidiary Partners Insurance Company, Inc. (“PIC”) (which is an unrestricted subsidiary under the indenture governing the notes) or by any joint venture with respect to which we do not own 100% of the economic interest, including certain of our joint ventures that are consolidated for financial reporting purposes (collectively, the “Consolidated Joint Ventures”)1. See “Description of the Notes— The Guarantees.”

[1]	Shea Homes Southwest, Inc. owns 100% of the economic and voting interests in Vistancia Marketing, LLC and Vistancia Construction, LLC, both guarantors of the notes.

THE SHEA FAMILY OWNED COMPANIES

We are one of the Shea Family Owned Companies. The Shea Family Owned Companies are operated in three major groups: homebuilding, heavy construction and commercial property development and management. Much of the Shea Family Owned Companies’ business has traditionally been operated and managed through JFSCI, with each of the homebuilding, heavy construction and commercial property businesses providing management, administrative, financial and credit support to one another. Over the past several years, the Shea family and our management have made a series of changes to the business and operating structure of the Shea Family Owned Companies so that, currently:

•	the Shea family homebuilding business is owned and operated primarily through SHLP, SHI and their respective subsidiaries;

•	the Shea family heavy construction business is owned and operated primarily through JFSCI; and

•	the Shea family commercial development and management operation is owned and operated primarily through Shea Properties LLC and Shea Properties II, LLC (collectively, “Shea Properties”).

In the future, JFSCI will continue to provide management and certain administrative support, including cash management and treasury services, to SHLP, SHI and the Shea family’s heavy construction and commercial property businesses. See “Certain Relationships and Related Party Transactions.” However, we intend that SHLP, SHI and their respective subsidiaries will not receive new financial or credit support from, and will not provide new financial or credit support to, the other Shea family businesses. See “Risk Factors—We have a significant number of affiliated entities, with whom we have entered into many transactions. Our relationship with these entities could adversely affect us.”

The chart below illustrates our ownership structure within the Shea Family Owned Companies. This chart is provided for illustrative purposes only and does not purport to represent all legal entities owned or controlled by the Shea family or the Issuers.

THE EXCHANGE OFFER

The summary below describes the principal terms and conditions of the exchange offer. Certain of these terms and conditions are subject to important limitations and exceptions. The section of this prospectus entitled “Description of the Notes” contains a more detailed description of the terms and conditions.

The Exchange Offer	Up to $750 million aggregate principal amount of exchange notes registered under the Securities Act are being offered in exchange for the same principal amount of outstanding notes. Terms of the exchange notes and the outstanding notes are substantially identical, except that the transfer restrictions, registration rights and rights to increased interest in addition to the stated interest rate on the outstanding notes (“Additional Interest”) provisions applicable to the outstanding notes will not apply to the exchange notes. You may tender outstanding notes for exchange in whole or in part in any integral multiple of $1,000, subject to a minimum exchange of $2,000. We are undertaking the exchange offer to satisfy our obligations under the registration rights agreement relating to the outstanding notes. For a description of the procedures for tendering the outstanding notes. See “The Exchange Offer—How to Tender Outstanding Notes for Exchange.”

To exchange your outstanding notes for exchange notes, you must properly tender them before the expiration of the exchange offer. Upon expiration of the exchange offer, your rights under the registration rights agreement pertaining to the outstanding notes will terminate, except under limited circumstances.

Expiration Time	The exchange offer expires at 5:00 p.m., New York City time on , 2011, unless the exchange offer is extended. See “The Exchange Offer—Terms of the Exchange Offer; Expiration Time.”

Interest on Outstanding Notes Exchanged in the Exchange Offer	Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions (see “The Exchange Offer—Conditions to the Exchange Offer”), some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

How to Tender Outstanding Notes for Exchange	You must tender your outstanding notes through book-entry transfer in accordance with The Depository Trust Company’s Automated Tender Offer Program, known as ATOP. If you wish to accept the exchange offer, you must arrange for The Depository Trust Company to transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, and transfer the outstanding notes being tendered into the exchange agent’s account at The Depository Trust Company.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and the procedures for book-entry transfer cannot be completed by the expiration time, you may tender your outstanding notes according to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. See “The Exchange Offer—How to Tender Outstanding Notes for Exchange.”

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time prior to the expiration time by delivering a notice of withdrawal to the exchange agent in conformity with the procedures discussed under “The Exchange Offer—Withdrawal Rights.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Upon consummation of the exchange offer, we will accept any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration time. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration time. See “The Exchange Offer—Terms of the Exchange Offer; Expiration Time.”

Registration Rights Agreement	We are making the exchange offer pursuant to the registration rights agreement that we entered into on May 10, 2011 with the initial purchaser of the outstanding notes. As a result of making and consummating this exchange offer, we will have fulfilled our obligations under the registration rights agreement with respect to the registration of securities, subject to certain limited exceptions. If you do not tender your outstanding notes in the exchange offer, you will not have any further registration rights under the registration rights agreement or otherwise unless you were not eligible to participate in the exchange offer or do not receive freely tradable exchange notes in the exchange offer.

Resales of Exchange Notes	We believe the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are not an “affiliate” of ours;

•	the exchange notes you receive pursuant to the exchange offer are being acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes issued in the exchange offer; and

•

if you are a broker-dealer, you will receive the exchange notes for your own account, the outstanding notes were acquired by you as a result of market-making or other trading activities, and you will deliver a prospectus when you resell or transfer any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker dealers in the exchange offer.

If you do not meet these requirements, your resale of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the Commission staff, as set forth in no-action letters issued to third parties. The Commission staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the Commission staff would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

See “The Exchange Offer—Consequences of Exchanging Outstanding Notes.”

Consequences of Failure to Exchange Your Outstanding Notes

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the legend on the outstanding notes and in the indenture governing the notes. In general, the outstanding notes may not be offered or sold unless registered or sold in a transaction exempt from registration under the Securities Act and applicable state securities laws. Accordingly, the trading market for your untendered outstanding notes could be adversely affected.

Exchange Agent	The exchange agent for the exchange offer is Wells Fargo Bank, National Association. For additional information, see “The Exchange Offer—The Exchange Agent” and the accompanying letter of transmittal.

Certain Federal Income Tax Considerations	The exchange of your outstanding notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the exchange notes. For additional information, see “Certain Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The terms of the exchange notes are substantially identical to the outstanding notes, except the transfer restrictions, registration rights and Additional Interest provisions applicable to the outstanding notes will not apply to the exchange notes. The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section “Description of the Notes” in this prospectus.

Issuer	Shea Homes Limited Partnership

Co-Issuer	Shea Homes Funding Corp.

Notes Offered	$750,000,000 aggregate principal amount of 8.625% Senior Secured Notes due 2019.

Maturity Date	The exchange notes mature May 15, 2019.

Interest	Interest on the exchange notes will accrue at a rate of 8.625% per annum and is payable semi-annually in cash in arrears on May 15 and November 15 each year.

Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Optional Redemption	We may redeem some or all of the exchange notes at any time on or after May 15, 2015, at the redemption prices specified under the section “Description of the Notes—Optional Redemption” plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to May 15, 2015, we may also redeem the exchange notes, in whole or in part, at a redemption price of 100% of the principal amount of the exchange notes, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.

At any time prior to May 15, 2014, we may also redeem up to 35% of the original aggregate principal amount of the exchange notes with the proceeds of certain equity offerings, in each case, at a redemption price equal to 108.625% of the aggregate principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control	Upon a Change of Control as described in the section “Description of the Notes—Certain Covenants—Change of Control,” we will be required to make an offer to repurchase all or part of the exchange notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Guarantees	The exchange notes will be guaranteed by the Guarantors. If the Issuers cannot make payments under the notes when they are due, the Guarantors must make such payments instead. PIC will not be a Guarantor and will be treated as an unrestricted subsidiary under the indenture governing the notes.

The exchange notes will not be guaranteed by any joint venture with respect to which we do not own 100% of the economic interest, including certain of our joint ventures that are consolidated for financial reporting purposes.

Ranking	The exchange notes and the guarantees will be the Issuers’ and the Guarantors’ general senior secured obligations and will:

•	be effectively senior to all existing and future unsecured indebtedness of the Issuers to the extent of the value of the collateral securing the notes and the guarantees;

•	rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness;

•	rank senior in right of payment to the Issuers’ and the Guarantors’ future subordinated indebtedness, if any;

•

rank equally with the indebtedness outstanding under our letter of credit facility, but the lenders under the letter of credit facility will have the right to be repaid before the notes from the proceeds of any enforcement action taken against the collateral;

•

be effectively subordinated to any existing and future indebtedness of either of the Issuers and the Guarantors that is secured by assets that do not constitute collateral, to the extent of the value of such assets; and

•	be effectively subordinated to any existing and future indebtedness of subsidiaries or joint ventures of either of the Issuers that are not Guarantors.

Collateral	The exchange notes and the guarantees will be secured by a lien on substantially all assets owned by the Issuers and Guarantors on the issue date of the exchange notes or thereafter acquired, subject to permitted liens and certain exceptions.

The collateral will also secure on a Pari-Passu basis our obligations with respect to our letter of credit facility, but lenders under our letter of credit facility will have the right to be repaid before the exchange notes from the proceeds of any enforcement action taken against the collateral.

The collateral will not include:

•

except to secure our letter of credit facility, the pledge of stock of subsidiaries of SHLP to the extent such pledge would result in separate financial statements of such subsidiary being required in SEC filings;

•	personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits;

•

real property subject to alien securing indebtedness incurred for the purpose of financing the acquisition thereof (to the extent creation of additional security interests in such property is prohibited by contract);

•

assets, with respect to which any applicable law or contract (including certain profit and price participation arrangements) prohibits creation or perfection of security interests therein, or that otherwise results in a default, waiver or termination of rights or privileges arising under such law or contract;

•

all trademarks, trade names and other intellectual property bearing the name “Shea” or a variant thereof (provided noteholders shall have a non-exclusive license to use such intellectual property in connection with the exercise of default remedies);

•

cash collateral supporting (1) deductible, retention and other obligations to insurance carriers, (2) reimbursement claims in respect of letters of credit and surety providers, (3) contingent claims arising in respect of community facility district, metrodistrict, Mello-Roos, subdivision improvement bonds and similar obligations arising in the ordinary course of business of a homebuilder and (4) cash management services;

•	equity interests in joint ventures where the joint venture agreement prohibits creation of such security interests;

•	any leasehold interests in real property;

•

any real property in a community under development with an investment at the end of the most recent quarter (as determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining unsold (to the extent the Issuers do not create a lien in such property);

•

deposit accounts and securities accounts with aggregate balance for all such excluded accounts not to exceed $2.0 million in aggregate amount, or established solely for purposes of funding payroll, trust and other compensation benefits to employees; and

•	all vehicles covered by a certificate of title.

Certain Covenants	The indenture governing the exchange notes contains covenants that limit, among other things, the Issuer and Guarantors’ ability to:

•	incur additional indebtedness (including the issuance of certain preferred stock);

•	pay dividends and distributions on our equity interests;

•	repurchase our equity interests;

•	retire unsecured or subordinated notes more than one year prior to their maturity;

•	make investments in subsidiaries and joint ventures that are not restricted subsidiaries that guarantee the notes, including PIC;

•	sell certain assets;

•	incur liens;

•	merge with or into other companies;

•	expand into unrelated businesses; and

•	enter into certain transactions with our affiliates.

These covenants will be subject to a number of important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from issuance of the exchange notes offered by this prospectus.

Risk Factors	Investment in the notes involves certain risks. You should carefully consider the information under “Risk Factors” and all other information included in this prospectus before investing in the notes.

RISK FACTORS

An investment in the exchange notes involves risks. You should carefully consider the risks described below as well as the other information contained in this prospectus prior to making an investment decision. If any of the following risks occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, you may lose all or part of your original investment. As used below, the term “notes” refers to both the outstanding notes and the exchange notes.

Risks Relating to Us and Our Business

The homebuilding industry, which is very cyclical and affected by a variety of factors, is in a significant downturn, and its duration and ultimate severity are uncertain. A continuation or further deterioration in industry conditions or in broader economic conditions could have additional material adverse effects on our business, financial condition and results of operations.

The homebuilding industry is cyclical and is significantly affected by changes in industry conditions, as well as in general and local economic conditions, such as changes in:

•	employment and wage levels;

•	availability of financing for homebuyers;

•	interest rates;

•	a lack of consumer confidence that results in a lack of urgency to buy;

•	levels of new and existing homes for sale;

•	demographic trends;

•	housing demand; and

•	government.

These changes may occur on a national scale, like the current downturn, or may acutely affect some of the regions or markets in which we operate more than others. When adverse conditions affect any of our larger markets, they could have a proportionately greater impact on us than on some other homebuilding companies that have smaller presences in such markets. Our operations in previously strong markets, particularly California and Arizona, have more adversely affected our results of operations than our other markets in the current downturn.

An oversupply of alternatives to new homes, including foreclosed homes, homes held for sale by investors and speculators, other existing homes and rental properties, can also reduce our ability to sell new homes, depress new home prices and reduce our margins on the sales of new homes. High levels of foreclosures not only contribute to additional inventory available for sale, but also reduce appraised values for new homes, potentially resulting in lower sales prices.

As a result of the foregoing matters, potential customers may be less willing or able to buy our homes.

The current downturn in the homebuilding industry is in its sixth year and has become one of the most severe housing downturns in U.S. history. The significant decline in demand for new homes, significant oversupply of homes on the market and significant reductions in the availability of financing for homebuyers that have marked this downturn are continuing and may continue for some time. We have experienced material reductions in our home sales and homebuilding revenues, and we have incurred material inventory impairments and losses from our joint venture interests and other write-offs. It is not clear when or if these trends will reverse or when we may return to profitability. The continuation or worsening of this downturn would have a further material adverse effect on our business, financial condition and results of operations.

Our ability to respond to the downturn is limited. Numerous home mortgage foreclosures have increased supply and driven down prices, making the purchase of a foreclosed home an attractive alternative to purchasing a new home. Homebuilders have responded to declining sales and increased cancellation rates with significant concessions, further adding to the price declines. With the decline in the values of homes and the inability of many homeowners to make their mortgage payments, the credit markets have been significantly disrupted, putting strains on many households and businesses. In the face of these conditions, the overall economy has weakened significantly, with high unemployment levels and substantially reduced consumer spending and confidence. As a result, demand for new homes remains at historically low levels.

We cannot predict the duration or ultimate severity of the current economic downturn. Nor can we provide assurance that our responses to the homebuilding downturn or the government’s attempts to address the troubles in the overall economy will be successful. Additionally, we cannot predict the timing or effect of the winding down or possible withdrawal of government intervention or support.

The reduction in availability of mortgage financing has adversely affected our business, and the duration and ultimate severity of the effects are uncertain.

During the last four years the mortgage lending industry has experienced significant instability, beginning with increased defaults on subprime loans and other nonconforming loans and compounded by expectations of increasing interest payment requirements and further defaults. This in turn resulted in a decline in the market value of many mortgage loans and related securities. Lenders, regulators and others questioned the adequacy of lending standards and other credit requirements for several loan products and programs offered in recent years. Credit requirements have tightened, and investor demand for mortgage loans and mortgage-backed securities has declined. The deterioration in credit quality has caused most lenders to stop offering subprime mortgages and most other loan products that are not eligible for sale to Fannie Mae or Freddie Mac or loans that do not meet Federal Housing Administration (“FHA”) and Veterans Administration (“VA”) requirements. Fewer loan products, changes in conforming loan limits, tighter loan qualifications and a reduced willingness of lenders to provide loans make it more difficult for many buyers to finance the purchase of our homes. These factors have served to reduce the pool of qualified homebuyers and made it more difficult to sell to first-time and move-up buyers who historically made up a substantial part of our customers. These reductions in demand have adversely affected our business, financial condition and results of operations, and the duration and severity of their effects are uncertain.

The liquidity provided by Fannie Mae and Freddie Mac to the mortgage industry has been very important to the housing market. These entities have required substantial injections of capital from the federal government and may require additional government support in the future. The federal government has proposed changing the nature of the relationship between Fannie Mae and Freddie Mac and the federal government and even eliminating these entities. If Fannie Mae and Freddie Mac were dissolved or if the federal government determined to stop providing liquidity support to the mortgage market, there would be a reduction in available financing from these institutions. Any such reduction would likely have an adverse effect on interest rates, mortgage availability and new home sales.

The FHA insures mortgage loans that generally have lower down payments and, as a result, it continues to be a particularly important support for financing home purchases. In the last two years, more restrictive guidelines were placed on FHA insured loans, such as increasing minimum down payment requirements. In the near future, further restrictions are expected on FHA insured loans including, but not limited to, limitations on seller-paid closing costs and concessions. These or any other restrictions may negatively affect the availability or affordability of FHA financing, which could adversely affect our ability to sell homes.

While use of down payment assistance programs by our homebuyers has decreased significantly, some customers still utilize 100% financing through programs offered by the VA and United States Department of Agriculture. There can be no assurance these or other programs will continue to be available or will be as attractive to our customers as programs currently offered, which could adversely affect our home sales.

Because most customers require mortgage financing, increases in interest rates could lower demand for our products, limit our marketing effectiveness and limit our ability to realize our backlog.

Most customers finance their home purchases through lenders providing mortgage financing. Increases in interest rates could lower demand for new homes because the mortgage costs to potential homebuyers would increase. Even if potential new homebuyers do not need financing, changes in interest rates could make it difficult to sell their existing homes to potential buyers who need financing. This could prevent or limit our ability to attract new customers and fully realize our backlog because our sales contracts generally include a financing contingency which permits buyers to cancel their sales contracts if mortgage financing is unobtainable within a specified time. This contingency period is typically four to eight weeks following the date of execution of the sales contract. Exposure to such financing contingencies renders us vulnerable to changes in prevailing interest rates.

Cancellations of home sales orders in backlog may increase as homebuyers choose to not honor their contracts.

Notwithstanding our sales strategies, we experienced elevated rates of sales order cancellations in 2006 through 2008. Since 2008, our sales order cancellation rate has improved, and it is currently below our historical average for the period from 1997 to 2010. We believe the elevated cancellation rate in 2007 and 2008 was largely a result of reduced homebuyer confidence, due principally to continued price declines, growth in foreclosures and continued high unemployment. A more restrictive mortgage lending environment and the inability of some buyers to sell their existing homes have also impacted cancellations. Many of these factors are beyond our control, and it is uncertain whether they will cause cancellation rates to rise in the future.

Home prices and demand in California, Arizona, Colorado, Washington, Nevada and Florida have a large impact on our results of operations because we conduct our homebuilding business in these states.

Our operations are concentrated in regions that are among the most severely affected by the current economic downturn. We conduct our homebuilding business in California, Arizona, Colorado, Washington, Nevada and Florida. Home prices and sales in these states have declined significantly since the end of 2006. These states, particularly California, continue to experience economic difficulties, including elevated levels of unemployment and precarious budget situations in state and local governments, which may materially adversely affect the market for our homes in those areas. Declines in home prices and sales in these states also adversely affect our financial condition and results of operations.

Inflation could adversely affect our business, financial condition and results of operations, particularly in a period of oversupply of homes.

Inflation can adversely affect us by increasing costs of land, materials and labor. However, we may be unable to offset these increases with higher sales prices. In addition, inflation is often accompanied by higher interest rates, which have a negative impact on housing demand. In such an environment, we may be unable to raise home prices sufficiently to keep up with the rate of cost inflation and, accordingly, our margins could decrease. Moreover, with inflation, the purchasing power of our cash resources can decline. Efforts by the government to stimulate the economy may not be successful, but have increased the risk of significant inflation and its resulting adverse effect on our business, financial condition and results of operations.

Supply shortages and risks of demand for building materials and skilled labor could increase costs and delay deliveries.

The homebuilding industry has periodically experienced significant difficulties that can affect the cost or timing of construction, and adversely impact our revenues and operating margins, including:

•	difficulty in acquiring land suitable for residential building at affordable prices in locations where our potential customers want to live;

•	shortages of qualified labor;

•	reliance on local subcontractors, manufacturers and distributors who may be inadequately capitalized;

•	shortages of materials; and

•	increases in cost of materials, particularly lumber, drywall, cement and steel, which are significant components of home construction costs.

While competitive bidding helps control labor and building material costs, the downward trend of these costs has stopped. Material manufacturers are less inclined to reduce prices, and TradePartners® labor costs are at a point where further reductions are unlikely, in fact, costs could increase and adversely affect our financial condition and results of operations.

In several of our markets in 2011 through 2013, we need to replenish our inventory of lots for construction. If the housing market recovers, the price of improved or finished lots for construction in these markets could increase, and adversely affect our financial condition and results of operations.

Elimination or reduction of the tax benefits associated with owning a home could prevent potential customers from buying our homes and adversely affect our business or financial results.

Significant expenses of owning a home, including mortgage interest and real estate taxes, generally are deductible expenses for an individual’s federal and, in some cases, state income taxes, subject to certain limitations. If the federal government or a state government changes its income tax laws, as has been discussed, to eliminate or substantially modify these income tax deductions, the after-tax cost of owning a new home would increase for many potential customers. The resulting loss or reduction of homeowner tax deductions, if such tax law changes were enacted without offsetting provisions, would adversely affect demand for new homes.

Homebuilding is subject to home warranty and construction defect claims and other litigation risks in the ordinary course of business that can be significant. Our operating expenses could increase if we are required to pay higher insurance premiums or incur substantial litigation costs with respect to such claims and risks.

As a homebuilder, we are subject to home warranty and construction defect claims arising in the ordinary course of business. As a consequence, we maintain liability insurance in the form of a “rolling wrap-up” insurance program which insures both us and our TradePartners®. We also record customer service and warranty reserves for the homes we sell based on historical experience in our markets and our judgment of the qualitative risks associated with the types of homes built. See the further description of “rolling wrap-up” insurance policies in the “Business—Insurance Coverage” section. Because of the uncertainties inherent in these matters, we cannot provide assurance that, in the future, our insurance coverage, TradePartners® arrangements and reserves will be adequate to address all warranty and construction defect claims.

Costs of insuring against construction defect and product liability claims are high, and the amount and scope of coverage offered by insurance companies at acceptable rates is limited. The scope of coverage may continue to be limited or further restricted and may become more costly.

Increasingly in recent years, individual and class action lawsuits have been filed against homebuilders asserting claims of personal injury and property damage caused by various sources, including faulty materials and presence of mold in residential dwellings. Furthermore, decreases in home values as a result of general economic conditions may result in an increase in both non-meritorious and meritorious construction defect claims, as well as claims based on marketing and sales practices. Our insurance may not cover all of the claims arising from such issues, or such coverage may become prohibitively expensive. Notwithstanding, our annual policy limits are $50.0 million per occurrence and $50.0 million in the aggregate. If we are unable to obtain adequate insurance against these claims, we may experience litigation costs and losses that could adversely affect our financial condition and results of operations. Even if we are successful in defending such claims, we may incur significant costs.

Historically, builders have recovered a significant portion of the construction and product defect liabilities and defense costs from their subcontractors and insurance carriers. We try to minimize our liability exposure by providing a master insurance policy and requiring TradePartners® to enroll in a “rolling wrap-up” insurance policy. Insurance coverage available to us and our TradePartners® for construction and product defects is expensive and the scope of coverage is restricted. If we cannot effectively recover from our carriers, we may suffer greater losses, which could adversely affect our financial condition and results of operations.

Furthermore, a builder’s ability to recover against an insurance policy depends upon the continued solvency and financial strength of the insurance carrier issuing the policy. The states where we build homes typically limit property damage claims resulting from construction defects to those arising within an eight- to twelve-year period from close of escrow. To the extent any carrier providing insurance coverage to us or our TradePartners® becomes insolvent or experiences financial difficulty, we may be unable to recover on those policies, which could adversely affect our financial condition and results of operations.

Homebuilding is very competitive, and competitive conditions could adversely affect our business, financial condition and results of operations.

The homebuilding industry is highly competitive. Homebuilders compete not only for homebuyers, but also for desirable properties, financing, raw materials and skilled labor. We compete with other local, regional and national homebuilders, often within larger subdivisions designed, planned and developed by such homebuilders. We also compete with existing home sales, foreclosures and rental properties. In addition, consolidation of some homebuilding companies may create competitors with greater financial, marketing and sales resources with the ability to compete more effectively. New competitors may also enter our markets. These competitive conditions in the homebuilding industry can result in:

•	lower sales;

•	lower selling prices;

•	increased selling incentives;

•	lower profit margins;

•	impairments in the value of inventory and other assets;

•	difficulty in acquiring suitable land, raw materials, and skilled labor at acceptable prices or terms; or

•	delays in home construction.

These competitive conditions affect our business, financial condition and results of operations. During the current downturn in the homebuilding industry, the reactions of our competitors may have reduced the effectiveness of our efforts to achieve pricing stability and reduce inventory levels.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices, and having sufficient liquidity to acquire such properties.

Our success in developing land and building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. Availability of undeveloped land and improved lots for purchase at favorable prices depends on many factors beyond our control, including risk of competitive over-bidding and restrictive governmental regulation. Should suitable land become less available, the number of homes we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to purchase land depends upon us having sufficient liquidity. We may be disadvantaged in competing for land due to our debt obligations, limited cash resources, inability to incur further debt and, as a result, more limited access to capital compared to publicly traded competitors.

Poor relations with the residents of our communities could adversely impact sales, which could cause revenues or results of operations to decline.

Residents of communities we develop rely on us to resolve issues or disputes that may arise in connection with development or operation of their communities. Efforts to resolve these issues or disputes could be unsatisfactory to the affected residents and subsequent actions by these residents could adversely affect our reputation or sales. In addition, we could be required to incur costs to settle these issues or disputes or to modify our community development plans, which could adversely affect our financial condition and results of operations.

If we are unable to develop our communities successfully or within expected timeframes, results of operations could be adversely affected.

Before a community generates revenues, time and capital are required to acquire land, obtain development approvals and construct project infrastructure, amenities, model homes and sales facilities. Our inability to successfully develop and market our communities and to generate cash flow from these operations in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

Our business is seasonal in nature and quarterly operating results can fluctuate.

Our quarterly operating results generally fluctuate by season. We typically achieve our highest new home sales orders in the spring and summer, although new homes sales order activity is also highly dependent on the number of active selling communities and the timing of new community openings. Because it typically takes us three to eight months to construct a new home, we deliver a greater number of homes in the second half of the calendar year as sales orders convert to home deliveries. As a result, our revenues from homebuilding operations are higher in the second half of the year, particularly in the fourth quarter, and we generally experience higher capital demands in the first half of the year when we incur construction costs. If, due to construction delays or other causes, we cannot close our expected number of homes in the second half of the year, our financial condition and results of operations may be adversely affected.

We may be adversely affected by weather conditions and natural disasters.

Weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, snow storms, landslides, wildfires, volcanic activity, droughts and floods can harm our homebuilding business and delay home closings, increase the cost or availability of materials or labor, or damage homes under construction. In addition, the climates and geology of many of the states where we operate present increased risks of adverse weather or natural disasters. In particular, a large portion of our homebuilding operations are concentrated in California, which is subject to increased risk of earthquakes. Any such events or any business interruption caused thereon could have a material adverse effect on our business, financial condition and results of operations.

Utility and resource shortages or rate fluctuations could have an adverse effect on operations.

Our communities have experienced utility and resource shortages, including significant changes to water availability and increases in utility and resource costs. Shortages of natural resources, particularly water, may make it more difficult to obtain regulatory approval of new developments. We may incur additional costs and be unable to complete construction as scheduled if these shortages and utility rate increases continue. Furthermore, these shortages and utility rate increases may adversely affect the regional economies where we operate, which may reduce demand for our homes.

In addition, costs of petroleum products, which are used to deliver materials and transport employees, fluctuate and may increase due to geopolitical events or accidents. This could also result in higher costs for products utilizing petrochemicals, which could adversely affect our financial condition and results of operations.

The IRS has disallowed certain income recognition methodologies. If we are unsuccessful in appealing this decision, we could become subject to a substantial tax liability from previous years.

Since 2002, SHI and SHLP have used the “completed contract method” of accounting (the “CCM”) to recognize taxable income or loss with respect to the majority of their respective homebuilding operations. The CCM allows SHI and SHLP to defer taxable income/loss recognition from their homebuilding operations until projects are substantially complete, rather than annually based on the sale of individual homes to buyers of those homes. The Internal Revenue Service (the “IRS”) has assessed a tax deficiency against SHLP and SHI contending they did not accurately and appropriately apply the relevant U.S. Treasury Regulations in calculating their respective homebuilding projects’ income/loss pursuant to the CCM for years 2004 through 2008, and years 2003 through 2008, respectively. SHI and SHLP believe their use of the CCM complies with the relevant regulations and have filed a petition with the United States Tax Court to challenge the IRS position. If, contrary to our expectations, the IRS should prevail in this matter, SHI and SHLP would be required to recognize income for prior years that would otherwise be deferred until future years. With respect to SHI, we do not expect this earlier recognition of income to result in a tax liability of more than $5.5 million (plus applicable interest) due to net operating losses that SHI experienced in 2009 and elected to carry back for five years. With respect to SHLP, the earlier recognition of income could result in the owners of SHLP incurring an additional tax liability of up to $101.0 million (including interest) for the years at issue, and SHLP would be required to make a distribution to its owners to pay a portion of such tax liability. See “Certain Relationships and Related Party Transactions—Tax Distribution Agreement.” The indenture governing the notes restricts SHLP’s ability to make such distributions in excess of a specified amount determined by a formula, unless SHLP receives a cash equity contribution from JFSCI in the amount of such excess. See “Description of the Notes—Limitations on Restricted Payments.” Such potential additional taxes imposed on SHI and tax distributions by SHLP may have a material adverse effect on the financial condition and results of operations of SHI and SHLP, respectively, which could compromise our ability to service our debt, including the notes.

Under our Tax Distribution Agreement, we are required to make distributions to our equity holders from time to time based on their ownership in SHLP, which is a limited partnership and, under certain circumstances, those distributions may occur even if SHLP does not have taxable income.

Under the Tax Distribution Agreement (as described under “Certain Relationships and Related Party Transactions—Tax Distribution Agreement”), SHLP will be required to make cash distributions to the partners of SHLP (or their direct or indirect holders) for taxable income allocated to them in connection with their ownership interests in SHLP. In addition, SHLP will be required under the Tax Distribution Agreement to provide tax distributions to the partners of SHLP (or their direct or indirect holders) for any additional taxable income allocated to them as a result of any audit, tax proceeding or tax contest arising from or in connection with any tax position taken by SHLP (or any entity treated as a “pass-through” entity under U.S. federal income tax principles in which SHLP has an ownership interest). If any audit, proceeding or contest in connection with years prior to 2011 (including those related to the CCM) ultimately results in an increase in taxable income allocated to our partners, or any disallowance of losses or deductions previously allocated to our partners, then we would be required to make additional tax distributions to them, even if the audit, proceeding or contest resulted in a reduction of a tax loss previously allocated for such period and no taxable income had been previously allocated to them for such period or would be so allocated after such reduction. Any distribution under the Tax Distribution Agreement could have a material adverse effect on our business, financial condition and results of operations, which could compromise our ability to service our debt, including the notes.

Our ability to generate sufficient cash or access other limited sources of liquidity to operate our business and service our debt depends on many factors, some of which are beyond our control.

Our ability to make payments on the notes and to fund land acquisition, development and construction costs depends on our ability to generate sufficient cash flow, which is subject to general economic, financial, competitive, legislative and regulatory factors and other factors beyond our control. We cannot assure we will generate sufficient cash flow from operations to pay principal and interest on the notes or fund operations. As a result, we may need to refinance all or a portion of our debt, including the notes, on or before the maturity thereof, or incur additional debt. We cannot assure we will be able to do so on favorable terms, if at all. If we are unable to timely refinance our debt, we may need to dispose of certain assets, minimize capital expenditures or take other steps that could be detrimental to our business and could reduce the value of the collateral. There is no assurance these alternatives will be available, if at all, on satisfactory terms or on terms that will not require us to breach the terms and conditions of our existing or future debt agreements. Any inability to generate sufficient cash flow, refinance debt or incur additional debt on favorable terms could have a material adverse effect on our financial condition and results of operations, and could compromise our ability to service our debt, including the notes.

In addition, we use letters of credit and surety bonds to secure our performance under various construction and land development agreements, escrow agreements, financial guarantees and other arrangements. Should our future performance or economic conditions continue to make such letters of credit and surety bonds costly or difficult to obtain or lead to us being required to collateralize such instruments to a greater extent than previously, our business, financial condition and results of operations could be adversely affected.

We have a significant number of contingent liabilities, and if any are satisfied by us, could have a material adverse effect on our financial condition and results of operations.

At September 30, 2011, contingent liabilities included:

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$11.6 million of potential liabilities pursuant to guarantees by SHLP of outstanding debt of AGS Home Builder I, LP, an Unconsolidated Joint Venture in which SHLP has an effective 9.1% ownership interest, of which SHLP’s joint venture partners, certain investment funds managed by Angelo Gordon, are contractually obligated to reimburse SHLP for approximately 90% of any amounts required to be paid under such guarantees;

•

$25.4 million of potential liabilities pursuant to certain guarantees of outstanding debt of Shea/Baker Ranch Associates, LLC, a joint venture 50% owned by a Shea Family Owned Company in which SHLP has no ownership interest;

•

$46.4 million of potential liabilities pursuant to guarantees in respect of certain permanent financings of stabilized projects of other Shea Family Owned Companies in which SHLP and its subsidiaries have no ownership interest, which guarantees could be triggered by certain “bad boy” acts of the affiliated borrower, such as voluntary bankruptcy, fraud or material misrepresentation;

•

$29.3 million of remaining exposure with respect to $69.0 million of surety bond indemnifications related to Unconsolidated Joint Ventures and $3.7 million of remaining exposure with respect to $7.7 million of surety bond indemnifications related to other Shea Family Owned Companies;

•	$70.8 million of remaining exposure in connection with $179.2 million of surety bonds issued in respect of projects of SHLP and its subsidiaries; and

•	other commitments to fund certain of our joint ventures pursuant to the agreements and organizational documents governing such joint ventures.

See “Description of Other Indebtedness” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations, Commercial Commitments and Off-Balance Sheet Agreements.” The amounts above do not include obligations with respect to letters of credit issued under our existing letter of credit facility as credit support for certain liabilities of our joint ventures.

Certain of our homebuilding projects utilize and may continue to utilize community facility district, metro-district and other local government bond financing programs to fund construction or acquisition of infrastructure improvements. Interest and principal on these bonds are typically paid from taxes and assessments levied on homeowners following the sale of new homes within the project. From time to time we enter into credit support arrangements where we are required to make interest and principal payments on these bonds if the taxes and assessments levied on homeowners are insufficient to cover such obligations. Furthermore, reimbursement of these payments to us is dependent on the district or local government’s ability to generate sufficient tax and assessment revenues from the sale of new homes. If the downturn in the homebuilding industry continues and results in further declines in new home sales, taxes and assessments levied on homeowners may be insufficient to cover interest and principal obligations on these bonds and we may be required to fund these shortfalls, possibly without reimbursement, and/or accrue liabilities in connection with these credit support arrangements.

If we must satisfy any of these contingent liabilities, it could have a material adverse effect on our financial condition and results of operations.

The indenture governing the notes and our letter of credit facility contain, and any future indebtedness may contain, financial and operating restrictions that may affect our ability to operate our business.

The indenture governing the notes and our letter of credit facility do, and any future indebtedness may, contain various covenants that, among other things, limit our ability to grant certain liens to support indebtedness, invest in joint venture transactions, merge or sell assets. In addition, the indenture governing the notes and our letter of credit facility do, and any future indebtedness may, contain restrictions on our ability to incur indebtedness, enter into certain affiliate transactions and make certain distributions. These covenants could adversely affect our ability to finance our operations or capital needs or engage in, expand or pursue our business activities and prevent us from engaging in certain transactions that might otherwise be considered beneficial. In particular, restrictions on our ability to enter into joint venture transactions may limit our ability to undertake new large scale master-planned development opportunities, including developments of our homes under the Trilogy brand, and may thereby adversely affect our growth and results of operations. In addition, these covenants may restrict our ability to meet capital commitments under our joint venture agreements, which may result in our ownership interests in the corresponding joint ventures being reduced or eliminated.

The risks associated with our land and lot inventory could adversely affect our business, financial condition and results of operations.

The risks inherent in controlling or purchasing, holding and developing land for new home construction are substantial and increase as consumer demand for housing decreases. The value of undeveloped land, building lots and housing inventories can fluctuate significantly from changing market conditions. If the fair market value of the land, lots and inventories we hold decreases, we may be required to reduce their carrying value and take significant impairment charges. We may have acquired options on or bought and developed land at a cost we will not be able to recover fully or on which we cannot build and sell homes profitably. In addition, our deposits for land controlled under option or similar contracts may be put at risk. In certain circumstances, a grant of entitlements or development agreement with respect to particular land may include restrictions on the transfer of such entitlements to a buyer which may increase our exposure to decreases in the price of such entitled land by restricting our ability to sell it for its full entitled value. In addition, inventory carrying costs can be significant and result in reduced margins or losses in a poorly performing community or market. In the present weak market, we have recorded significant inventory impairment charges and sold homes and land for lower margins, and such conditions may persist.

Historically, our goals for the ownership and control of land were based on management’s expectations for future volume growth. In light of weak market conditions since 2006, we significantly reduced purchases of undeveloped land and land development spending, and made substantial land sales to reduce inventory to better align with our reduced rate of production. We also terminated certain land option contracts and wrote off earnest money deposits and pre-acquisition costs related to these option contracts. Because future market conditions are uncertain, we cannot provide assurance these measures will be successful in managing future inventory risks or avoiding future impairment charges. We could be limited in the amount of land we can dispose of, therefore, our cash inflows attributable to land sales may decline. Our flexibility in responding to changes in market conditions, including our ability to respond to further declines in the housing market or to benefit from a return to growth, has been reduced as the amount of our land controlled by option and similar contracts has declined.

Also, use of option contracts is dependent on the willingness of land sellers, availability of capital, housing market conditions and geographic preferences. Options may be more difficult to obtain from land sellers in stronger housing markets and are more prevalent in certain geographic regions.

In certain consolidated homebuilding projects, we have contractual obligations to purchase and receive water system connection rights which, at September 30, 2011, were $39.7 million. These water system connection rights are held and then transferred to homebuyers upon closing of their home or transferred upon the sale of land to the respective buyer. These water system connection rights can also be sold or leased but generally only within the local jurisdiction. The risks inherent in purchasing, controlling or holding these water system connection rights are substantial and increase as consumer demand for housing decreases. The value of these water system connection rights and their marketability can also fluctuate from changing market conditions. If the fair market value of these water system connection rights decreases, we may be required to reduce their carrying value which could adversely affect our financial condition and results of operations.

In certain consolidated homebuilding projects, we make infrastructure improvements on behalf of community facility districts and metro-districts or advance them funds for such improvements, both reimbursable to us from tax proceeds, assessments or bond financing and dependent on the district’s ability to secure capital from these sources. If the downturn in the homebuilding industry continues and results in further declines in new home sales, then taxes and assessments levied on homeowners may be insufficient to reimburse us. Furthermore, if bond financing is unavailable, these districts may be unable to reimburse us. In either case, we may be required to recognize a charge for uncollectible accounts which could adversely affect our financial condition and results of operations.

We conduct certain of our operations through Unconsolidated Joint Ventures with independent and affiliated third parties in which we do not have a controlling interest. These investments involve risks and are highly illiquid.

We currently operate through a number of unconsolidated homebuilding and land development joint ventures with independent and affiliated parties in which we do not have a controlling interest (the “Unconsolidated Joint Ventures”). At September 30, 2011, we had an investment of $30.0 million in these Unconsolidated Joint Ventures and guaranteed, on a joint and several basis, $11.6 million of outstanding liabilities for projects under development by these Unconsolidated Joint Ventures. See “Description of Other Indebtedness.” In addition, we issue and may continue to issue letters of credit under our letter of credit facility as credit support for liabilities of our Unconsolidated Joint Ventures.

Our investments in the Unconsolidated Joint Ventures involve risks and are highly illiquid, and their success depends in part on our joint venture partners’ performance, which can be impacted by their financial strength and other factors. There are a limited number of sources willing to provide acquisition, development and construction financing to land development and homebuilding joint ventures and, as market conditions become more challenging, it may be difficult or impossible to obtain financing for our Unconsolidated Joint Ventures on commercially reasonable terms. Recently, due to tighter credit markets, we have been unable to obtain financing for newly created Unconsolidated Joint Ventures. In addition, we lack a controlling interest in our Unconsolidated Joint Ventures and, therefore, are usually unable to require our Unconsolidated Joint Ventures sell assets or return invested capital, make additional capital contributions, or take other action without the vote of at least one venture partner. Therefore, absent partner agreement, we will be unable to liquidate our Unconsolidated Joint Ventures investments to generate cash.

We have a significant number of affiliated entities with whom we have entered into many transactions. Our relationship with these entities could adversely affect us.

We are part of the Shea Family Owned Companies, which are operated in three major groups: homebuilding, heavy construction and commercial property development and management. See “Prospectus Summary—The Shea Family Owned Companies.” Though our business forms the core of the homebuilding group, we have historically entered into many transactions with other Shea Family Owned Companies which are not part of the homebuilding group. See “Certain Relationships and Related Party Transactions.” These transactions range from management and administrative related matters to joint ventures, transfers of assets and financial guarantees and other credit support arrangements. We are currently party to many such affiliate transactions, not all of which are memorialized in formal written agreements. In the future, we will continue to be party to many of the affiliate transactions currently in existence, and it is likely we will enter into new affiliate transactions.

The homebuilding group of the Shea Family Owned Companies, which is operated largely through us, has only recently been operated as an independent business without credit support from the other Shea Family Owned Companies. If we are unable to continue to operate without such credit support, it could materially adversely affect our business, financial condition and results of operations. In addition, though we do not expect to receive new credit support from other Shea Family Owned Companies, we will still depend on our affiliates to provide us with certain management and administrative services. If these affiliates become unable to provide us with such services, we could incur significant additional costs to obtain them through other means.

Until August 2011, one of our affiliates, JFSCI, provided us with centralized cash management services. See “Certain Relationships and Related Party Transactions—Cash Management Services Provided by JFSCI.” As part of this function, we engaged in related party transactions and monetary transfers to settle amounts owed. The resultant accounts receivables and payables from these transfers are paid monthly. In August 2011, we ceased our participation in the centralized cash management service and performed the function independently. In addition, SHI has an unsecured term note receivable from JFSCI (the “Intercompany Debt Balance”), which bears interest at 4%, is payable in equal quarterly installments and due May 15, 2019, and has an outstanding balance, including accrued interest, at September 30, 2011 of $25.1 million. JFSCI’s inability to honor its obligation with respect to the Intercompany Debt Balance could have a material adverse effect on our financial condition, results of operations and capital resources.

Although the Indenture prohibits us from entering into certain affiliate transactions in the future unless they are on arm’s-length terms, this prohibition is subject to many exceptions and limitations. See “Description of the Notes—Limitations on Transactions with Affiliates.” In particular, with respect to transactions involving the transfer of real property, we will only be required to obtain third-party independent estimates of the value of such real property when the transaction involves consideration exceeding $10.0 million. With respect to all other affiliate transactions, we will only be required to obtain an independent third-party fairness opinion in connection with transactions involving consideration exceeding $5.0 million.

Finally, though the current intention with respect to the Shea Family Owned Companies is to create three independent businesses that do not provide credit support to each other, it is possible the homebuilding group would be adversely affected by future financial and other difficulties arising with respect to either the heavy construction or commercial property group. For example, if any of the Shea Family Owned Companies not a part of the homebuilding group require financial support, it is likely the attention and financial resources of the Shea family members could be diverted from us and toward the business in need of additional support. Moreover if any of the Shea Family Owned Companies becomes subject to a bankruptcy, liquidation or similar proceeding, such proceeding could have a substantial effect on our business because of the extensive nature of the transactions among the Shea Family Owned Companies. It is possible that, among other consequences:

•	any outstanding guarantee by us of indebtedness or other obligations of such Shea Family Owned Company could be called, which could adversely affect our financial condition and results of operations;

•	our receivable from JFSCI and the Intercompany Debt Balance could become uncollectible, which could have a material adverse effect on our financial condition and results of operations;

•	any existing affiliate transaction could be terminated, resulting in our inability to access needed services;

•	prior affiliate transactions could be examined and set aside, resulting in our liability to the bankruptcy or liquidation estate; and

•	such Shea Family Owned Company could be closed or sold to an unrelated buyer, resulting in a loss of any synergies from which we benefit as a member of the Shea Family Owned Companies.

The families and family trusts that own our equity interests may have interests different from yours.

Entities directly or indirectly owned by the Shea family beneficially own substantially all of the equity interests in SHLP. As a result, members of the Shea family have the ability to control SHLP and, except as otherwise provided by law or our organizational documents, to approve or disapprove matters that may be submitted to a vote of SHLP’s limited partners. Each director is a member of the Shea family or an employee of other Shea Family Owned Companies. We have been advised Shea family members do not currently plan to appoint any nonaffiliated or independent directors.

Our ownership group and their affiliates operate businesses using the Shea Homes brand that derive revenue from homebuilding and land development, including Shea Homes North Carolina, which are not owned by SHLP. We do not receive any brand licensing or sales revenue from these businesses, although in certain circumstances we provide them with management and administrative services. Certain of these affiliated entities have also engaged, and will continue to engage, in transactions with us. Shea Mortgage, Inc. (“Shea Mortgage”) derives revenue from loan fees paid by our customers. Shea Properties develops commercial properties that are sometimes built on land purchased from us, and we develop properties on land purchased from Shea Properties. See “Certain Relationships and Related Party Transactions” for a description of such transactions. In the future, we may enter into other agreements with affiliates of this group. Shea family members comprising our ownership group are not restricted from engaging in homebuilding or land development activities through independent entities.

The interests of our limited partners and owners of J.F. Shea Construction Management, Inc., our ultimate general partner, could conflict with interests of our note holders. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of our equity holders might conflict with the interests of our note holders. In addition, our owners may have interests in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their investments, even though such transactions might involve risks to our note holders. Furthermore, our owners currently own and may in the future own businesses, which may operate under the Shea Homes brand, that directly compete with our business. In addition, although the indenture governing the notes contains a covenant limiting transactions with affiliates, this covenant has a number of significant exceptions and, in any case, does not prohibit transactions with affiliates but only requires they be on arm’s-length terms. No owner has any obligation to provide us with any additional debt or equity financing.

We are dependent on the services of our senior management team and certain of our key employees, and loss of their services could hurt our business.

We believe our senior management’s experience in the homebuilding industry and tenure with our company are competitive strengths, and our success depends upon our ability to retain these executives. In addition, we believe our ability to attract, train, assimilate and retain new skilled personnel is important to our success. If we are unable to retain senior management and certain key employees, particularly lead personnel in our markets, as well as our senior corporate officers, or attract, train, assimilate or retain other skilled personnel, it could hinder the execution of our business strategy. Competition for qualified personnel in our markets is intense, and it could be difficult to find experienced personnel to replace our employees, many of whom have significant homebuilding experience. Furthermore, a significant increase in our active communities would necessitate hiring a significant number of field and sales personnel, who are in short supply in our markets.

We continue to consider growth or expansion of our operations, which could have a material adverse effect on our financial condition and results of operations.

We continue to consider opportunities for growth, primarily within our existing markets, but also in new markets. Additional growth of our business, either through increased land purchases or development of larger projects, may have a material adverse effect on our financial condition and results of operations. Any expansion of our business into new markets could divert the attention of senior management from our existing business and could fail due to our relative lack of experience in those markets. In addition, while we do not currently intend to acquire any homebuilding operations from third parties, opportunities may arise in the future, and any acquisition could be difficult to integrate with our operations and could require us to assume unanticipated liabilities or expenses.

Government regulations could increase the cost and limit the availability of our development and homebuilding projects and adversely affect our business, financial condition and results of operations.

We are subject to extensive and complex regulations that affect land development and home construction, including zoning, density restrictions, building design and building standards. These regulations often provide broad discretion to the administering governmental authorities as to the conditions we must meet prior to being approved, if approved at all. We are subject to determinations by these authorities as to the adequacy of water and sewage facilities, roads and other local services. New housing developments may also be subject to various assessments for schools, parks, streets and other public improvements. In addition, in many markets, government authorities have implemented no growth or growth control initiatives and preservation of land and endangered species, often as a result of local grass-roots lobbying efforts. Furthermore, restrictions on immigration can create a shortage of skilled labor. Any of these regulatory issues can limit or delay home construction and increase operating costs.

We are also subject to various local, state and federal laws and regulations concerning protection of health, safety and the environment. These matters may result in delays, may cause us to incur substantial compliance, remediation, mitigation and other costs or subject us to fines, penalties and related litigation. These laws and regulations can also prohibit or severely restrict development and homebuilding activity in environmentally sensitive areas.

We may incur additional operating expenses or delays due to compliance requirements or fines, penalties and remediation costs pertaining to environmental regulations within our markets.

We are subject to local, state and federal statutes, ordinances, rules and regulations concerning land use and the protection of health and the environment; including those governing discharge of pollutants to water and air, handling of hazardous materials and cleanup of contaminated sites. The particular impact and requirements of environmental laws that apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former use of the site. We expect that increasingly stringent requirements will be imposed on homebuilders. Environmental laws may result in delays, cause us to implement time consuming and expensive compliance programs and prohibit or severely restrict development in certain environmentally sensitive regions or areas. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials, such as lumber. Furthermore, we could incur substantial costs, including cleanup costs, fines, penalties and other sanctions and damages from third-party claims for property damage or personal injury, as a result of our failure to comply with, or liabilities under, applicable environmental laws and regulations. In addition, we are subject to third-party challenges under environmental laws and regulations to the permits and other approvals required for our projects and operations.

Changes in governmental regulation of our financial services operations could adversely affect our business, financial condition and results of operations.

We assist customers with finding homeowners’ insurance through Shea Insurance Services, Inc., a wholly-owned subsidiary of SHLP. Through Shea Mortgage, a related entity within the Shea Family Owned Companies but not a subsidiary of SHLP or consolidated in its financial statements, we are also able to arrange mortgage origination options for our customers, helping us to ensure they secure financing for their home purchases.

These financial services operations are subject to federal, state and local laws and regulations. There have been numerous proposed changes in these regulations as a result of the housing downturn. For example, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (H.R.4173) was signed into law which will significantly impact regulation of the financial services industry, including creating new standards related to regulatory oversight of systematically important financial companies, derivatives transactions, asset-backed securitization, mortgage underwriting and consumer financial protection. Among other things, this legislation provides for a number of new requirements relating to residential mortgage lending practices, many of which are to be developed further by implementing rules. These include, among others, minimum standards for mortgages and lender practices in making mortgages, limitations on certain fees, retention of credit risk, prohibition of certain tying arrangements and remedies for borrowers in foreclosure proceedings. The effect of such provisions on our financial services business will depend on the rules that are ultimately enacted. In addition, we cannot predict what similar changes to, or new enactments of, statutes and regulations pertinent to our financial services operations will occur. Any such changes or new enactments could have a material adverse effect on our financial condition and results of operations.

We could be adversely affected by negative changes in our credit ratings.

Our ability to access capital on favorable terms is a key factor in our ability to service our debt and fund our operations. Downgrades to our credit ratings and negative changes to the outlook for such credit ratings have in the past required, and may in the future require, significant management time and effort to address. Such changes in the past have made it difficult and costly for us to access debt capital and engage in other ordinary course financing transactions relating to our new developments. Any future adverse action by any of the principal credit agencies may exacerbate these difficulties.

Risk Factors Related to the Exchange Offer

We cannot assure you that an active trading market for the exchange notes will exist if you desire to sell the exchange notes.

There is no existing public market for the outstanding notes or the exchange notes. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on various factors, including:

•	the number of holders of exchange notes;

•	our financial condition and results of operations;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you could sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price you receive when you sell may not be favorable.

You may have difficulty selling any outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to hold outstanding notes subject to restrictions on their transfer. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from the registration requirements of the Securities Act.

In general, you may offer or sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not currently intend to register the outstanding notes under the Securities Act or any state securities laws. If a substantial amount of the outstanding notes is exchanged for a like amount of the exchange notes issued in the exchange offer, the liquidity of your outstanding notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange Outstanding Notes” for a discussion of additional consequences of failing to exchange your outstanding notes.

Risks Relating to the Notes and the Guarantees

Our substantial debt could adversely affect our financial condition and results of operations.

We have a significant amount of debt. At September 30, 2011, the total principal amount of our debt was $752.3 million. In addition, we have a substantial amount of contingent liabilities which could affect our business. See “—Risks Relating to Us and Our Business—We have a significant number of contingent liabilities, and if any are required to be satisfied by us, could have a material adverse effect on our financial condition and results of operations.”

Our substantial debt and contingent liabilities could have important consequences for the holders of the notes, including:

•	making it more difficult for us to satisfy our obligations with respect to the notes;

•	increasing our vulnerability to adverse economic or industry conditions;

•	limiting our ability to obtain additional financing to fund capital expenditures and acquisitions, particularly when the availability of financing in the capital markets is limited;

•

requiring a substantial portion of our cash flows from operations for the payment of interest on our debt and reducing our ability to use our cash flows to fund working capital, capital expenditures, acquisitions and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	placing us at a competitive disadvantage to less leveraged competitors.

We may incur additional indebtedness, which indebtedness might rank equal to the notes or the guarantees thereof.

Despite our indebtedness, we and our subsidiaries may be able to incur significant additional indebtedness, including secured indebtedness, in the future, including under our letter of credit facility, which is secured on a Pari-Passu basis with the notes but will have the benefit of payment priority upon enforcement against the collateral. Although the indenture governing the notes contains restrictions on our and our subsidiaries’ ability to incur additional indebtedness, these restrictions are subject to qualifications and exceptions, and, under certain circumstances, the indebtedness incurred in compliance with such restrictions could be substantial and certain of this indebtedness may be secured by the same collateral securing the notes, and the respective guarantees thereof. If new indebtedness is added to our and our subsidiaries’ debt levels, the related risks that we and the Guarantors face would be increased, and we may not be able to meet all our debt obligations, including repayment of the notes, in whole or in part. If we incur any additional debt that is secured on an equal and ratable basis with the notes or the guarantees, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any enforcement against the collateral or an insolvency, liquidation, reorganization, dissolution or other winding-up of the applicable Issuer or Guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the notes.

The indenture governing the notes and our letter of credit facility do, and agreements governing our future indebtedness may, contain covenants that could adversely affect our ability to operate our business, as well as significantly affect our financial condition, and therefore could adversely affect our results of operations.

The indenture governing the notes and our letter of credit facility contain covenants that restrict certain activities. These covenants restrict, among other things, our ability to:

•	pay dividends or distributions, repurchase equity or prepay subordinated debt;

•	incur additional debt or issue certain equity interests;

•	incur liens on assets;

•	merge or consolidate with another company or sell all or substantially all of our assets;

•	enter into transactions with affiliates;

•	make certain investments;

•	create certain restrictions on the ability of restricted subsidiaries to transfer assets;

•	guarantee certain debt; and

•	enter into sale and lease-back transactions.

The agreements we enter into governing our future indebtedness may impose similar or other restrictions. The restrictions contained in the indenture governing the notes and in any agreements governing future indebtedness may limit our financial flexibility, prohibit or limit any contemplated strategic initiatives, limit our ability to grow and increase our revenues or restrict our ability to respond to competitive changes.

We may be unable to purchase the notes upon a change of control.

We may be unable to raise the funds necessary to fulfill our obligations under the notes following a “change of control” as defined in the indenture governing the notes. Under the indenture, upon the occurrence of a defined change of control, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and special interest, if any, to the date of repurchase. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of the notes. Our failure to make or complete a change of control offer would place us in default under the indenture governing the notes.

In addition, the definition of change of control in the indenture governing the notes includes the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under New York law, the law which governs the indenture. Accordingly, upon a sale of less than all of our assets, the ability of a holder of notes to require us to repurchase such notes may be uncertain.

We could enter into significant transactions that would not constitute a change of control requiring us to repurchase the notes, but that could adversely affect our risk profile.

We could, in the future, enter into certain transactions, including certain recapitalizations, that would not result in a change of control, but would increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional indebtedness are contained in the covenants described under “Description of the Notes—Certain Covenants—Limitations on Indebtedness” and “Description of the Notes—Certain Covenants—Limitations on Liens.” Such restrictions in the indenture governing the notes can be waived with consent of the holders of a majority in principal amount of the notes then outstanding. Except for limitations contained in such covenants, however, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

The guarantees and security interests provided by the Guarantors may not be enforceable and, under specific circumstances, federal and state courts may void the guarantees and security interests and require noteholders to return payments received from the Guarantors.

Although the notes will be guaranteed by the Guarantors and secured by collateral provided by each Guarantor, a court could void or subordinate any Guarantor’s guarantee, or the security interest provided by any Guarantor, under federal or state fraudulent conveyance laws if existing or future creditors of any such Guarantor were successful in establishing that:

•	such guarantee or security interest was incurred with fraudulent intent; or

•	such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee or providing collateral; and either:

•	such Guarantor was insolvent at the time of the guarantee or creation of the security interest;

•	such Guarantor was rendered insolvent by reason of such guarantee or the creation of such security interest;

•	such Guarantor was engaged in a business or transaction or about to engage in such business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•

such Guarantor intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured (as all of the foregoing terms may be defined in or interpreted under the relevant fraudulent transfer or conveyance statutes).

In such event, any payment by a Guarantor pursuant to its guarantee or security interest could be voided and required to be returned to the Guarantor, or to a fund for the benefit of the Guarantor’s creditors. Measures of insolvency for purposes of determining whether a fraudulent conveyance occurred would vary depending upon laws of the relevant jurisdiction and upon valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than such company’s property at fair valuation;

•

the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

•	the company could not pay its debts or contingent liabilities as they become due.

We have no assurance as to what standard a court would use to determine whether or not a Guarantor would be solvent at the relevant time, or regardless of the standard used, that the guarantees or security interests would not be voided or subordinated to any Guarantor’s other liabilities. If such a case were to occur, the applicable guarantee or security interest could be subject to the claim that, since such guarantee or security interest was incurred for the benefit of the Issuers and only indirectly for the benefit of the Guarantor, the obligations of such Guarantor were incurred for less than fair consideration.

Any guarantee of the notes will contain a provision designed to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. However, there is some doubt as to whether this provision is effective to protect such guarantee, or a security interest provided by such Guarantor, from being voided under fraudulent transfer law. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantors.

If a Guarantor’s guarantee or security interest is voided as a fraudulent conveyance or found to be unenforceable for any other reason, holders of the notes will not have a claim against such Guarantor and will only be a creditor of the Issuers and the remaining Guarantors, if any, to the extent the guarantee and security interest of those Guarantors are not set aside or found to be unenforceable. The notes then would in effect be structurally subordinated to all liabilities of the Guarantor whose guarantee or security interest was avoided.

Because each Guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the Guarantors.

You will have the benefit of the guarantees of the Guarantors. However, the guarantee by each Guarantor is limited to the maximum amount that such Guarantor is permitted to guarantee under applicable law. As a result, a Guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such Guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could avoid the obligations under a guarantee or further subordinate it to all other obligations of the Guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under the circumstances described under “Description of the Notes—The Guarantees.”

The notes are joint and several obligations of a California limited partnership and a Delaware corporation, the latter of which has no independent operations or subsidiaries and generates no cashflow to service the notes.

Shea Homes Funding Corp. is a finance company with no operations of its own and no material assets. As a result of the foregoing, Shea Homes Funding Corp. has no cash flows and will provide no credit support for the notes.

Your right to receive payments under the notes is junior to the existing and future indebtedness and other liabilities of our subsidiaries that are not Guarantors and of our joint ventures.

The notes will not be guaranteed by all of our subsidiaries or any of our joint ventures (other than Vistancia Construction, LLC and Vistancia Marketing, LLC), and under certain circumstances, subsidiaries and joint ventures guaranteeing the notes may be released from their guarantees and the security interests securing those guarantees without the consent of holders of the notes. See “Description of the Notes—The Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries or joint ventures, creditors of such subsidiaries or joint ventures, including any trade creditors, joint venture partners, debt holders or any preferred equity holders, will be entitled to payment of their claims from the assets of those subsidiaries or joint ventures before any such assets are made available for distribution to us, except to the extent that we may also have a claim as a creditor. Thus, the notes will be effectively junior to the claims of creditors of our non-guarantor consolidated subsidiaries and of our joint ventures. Our non-guarantor subsidiaries are permitted to incur substantial additional liabilities in the future under the terms of the indenture and our joint ventures will not be restricted by the covenants contained in the indenture.

Your right to receive payments under the notes is junior to our and the Guarantors’ existing and future secured indebtedness and other secured obligations to the extent that the assets that secure such indebtedness and other obligations do not secure the notes.

The notes and the guarantees will be effectively subordinated to any existing and future obligations of either of the Issuers or any Guarantor that is secured with assets that do not constitute collateral to the extent of the value of such assets securing such indebtedness. If we file for bankruptcy, liquidate or dissolve, our assets that secure indebtedness other than the notes or that secure any other obligation would be available to pay amounts owing with respect to the notes and the guarantees only after we pay all amounts owed to such other secured indebtedness or other obligation. Accordingly, we may not have sufficient assets remaining to make any or all payments in respect of the notes.

The collateral may not be valuable enough to satisfy all the obligations secured by such collateral and, in certain circumstances, can be released without the consent of holders of the notes.

The notes and guarantees are secured by substantially all the assets of the Issuers and the Guarantors, including stock of certain of their subsidiaries (subject to certain limitations), but specifically excluding certain types of assets. See “Description of the Notes—Security.” The indenture governing the notes allows us to incur additional secured debt or other secured liabilities, including under certain circumstances debt or other liabilities that share in the collateral securing the notes and the guarantees, including debt under our letter of credit facility, which are secured on a Pari-Passu basis with the notes but will have the benefit of payment priority upon enforcement against the collateral. See “Description of the Notes—Certain Covenants—Limitations on Liens.”

There is no assurance that the fair market value of the collateral is equal to our obligations with respect to the notes. In addition, the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. Most of the collateral is illiquid and may have no readily ascertainable market value. Likewise, we cannot assure holders of the notes that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy the Issuers’ and the Guarantors’ obligations under the notes, the guarantees, our letter of credit facility and any future debt or other liabilities that is secured by the collateral.

If the value of the collateral, or the proceeds of any sale of the collateral, are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against the Issuers’ and the Guarantors’ remaining assets. In addition, as described under “Description of the Notes—Release of Liens,” the security interests can be released without the consent of holders of the notes in certain circumstances.

Also, certain permitted liens on the collateral securing the notes may allow the holder of such lien to exercise rights and remedies with respect to the collateral subject to such lien that could adversely affect the value of such collateral and the ability of the trustee to realize or foreclose upon such collateral. See “Description of the Notes—Certain Covenants—Limitations on Liens.”

In addition, some of the real property pledged as collateral for the notes is currently unentitled. The future value of this real property will depend on our ability to obtain entitlements in relation to it. To the extent we are unable to obtain such entitlements, the value of such real property may be adversely affected. Also, in some of our markets, land sellers require that we enter into agreements to make future payments to such sellers after a specified period of time following such acquisition or at the time of the subsequent sale of the subject real property, which future payments (1) are based on one or more of the subsequent sale price of the subject real property, the allocated costs of developing the subject real property and an amount specified at the time of such acquisition and (2) may include fixed minimum amounts in respect of such arrangements and true-up payments. Our obligations to make these supplemental payments are secured by a first priority lien on the purchased land that will remain senior to any lien granted to secure the notes.

Certain of our housing developments are controlled by joint ventures and non-wholly owned subsidiaries in which we are a member. The properties within these housing developments may or may not be secured by separate loan facilities. We generally hold a minority interest in these joint ventures and are unable to pledge these properties as collateral. Therefore, the homebuilding and land development assets within these joint ventures are not pledged as collateral for the notes.

Other claimants may have security interests in the collateral that have priority to the security interests for the benefit of the noteholders.

Although the notes and the guarantees are secured by all the assets of the Issuers and the Guarantors other than the excluded assets described under “Description of the Notes—Security—General,” the security interest in the collateral for the benefit of the noteholders are subject to certain priority claims, including the following:

•

pursuant to the Intercreditor Agreement entered into in connection with our letter of credit facility, any proceeds realized upon enforcement by the collateral agent of its rights under the various security documents and available to pay claims of the parties subject to the Intercreditor Agreement will be applied first to discharge obligations with respect to our letter of credit facility (or any replacement facility) before such proceeds will be applied to pay the claims of noteholders (or any other Pari-Passu debt holders);

•

although the indenture governing the notes contains a covenant limiting our ability to create additional liens with respect to the collateral securing the notes, this covenant has a number of exceptions and permits certain liens, some of which will have a priority claim to some of the collateral either as a matter of law or as a matter of contract, see “Description of the Notes—Definitions of certain terms used in the Indenture—Permitted Liens;” and

•

included in the type of liens permitted by the indenture are Permitted Priority Liens (as defined in the indenture) which require the collateral agent, pursuant to the terms of the Intercreditor Agreement, to expressly subordinate the security interest in favor of the noteholders to certain kinds of liens that we grant in the ordinary course of our homebuilding business. See “Description of the Notes—Security— Intercreditor Agreement.”

To the extent any person has a priority interest in the collateral securing the notes and the guarantees, the proceeds realized upon enforcement with respect of such collateral will be available to satisfy our liability to such person before any such proceeds are available to satisfy the claims of the noteholders or any other holder of a Pari-Passu security interest in such collateral.

We will, in most cases, have control over the collateral, and the sale or pledge of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

The security documents related to the notes generally allow us to remain in possession of, retain exclusive control over, freely operate, dispose of and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees thereof. Therefore, the pool of assets securing the notes and the guarantees and any other debt similarly secured will change from time to time, and its fair market value may decrease from its value on the date the notes were originally issued.

The collateral is subject to casualty risk.

Even if we maintain insurance, there are certain losses with respect to the collateral that may be either uninsurable or not economically insurable, in whole or part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any collateral, the insurance proceeds may not be sufficient to satisfy all of our obligations, including the notes and the guarantees.

Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect security interests in the collateral.

Applicable law requires a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing the notes and the guarantees may not be perfected with respect to the claims of the notes and the guarantees if the collateral agent is unable to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing the notes.

The Issuers and the Guarantors have limited obligations to perfect the security interest for the benefit of the holders of the notes in specified collateral. There can be no assurance the trustee or the collateral agent for the notes will monitor, or we will inform such trustee or collateral agent of, the future acquisition of assets and rights that constitute collateral, and necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor collateral agent for the notes has an obligation to monitor the acquisition of additional assets or rights that constitute collateral or the perfection of any security interest. Such failure to monitor may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the notes and the guarantees against third parties.

The use of a collateral agent and the existence of other pari-passu indebtedness may diminish the rights that a secured creditor would otherwise have with respect to the collateral. Your right to take enforcement action with respect to the liens securing the notes is limited in certain circumstances.

The terms of the intercreditor agreement contain provisions restricting the rights of the holders of the notes to take enforcement action with respect to the liens securing such notes in certain circumstances. These provisions will generally provide that the applicable authorized representative (which may be a party other than the trustee for the holders of the notes) and the agent for the lenders under our letter of credit facility must generally engage in certain consultative processes before enforcing the liens securing the notes. In addition, disagreements between the applicable authorized representative and the agent for the lenders under our letter of credit facility could limit or delay the ability of the collateral agent to enforce the liens securing the notes. Furthermore, the collateral agent may fail to act in a timely manner after receiving instructions from the agent for the lenders under our letter of credit facility and the applicable authorized representative. Delays in the enforcement could decrease or eliminate recovery values.

In the event of a disagreement between the agent for the lenders under our letter of credit facility and the applicable authorized representative, the intercreditor agreement provides that the agent for the lenders under our letter of credit facility will ultimately have the ability to direct the collateral agent to act (or refrain from acting) with respect to the collateral. The collateral agent may be instructed to take actions holders of the notes disagree with, or may fail to take actions holders of the notes wish to pursue. Holders of the notes will not have any independent power to enforce, or have recourse to, the intercreditor agreement, or to exercise any rights or powers arising under the intercreditor agreement, except through the trustee for holders of the notes, to the extent the trustee is the applicable authorized representative. By accepting a note, you will be deemed to have agreed to these restrictions. As a result of these restrictions, holders of the notes have limited remedies and recourse against the Issuers and the Guarantors in the event of a default. See “Description of the Notes—Security—Intercreditor Agreement.”

In addition, the collateral agent may be subject to conflicts of interest due to its role as bailee or agent on behalf of competing classes of creditors. Moreover, holders of the notes have limited rights against the collateral agent.

The “one action” rule in California may limit the ability of the collateral agent to foreclose on California real property that has been mortgaged to secure the notes and may provide certain defenses to the enforcement of the guarantees against the Guarantors.

A substantial portion of the collateral securing the notes consists of real property located in California. California law prohibits more than one “action” to enforce a mortgage obligation, and some courts have construed the term “action” broadly to include both judicial and non-judicial actions (i.e., non-judicial foreclosure). California also has anti-deficiency laws, which in combination with “one action” laws, require creditors with debt secured by real property must first seek to exhaust the secured collateral before the creditor may seek a judgment on the deficiency (if permitted at all under the anti-deficiency statutes). Further, application of the California one-action rule may impair or limit the ability of the collateral agent to enforce its remedies on real property located outside of California prior to enforcing its remedies against the California real property in case such enforcement is perceived as an “action” to enforce the mortgage obligation under California law. If a court determines the collateral agent has taken its “action” to enforce the mortgage obligation, the collateral agent may inadvertently waive its security interest in the property. Also, application of the California one-action rule may result in certain defenses to the enforcement of a guarantee of an obligation if that obligation is secured by real property located in California. As a result, the collateral agent’s ability to foreclose upon any California real property that has been mortgaged to secure the notes may be significantly delayed and otherwise limited by the application of California law.

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and the guarantees will be released without the consent of holders of the notes or the consent of the trustee under the indenture governing the notes.

Security interests and liens for the benefit of holders of the notes may, in certain circumstances, be released without consent of such holders or the trustee under the indenture governing the notes. Security documents related to the notes will generally provide for a release of all liens on any asset constituting collateral that is disposed of in compliance with provisions of the indenture governing the notes.

Under the indenture governing the notes and applicable security documents, all or a portion of the collateral securing the notes will be released or holders of the notes will no longer be entitled to the benefit of the lien of the security documents on affected collateral:

•	upon satisfaction of all conditions set forth under “Description of the Notes—Discharge and Defeasance of Indenture”;

•	upon a sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture governing the notes; and

•	with respect to collateral held by a Guarantor, upon release of such Guarantor from its guarantee in accordance with the terms of the indenture governing the notices.

The indenture governing the notes will also permit the Issuers to designate one or more subsidiaries that are Guarantors as unrestricted subsidiaries. If the Issuers designate a Guarantor as an unrestricted subsidiary, holders of the notes will no longer be entitled to the benefit of the lien of the security documents on any collateral owned by such subsidiary, and the guarantee of such subsidiary will be released. Designation of an unrestricted subsidiary would effectively reduce the aggregate value of the collateral securing the notes and the guarantees to the extent of the value of the assets of the unrestricted subsidiary that constituted collateral securing the notes immediately prior to such designation. In addition, following such designation and release of the guarantee, the creditors of the unrestricted subsidiary would have structurally senior claims on the assets of such unrestricted subsidiary.

Shares of stock and other equity interests or other securities of any of the Issuers’ subsidiaries that are pledged to secure the exchange notes or the guarantees will no longer constitute collateral for the benefit of the exchange notes and the guarantees if the pledge of such stock and other equity interests or other securities would require the filing with the Commission of separate financial statements for that subsidiary.

The notes and guarantees are secured by a pledge of the stock, or in some circumstances other securities, of certain subsidiaries of the Issuers. Under Rule 3-16 of Regulation S-X under the Securities Act as currently in effect, if the par value, book value as carried by us or market value (whichever is greatest) of the stock or other securities of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, we would be required to provide separate financial statements of that subsidiary to the Commission if the notes were registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the effectiveness of the registration statement to be filed with the SEC on Form S-4, of which this prospectus forms a part, the exchange notes will become registered under the Securities Act, and, under the security documents, the stock and other securities of any subsidiary of the Issuers that had been pledged as collateral to secure the exchange notes or the guarantees will be excluded from the collateral securing the exchange notes to the extent liens thereon would trigger the requirement to file separate financial statements of that subsidiary with the Commission under Rule 3-16 of Regulation S-X (as in effect from time to time). See “Description of the Notes—Security.” As a result, holders of the notes could lose a portion of the benefit of the security interest in the stock or other securities of those subsidiaries although other creditors having benefit of the same collateral would continue to benefit from a security interest in that portion of the stock or other securities.

In the event of a bankruptcy of an Issuer or any of the Guarantors, holders of the notes may be deemed to have an unsecured claim to the extent that obligations in respect of the notes exceed the fair market value of the collateral securing the notes.

In any bankruptcy case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), with respect to either Issuer or any of the Guarantors, it is possible the bankruptcy trustee, the debtor-in-possession or competing creditors will assert the value of the collateral with respect to the notes on the date of such valuation is less than the then-current principal amount of the notes and all other obligations with equal and ratable security interests in the collateral. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy case with respect to the notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive “adequate protection” under the Bankruptcy Code. In addition, if any payments of post-petition interest had been made prior to the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

Bankruptcy laws may limit the ability of holders of the notes to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against either Issuer or any of the Guarantors before the collateral agent repossessed and disposed of the collateral. For example, under the Bankruptcy Code, pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, or taking other actions to levy against a debtor, without bankruptcy court approval after notice and a hearing. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” is undefined in the Bankruptcy Code and may vary according to circumstances (and is within the discretion of the bankruptcy court), but it is intended in general to protect the secured creditor’s interest in the collateral from diminishing in value during the pending of the bankruptcy case and may include periodic payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court could conclude the secured creditor’s interest in its collateral is “adequately protected” against any diminution in value during the bankruptcy case without the need of providing any additional adequate protection. Due to imposition of the automatic stay, lack of a precise definition of the term “adequate protection” and broad discretionary powers of a bankruptcy court, it is impossible to predict (i) how long payments under the notes could be delayed, or, if made at all, following commencement of a bankruptcy case, (ii) whether or when the collateral agent could repossess or dispose of the collateral or (iii) whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any future pledge of collateral or guarantee in favor of the holders of the notes might be voidable in bankruptcy.

Any future pledge of collateral or guarantee in favor of the holders of the notes might be voidable in a bankruptcy case of the pledgor or Guarantor if certain events or circumstances exist or occur, including under the Bankruptcy Code, if the pledgor or Guarantor is insolvent at the time of the pledge or guarantee, the pledge or guarantee enables holders of the notes to receive more than they would if the pledge or guarantee had not been made and the debtor were liquidated under chapter 7 of the Bankruptcy Code, and a bankruptcy case in respect of the pledgor is commenced within 90 days following the pledge (or one year before commencement of a bankruptcy case if the creditor that benefited from the lien or guarantee is an “insider” under the Bankruptcy Code).

Credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

Credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings, or to the outlook for such credit ratings, will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. In calculating the ratio of earnings to fixed charges, earnings are calculated as (a) income (loss) before income taxes, excluding income (loss) from joint ventures, plus (b) fixed charges, plus (c) capitalized interest included in cost of sales, plus (d) distributed income of equity investees, minus (e) interest capitalized. Fixed charges are comprised of (a) interest incurred and (b) the portion of rental expense deemed to be representative of an interest factor. For the years ended December 31, 2010, 2009, 2008 and 2007, earnings were insufficient to cover fixed charges for each such year by $9.7 million, $350.8 million, $553.9 million and $401.4 million, respectively. For the nine months ended September 30, 2011 and 2010, earnings were insufficient to cover fixed charges for the period by $69.0 million and $21.4 million, respectively.

	Nine Months Ended September 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	—	—	—	—	—	—	6.1x

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive outstanding notes in like original principal amount at maturity. All outstanding notes received in the exchange offer will be cancelled. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement executed in connection with the sale of the outstanding notes.

CAPITALIZATION

The following sets forth the Company’s cash and cash equivalents and capitalization at September 30, 2011 and December 31, 2010. You should read this table in conjunction with “Selected Historical Consolidated Financial and Other Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

	September 30, 2011		December 31, 2010
	(In millions)
Cash and cash equivalents, including restricted cash and investments	$236.1	(1)	$190.4	(2)

Debt:
Senior Secured Notes due May 2019	$750.0		$—
Secured Facilities	—		805.4	(3)
Other debt	2.3		2.0

Total debt	752.3	(4)(5)	807.4	(5)
Total equity	332.3		432.3

Total capitalization	$1,084.6		$1,239.7

(1)	Includes $15.8 million of cash of our non-guarantor subsidiaries, including PIC and the Consolidated Joint Ventures that will not guarantee the notes.
(2)	Includes $13.3 million of cash of our non-guarantor subsidiaries, including PIC and the Consolidated Joint Ventures that will not guarantee the notes.
(3)	On November 16, 2010, the Company and JFSCI, as borrowers, executed loan modifications and extensions to its unsecured revolving bank line of credit, unsecured private placement debt and unsecured term loans, resulting in the effective exchange for senior secured notes payable and senior secured subordinated notes payable (the “Secured Facilities”). The amount presented represents the face value of the Secured Facilities and includes $5.0 million principal amount that was forgiven in connection with the retirement of the Secured Facilities on May 10, 2011.
(4)	On May 10, 2011, the Company issued 8.625% senior secured notes in the aggregate principal amount of $750.0 million (the “Secured Notes”) and repaid the outstanding amounts under the Secured Facilities. Principal and interest paid under the Secured Facilities was $779.6 million and $2.5 million, respectively. In connection with payment of the Secured Facilities, all payable-in-kind interest, $5.0 million of principal and certain fees were waived.

In addition, of $19.1 million of then outstanding letters of credit, $4.0 million was returned and $15.1 million was paid by the Company, with $14.5 million reimbursed by JFSCI for its share of the letters of credit paid by the Company.

Concurrent with the payoff of the Secured Facilities, an $88.4 million loss on debt extinguishment was recognized for the $65.0 million write-off of the Secured Facilities discount and the $23.4 million write-off of prepaid professional and loan fees incurred in connection with the Secured Facilities.

(5)	Total debt does not include outstanding letters of credit.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER INFORMATION

The following table sets forth our selected historical consolidated financial data at and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 and at and for the nine month periods ended September 30, 2011 and 2010. The selected historical consolidated financial data at and for the nine month periods ended September 30, 2011 and 2010 are derived from our unaudited consolidated financial statements and related notes included elsewhere in this prospectus. The selected historical consolidated financial data at December 31, 2010 and 2009 and for the years ended December 31, 2010, 2009 and 2008 are derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The selected historical consolidated financial data at December 31, 2008, 2007 and 2006, and for the years ended December 31, 2007 and 2006 are derived from our audited consolidated financial statements and related notes not included herein. The following selected historical consolidated financial and other information should be read in conjunction with “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our consolidated financial statements included elsewhere in this prospectus.

	Nine Months Ended September 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars in thousands)
Consolidated Statements of Operations:
Revenues	$346,293	$422,856	$639,566	$611,463	$1,078,330	$1,919,393	$2,877,722
Cost of sales	(301,947)	(400,248)	(609,097)	(986,206)	(1,317,642)	(2,174,158)	(2,102,902)

Gross margin	44,346	22,608	30,469	(374,743)	(239,312)	(254,765)	774,820
Selling expenses	(30,529)	(33,564)	(46,665)	(48,949)	(98,537)	(152,126)	(167,667)
General and administrative expenses	(25,624)	(25,893)	(32,440)	(29,459)	(64,832)	(79,781)	(154,790)
Equity in income (loss) from joint ventures	(696)	8,692	8,613	(35,089)	(43,621)	(27,340)	5,323
Loss from disposition of joint ventures	—	—	—	—	(167,805)	—	—
Loss on debt extinguishment	(88,384)	—	—	—	—	—	—
Interest and other income (expense) net	(9,575)	(22,046)	(18,759)	19,962	(30,421)	10,404	2,443

Income (loss) before income taxes	(110,462)	(50,203)	(58,782)	(468,278)	(644,528)	(503,608)	460,129
Income tax benefit (expense)	3,868	(10,027)	3,567	45,218	35,011	(52,474)	(78,720)

Net income (loss)	(106,594)	(60,230)	(55,215)	(423,060)	(609,517)	(556,082)	381,409
Less: Net (income) loss attributable to non-controlling interests	(702)	(6,200)	(4,874)	30,717	14,802	8,912	(27,457)

Net income (loss) attributable to SHLP	$(107,296)	$(66,430)	$(60,089)	$(392,343)	$(594,715)	$(547,170)	$353,952

Consolidated Balance Sheet Information (at end of period):
Cash and cash equivalents, including restricted cash and investments	$236,084	$165,579	$190,391	$287,989	$266,656	$244,297	$186,504
Inventory	876,237	894,576	800,029	903,504	1,584,570	2,020,086	2,811,496
Total assets	1,367,383	1,490,513	1,414,886	1,618,760	2,226,115	2,768,600	3,490,430
Total debt	752,328	759,481	730,005	745,017	858,538	685,227	802,499
Total equity	332,283	429,026	432,313	481,206	884,383	1,490,684	1,996,561
Other Consolidated Financial Information:
Interest incurred(1)	$53,906	$43,316	$62,290	$59,512	$58,912	$79,488	$85,334
Depreciation and amortization	7,213	7,465	11,506	10,367	23,869	20,966	22,236
Other Consolidated Information:
Home sales orders (units)(2)	1,044	1,061	1,316	1,708	2,114	3,275	3,921
Homes closed (units)(3)	806	987	1,489	1,446	2,463	3,672	5,105
Average selling price of homes closed	$415.6	$414.8	$416.0	$404.3	$430.5	$481.1	$524.2
Backlog at end of year (units)(4)	682	658	406	579	321	665	1,121
Backlog at end of year (sales value)	$295,065	$267,102	$167,319	$241,458	$140,917	$312,942	$578,900

(1)	Interest incurred is interest accrued on debt, whether or not paid and independent of its capitalization treatment. Interest incurred includes debt issuance costs, modification fees and waiver fees when amortized as interest expense or capitalized as interest. Interest incurred is generally capitalized to inventory but is expensed when assets that qualify for interest capitalization do not exceed debt.
(2)	Homes sales orders are contracts executed with homebuyers to purchase homes, net of cancellations.
(3)	A home is closed when all escrow conditions are met, including delivery of the home, title passage and appropriate consideration is received and collection of associated receivables, if any, is reasonably assured. Revenue and cost of sales for a home are recognized at date of closing.
(4)	Backlog represents homes sold under sales contract but not closed.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

This exchange offer is being made pursuant to the registration rights agreement we entered into with the initial purchasers of the outstanding notes on May 10, 2011. The summary of the registration rights agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. Each broker-dealer receiving exchange notes for its own account in exchange for outstanding notes, where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer; Expiration Time

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Subject to the terms and conditions in this prospectus and the letter of transmittal, we will accept for exchange outstanding notes that are validly tendered at or before the expiration time and are not validly withdrawn as permitted below. The expiration time for the exchange offer is 5:00 p.m., New York City time, on                     , 2011, or such later date and time to which we, in our sole discretion, extend the exchange offer.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration time;

•	if any of the conditions set forth below under “—Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any outstanding notes for exchange; and

•	to amend the exchange offer in any manner.

We will give written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time. For a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so at least five business days remain in the exchange offer following notice of the material change.

During an extension, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

Each broker-dealer receiving exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

How to Tender Outstanding Notes for Exchange

Only a record holder of outstanding notes may tender in the exchange offer. When the holder of outstanding notes tenders and we accept outstanding notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of outstanding notes desiring to tender outstanding notes for exchange must, at or prior to the expiration time

•	cause an agent’s message to be transmitted by The Depository Trust Company (DTC) to the exchange agent at the address set forth below under the heading “—The Exchange Agent,” and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the outstanding notes being tendered into the exchange agent’s account at DTC, along with the agent’s message; or

•

if time will not permit the procedures for book-entry transfer to be completed by the expiration time, the holder may effect a tender by complying with the guaranteed delivery procedures described below.

The term “agent’s message” means a message that:

•	is transmitted by DTC;

•	is received by the exchange agent and forms a part of a book-entry transfer;

•

states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal; and

•	states that we may enforce the letter of transmittal against such holder.

By transmitting an agent’s message, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by the terms of the letter of transmittal just as if you had signed it.

The method of delivery of the outstanding notes, the agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent directly to us.

We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of outstanding notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any outstanding note not validly tendered;

•	refuse to accept any outstanding note if, in our judgment or the judgment of our counsel, acceptance of the outstanding note may be deemed unlawful;

•	waive any defects or irregularities or conditions of the exchange offer; and

•	determine the eligibility of any holder who seeks to tender outstanding notes in the exchange offer.

Our determinations under, and of the terms and conditions of, the exchange offer, including the letter of transmittal and the instructions to it, or as to any questions with respect to the tender of any outstanding notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all outstanding notes. Holders must cure any defects and irregularities in connection with tenders of outstanding notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us incur any liability for failure to give such notification.

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES IN THE EXCHANGE OFFER. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

Book-Entry Transfers

Any financial institution that is a participant in DTC’s system must make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message. An agent’s message must be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” at or prior to the expiration time of the exchange offer, or the holder must comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a holder of outstanding notes desires to tender such outstanding notes and the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•

at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the outstanding notes being tendered and the amount of the outstanding notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation together with an agent’s message, will be transmitted to the exchange agent; and

•

the exchange agent receives a book-entry confirmation, together with an agent’s message, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The term “eligible institution” means an institution that is a member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, for example, the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program. An eligible institution includes firms that are members of a registered national securities exchange, members of the National Association of Securities Dealers, Inc., commercial banks or trust companies having an office in the United States or certain other eligible guarantors.

The notice of guaranteed delivery must be received prior to the expiration time.

Withdrawal Rights

You may withdraw tenders of your outstanding notes at any time prior to the expiration time.

For a withdrawal to be effective, a written notice of withdrawal, by facsimile or by mail, must be received by the exchange agent, at the address set forth below under “—The Exchange Agent,” prior to the expiration time. Any such notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes; and

•	specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered outstanding notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Properly withdrawn notes may be re-tendered by following one of the procedures described under “—How to Tender Outstanding Notes for Exchange” above at any time at or prior to the expiration time.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

All of the conditions to the exchange offer must be satisfied or waived at or prior to the expiration of the exchange offer. Promptly following the expiration time we will accept for exchange all outstanding notes validly tendered and not validly withdrawn as of such date. We will promptly issue exchange notes for all validly tendered outstanding notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered outstanding note. Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. Accordingly, registered holders of exchange notes that are outstanding on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date through which interest has been paid on the outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

If we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding notes without cost to the tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will have such non-exchanged outstanding notes credited to DTC promptly after the withdrawal, rejection of tender or termination of the exchange offer, as applicable.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral (promptly confirmed in writing) or written notice to the exchange agent or by a timely press release, if at any time before the expiration of the exchange offer, any of the following conditions exist:

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•

any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the Indenture governing the notes under the Trust Indenture Act of 1939, as amended;

•

any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable exchange notes in the exchange offer. See “—Consequences of Failure to Exchange Outstanding Notes”;

•

any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

•

any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

•

we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the outstanding notes or the exchange notes to be issued in the exchange offer.

Accounting Treatment

For accounting purposes, we will not recognize gain or loss upon the issuance of the exchange notes for outstanding notes.

Fees and Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees;

•	printing fees; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

The Exchange Agent

We have appointed Wells Fargo Bank, National Association as our exchange agent for the exchange offer. Questions and requests for assistance respecting the procedures for the exchange offer, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at one of its addresses below:

Deliver to:

Wells Fargo Bank, National Association

By hand delivery or overnight courier at:

Wells Fargo Bank, National Association

Corporate Trust Operations

608 2nd Ave South

Northstar East Building-12th Floor

Minneapolis, MN 55402

or

By registered and certified mail at:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

P.O. Box 1517

Minneapolis, MN 55480

or

By regular mail or overnight courier at:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

By facsimile transmission

(for eligible institutions only):

(612) 667-6282

Confirm by telephone:

(800) 344-5128

Consequences of Failure to Exchange Outstanding Notes

Outstanding notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the Indenture and the legend contained on the outstanding notes regarding the transfer restrictions of the outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register under the Securities Act or under any state securities laws the outstanding notes that are not tendered in the exchange offer or that are tendered in the exchange offer but are not accepted for exchange.

Holders of the exchange notes and any outstanding notes that remain outstanding after consummation of the exchange offer will vote together as a single series for purposes of determining whether holders of the requisite percentage of the series have taken certain actions or exercised certain rights under the indenture governing the notes.

Consequences of Exchanging Outstanding Notes

We have not requested, and do not intend to request, an interpretation by the Commission staff as to whether the exchange notes issued in the exchange offer may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. However, based on interpretations of the Commission staff, as set forth in a series of no-action letters issued to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders of those exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the holder is not an “affiliate” of ours within the meaning of Rule 405 promulgated under the Securities Act;

•	the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder’s business;

•

neither the holder, nor, to the actual knowledge of such holder, any other person receiving exchange notes from such holder, has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer;

•	if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes;

•	if such a holder is a broker-dealer, such broker-dealer will receive the exchange notes for its own account in exchange for outstanding notes;

•	such outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities; and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of exchange notes issued in the exchange offer, and will comply with the applicable provisions of the Securities Act with respect to resale of any exchange notes. (In no-action letters issued to third parties, the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of outstanding notes) by delivery of the prospectus relating to the exchange offer). See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Each holder participating in the exchange offer will be required to furnish us with a written representation in the letter of transmittal that they meet each of these conditions and agree to these terms.

However, because the Commission has not considered the exchange offer for our outstanding notes in the context of a no-action letter, we cannot guarantee that the Commission staff would make similar determinations with respect to this exchange offer. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability.

Any holder that is an affiliate of ours or that tenders outstanding notes in the exchange offer for the purpose of participating in a distribution:

•

may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

The exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We currently do not intend to register or qualify the sale of the exchange notes in any state where we would not otherwise be required to qualify.

Filing of Shelf Registration Statements

Pursuant to the registration rights agreement, we agreed, among other things, that if (1) we are not permitted to consummate the Exchange Offer because the exchange offer is not permitted by applicable law or Commission policy; (2) the exchange offer is not consummated on or prior to the date that is 360 days after the issue date of the outstanding notes; (3) the initial purchaser so requests with respect to outstanding notes not eligible to be exchanged for exchange notes in the exchange offer and held by it following consummation of the exchange offer; or (4) any holder of Transfer Restricted Securities (as defined in the registration rights agreement) notifies us in writing prior to the 20th business day following consummation of the exchange offer that: (a) it is prohibited by law or Commission policy from participating in the exchange offer; or (b) it is a broker-dealer and owns notes acquired directly from the Issuers, then we will under certain circumstances be required to file with the Commission a shelf registration statement to cover resales of notes by the holders thereof.

The Issuers will, in the event of the filing of the shelf registration statement, provide to each holder of outstanding notes copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding notes. A holder of outstanding notes that sells its notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, holders of outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their outstanding notes included in the shelf registration statement.

Although we intend, if required, to file the shelf registration statement, we cannot assure you that the shelf registration statement will be filed or, if filed, that it will become or remain effective.

The foregoing description is a summary of certain provisions of the registration rights agreement. It does not restate the registration rights agreement in its entirety. We urge you to read the registration rights agreement, which is an exhibit to the registration statement of which this prospectus forms a part and can also be obtained from us. See “Where You Can Find More Information.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

OVERVIEW

We are one of the largest private homebuilders in the United States. We design, build and market single-family detached and attached homes across various geographic markets in California, Arizona, Colorado, Washington, Nevada and Florida.

Our homebuilding business, which comprises most of our operating results, constructs and sells single-family attached and detached homes designed to appeal to first-time, move-up and active adult homebuyers. Our homebuilding business also provides management services to joint ventures and other related and unrelated parties.

The operating results of our homebuilding business are aggregated into three reportable segments:

•	California South, comprised of the results of our communities in Los Angeles, Ventura, Orange County, Inland Empire and San Diego;

•	California North, comprised of the results of our communities in northern and central California; and

•	Mountain West/Other, comprised of the results of our communities in Arizona, Colorado, Washington, Nevada and Florida.

Our communities are grouped into these segments based on similar economic and other characteristics, including product types, production processes, suppliers, subcontractors, jurisdictional and political environments, land availability and values, and underlying demand and supply.

Our Corporate segment primarily provides management services to our operating segments, and includes the results of our captive insurance provider, which primarily administers claims that are reinsured by third-party carriers. Results of our insurance brokerage services business are also included in our Corporate segment. Results of our traditional escrow services business, which ceased operations in 2010, are included in the 2010, 2009 and 2008 results of our Corporate segment.

KEY FACTORS INFLUENCING OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Market Conditions

Demand for housing in the United States is driven by changes in population, household income, mortgage rates, affordability, consumer confidence and employment levels. The supply of available housing varies based on a number of factors, including housing starts, inventories of existing homes available for sale and activities of speculative investors.

The downturn in the homebuilding industry is in its sixth year and is one of the most severe in U.S. history. Significant declines in new home demand, oversupply of homes and reductions in available homeowner financing continue. It is unclear when or if these trends will reverse.

Notwithstanding, in the fourth quarter of 2009, the housing market experienced some stabilization, albeit at significantly lower levels than before the current downturn, as homebuyers took advantage of declining home prices, low interest rates and temporary government incentive programs. In 2010 and the first half of 2011, job growth and home prices were relatively stable in most of our markets. Additionally, for the first 50 weeks, our year-to-date consolidated home sales orders in 2011 exceeded 2010, consolidated home sales orders per active selling community in 2011 were 11% higher and weekly consolidated home sales orders per active selling community in 2011 have equaled or exceeded 2010 results in 30 of the first 50 weeks and 22 of the last 30.

Operations Restructuring

Beginning in 2007, in response to weak housing market conditions, we restructured our operations to reduce costs and to improve operating efficiencies through consolidation of selected offices, the disposal of related property and equipment and workforce reduction.

For the three and nine months ended September 30, 2011, we incurred $0.1 million and $0.3 million, respectively, of restructuring costs, primarily employee severance. For 2010, 2009 and 2008, we incurred $0.7 million, $1.7 million and $13.9 million, respectively, of restructuring costs, primarily employee severance and office vacancy. We believe this restructuring is substantially complete; however, until market conditions stabilize, we may incur additional restructuring costs.

Seasonality

Historically, the homebuilding industry experiences seasonal fluctuations. We typically experience the highest new home sales orders activity in spring and summer, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes three to eight months to construct a new home, we deliver more homes in the second half of the year as spring and summer home sales orders convert to home deliveries. Because of this seasonality, home starts, construction costs and related cash outflows have historically been highest from April to October, and the majority of cash receipts from home closings occur during the second half of the year. Therefore, operating results for the three and nine months ended September 30, 2011 are not indicative of results expected for the year ended December 31, 2011.

Further, in contrast to this historical seasonal pattern, weakness in homebuilding market conditions during the last five years has distorted our results. Also, in 2010, expiration of the federal homebuyer tax credit impacted the timing of our construction activities and home sales order and closing volumes. Although we may experience our seasonal pattern in the future, given current market conditions, we make no assurances when or whether this pattern will recur.

Inflation

Our homebuilding segment can be adversely impacted by inflation, primarily from higher land, financing, labor, material and construction costs. In addition, inflation can lead to higher mortgage rates, which can significantly affect the affordability of mortgage financing to homebuyers. While we attempt to pass on cost increases to customers through increased prices, when weak housing market conditions exist, we are often unable to offset cost increases with higher selling prices.

Joint Venture Transactions

In April 2011, through our Consolidated Joint Venture, Shea Colorado, LLC, we entered into transactions with the joint venture partner of two Unconsolidated Joint Ventures in Colorado, in which we own a 50% ownership interest in each, SB Meridian Villages, LLC (SBMV) and TCD Bradbury LLC (TCDB). First, we assigned our membership interest in SBMV to the joint venture partner for $4.5 million, resulting in a $0.5 million gain. Second, we contributed $11.5 million cash to TCDB and received $15.4 million of land and a $0.6 million secured promissory note payable, and the joint venture partner received $12.2 million and $6.5 million of land and cash, respectively. TCDB then paid off a bank note payable that was secured by the land distributed to the TCDB partners.

In August 2009, our Consolidated Joint Venture, Vistancia, LLC, contributed substantially all its land to four single member LLCs and sold 90% of its interest in these LLCs to an unrelated third party for $67.5 million, resulting in a $195.7 million pre-tax loss, of which $228.8 million, including $38.3 million of interest expense, was included in cost of sales, offset by $33.1 million of other income from the debt cancellation (the “Vistancia Transaction”). Of the $195.7 million loss, $32.1 million was attributable to non-controlling interests.

In May 2008, we restructured three joint ventures with the California Public Employees Retirement System (“CalPERS”). CalPERS purchased our entire interest in two joint ventures, Shea Capital I, LLC and Shea Mountain House, LLC, and we purchased CalPERS’ entire interest in the third joint venture, Shea Capital II, LLC (the “CalPERS Exchange”), resulting in a $167.6 million loss.

In December 2008, we sold our 1% interest in a homebuilding joint venture in North Carolina for $0.1 million, which resulted in a $0.2 million loss.

RESULTS OF OPERATIONS

The tabular homebuilding operating data presented throughout this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes data for SHLP and its wholly-owned subsidiaries and the Consolidated Joint Ventures. Data for our Unconsolidated Joint Ventures is presented separately where indicated. Our ownership interest in the Unconsolidated Joint Ventures varies, but is generally less than or equal to 50%.

Overview

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

For the three months ended September 30, 2011, net income (loss) attributable to SHLP was $2.1 million compared to $(55.8) million for the three months ended September 30, 2010. This increase in income was primarily attributable to $46.7 million of higher gross margin (primarily due to no inventory impairment in 2011 and $42.9 million in 2010), $2.7 million write-off of professional fees in 2010 in connection with the modification and extension of our then outstanding indebtedness, and $11.4 million of lower income tax expense. These were partially offset by $2.2 million of higher selling, general and administrative costs and $1.8 million of lower equity income from joint ventures.

For the nine months ended September 30, 2011, net income (loss) attributable to SHLP was $(107.3) million compared to $(66.4) million for the nine months ended September 30, 2010. This increase in loss was primarily attributable to an $88.4 million loss on debt extinguishment in connection with the payoff of previously outstanding indebtedness in May 2011 and $9.4 million of lower income from joint ventures, partially offset by $21.7 million of higher gross margins (including $34.3 million of lower inventory impairment in 2011), $3.3 million of lower selling, general and administrative expense in 2011, $13.9 million of lower income tax expense, and a $23.6 million write-off of professional fees in 2010 in connection with the modification and extension of our then outstanding indebtedness.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Revenues	$157,300	$124,604	26%	$346,293	$422,856	(18)%
Cost of sales	(133,645)	(147,617)	(9)	(301,947)	(400,248)	(25)

Gross margin	23,655	(23,013)	203	44,346	22,608	96
Selling expenses	(11,141)	(10,262)	9	(30,529)	(33,564)	(9)
General and administrative expenses	(9,136)	(7,801)	17	(25,624)	(25,893)	(1)
Equity in income (loss) from joint ventures	(201)	1,623	(112)	(696)	8,692	(108)
Loss on debt extinguishment	—	—	—	(88,384)	—	(100)
Interest and other income (expense), net	(3,666)	(7,734)	53	(9,575)	(22,046)	57

Income (loss) before income taxes	(489)	(47,187)	99	(110,462)	(50,203)	(120)
Income tax benefit (expense)	2,851	(8,530)	133	3,868	(10,027)	139

Net income (loss)	2,362	(55,717)	104	(106,594)	(60,230)	(77)
Less: Net (income) loss attributable to non-controlling interests	(264)	(35)	(654)	(702)	(6,200)	89

Net income (loss) attributable to SHLP	$2,098	$(55,752)	104%	$(107,296)	$(66,430)	(62)%

2010 vs. 2009 and 2009 vs. 2008

In 2010, net income (loss) attributable to SHLP was $(60.1) million compared to $(392.3) million in 2009. This decrease in loss was primarily attributable to $405.2 million higher gross margin (including a $72.6 million inventory impairment in 2010, a $219.8 million inventory impairment in 2009 and a $228.8 million loss from the Vistancia Transaction in 2009) and $43.7 million of higher income from joint ventures (including a $1.3 million impairment in 2010 and a $30.5 million impairment in 2009), partially offset by $41.7 million of lower income tax benefit, $33.1 million income of debt extinguishment from the Vistancia Transaction in 2009 and a $25.7 million loan modification fee write-off in 2010.

In 2009, net income (loss) attributable to SHLP was $(392.3) million compared to $(594.7) million in 2008. This decrease in loss was primarily attributable to a $167.6 million loss from the CalPERS Exchange in 2008, $33.1 million income of debt extinguishment from the Vistancia Transaction in 2009, $85.0 million of lower selling, general and administrative costs, $19.2 million of lower net loss on marketable securities and $13.9 million of restructuring costs in 2008, partially offset by $135.4 of million lower gross margin (including a $219.8 million inventory impairment in 2009, a $228.8 million loss from the Vistancia Transaction in 2009 and a $403.3 million inventory impairment in 2008).

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
	(Dollars in thousands)
Revenues	$639,566	$611,463	$1,078,330	5%	(43)%
Cost of sales	(609,097)	(986,206)	(1,317,642)	(38)	(25)

Gross margin	30,469	(374,743)	(239,312)	108	(57)
Selling expenses	(46,665)	(48,949)	(98,537)	(5)	(50)
General and administrative expenses	(32,440)	(29,459)	(64,832)	10	(55)
Equity in income (loss) from joint ventures	8,613	(35,089)	(43,621)	125	20
Loss from disposition of joint ventures	—	—	(167,805)	—	—
Interest and other income (expense), net	(18,759)	19,962	(30,421)	(194)	166

Income (loss) before income taxes	(58,782)	(468,278)	(644,528)	87	27
Income tax benefit (expense)	3,567	45,218	35,011	(92)	29

Net income (loss)	(55,215)	(423,060)	(609,517)	87	31
Less: Net (income) loss attributable to non-controlling interests	(4,874)	30,717	14,802	(116)	108

Net income (loss) attributable to SHLP	$(60,089)	$(392,343)	$(594,715)	85%	34%

Revenues

Revenues are derived primarily from homes closed and land sales. House and land revenues are recorded at closing. Management fees from homebuilding ventures and projects are in other homebuilding revenues. Revenues generated from financial services, corporate and PIC are in other revenues.

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Revenues:
House revenues	$152,658	$118,117	29%	$334,975	$409,441	(18)%
Land revenues	2,956	4,965	(40)	6,986	9,120	(23)
Other homebuilding revenues	1,360	1,360	—	3,481	3,303	5

Total homebuilding revenues	156,974	124,442	26	345,442	421,864	(18)
Other revenues	326	162	101	851	992	(14)

Total revenues	$157,300	$124,604	26%	$346,293	$422,856	(18)%

For the three months ended September 30, 2011, total revenues were $157.3 million compared to $124.6 million for the three months ended September 30, 2010. This increase was primarily attributable to a 24% increase in homes closed and a 5% increase in the average selling price (“ASP”) of homes closed.

For the nine months ended September 30, 2011, total revenues were $346.3 million compared to $422.9 million for the nine months ended September 30, 2010. This decrease was primarily attributable to an 18% decrease in homes closed.

For the three and nine months ended September 30, 2011 and 2010, homebuilding revenues by segment were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
California South:
House revenues	$72,977	$54,862	33%	$138,396	$169,461	(18)%
Land revenues	—	7	(100)	65	111	(41)
Other homebuilding revenues	11	11	—	26	31	(16)

Total homebuilding revenues	$72,988	$54,880	33%	$138,487	$169,603	(18)%

California North:
House revenues	$25,529	$20,657	24%	$67,576	$90,901	(26)%
Land revenues	—	2,275	(100)	210	2,275	(91)
Other homebuilding revenues	127	246	(48)	283	494	(43)

Total homebuilding revenues	$25,656	$23,178	11%	$68,069	$93,670	(27)%

Mountain West/Other:
House revenues	$54,152	$42,598	27%	$129,003	$149,079	(13)%
Land revenues	2,956	2,683	10	6,711	6,734	—
Other homebuilding revenues	1,222	1,103	11	3,172	2,778	14

Total homebuilding revenues	$58,330	$46,384	26%	$138,886	$158,591	(12)%

For the three months ended September 30, 2011, total homebuilding revenues were $157.0 million compared to $124.4 million for the three months ended September 30, 2010. This increase was primarily attributable to a 24% increase in homes closed and a 5% increase in the ASP of homes closed. In the California South segment, homes closed and the ASP of homes closed increased, and in the California North segment, homes closed increased and the ASP did not change. In the Mountain West/Other segment, homes closed increased 34%, partially offset by a 5% decrease in the ASP of homes closed. The net increase in homes closed was primarily attributable to the expiration of the federal homebuyer tax credit which stimulated higher sales order and homes closed prior to June 30, 2010. The net increase in the ASP of homes closed was primarily attributable to product mix weighted toward higher-priced homes, partially offset by the use of targeted price-reductions and incentives to sell homes.

For the nine months ended September 30, 2011, total homebuilding revenues were $345.4 million compared to $421.9 million for the nine months ended September 30, 2010. This decrease was primarily attributable to an 18% decrease in homes closed. In the California North segment, homes closed and the ASP of homes closed decreased. In other segments, homes closed decreased, partially offset by an increase in the ASP of homes closed. The net decrease in homes closed was attributable to downturns in the homebuilding industry, fewer active selling communities and expiration of the federal homebuyer tax credit which stimulated higher sales orders and homes closed prior to June 30, 2010. The net increase in the ASP of homes closed was primarily attributable to product mix weighted toward higher-priced homes, partially offset by the use of targeted price-reductions and incentives to sell homes.

For the three and nine months ended September 30, 2011 and 2010, total homes closed by segment were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Homes closed:
California South	121	109	11%	260	320	(19)%
California North	52	42	24	139	182	(24)
Mountain West/Other	178	133	34	407	485	(16)

Total consolidated	351	284	24	806	987	(18)
Unconsolidated Joint Ventures	31	36	(14)	80	136	(41)

Total homes closed	382	320	19%	886	1,123	(21)%

For the three and nine months ended September 30, 2011 and 2010, the ASP of homes closed by segment was as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
ASP of homes closed:
California South	$603,132	$503,321	20%	$532,300	$529,563	1%
California North	490,923	491,833	—	486,151	499,462	(3)
Mountain West/Other	304,219	320,286	(5)	316,958	307,379	3

Total consolidated	434,923	415,905	5	415,602	414,834	—
Unconsolidated Joint Ventures	313,065	319,556	(2)	308,600	309,949	—

Total ASP of homes closed	$425,034	$405,066	5%	$405,940	$402,132	1%

2010 vs. 2009 and 2009 vs. 2008

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
	(Dollars in thousands)
Revenues:
House revenues	$620,683	$587,504	$1,055,066	6%	(44)%
Land revenues	13,116	20,873	26,629	(37)	(22)
Other homebuilding revenues	4,640	2,134	3,139	117	(32)

Total homebuilding revenues	638,439	610,511	1,084,834	5	(44)
Other revenues	1,127	952	(6,504)	18	115

Total revenues	$639,566	$611,463	$1,078,330	5%	(43)%

In 2010, total revenues were $639.6 million compared to $611.5 million in 2009. This increase was primarily attributable to a 3% increase in homes closed and a 3% increase in the ASP of homes closed, partially offset by a decrease in land revenues.

In 2009, total revenues were $611.5 million compared to $1.08 billion in 2008. This decrease was primarily attributable to a 41% decrease in homes closed, a 6% decrease in the ASP of homes closed and a decrease in land and other homebuilding revenues.

For the years ended December 31, 2010, 2009 and 2008, homebuilding revenues by segment were as follows:

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
	(Dollars in thousands)
California South:
House revenues	$270,592	$246,093	$433,413	10%	(43)%
Land revenues	111	8,455	4,395	(99)	92
Other homebuilding revenues	46	56	1	(18)	5,500

Total homebuilding revenues	$270,749	$254,604	$437,809	6%	(42)%

California North:
House revenues	$118,873	$100,681	$165,269	18%	(39)%
Land revenues	2,275	100	3,601	2,175	(97)
Other homebuilding revenues	803	253	2,043	217	(88)

Total homebuilding revenues	$121,951	$101,034	$170,913	21%	(41)%

Mountain West/Other:
House revenues	$231,218	$240,729	$456,380	(4)%	(47)%
Land revenues	10,729	12,319	18,634	(13)	(34)
Other homebuilding revenues	3,792	1,825	1,098	108	66

Total homebuilding revenues	$245,739	$254,873	$476,112	(4)%	(46)%

In 2010, total homebuilding revenues were $638.4 million compared to $610.5 million in 2009. This increase was primarily attributable to a 3% increase in homes closed and a 3% increase in the ASP of homes closed. In the California South and California North segments, homes closed increased 8% and 9%, respectively, and the ASP of homes closed increased 2% and 11%, respectively. In the Mountain West/Other segment, homes closed and the ASP of homes closed decreased 2%. The net increase in homes closed was primarily attributable to the federal homebuyer tax credit which stimulated higher sales orders and homes closed in 2010. The net increase in the ASP of homes closed was primarily attributable to product mix weighted toward higher-priced homes, partially offset by use of targeted price reductions and incentives to sell homes.

In 2009, total homebuilding revenues were $610.5 million compared to $1.08 billion in 2008. This decrease was primarily attributable to a 41% decrease in homes closed and a 6% decrease in the ASP of homes closed. In the California South and Mountain West/Other segments, homes closed decreased 41% and 41%, respectively, and the ASP of homes closed decreased 4% and 11%, respectively. In the California North segment, homes closed decreased 43% and the ASP of homes closed increased 1%. The net decrease in homes closed was primarily attributable to downturns in the homebuilding industry and fewer active selling communities. The net decrease in the ASP of homes closed was primarily attributable to product mix weighted toward lower-priced homes and use of targeted price reductions and incentives to sell homes.

For the years ended December 31, 2010, 2009 and 2008, total homes closed by segment were as follows:

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
Homes closed:
California South	523	485	820	8%	(41)%
California North	238	219	386	9	(43)
Mountain West/Other	728	742	1,257	(2)	(41)

Total consolidated	1,489	1,446	2,463	3	(41)
Unconsolidated Joint Ventures	166	276	351	(40)	(21)

Total homes closed	1,655	1,722	2,814	(4)%	(39)%

For the years ended December 31, 2010, 2009 and 2008, ASP of homes closed by segment was as follows:

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
ASP of homes closed:
California South	$517,387	$507,408	$528,555	2%	(4)%
California North	493,249	445,494	441,899	11	1
Mountain West/Other	317,605	324,432	363,071	(2)	(11)

Total consolidated	416,007	404,339	430,463	3	(6)
Unconsolidated Joint Ventures	308,575	317,331	359,917	(3)	(12)

Total ASP of homes closed	$405,251	$390,449	$421,626	4%	(7)%

Gross Margin

Gross margin is revenues less cost of sales and is comprised of gross margins from our homebuilding and corporate segments. Total homebuilding gross margin is comprised of house, land and other homebuilding gross margins. Inventory impairments are included in other homebuilding gross margin.

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

Gross margin for the three and nine months ended September 30, 2011 and 2010 was as follows:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	Gross Margin %	2010	Gross Margin %	2011	Gross Margin %	2010	Gross Margin %
	(Dollars in thousands)
Gross margin:
House gross margin	$26,357	17.3%	$17,095	14.5%	$58,655	17.5%	$60,143	14.7%
Land gross margin	278	9.4	2,855	57.5	1,158	16.6	5,356	58.7
Other homebuilding gross margin	(3,306)	—	(43,125)	—	(16,318)	—	(43,883)	—

Total homebuilding gross margin	23,329	14.9	(23,175)	(18.6)	43,495	12.6	21,616	5.1
Other gross margin	326	100.0	162	100.0	851	100.0	992	100.0

Total gross margin	$23,655	15.0%	$(23,013)	(18.5)%	$44,346	12.8%	$22,608	5.3%

For the three months ended September 30, 2011, total gross margin was $23.7 million compared to $(23.0) million for the three months ended September 30, 2010. This increase was primarily attributable to increased homes closed and ASP of homes closed, higher margins as a percentage of revenues on homes closed and lower inventory impairment, partially offset by lower margins on land sales and higher home warranty and related legal costs.

For the nine months ended September 30, 2011, total gross margin was $44.3 million compared to $22.6 million for the nine months ended September 30, 2010. This increase was primarily attributable to increased ASP of homes closed, higher margins as a percentage of revenues on homes closed and lower inventory impairment, partially offset by lower homes closed, lower margins on land sales and higher home warranty and related legal costs.

Composition of total homebuilding gross margin by segment for the three and nine months ended September 30, 2011 and 2010 was as follows:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2011	Gross Margin %	2010	Gross Margin %	2011	Gross Margin %	2010	Gross Margin %
	(Dollars in thousands)
California South:
House gross margin	$14,060	19.3%	$7,151	13.0%	$25,578	18.5%	$23,497	13.9%
Land gross margin	—	—	7	100.0	65	100.0	111	100.0
Other homebuilding gross margin	(1,229)	—	(43,050)	—	(13,747)	—	(43,428)	—

Total homebuilding gross margin	$12,831	17.6%	$(35,892)	(65.4)%	$11,896	8.6%	$(19,820)	(11.7)%

California North:
House gross margin	$4,545	17.8%	$3,632	17.6%	$13,248	19.6%	$13,959	15.4%
Land gross margin	(7)	(100.0)	1,293	56.8	198	94.3	1,293	56.8
Other homebuilding gross margin	(314)	—	308	—	(1,060)	—	150	—

Total homebuilding gross margin	$4,224	16.5%	$5,233	22.6%	$12,386	18.2%	$15,402	16.4%

Mountain West/Other:
House gross margin	$7,752	14.3%	$6,312	14.8%	$19,829	15.4%	$22,687	15.2%
Land gross margin	285	9.6	1,555	58.0	895	13.3	3,952	58.7
Other homebuilding gross margin	(1,763)	—	(383)	—	(1,511)	—	(605)	—

Total homebuilding gross margin	$6,274	10.8%	$7,484	16.1%	$19,213	13.8%	$26,034	16.4%

Impairment significantly impacts gross margin. Impairment by segment and type for the three and nine months ended September 30, 2011 and 2010 were as follows. The decrease in inventory impairment for the three and nine months ended September 30, 2011 was primarily attributable to some housing market stabilization since the fourth quarter of 2009, particularly in sales prices. For the nine months ended September 30, 2011, $9.7 million of inventory impairment was isolated to one community.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Impairment by segment:
California South	$—	$42,406	(100)%	$9,684	$43,637	(78)%
California North	—	—	—	—	—	—
Mountain West/Other	—	642	(100)	618	2,261	(73)

Total impairment	$—	$43,048	(100)%	$10,302	$45,898	(78)%

Impairment by type:
Inventory	$—	$42,858	(100)%	$10,302	$44,636	(77)%
Joint venture	—	190	(100)	—	1,262	(100)

Total impairment	$—	$43,048	(100)%	$10,302	$45,898	(78)%

2010 vs. 2009 and 2009 vs. 2008

Gross margin for the years ended December 31, 2010, 2009 and 2008 was as follows:

	Years Ended December 31,
	2010	Gross Margin %	2009	Gross Margin %	2008	Gross Margin %
	(Dollars in thousands)
Gross margin:
House gross margin	$96,586	15.6%	$78,005	13.3%	$146,357	13.9%
Land gross margin	5,572	42.5	(219,206)	(1,050)	9,025	33.9
Other homebuilding gross margin	(72,816)	—	(232,416)	—	(398,700)	—

Total homebuilding gross margin	29,342	4.6	(373,617)	(61.2)	(243,318)	(22.4)
Other gross margin	1,127	—	(1,126)	—	4,006	—

Total gross margin	$30,469	4.8%	$(374,743)	(61.3)%	$(239,312)	(22.2)%

In 2010, total gross margin was $30.5 million compared to $(374.7) million in 2009. This increase was primarily attributable to a 5% increase in total homebuilding revenues, a $147.2 million decrease in inventory impairment and a $228.8 million loss from the Vistancia Transaction in 2009, partially offset by a 3% increase in house cost of sales. In 2010, inventory impairment was $72.6 million compared to $219.8 million in 2009.

In 2009, total gross margin was $(374.7) million was compared to $(239.3) million in 2008. This decrease was primarily attributable to a 44% decrease in total homebuilding revenue and a $228.8 million loss from the Vistancia Transaction, partially offset by a 44% decrease in house cost of sales and a $183.5 million decrease in inventory impairment. In 2009, inventory impairment was $219.8 million compared to $403.3 million in 2008.

Composition of total homebuilding gross margin by segment for the years ended December 31, 2010, 2009 and 2008 was as follows:

	Years Ended December 31,
	2010	Gross Margin %	2009	Gross Margin %	2008	Gross Margin %
	(Dollars in thousands)
California South:
House gross margin	$43,291	16.0%	$32,091	13.0%	$57,273	13.2%
Land gross margin	111	100.0	5,696	67.4%	4,335	98.6
Other homebuilding gross margin	(51,936)	—	(128,686)	—	(94,662)	—

Total homebuilding gross margin	$(8,534)	(3.2)%	$(90,899)	(35.7)%	$(33,054)	(7.5)%

California North:
House gross margin	$17,054	14.3%	$10,932	10.9%	$11,812	7.1%
Land gross margin	1,292	56.8	122	122.0	682	18.9
Other homebuilding gross margin	(38)	—	(49,897)	—	(229,970)	—

Total homebuilding gross margin	$18,308	15.0%	$(38,843)	(38.4)%	$(217,476)	(127.2)%

Mountain West/Other:
House gross margin	$36,241	15.7%	$34,982	14.5%	$77,269	16.9%
Land gross margin	4,168	38.8	(225,023)	(1,827)	4,009	21.5
Other homebuilding gross margin	(20,841)	—	(53,834)	—	(74,066)	—

Total homebuilding gross margin	$19,568	8.0%	$(243,875)	(95.7)%	$7,212	1.5%

Impairment by segment and type for the years ended December 31, 2010, 2009 and 2008 were as follows. These impairments were primarily attributable to lower home prices driven by increased incentives and price reductions required in response to weak demand and economic conditions, including record foreclosures, high unemployment, lower consumer confidence and tighter mortgage credit standards. In the fourth quarter of 2009, as the housing market experienced some stabilization, albeit at significantly lower levels than before the current downturn, inventory impairment significantly diminished in 2010.

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
	(Dollars in thousands)
Impairment by segment:
California South	$51,099	$123,900	$130,598	(59)%	(5)%
California North	81	71,281	232,103	(100)	(69)
Mountain West/Other	22,711	55,125	75,691	(59)	(27)

Total impairment	$73,891	$250,306	$438,392	(70)%	(43)%

Impairment by type:
Inventory	$72,629	$219,846	$403,279	(67)%	(45)%
Joint venture	1,262	30,460	35,113	(96)	(13)

Total impairment	$73,891	$250,306	$438,392	(70)%	(43)%

Selling, General and Administrative Expense

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

Selling, general and administrative expense for the three and nine months ended September 30, 2011 and 2010 was as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Total homebuilding revenues	$156,974	$124,442	26%	$345,442	$421,864	(18)%

Selling expense	$11,141	$10,262	9%	$30,529	$33,564	(9)%

% of total homebuilding revenues	7.1%	8.2%	(13)%	8.8%	8.0%	10%

General and administrative expense	$9,136	$7,801	17%	$25,624	$25,893	(1)%

% of total homebuilding revenues	5.8%	6.3%	(8)%	7.4%	6.1%	21%

Total selling, general and administrative expense	$20,277	$18,063	12%	$56,153	$59,457	(6)%

% of total homebuilding revenues	12.9%	14.5%	(11)%	16.3%	14.1%	16%

Selling Expense

For the three months ended September 30, 2011, selling expense was $11.1 million compared to $10.3 million for the three months ended September 30, 2010. This increase was primarily attributable to more homes closed and the corresponding increase in the variable components of selling expense, primarily commissions and model home amortization costs.

For the nine months ended September 30, 2011, selling expense was $30.5 million compared to $33.6 million for the nine months ended September 30, 2010. This decrease was primarily attributable to fewer homes closed and the corresponding decrease in the variable components of selling expense, primarily sales commissions and model home amortization costs.

General and Administrative Expense

For the three months ended September 30, 2011, general and administrative expense was $9.1 million compared to $7.8 million for the three months ended September 30, 2010. This increase was primarily due to the inclusion of two projects contributed to the Company from JFSCI and lower management fees charged to Unconsolidated Joint Ventures.

For the nine months ended September 30, 2011, general and administrative expense was $25.6 million compared to $25.9 million for the nine months ended September 30, 2010. This decrease was primarily attributable to continued workforce and general and administrative expense reductions to better align our operations with weak housing market conditions, offset by the inclusion of two projects contributed to the Company from JFSCI and lower management fees charged to Unconsolidated Joint Ventures.

2010 vs. 2009 and 2009 vs. 2008

Selling, general and administrative expense for the years ended December 31, 2010, 2009 and 2008 was as follows:

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
	(Dollars in thousands)
Total homebuilding revenues	$638,439	$610,511	$1,084,834	5%	(44)%

Selling expense	$46,665	$48,949	$98,537	(5)%	(50)%

% of total homebuilding revenues	7.3%	8.0%	9.1%	(9)%	(12)%

General and administrative expense	$32,440	$29,459	$64,832	10%	(55)%

% of total homebuilding revenues	5.1%	4.8%	6.0%	6%	(20)%

Total selling, general and administrative expense	$79,105	$78,408	$163,369	1%	(52)%

% of total homebuilding revenues	12.4%	12.8%	15.1%	(3)%	(15)%

Selling Expense

In 2010, selling expense was $46.7 million compared to $48.9 million in 2009. This decrease was primarily attributable to the continued workforce and selling and marketing expense reductions to better align our operations with the weak housing market conditions.

In 2009, selling expense was $48.9 million compared to $98.5 million in 2008. This decrease was primarily attributable to fewer homes closed and continued workforce and selling and marketing expense reductions to better align our operations with the weak housing market conditions.

General and Administrative Expense

In 2010, general and administrative expense was $32.4 million compared to $29.5 million in 2009. This increase was primarily attributable to an increase in compensation costs, partially offset by continued workforce and general and administrative expense reductions to better align our operations with the weak housing market conditions.

In 2009, general and administrative expense was $29.5 million compared to $64.8 million in 2008. This decrease was primarily attributable to continued workforce and general and administrative expense reductions to better align our operations with the weak housing market conditions.

Equity in Income (Loss) from Joint Ventures

Equity in income (loss) from joint ventures represents our share of income (loss) from Unconsolidated Joint Ventures accounted for under the equity method. Our Unconsolidated Joint Ventures are generally involved in real property development.

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

For the three months ended September 30, 2011, equity in income (loss) from joint ventures was $(0.2) million compared to $1.6 million for the three months ended September 30, 2010. For the nine months ended September 30, 2011, equity in income (loss) from joint ventures was $(0.7) million compared to $8.7 million for the nine months ended September 30, 2010. For the three and nine months ended September 30, 2011, there were no significant earnings or losses from unconsolidated joint ventures. For the three months ended September 30, 2010, income from joint ventures primarily related to a $1.6 million reversal of a prior accrual due to the release of an obligation. In addition, for the nine months ended September 2010, $6.7 million of income from joint ventures related to the reallocation of income among partners in a joint venture.

2010 vs. 2009 and 2009 vs. 2008

In 2010, equity in income (loss) from joint ventures was $8.6 million compared to $(35.1) million in 2009. This increase was primarily attributable to a $2.4 million reversal of a prior accrual related to one joint venture due to the release of obligations and $6.7 million of income related to the reallocation of income among partners in a joint venture. In 2010, these results included a $1.3 million charge for our share of Unconsolidated Joint Venture impairments compared to $30.5 million in 2009.

In 2009, equity in income (loss) from joint ventures was $(35.1) million compared to $(43.6) million in 2008. This decrease was primarily attributable to a $30.5 million charge for our share of Unconsolidated Joint Venture impairments in 2009 compared to a $35.1 million charge for our share of Unconsolidated Joint Venture impairments in 2008.

Loss on Debt Extinguishment

Concurrent with the payoff of the Secured Facilities on May 10, 2011, an $88.4 million loss on debt extinguishment was recorded for the $65.0 million write-off of the Secured Facilities discount, which increased the Secured Facilities principal to its face value, $779.6 million, and the $23.4 million write-off of prepaid professional and loan fees incurred in connection with the Secured Facilities.

Loss from Disposition of Joint Ventures

In 2008, loss from disposition of joint ventures was $167.8 million, which was comprised of a $167.6 million loss from the restructuring of three joint ventures with CalPERS and a $0.2 million loss on a $0.1 million sale of our 1% interest in a homebuilding Unconsolidated Joint Venture in North Carolina.

Interest and Other Income (Expense), Net

Interest and other income (expense), net is comprised of interest income, interest expense, loan modification fee write-offs, gains (losses) on investments and other income (expense). Interest income is primarily from related party notes receivables. Interest expense is interest incurred and not capitalized. In 2011 and 2010, most interest incurred was capitalized to inventory and some expensed. In 2009 and 2008, all interest incurred was capitalized to inventory.

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

For the three and nine months ended September 30, 2011 and 2010, interest and other income (expense), net was as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(Dollars in thousands)
Interest and other income (expense), net:
Interest income	$879	$1,119	(21)%	$2,357	$4,117	(43)%
Interest (expense)	(4,310)	(1,636)	(163)	(12,636)	(5,158)	(145)
Loan modification fee (write-off) recovery	—	(2,655)	100	645	(23,569)	103
Gain (loss) on investments	130	50	160	539	4,444	(88)
Other income (expense)	(365)	(4,612)	92	(480)	(1,880)	74

Total interest and other income (expense), net	$(3,666)	$(7,734)	53%	$(9,575)	$(22,046)	57%

For the three months ended September 30, 2011, interest and other income (expense), net was $(3.7) million compared to $(7.7) million for the three months ended September 30, 2010. This decrease in expense was primarily attributable to a $2.7 million write-off in 2010 of professional fees in connection with the modification and extension of our Secured Facilities and $3.6 million of pre-acquisition cost write-offs, partially offset by a $2.7 million interest expense increase. The interest expense increase was primarily attributable to higher interest incurred and fewer assets qualifying for interest capitalization resulting in the expensing of interest. The increase in interest incurred was a result of a higher effective interest rate associated with our notes payable and increased amortization of loan modification fees.

For the nine months ended September 30, 2011, interest and other income (expense), net was $(9.6) million compared to $(22.0) million for the nine months ended September 30, 2010. This decrease in expense was primarily attributable to a $23.6 million write-off in 2010 of professional fees in connection with the modification and extension of our Secured Facilities, partially offset by a $7.5 million interest expense increase and $3.9 million lower gains on marketable securities.

2010 vs. 2009 and 2009 vs. 2008

For the years ended December 31, 2010, 2009 and 2008, interest and other income (expense), net was as follows:

	Years Ended December 31,
	2010	2009	2008	% Change 2010-2009	% Change 2009-2008
	(Dollars in thousands)
Interest and other income (expense), net:
Interest income	$4,699	$11,289	$4,281	(58)%	164%
Interest (expense)	(8,558)	—	—	(100)	—
Loan modification fee (write-off)	(25,747)	—	—	(100)	—
Gain (loss) on investments	4,664	2,839	(16,380)	64	117
Vistancia Transaction debt extinguishment	—	33,104	—	(100)	—
Other income (expense)	6,183	(27,270)	(18,322)	123	(49)

Total interest and other income (expense), net	$(18,759)	$19,962	$(30,421)	(194)%	166%

In 2010, interest and other income (expense), net was $(18.8) million compared to $20.0 million in 2009. This decrease in income was primarily attributable to a $25.7 million write-off in 2010 of professional fees in connection with the modification and extension of our Secured Facilities, $33.1 million of income from the Vistancia Transaction debt extinguishment in 2009, $6.6 million of lower interest income from maintaining lower cash balances in interest bearing accounts and an $8.6 million increase in interest expense from higher interest incurred and fewer assets qualifying for interest capitalization, partially offset by an $18.4 million write-off of accounts receivable and other costs in 2009 and $15.1 million of income from the deferred gain amortization related to the PIC Transaction in 2010. The increase in interest incurred was a result of a higher effective interest rate on our long-term notes payable and increased amortization of loan modification fees.

In 2009, interest and other income (expense), net was $20.0 million compared to $(30.4) million in 2008. This increase in income was primarily attributable to a $19.2 million lower net loss on marketable securities, a $7.0 million increase in interest income from maintaining higher cash balances in interest bearing accounts, $33.1 million of income from the Vistancia Transaction debt extinguishment in 2009 and $12.3 million less restructuring costs in 2009, partially offset by an $18.4 million write-off of accounts receivable and other costs in 2009.

Income Tax Benefit (Expense)

At September 30, 2011 and December 31, 2010, net deferred tax assets were $40.7 million and $48.8 million, respectively, which primarily related to available loss carryforwards, inventory and marketable securities impairments, housing and land inventory basis differences and income recognition timing differences from our investment in joint ventures. At September 30, 2011 and December 31, 2010, deferred tax asset valuation fully reserved the net deferred tax asset due to the inherent uncertainty of future income. To the extent eligible taxable income exists, which allows tax benefits of these deferred tax assets to be utilized, the effective tax rate may be reduced, subject to certain limitations under Internal Revenue Code Section 382, by reducing the valuation allowance and offsetting a portion of taxable income. However, it is unlikely all of these net deferred tax assets will be realized.

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

For the three months ended September 30, 2011, income tax benefit (expense) was $2.9 million compared to $(8.5) million for the three months ended September 30, 2010. For the nine months ended September 30, 2011, income tax benefit (expense) was $3.9 million compared to $(10.0) million for the nine months ended September 30, 2010. These decreases were primarily attributable to decreased taxable income and a decrease in the deferred tax asset valuation allowance.

2010 vs. 2009 and 2009 vs. 2008

In 2010, income tax benefit (expense) was $3.6 million compared to $45.2 million in 2009. This decrease was primarily attributable to decreased losses of SHI and its subsidiaries compared to prior year and the reduction of certain deferred tax assets previously reserved.

In 2009, income tax benefit (expense) was $45.2 million compared to $35.0 million in 2008. This increase was primarily attributable to the loss from the Vistancia Transaction.

Net (Income) Loss Attributable to Non-Controlling Interests

We consolidate joint ventures when we have a controlling interest or, absent a controlling interest, can substantially influence its business. Net (income) loss attributable to non-controlling interests represents the share of income attributable to the parties having a non-controlling interest.

Three and Nine Months Ended September 30, 2011 vs. Three and Six Months Ended June 30, 2010

For the three months ended September 30, 2011, net (income) loss attributable to non-controlling interests was $(0.3) million compared to $0 million for the three months ended September 30, 2010. For the nine months ended September 30, 2011, net (income) loss attributable to non-controlling interests was $(0.7) million compared to $(6.2) million for the nine months ended September 30, 2010. In June 2010, a $(6.5) million charge related to the non-realization of a non-controlling interest’s deficit capital balance was recorded. There were no significant activities for the three months ended September 30, 2011 and 2010, and for the nine months ended September 30, 2011.

2010 vs. 2009 and 2009 vs. 2008

In 2010, net (income) loss attributable to non-controlling interests was $(4.9) million compared to $30.7 million in 2009. In 2010, these results included a $(6.5) million charge related to non-realization of a non-controlling interest’s deficit capital balance, partially offset by $1.9 million of impairment charges attributable to non-controlling interests.

In 2009, net (income) loss attributable to non-controlling interests was $30.7 million compared to $14.8 million in 2008. In 2009, these results included a $32.1 million charge from the Vistancia Transaction. In 2008, these results included a $17.9 million impairment for a homebuilding joint venture, partially offset by $(3.1) million in income from operations.

SELECTED HOMEBUILDING OPERATIONAL DATA

Homes Sales Orders and Active Selling Communities

Home sales orders are contracts executed with homebuyers to purchase homes and are stated net of cancellations. Except where market conditions or other factors justify increasing available unsold home inventory, construction of a home typically begins when a sales contract for that home is executed. Therefore, recognition of a home sales order usually represents the beginning of the home’s construction cycle. Accordingly, homebuilding construction expenditures and, ultimately, homebuilding revenues and cash flow, are dependent on the timing and magnitude of home sales orders.

Active selling community is a designation of a sales office that advertises, markets and sells homes for a new home community. Sales offices in communities near the end of their sales cycle are not designated as an active selling community. Active selling community is a designation similar to a store or sales outlet and is used to measure home sales order results on a per active selling community basis. Presentation of home sales orders per active selling community is a means of assessing sales growth or reductions across communities with a common analytical measurement. The average number of active selling communities for a particular period represents the aggregate number of active selling communities in operation at the end of each month in such period divided by the number of months in such period.

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

For the three and nine months ended September 30, 2011 and 2010, home sales orders, net of cancellations, were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Home sales orders, net:
California South	100	87	15%	356	354	1%
California North	55	35	57	159	169	(6)
Mountain West/Other	133	139	(4)	529	538	(2)

Total consolidated	288	261	10	1,044	1,061	(2)
Unconsolidated Joint Ventures	24	28	(14)	87	116	(25)

Total home sales orders, net	312	289	8%	1,131	1,177	(4)%

For the three and nine months ended September 30, 2011 and 2010, active selling communities were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Average number of active selling communities:
California South	25	21	19%	23	23	0%
California North	16	13	23	14	14	—
Mountain West/Other	38	47	(19)	41	46	(11)

Total consolidated	79	81	(2)	78	83	(6)
Unconsolidated Joint Ventures	14	8	75	14	8	75

Total average number of active selling communities	93	89	4%	92	91	1%

For the three and nine months ended September 30, 2011, total consolidated home sale orders, net of cancellations, were 288 and 1,044, respectively, compared to 261 and 1,061, respectively, for the three and nine months ended September 30, 2010. The increase for the three months ended September 30, 2011 was primarily attributable to the expiration of the federal homebuyer tax credit which stimulated higher sales orders prior to June 30, 2010. The decrease for the nine months ended September 30, 2011 was primarily attributable to downturns in the homebuilding industry, lower consolidated active selling communities and the federal homebuyer tax credit which stimulated higher sales orders and homes closed in 2010.

For the three and nine months ended September 30, 2011, the average number of consolidated active selling communities was 79 and 78, respectively, compared to 81 and 83, respectively, for the three and nine months ended September 30, 2010. For the three and nine months ended September 30, 2011, consolidated home sales orders per active selling community were 3.6 and 3.2, respectively, compared to 13.3 and 12.8, respectively, for the three and nine months ended September 30, 2010.

2010 vs. 2009 and 2009 vs. 2008

For the years ended December 31, 2010, 2009 and 2008 home sales orders, net of cancellations, were as follows:

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
Home sales orders, net:
California South	430	616	773	(30)%	(20)%
California North	211	272	363	(22)	(25)
Mountain West/Other	675	820	978	(18)	(16)

Total consolidated	1,316	1,708	2,114	(23)	(19)
Unconsolidated Joint Ventures	143	284	311	(50)	(9)

Total home sales orders, net	1,459	1,992	2,425	(27)%	(18)%

For the years ended December 31, 2010, 2009 and 2008, active selling communities were as follows:

	Years Ended December 31,
	2010	2009	2008	% Change 2009-2010	% Change 2008-2009
Average number of active selling communities:
California South	23	30	43	(23)%	(30)%
California North	13	17	23	(24)	(26)
Mountain West/Other	46	47	48	(2)	(2)

Total consolidated	82	94	114	(13)	(18)
Unconsolidated Joint Ventures	9	10	20	(10)	(50)

Total average number of active selling communities	91	104	134	(13)%	(22)%

In 2010, consolidated home sales orders were 1,316 compared to 1,708 in 2009, and in 2010, our average number of consolidated active selling communities was 82 compared to 94 in 2009. In 2010, our consolidated home sales orders per consolidated active selling community were 16.0 compared to 18.2 in 2009.

In 2009, consolidated home sales orders were 1,708 compared to 2,114 in 2008, and in 2009, our average number of consolidated active selling communities was 94 compared to 114 in 2008. In 2009, consolidated home sales orders per consolidated active selling community were 18.2 compared to 18.5 in 2008.

Sales Order Backlog and Cancellation Rates

Sales order backlog represents homes sold and under contract to be built, but not closed. Backlog sales value is the revenue anticipated to be realized at closing. A home is sold when a sales contract is signed by the seller and buyer and upon receipt of a prerequisite deposit. A home is closed when all conditions of escrow are met, including delivery of the home, title passage, and appropriate consideration is received and collection of associated receivables, if any, is reasonably assured. A sold home is classified “in backlog” during the time between its sale and close. During that time, construction costs are generally incurred to complete the home except where market conditions or other factors justify increasing available unsold home inventory. Backlog is therefore an important performance measurement in analysis of cash outflows and inflows. However, because sales order contracts can be cancelled by the buyer in certain circumstances, not all homes in backlog will result in closings.

Three and Nine Months Ended September 30, 2011 vs. Three and Nine Months Ended September 30, 2010

At September 30, 2011 and 2010, sales order backlog was as follows:

	Homes		Sales Value		ASP
	September 30,		September 30,		September 30,
	2011	2010	2011	2010	2011	2010
			(In thousands)		(In thousands)
Backlog:
California South	229	247	$118,107	$127,059	$516	$514
California North	119	90	60,888	32,318	512	359
Mountain West/Other	334	321	116,070	107,725	348	336

Total consolidated	682	658	295,065	267,102	433	406
Unconsolidated Joint Ventures	29	25	10,423	7,712	359	308

Total backlog	711	683	$305,488	$274,814	$430	$402

Homes are sold pursuant to sales contracts, which are generally accompanied by sales deposits. Purchasers are permitted to cancel sales contracts if they fail to qualify for financing or under other circumstances. For the three and nine months ended September 30, 2011 and 2010, cancellation rates were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cancellation rates:
California South	32%	35%	25%	28%
California North	18	19	19	16
Mountain West/Other	25	19	18	13

Total consolidated	27%	25%	21%	19%
Unconsolidated Joint Ventures	25	15	23	21

Total cancellation rates	26%	24%	21%	19%

2010 vs. 2009 and 2009 vs. 2008

At December 31, 2010, 2009 and 2008, sales order backlog was as follows:

	Homes			Sales Value			ASP
	December 31,			December 31,			December 31,
	2010	2009	2008	2010	2009	2008	2010	2009	2008
				(In thousands)			(In thousands)
Backlog:
California South	118	211	80	$61,174	$109,502	$45,759	$518	$519	$572
California North	76	103	54	35,958	49,441	23,064	473	480	427
Mountain West/Other	212	265	187	70,187	82,515	72,094	331	311	386

Total consolidated	406	579	321	167,319	241,458	140,917	412	417	439
Unconsolidated Joint Ventures	22	45	37	7,310	13,409	11,798	332	298	319

Total backlog	428	624	358	$174,629	$254,867	$152,715	$408	$408	$427

For the years ended December 31, 2010, 2009 and 2008, cancellation rates were as follows:

	Years Ended December 31,
	2010	2009	2008
Cancellation rates:
California South	28%	24%	33%
California North	15	16	25
Mountain West/Other	14	18	31

Total consolidated	19	20	31
Unconsolidated Joint Ventures	21	18	36

Total cancellation rates	19%	20%	31%

Land and Homes in Inventory

Inventory is comprised of housing projects under development, land under development, land held for future development, deposits and pre-acquisition costs. As land is acquired and developed, and homes are constructed, the underlying costs are capitalized to inventory. As homes and land transactions close, these costs are relieved from inventory and charged to cost of sales.

As land is acquired and developed, each parcel is assigned a lot count. For parcels of land, an estimated number of lots are added to inventory once entitlement occurs. Occasionally, when the intended use of a parcel changes, lot counts are adjusted. As homes and land are sold, lot counts are reduced. Lots are categorized as (i) those owned, (ii) those controlled (which includes a contractual right to purchase) or (iii) those owned or controlled through Unconsolidated Joint Ventures. The status of each lot is identified by land held for development, land under development, lots available for construction, homes under construction, completed homes and models. Homes under construction and completed homes are also classified as sold or unsold.

At September 30, 2011, December 31, 2010 and December 31, 2009, total lots owned or controlled were as follows:

	September 30, 2011	December 31, 2010	% Change from December 31, 2010	December 31, 2009	% Change from December 31, 2009
Lots owned or controlled by segment:
California South	2,244	2,281	(2)%	2,322	(3)%
California North	4,337	3,443	26	3,746	16
Mountain West/Other	11,708	10,836	8	11,014	6

Total consolidated	18,289	16,560	10	17,082	7
Unconsolidated Joint Ventures	6,076	7,867	(23)	7,191	(16)

Total lots owned or controlled	24,365	24,427	0%	24,273	0%

Lots owned or controlled by ownership type:
Lots owned	10,141	9,260	10%	10,358	(2)%
Lots optioned or subject to contract	8,148	7,300	12	6,724	21
Joint venture lots	6,076	7,867	(23)	7,191	(16)

Total lots owned or controlled	24,365	24,427	0%	24,273	0%

At September 30, 2011, total consolidated lots owned or controlled increased 10% from December 31, 2010 and 7% from December 31, 2009. From December 31, 2010 and December 31, 2009, the increase in the California South and California North segments was attributable to contributions of two projects from JFSCI in May 2011 as a partial pay down of the loan receivable from JFSCI, offset by house closings. From December 31, 2010 and December 31, 2009, the increase in the Mountain West/Other segment was due to the distribution of land in April 2011 from an Unconsolidated Joint Venture.

At September 30, 2011, December 31, 2010 and December 31, 2009, total homes under construction and completed homes were as follows:

	September 30, 2011	December 31, 2010	% Change from December 31, 2010	December 31, 2009	% Change from December 31, 2009
Homes under construction:
Sold	479	194	147%	348	38%
Unsold	158	89	78	124	27

Total consolidated	637	283	125	472	35
Unconsolidated Joint Ventures	27	40	(33)	392	(93)

Total homes under construction	664	323	106%	864	(23)%

Completed homes:(a)
Sold(b)	67	41	63%	29	131%
Unsold	87	77	13	58	50

Total consolidated	154	118	31	87	77
Unconsolidated Joint Ventures	29	22	32	6	383

Total completed homes	183	140	31%	93	97%

(a)	Excludes model homes.
(b)	Sold but not closed.

LIQUIDITY AND CAPITAL RESOURCES

Operating and other short-term cash liquidity needs are funded from our homebuilding operations primarily through home closings and land sales, net of the underlying expenditures to fund these operations. We do not have a revolving credit facility to fund our short-term cash liquidity needs. At September 30, 2011, cash and cash equivalents were $209.0 million, restricted cash was $13.8 million and total debt was $752.3 million, compared to cash and cash equivalents of $166.9 million, restricted cash of $11.7 million and total debt of $730.0 million at December 31, 2010. Restricted cash includes cash used as collateral for potential obligations paid by the Company’s bank, customer deposits temporarily restricted in accordance with regulatory requirements, and cash used in lieu of bonds.

Based on our financial condition, we believe our cash from operations will be sufficient to provide for our cash requirements in the next twelve months. In evaluating this sufficiency, we considered the expected cash flow to be generated by our homebuilding operations and our current cash position, compared to our anticipated cash requirements for scheduled interest payments on the Secured Notes, land purchase commitments, joint venture funding requirements and other cash operating expenses. We do not currently expect to make any cash payments to our partners pursuant to the Tax Distribution Agreement in the next twelve months. However, there is a possibility our dispute with the IRS regarding our use of CCM accounting will be resolved by settlement or otherwise during that period. The timing and terms of any possible resolution of this dispute are uncertain and subject to ongoing negotiation and litigation. However, we could be required to make a distribution to SHLP’s equity holders under the Tax Distribution Agreement in connection with any such resolution. If we are required to make cash payments pursuant to the Tax Distribution Agreement, cash from homebuilding operations may be insufficient to cover such payments. See “Risk Factors—The IRS has disallowed certain income recognition methodologies. If we are unsuccessful in appealing this decision, we could become subject to a substantial tax liability from previous years” and “Risk Factors—Under our Tax Distribution Agreement, we are required to make distributions to our equity holders from time to time based on their ownership in SHLP, which is a limited partnership and, under certain circumstances, those distributions may occur even if SHLP does not have taxable income.”

We are unable to extend our evaluation of the sufficiency of our liquidity beyond twelve months, and we cannot assure you in the future our homebuilding operations will generate sufficient cash flow to enable us to grow our business, service our indebtedness, make payments toward land purchase commitments, or fund our joint ventures. For more information, see “Risk Factors—Our ability to generate sufficient cash or access other limited sources of liquidity to operate our business and service our debt depends on many factors, some of which are beyond our control” and “Risk Factors—We have a significant number of contingent liabilities, and if any are satisfied by us, could have a material adverse effect on our liquidity and results of operations.”

The following tables present cash provided by (used in) operating, investing and financing activities:

	Nine Months Ended September 30,
	2011	2010
	(In thousands)
Cash provided by (used in):
Operating activities	$(29,416)	$(122,724)
Investing activities	110,804	36,777
Financing activities	(39,226)	25,538

Net increase (decrease) in cash	$42,162	$(60,409)

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Cash provided by (used in):
Operating activities	$(75,048)	$93,294	$155,959
Investing activities	46,056	16,604	(265,307)
Financing activities	(7,210)	(112,443)	173,080

Net increase (decrease) in cash	$(36,202)	$(2,545)	$63,732

Cash from Operating Activities

For the nine months ended September 30, 2011, cash provided by (used in) operating activities was $(29.4) million compared to $(122.7) million for the nine months ended September 30, 2010. For the nine months ended September 30, 2011, cash (used in) operating activities was primarily attributable to a $(36.2) million increase in inventory, the result of new home construction starts and land acquisitions in the California South and Mountain West/Other segments. For the nine months ended September 30, 2010, cash (used in) operating activities included a decrease in payables and other liabilities, which was primarily attributable to an $(86.0) million insurance premium payment to JFSCI and third-party insurance carriers pursuant to a series of transactions in December 2009, whereby, through PIC, workers’ compensation, general liability and certain completed operations risks were novated or reinsured. In addition, cash used in operating activities included a $(39.9) million increase in inventory, the result of new home construction starts and land acquisitions in all our homebuilding segments.

In 2010, cash provided by (used in) operating activities was $(75.0) million compared to $93.3 million in 2009. The decrease was primarily attributable to $(145.6) million of higher land acquisition and construction costs; an $(86.2) million payment of premiums to third-party insurance companies to reinsure general liability and completed operations loss exposure; $(15.3) million of loan fees and deposits in lieu of letters of credit; $(15.6) million of prepaid completed operations insurance premiums; $(10.0) million of lower income tax refunds; $(28.1) million of lower proceeds from accounts receivables, receivables from related parties and deposits; and the absence of $(67.5) million of proceeds from the Vistancia Transaction in 2009, partially offset by $27.9 million of higher homebuilding revenues, $93.3 million of lower payment of liabilities to related parties; $64.8 million of lower payment of accounts payable and accrued liabilities; and a $20.9 million decrease in restricted cash requirements.

In 2009, cash provided by (used in) operating activities was $93.3 million compared to $156.0 million in 2008. The decrease was primarily attributable to $(474.3) million of lower homebuilding revenues; $(87.9) million of higher payment of liabilities to related parties; $(30.0) million of lower proceeds from accounts receivables, primarily escrow and notes receivables; $(26.3) million of lower proceeds from receivables from related parties; a $(28.0) million increase in restricted cash requirements; $(20.1) of loan modification fees and prepaid expenses; and $(30.0) million of higher payment of accounts payable and accrued liabilities, partially offset by $469.2 million of lower land acquisition and construction costs; $68.9 million of lower selling, general and administrative cash expense; $29.0 million of lower income tax payments, and $67.5 million of proceeds from the Vistancia Transaction.

Cash from Investing Activities

For the nine months ended September 30, 2011, cash provided by (used in) investing activities was $110.8 million compared to $36.8 million for the nine months ended September 30, 2010. For the nine months ended September 30, 2011, cash provided by investing activities was primarily attributable to $107.9 million of collections on promissory notes receivables from related parties, primarily JFSCI, whereby in May 2011, concurrent with issuance of the Secured Notes, JFSCI partially paid down these promissory notes. In June and August 2011, JFSCI also made prepayments on its installment loan payable to the Company. In September 2011, we also sold fixed assets in Highlands Ranch, Colorado, comprised of three buildings and related improvements and land, for $14.4 million cash to a related party, of which $1.5 million was recorded as owners’ contributions. See “Cash from Financing Activities”, below. Proceeds from collections on promissory notes receivables were offset by $(16.4) million of cash contributions to unconsolidated joint ventures, which were used by the unconsolidated joint venture to pay off debt. For the nine months ended September 30, 2010, cash provided by investing activities was primarily attributable to $52.1 million of proceeds from the sale of marketable securities, which were used to partially fund payment of the insurance premiums described in Cash from Operating Activities above. These proceeds were partially offset by $(18.0) million of cash contributions to Unconsolidated Joint Ventures, primarily to a joint venture to paydown its debt and release the Company as a guarantor on the debt, and $(5.1) million property and equipment purchases.

In 2010, cash provided by (used in) investing activities was $46.1 million compared to $16.6 million in 2009. The increase was primarily attributable to $57.4 million of higher net proceeds from purchases and sales of marketable securities, partially offset by $(10.6) million from property and equipment purchases; $(4.5) million of net investments in joint ventures; and $(12.6) million of lower proceeds from sales of property and equipment sales.

In 2009, cash provided by (used in) investing activities was $16.6 million compared to $(265.3) million in 2008. The increase was primarily attributable to net contributions to Unconsolidated Joint Ventures in 2008. In 2009, cash provided by investing activities included $12.6 million of proceeds from sales of golf courses and $17.4 million of net borrowings from related parties, primarily comprised of cash management receivables from JFSCI and a write down of certain loans made to Shea Management LLC and Shea Properties Management Company, Inc. In 2009, cash provided by investing activities also included $(10.1) million of net contributions to Unconsolidated Joint Ventures. In 2008, cash used in investing activities included $(310.7) million of contributions to Unconsolidated Joint Ventures, primarily to $(152.4) million to Shea Capital I, LLC, $(20.5) million to Shea Capital II, LLC, $(77.9) million to Shea Mountain House, LLC, and $(31.3) million to Tonner Hills SSP, LLC and $(58.4) million of loans to related parties, offset by $44.9 million of distributions from Unconsolidated Joint Ventures, primarily $34.1 million from Riverpark Legacy, LLC, $45.1 million of proceeds from the sale of our investment in Shea Capital II, LLC and $7.7 million of proceeds from sales of golf courses.

Cash from Financing Activities

For the nine months ended September 30, 2011, cash provided by (used in) financing activities was $(39.2) million compared to $25.5 million for the nine months ended September 30, 2010. For the nine months ended September 30, 2011, cash (used in) financing activities was primarily attributable to a $(20.0) million principal prepayment of the Secured Facilities in January 2011 and the $(779.6) million payoff of the Secured Facilities in May 2011, which was primarily funded by $750.0 million of Secured Notes. In addition, the Company recorded a $1.5 million owners’ contribution, which represented the consideration received in excess of net book value from the sale of fixed assets to a related party. For the nine months ended September 30, 2010, cash provided by financing activities was primarily attributable to $12.6 million of borrowings for letters of credit presented and a $12.5 million owners’ contribution.

In 2010, cash provided by (used in) financing activities was $(7.2) million compared to $(112.4) in 2009. The increase was primarily attributable to, in 2010, a $(25.0) million principal payment on the Secured Facilities and $5.4 million of borrowings on the revolving line of credit and, in 2009, the $(112.8) million payoff of the promissory note in the Vistancia Transaction. In addition, in 2010, the owners made a $12.5 million contribution.

In 2009, cash provided by (used in) financing activities was $(112.4) million compared to $173.1 million in 2008. The decrease was primarily attributable to, in 2009, the $(112.8) million payoff of the promissory note in the Vistancia Transaction and, in 2008, $220.0 million of borrowings on the revolving line of credit, partially offset by $(26.7) million of principal payments on the private placement debt and term loans and a $(16.5) million principal payment on a bank financed promissory note.

Notes Payable

At September 30, 2011, December 31, 2010 and December 31, 2009, notes payable were as follows:

	September 30, 2011	December 31, 2010	December 31, 2009
	(In thousands)
Notes payable:
Senior secured notes	$750,000	$—	$—
Senior secured bank credit facility	—	215,650	—
Senior secured term loans	—	458,295	—
Senior secured subordinated notes payable	—	54,106	—
Other secured promissory notes	2,328	1,954	17
Unsecured revolving bank line of credit	—	—	220,000
Unsecured private placement debt	—	—	440,000
Unsecured term loans	—	—	85,000

Total notes payable	$752,328	$730,005	$745,017

On November 16, 2010, SHLP and JFSCI, as borrowers, executed loan modifications and extensions to its unsecured revolving bank line of credit, unsecured private placement debt and unsecured term loans, resulting in the effective exchange of such indebtedness for new senior secured notes payable and senior secured subordinated notes payable (the “Secured Facilities”). The Secured Facilities included the securitization of the notes by the Company’s assets, the release of J.F. Shea Construction, Inc., a related party, as a guarantor, and issuance of $80.0 million of additional principal.

In accordance with ASC 470, the Secured Facilities were accounted for as a debt modification, which required the $80.0 million of additional principal be recorded as interest expense over the term of the notes and the Secured Facilities be recorded net of related discount or premium. The carrying value of the Secured Facilities was unchanged as a result of the modification. Accordingly, the amortization of the discount or premium increased the effective interest rate of our Secured Facilities, and therefore interest incurred, for the nine months ended September 30, 2011.

On May 10, 2011, 8.625% senior secured notes were issued in the aggregate principal amount of $750.0 million (the “Secured Notes”) and the outstanding obligations of the Secured Facilities were paid. Principal and interest paid under the Secured Facilities was $779.6 million and $2.5 million, respectively. In connection with payment of the Secured Facilities, all payable-in-kind interest, $5.0 million of principal and certain fees were waived. In addition, of $19.1 million of then outstanding letters of credit, $4.0 million was returned and $15.1 million was paid by the Company, with $14.5 million reimbursed by JFSCI for its share of the letters of credit paid by the Company.

Concurrent with the payoff of the Secured Facilities, an $88.4 million loss on debt extinguishment was recognized for the $65.0 million write-off of the Secured Facilities discount, which increased the Secured Facilities principal to its face value, $779.6 million, and the $23.4 million write-off of prepaid professional and loan fees incurred in connection with the Secured Facilities.

The Secured Notes were issued pursuant to Rule 144A and Regulation S, with registration rights. The Secured Notes bear interest at 8.625% paid semi-annually on May 15 and November 15, and do not require principal payments until they mature on May 15, 2019. At September 30, 2011, there was $25.5 million of accrued interest.

In May 2011, concurrent with issuance of the Secured Notes, through a $75.0 million cash payment and $41.5 million contribution of assets, the receivable from JFSCI was paid down by JFSCI and converted to a $38.9 million term note receivable from JFSCI, bearing 4% interest, payable in equal quarterly installments and maturing May 15, 2019. In June 2011 and August 2011, JFSCI elected to make prepayments, including interest, of $7.7 million and $6.6 million, respectively, and apply these prepayments to future installments such that JFSCI would not be required to make a payment until February 2014.

The indenture governing the Secured Notes contains covenants that limit, among other things, our ability to incur additional indebtedness (including the issuance of certain preferred stock), pay dividends and distributions on our equity interests, repurchase our equity interests, retire unsecured or subordinated notes more than one year prior to their maturity, make investments in subsidiaries and joint ventures that are not restricted subsidiaries that guarantee the notes, sell certain assets, incur liens, merge with or into other companies, expand into unrelated businesses, and enter into certain transactions with our affiliates.

The indenture governing the Secured Notes provides that we and our restricted subsidiaries may not incur or guarantee the payment of any indebtedness (other than certain specified types of permitted indebtedness) unless, immediately after giving effect to such incurrence or guarantee and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio (as defined in the indenture governing the Secured Notes) would be at least 2.0 to 1.0. “Consolidated Fixed Charge Coverage Ratio” is defined in the indenture governing the Secured Notes as the ratio of (i) our Consolidated Cash Flow Available for Fixed Charges (as defined in the indenture governing the Secured Notes) for the prior four full fiscal quarters, to (ii) our aggregate Consolidated Interest Expense (as defined in the indenture governing the Secured Notes) for such prior four full fiscal quarters, in each case giving pro forma effect to certain transactions as specified in the indenture governing the Secured Notes. At September 30, 2011, our Consolidated Fixed Charge Coverage Ratio, determined as specified in the indenture governing the Secured Notes, was 0.86.

CONTRACTUAL OBLIGATIONS, COMMERCIAL COMMITMENTS AND OFF-BALANCE SHEET ARRANGEMENTS

Contractual Obligations

Our primary contractual obligations are payments under notes payable, operating leases and purchase obligations. Purchase obligations primarily represent land purchase and option contracts, including specific performance requirements that may require us to purchase land when a land seller meets certain obligations, and purchase obligations for water system connection rights. At September 30, 2011, material changes to contractual obligations since December 31, 2010 included payoff of the Secured Facilities and issuance of $750.0 million of Secured Notes in May 2011.

At September 30, 2011, future estimated payments under existing contractual obligations, including estimated future cash payments, are as follows:

	Payments due by period
	Total	Less than 1 Year	1 – 3 Years	4 – 5 Years	After 5 Years
	(In thousands)
Contractual obligations:
Long-term debt principal payments	$752,328	$1,929	$399	$—	$750,000
Long-term debt interest payments	518,472	65,624	129,411	129,375	194,062
Operating leases	10,859	3,260	3,828	2,062	1,709
Purchase obligations(1)	261,969	69,652	94,541	71,620	26,156

Total contractual obligations	$1,543,628	$140,465	$228,179	$203,057	$971,927

(1)	Comprised of $222.3 million of land purchase and option contracts, and $39.7 million water system connection rights purchase obligations.

We expect to fund contractual obligations in the ordinary course of business with existing cash resources, cash flows generated from operations and issuance of new debt as market conditions permit.

Land Purchase and Option Contracts

In the ordinary course of business, we enter into land purchase and option contracts to procure land for construction of homes. These contracts typically require a cash deposit and the purchase is often contingent on satisfaction of certain requirements by land sellers, including securing property and development entitlements. We utilize option contracts as a method of acquiring large tracts of land in smaller parcels to better manage financial and market risk of holding land and to reduce use of funds. Option contracts generally require a non-refundable deposit for the right to acquire lots over a specified period of time at a predetermined price. However, the purchase price may not be determinable and payable until the land or lots are sold. In such instances, an estimated purchase price is not included in the total remaining purchase price. At our discretion, we generally have rights to terminate our obligations under purchase and option contracts by forfeiting our cash deposit or repaying amounts drawn under our letter of credit with no further financial responsibility to the land seller. However, purchase contracts can contain specific performance clauses that require us to purchase a specified number of lots at predetermined prices upon satisfaction of certain requirements by the seller and Company.

Use of option contracts is dependent on the willingness of land sellers, availability of capital, housing market conditions and geographic preferences. Options may be more difficult to obtain from land sellers in stronger housing markets and are more prevalent in certain geographic regions.

At September 30, 2011, we had $15.0 million in option contract deposits on land with a total remaining purchase price, excluding land subject to option contracts that do not specify a purchase price, of $222.3 million, compared to $7.9 million and $132.5 million, respectively, at December 31, 2010. At September 30, 2011, $95.7 million of the $222.3 million remaining purchase price on such option contracts was subject to specific performance clauses, consistent with December 31, 2010. These specific performance option contracts were reflected in the applicable community’s future cash flow projections, which serve as the basis for the community’s impairment evaluation. For the three and nine months ended September 30, 2011 and for the year ended December 31, 2010, no impairments were recorded at communities with specific performance option contracts.

At December 31, 2010, we had $7.9 million in option contract deposits on land with a total remaining purchase price, excluding land subject to option contracts that do not specify a purchase price, of $132.5 million, compared to $7.6 million and $151.3 million, respectively, at December 31, 2009. At December 31, 2010,

$95.7 million of the $132.5 million remaining purchase price on such option contacts was subject to specific performance clauses, compared to $111.0 million of the $151.3 million total remaining purchase price on option contracts at December 31, 2009. These specific performance option contracts were reflected in the applicable community’s future cash flow projections, which serve as the basis for the community’s impairment evaluation. For the years ended December 31, 2010 and 2009, no impairments were recorded at communities with specific performance option contracts.

At December 31, 2009, we had $7.6 million in option contract deposits on land with a total remaining purchase price, excluding land subject to option contracts that do not specify a purchase price, of $151.3 million, compared to $8.8 and $153.3 million, respectively, at December 31, 2008. At December 31, 2009, $111.0 million of the $151.3 million remaining purchase price on such option contracts was subject to specific performance clauses, compared to $111.3 million of the $153.3 million total remaining purchase price on option contracts at December 31, 2008. These specific performance option contracts were reflected in the applicable community’s future cash flow projections, which serve as the basis for the community’s impairment evaluation. For the years ended December 31, 2009 and 2008, no impairments were recorded at communities with specific performance option contracts.

Water System Connection Rights

In certain consolidated homebuilding projects, we have contractual obligations to purchase and receive water system connection rights which, at September 30, 2011, were $39.7 million. These water system connection rights are held and then transferred to homebuyers upon closing of their home or transferred upon the sale of land to the respective buyer. These water system connection rights can also be sold or leased but generally only within the local jurisdiction.

Land Development and Homebuilding Joint Ventures

We enter into land development and homebuilding joint ventures for the following purposes:

•	leveraging our capital base;

•	managing financial and market risks of holding land;

•	establishing strategic alliances;

•	accessing lot positions; and

•	expanding market share.

These joint ventures typically obtain secured acquisition, development and construction financing, each designed to reduce use of funds. In response to weak homebuilding market conditions, the number of joint ventures in which we participate and their underlying debt have significantly decreased.

At September 30, 2011, total Unconsolidated Joint Ventures’ notes payable were $105.8 million and included $56.9 million of bank and seller financing notes payable secured by real property and $48.9 million of notes payables with joint ventures’ partners, of which $15.4 million was secured by real property. At December 31, 2010, total Unconsolidated Joint Ventures’ notes payable were $126.3 million and included $77.4 million of bank and seller financing notes payable secured by real property and $48.9 million of notes payable to joint ventures’ partners, of which $15.4 million was secured by real property. In addition, at September 30, 2011 and December 31, 2010, we had an indirect 12.3% effective ownership in a joint venture that had bank notes payable secured by real property of $7.2 million, in which we have not provided guarantees.

At September 30, 2011 and December 31, 2010, of the $56.9 million and $77.4 million in our Unconsolidated Joint Ventures’ outstanding bank and seller financing secured notes payable, respectively, we provided guarantees on a joint and several basis for one secured note payable which had an outstanding balance of $11.6 million and $19.5 million at September 30, 2011 and December 31, 2010, respectively. These guarantees include, but are not limited to, project completion and loan-to-value maintenance guarantees. In addition, we have an indemnification agreement from our joint venture partner for 90% of this secured note payable’s outstanding balance of $11.6 million and $19.5 million, respectively. No liabilities were recorded for these guarantees as the fair value of secured real estate assets exceeded the outstanding notes payable. We have not provided guarantees on bank and seller financing secured notes payable of $45.3 million and $57.9 million, respectively, or on notes payable to joint ventures’ partners of $48.9 million and $48.9 million, respectively.

Despite recent reductions in the size of our joint venture portfolio, we may be required to use our funds for obligations of these joint ventures, such as:

•	loans (including to replace expiring loans, to satisfy loan re-margin and land development and construction completion obligations or to satisfy environmental indemnity obligations);

•	development and construction costs;

•	indemnity obligations to surety providers;

•	land purchase obligations; and

•

dissolutions (including satisfaction of joint venture indebtedness through repayment or the assumption of such indebtedness, payments to our partners in connection with the dissolution, and the remaining costs to complete).

Guarantees, Surety Obligations and Other Contingencies

At December 31, 2009, in addition to guarantees on our joint ventures’ outstanding borrowings, we guaranteed, on a joint and several basis, certain secured development loans of related parties in which we had no ownership interest. The guarantees were partial or contingent guarantees that included, but not limited to, project completion guarantees and loan-to-value maintenance guarantees. At December 31, 2009, these loans had a $62.5 million aggregate outstanding principal balance and no liability was recorded for these guarantees. At June 30, 2010, the majority of these loans were modified and we were released as a guarantor. At September 30, 2011 and December 31, 2010, the remaining unconditional loan-to-value maintenance guarantee issued, on a joint and several basis, was for a secured development loan for Shea/Baker Ranch Associates, LLC, a related party in which we have no ownership interest. At September 30, 2011 and December 31, 2010, the loan had a $25.4 million outstanding principal balance. A liability was not recorded for this guarantee as the fair value of the secured real estate assets exceeded the outstanding notes payable.

Joint and several non-recourse (“bad boy”) guarantees were issued for secured permanent financing loans of related parties in which we have no ownership interest. The bad boy guarantee may become a liability for us upon a voluntary bankruptcy filing by the related party borrower or the occurrence of other “bad” acts, including fraud or a material misrepresentation by the related party borrower. At December 31, 2009, these loans had a $183.3 million outstanding principal balance. In June 2010, we were released as a guarantor from two of these loans. At September 30, 2011 and December 31, 2010, the remaining three loans had a $46.4 million and $47.3 million outstanding principal balance, respectively. These loans have maturity dates between December 2011 and September 2012. A liability was not recorded for these guarantees as the probability of payment on these guarantees is remote.

At December 31, 2010, we had an $83.0 million letter of credit facility, which was reduced by $18.5 million of outstanding letters of credit issued by JFSCI. On May 10, 2011, concurrent with issuance of the Secured Notes and payoff of the Secured Facilities, this facility was canceled and we entered into a new $75.0 million letter of credit facility. At September 30, 2011, outstanding letters of credit against the new letter of credit facility was $4.5 million.

We are required to provide surety bonds that guarantee completion of certain infrastructure that serves our homebuilding projects. At September 30, 2011, we had a $70.8 million exposure in connection with $179.2 million of surety bonds issued for our projects. At December 31, 2010, we had a $77.5 million exposure in connection with $180.7 million of surety bonds issued for our projects. At December 31, 2009, we had a $110.4 million exposure in connection with $264.4 million of surety bonds issued for our projects.

We also provided indemnification for bonds issued by Unconsolidated Joint Ventures and other related party projects in which we have no ownership interest. At September 30, 2011, we had a $29.3 million exposure in connection with $69.0 million of surety bonds issued for Unconsolidated Joint Venture projects, and a $3.7 million exposure in connection with $7.7 million of surety bonds issued for related party projects. At December 31, 2010, we had a $44.6 million exposure in connection with $80.2 million of surety bonds issued for Unconsolidated Joint Venture projects, and a $9.4 million exposure in connection with $14.1 million of surety bonds issued for related party projects. At December 31, 2009, we had a $53.2 million exposure in connection with $104.7 million of surety bonds issued for Unconsolidated Joint Venture projects, and a $14.0 million exposure in connection with $23.6 million of surety bonds issued for related party projects.

Certain of our consolidated and joint ventures’ homebuilding projects utilize and may continue to utilize community facility district, metro-district and other local government bond financing programs to fund construction or acquisition of infrastructure improvements. Interest and principal on these bonds are typically paid from taxes and assessments levied on homeowners following the sale of new homes within the project. From time to time we enter into credit support arrangements where we are required to make interest and principal payments on these bonds if the taxes and assessments levied on homeowners are insufficient to cover such obligations. Furthermore, reimbursement of these payments to us is dependent on the district or local government’s ability to generate sufficient tax and assessment revenues from the sale of new homes.

CRITICAL ACCOUNTING POLICIES

The preparation of condensed consolidated financial statements requires us to make estimates and judgments that affect reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those that impact our most critical accounting policies. We base our estimates and judgments on historical experience and various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe accounting policies related to the following accounts or activities are those most critical to the portrayal of our financial condition and results of operations and require the most significant judgments and estimates.

Inventory

Inventories are stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventories are written down to fair value. Quarterly, we review our real estate assets at each community for indicators of impairment. Our real estate assets include projects actively selling and projects under development or held for future development. Indicators of impairment include, but are not limited to, significant decreases in local housing market values and selling prices of comparable homes, significant decreases in gross margins and sales absorption rates, costs in excess of budget, and actual or projected cash flow losses.

Quarterly, we perform a detailed budget and cash flow review of our real estate assets to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the asset’s carrying value. If the undiscounted cash flows are more than the asset’s carrying value, no impairment adjustment is required. However, if the undiscounted cash flows are less than the asset’s carrying value, the asset is deemed impaired and is written down to its fair value. These impairment evaluations require us to make estimates and assumptions regarding future conditions, including timing and amounts of development costs and sales prices of real estate assets, to determine whether expected future undiscounted cash flows will be sufficient to recover the asset’s carrying value.

When estimating undiscounted cash flows of a community, we make various assumptions, including: (i) expected sales prices and sales incentives to be offered, including the number of homes available, pricing and incentives being offered by us or builders in other communities, and future sales price adjustments based on market and economic trends; (ii) expected sales pace and cancellation rates based on local housing market conditions, competition and historical trends; (iii) costs expended to date and expected to be incurred, including, but not limited to, land and land development costs, home construction costs, interest costs, indirect construction and overhead costs, and selling and marketing costs; (iv) alternative product offerings that may be offered that could have an impact on sales pace, sales price and/or building costs; and (v) alternative uses for the property.

Many assumptions are interdependent and a change in one may require a corresponding change to other assumptions. For example, increasing or decreasing sales absorption rates has a direct impact on the estimated per unit sales price of a home, the level of time sensitive costs (such as indirect construction, overhead and carrying costs), and selling and marketing costs (such as model maintenance costs and advertising costs). Depending on the underlying objective of the community, assumptions could have a significant impact on the projected cash flow analysis. For example, if our objective is to preserve operating margins, our cash flow analysis will be different than if the objective is to increase sales. These objectives may vary significantly from community to community and over time.

If assets are considered impaired, impairment is determined by the amount the asset’s carrying value exceeds its fair value. Fair value is determined based on estimated future cash flows discounted for inherent risks associated with real estate assets or other valuation techniques. These discounted cash flows are impacted by expected risk based on estimated land development, construction and delivery timelines; market risk of price erosion; uncertainty of development or construction cost increases; and other risks specific to the asset or market conditions where the asset is located when assessment is made. These factors are specific to each community and may vary among communities. The discount rate used in determining each asset’s fair value depends on the community’s projected life and development stage. We generally use discount rates ranging from 10% to 25%, subject to perceived risks associated with the community’s cash flow streams relative to its inventory.

Completed Operations Claim Costs

We maintain, and require our subcontractors to maintain, general liability insurance which includes coverage for completed operations losses and damages. Most of our subcontractors carry this insurance through our “rolling wrap-up” insurance program, where our risks and risks of participating subcontractors working on our projects are insured through a set of master policies.

We record expenses and liabilities related to the estimated costs of completed operations claims when received in the ordinary course of business. We also record expenses and liabilities for estimated costs of potential completed operations claims based upon aggregated loss experience, which includes an estimate of completed operations claims incurred but not reported and is actuarially estimated using individual case-basis valuations and statistical analysis. These estimates make up our entire reserve and are subject to a high degree of variability due to uncertainties such as trends in completed operations claims related to our markets and products built, changes in claims reporting and settlement patterns, third party recoveries, insurance industry practices, insurance regulations and legal precedent. Because state regulations vary, completed operations claims are reported and resolved over an extended period, sometimes exceeding twelve years. As a result, actual costs may differ significantly from estimates.

Completed operations claims reserves primarily represent claims for property damage to completed homes and projects outside of our one-to-two year warranty period. Specific terms and conditions of completed operations warranties vary depending on the market in which homes are closed.

The actuarial analyses that determined these incurred but not reported claims consider various factors, including frequency and severity of losses, which are based on our historical claims experience supplemented by industry data. The actuarial analyses of these claims and reserves also consider historical third party recovery rates and claims management expenses. Due to the inherent uncertainty related to each of these factors, periodic changes to such factors based on updated relevant information could result in actual costs to differ significantly from estimated costs.

In accordance with our underlying completed operations insurance policies, these completed operations claims costs are recoverable from our subcontractors or insurance carriers. Effective December 2009, completed operations claims through July 31, 2009 are insured with third-party insurance carriers and, effective February 2011, completed operations claims commencing August 1, 2009 are insured with an affiliate insurance carrier.

Revenues

Revenues from housing and other real estate sales are recognized in accordance with Accounting Standards Codification (“ASC”) 360 when the respective units are closed. Housing and other real estate sales are closed when all conditions of escrow are met, including delivery of the home or other real estate asset, title passage, appropriate consideration is received and collection of associated receivables, if any, is reasonably assured. Sales incentives are a reduction of revenues when the respective unit is closed.

Income Taxes

SHLP is treated as a partnership for income tax purposes. As a limited partnership, we are is subject to certain minimal state taxes and fees; however, taxes on income or losses realized by us are generally the obligation of the Partners and their owners.

SHI and PIC are C corporations. Federal and state income taxes are provided for these entities in accordance with the provisions of ASC 740. The provision for, or benefit from, income taxes is calculated using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are evaluated to determine whether a valuation allowance should be established based on its determination of whether it is more likely than not some or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets depends primarily on generation of future taxable income during the periods in which those temporary differences become deductible. Judgment is required in determining future tax consequences of events that have been recognized in the consolidated financial statements and/or tax returns. Differences between anticipated and actual outcomes of these future tax consequences could have a material impact on the consolidated financial position or results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, (“ASU 2011-04”). ASU 2011-04 amends ASC 820, Fair Value Measurements (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the ASC 820 disclosure requirements, particularly for Level 3 fair value measurements. ASU 2011-04 will be effective for the Company’s fiscal year beginning January 1, 2012. The Company is currently evaluating the potential impact of adopting this guidance on its consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 requires the presentation of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in equity.

ASU 2011-05 will be effective for the Company’s fiscal year beginning January 1, 2012. The Company believes the adoption of ASU 2011-05 concerns disclosure and presentation only and will not have a material impact on its consolidated financial position or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk primarily from interest rate fluctuations. We have historically incurred both fixed-rate and variable-rate debt. For fixed-rate debt, changes in interest rates generally affect the fair market value of the debt instrument, but not our earnings or cash flow. Conversely, for variable-rate debt, changes in interest rates generally do not affect the fair market value of the debt but do affect our earnings and cash flow. We do not have an obligation to prepay fixed-rate debt prior to maturity and, as a result, interest rate risk and changes in fair market value should not have a significant impact on such debt until we refinance.

On May 10, 2011, existing Secured Facilities were paid off from $750.0 million of Secured Notes that bear interest at a fixed rate of 8.625%. No principal payments are due until maturity on May 15, 2019. We currently have no other material indebtedness outstanding.

BUSINESS

Overview

We are one of the largest private homebuilders in the United States. We design, build and market single-family detached and attached homes across various geographic markets in California, Arizona, Colorado, Washington, Nevada and Florida. We serve a broad customer base including entry, move-up, luxury and active adult home buyers. We have been recognized by industry professionals and our homebuyers for quality, customer service and craftsmanship, as evidenced by receipt of some of the homebuilding industry’s most prominent awards, including being named as “Builder of the Year” in 2007 by Professional Builder magazine and one of “America’s Best Builders” in 2005 by the National Association of Homebuilders and Builder magazine. In February 2011, Shea Homes was honored as one of 40 brands in the country to be named a J.D. Power “Customer Service Champion” and is the only homebuilder to receive this honor.

Our operating results are aggregated into three reportable segments:

•	California South, comprised of the results of our communities in Los Angeles, Ventura, Orange County, Inland Empire and San Diego;

•	California North, comprised of the results of our communities in northern and central California; and

•	Mountain West/Other, comprised of the results of our communities in Arizona, Colorado, Washington, Nevada and Florida.

Our communities are grouped into these segments based on similar economic and other characteristics, including product types, production processes, suppliers, subcontractors, jurisdictional and political environments, land availability and values, and underlying demand and supply.

Since its founding in 1881 in Portland, Oregon, the Shea family of companies has grown but remained privately held by the Shea family. The Shea family began building homes in 1968 through JFSCI, and in 1989, homebuilding under the Shea Homes brand was moved to the newly-formed SHLP, an entity under the broader umbrella of JFSCI. In all, the Shea Homes brand has enjoyed a 40-plus year legacy of consistent family management and support.

We operate under three brands that reflect our value proposition: homes designed to meet the needs of our customers, with standard energy-efficient features, built in an environmentally-responsible manner.

•	Shea Homes, our flagship brand, targets first-time and move-up buyers. Each segment builds and markets homes under the Shea Homes brand;

•

Trilogy, master-planned communities designed and built to meet the needs and active lifestyles of “baby boomer” generation. These communities combine quality homes with diverse resort-like amenities in each segment; and

•

SPACES, our newest brand, targets 25-40 year-old buyers in each segment with contemporary, practical homes that have flexible floor plans and stylish, energy-efficient features at an affordable price. We have opened SPACES communities in all of our segments.

History

In 1881, John F. Shea established a small plumbing business in Portland, Oregon. From those modest beginnings, the fourth generation of the Shea family is now leading Shea Homes.

Since its formation over 40 years ago, Shea Homes has expanded significantly through acquisitions, developments and joint ventures to become one of the most well-regarded homebuilders in the markets in which it competes:

1968:	Residential homebuilding operations began in southern California;

1970:	Residential homebuilding operations began in northern California;

1985:	Residential homebuilding operations began in San Diego;

1989:	Acquired Knoell Homes and residential homebuilding operations began in Arizona;

1996:	Residential homebuilding operations began in Denver and a portfolio of assets in southern and northern California was acquired from Chevron Land;

1997:	Purchased Mission Viejo Company and its land holdings in southern California and Colorado from Philip Morris;

1998:	Purchased UDC Homes, Inc. and launched the Trilogy brand;

2001:	Residential homebuilding operations began in Washington state;

2006:	Acquired homebuilding land, commercial land and income properties that comprised the Denver Tech Center;

2007:	Residential homebuilding operations began in Florida;

2009:	Launched the SPACES brand; and

2010:	Residential homebuilding operations began in Nevada.

Nearly 100% of SHLP is beneficially owned by the Shea family through direct ownership and through the family’s ownership of various Shea entities. The Shea family ownership interests are shared by 20 families, consisting of the families of each of John F. Shea, Mary Shea and Peter O. Shea and the families of their children. See “Security Ownership of Certain Beneficial Owners and Management.”

Markets and Products

For the nine months ended September 30, 2011, we operated an average of 78 consolidated active selling communities in California, Arizona, Colorado, Washington, Nevada and Florida. When determining markets to enter, we evaluate various factors, including local economic and real estate conditions, historical and projected population and job growth trends, number of housing starts, building lot availability and price, housing inventory, climate, customer profile, regional raw material costs, competitive environment and home sales rates.

Within each community, we utilize a product mix depending on market conditions and opportunities. In determining product mix in each community, we consider demographic trends, demand for a particular type of product, margins, timing and economic strength of the market. While remaining responsive to market opportunities, we have focused, and intend to continue to focus, our core homebuilding business primarily on first-time and move-up buyers offering single-family detached and attached homes.

We offer extensive design options that, in conjunction with our sophisticated building systems, allow us to produce homes with features that customers desire while maintaining efficient construction cycle times. We strive to maximize vendor standardization across our product lines by using national accounts for appliances (Whirlpool) and plumbing fixtures (Delta). In addition, our in-house and outside architectural teams seek to create innovative designs that can be efficiently produced across our multiple product lines.

Brands

We build homes under three brands: Shea Homes, Trilogy and SPACES.

Shea Homes, with its “Caring Since 1881” tag line, referencing the Shea family legacy in the construction business, is our namesake brand. Shea Homes branded homes are stylishly designed and include energy-efficient features intended to meet the needs of customers across multiple market segments. We believe our unique floor plans and elevations, combined with attractive features and amenities, differentiate Shea Homes branded homes from our competitors’ homes. Under this brand, we have built new homes and developed master-planned communities for thousands of families. We built active adult homes under both our Shea Homes and Trilogy brands.

Trilogy master-planned communities are designed and built to meet the needs and active lifestyles of the “baby boomer” generation. Trilogy communities are resort-oriented, offering a new choice in living to those looking for a lifestyle revolving around wellness, continued learning and a sense of community. Trilogy’s architectural product design and amenities reflect changing needs of its residents, including business services, high-end clubs and a diverse range of recreational choices.

SPACES, our newest brand, offers homes designed to appeal to 25-40 year-old buyers, which we believe will be a strong market segment as the housing market recovers. SPACES homes are designed to meet priorities set by their target customers: contemporary homes with flexible floor plans, stylish features and efficient and resource-saving fixtures and equipment at an affordable price. SPACES homes include energy-saving materials and construction that reduce the energy required to heat and cool home interiors. SPACES homes’ construction documents and plans are drawn by our in-house architectural team, allowing us to maintain design and specification consistency and leverage suppliers across segments to lower construction costs.

Land Acquisition and Development

We have a disciplined and structured land acquisition process. Each acquisition must be approved by our land committee, which is composed of members of senior management and directors. The committee reviews potential new projects and option deposit funds are placed at risk only if the committee votes in favor of purchasing the land. As part of this process, the committee reviews due diligence information provided by our land acquisition teams, typically including market, environmental and site planning studies of undeveloped properties and an overall risk and financial analysis. We believe our current land supply will support operations in our Colorado market over a three to four year period. All of our remaining markets (with the exception of our small Washington and Florida markets) are expected to acquire inventory to meet expected demand.

We typically purchase land only after substantially all of the necessary governmental development approvals or entitlements have been obtained so that development or construction may begin as and when market conditions dictate. The term “entitlements” refers to the right, for the duration of the term of the entitlements, to develop a specific number of residential lots without the need for further public hearings or discretionary local government approvals. Entitlements generally give the developer the right to obtain building permits upon compliance with conditions that are ordinarily within the developer’s control. Although entitlements are usually obtained before we purchase land, we are still required to secure a variety of other governmental approvals and obtain permits prior to and during development and construction. The process of obtaining such approvals and permits can be costly and can substantially delay the development cycle.

We acquire land through purchases and option contracts. Deposits made in connection with entering into option contracts are generally refundable until the necessary entitlements and zoning, including plan approval and in some cases engineering plan approval, is obtained, at which point they become non-refundable. Purchases are generally financed through our cash flow from operations. Option contracts allow us to control lots and land without incurring the risks of land ownership or financial commitments other than, in some circumstances, a non-refundable deposit. We also enter into option contracts with third parties, including our affiliates, to purchase finished lots before home construction begins. These option contracts may require a certain number of purchases per quarter. We have the right to decline to exercise future purchases and to cancel our future rights to lots, forfeiting only the deposits held by the sellers at that time, with exception of our project known as Trilogy Central Coast. At September 30, 2011, our total remaining obligation to purchase land at Trilogy Central Coast is $95.7 million to be paid in the next 5 years.

At September 30, 2011, December 31, 2010 and December 31, 2009, total lots owned or controlled were as follows:

	September 30, 2011	December 31, 2010	% Change from December 31, 2010	December 31, 2009	% Change from December 31, 2009
Lots owned or controlled by segment:
California South	2,244	2,281	(2)%	2,322	(3)%
California North	4,337	3,443	26	3,746	16
Mountain West/Other	11,708	10,836	8	11,014	6

Total consolidated	18,289	16,560	10	17,082	7
Unconsolidated Joint Ventures	6,076	7,867	(23)	7,191	(16)

Total lots owned or controlled	24,365	24,427	0%	24,273	0%

Lots owned or controlled by ownership type:
Lots owned	10,141	9,260	10%	10,358	(2)%
Lots optioned or subject to contract	8,148	7,300	12	6,724	21
Joint venture lots	6,076	7,867	(23)	7,191	(16)

Total lots owned or controlled	24,365	24,427	0%	24,273	0%

Once we acquire undeveloped land, we generally begin development through contractual agreements with consultants and our TradePartners®. These activities include site planning and engineering and constructing roads, sewer, water, utility and drainage systems and, in certain instances, recreational amenities. For additional information regarding our land position, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Selected Homebuilding Operational Data—Land and Homes in Inventory.”

Joint Ventures

Unconsolidated Joint Ventures

We operate unconsolidated homebuilding and land development joint ventures (“Unconsolidated Joint Ventures”) with independent and affiliated parties in which we do not have a controlling interest. These joint ventures allow us to acquire attractive land positions, expand market opportunities, manage our risk profile and leverage our capital base. Most Unconsolidated Joint Ventures are with financial partners, where we have a 5-15% ownership interest and receives promoted returns, which returns increase our share of profits beyond our ownership interest. In addition, we collect fees as reimbursement of our costs to manage the venture and its properties.

In recent years, we significantly reduced our exposure in certain Unconsolidated Joint Ventures. In April 2011, through our Consolidated Joint Venture, Shea Colorado, LLC we entered into transactions with the joint venture partner of two Unconsolidated Joint Ventures in Colorado, in which we own a 50% ownership interest in each, SB Meridian Villages, LLC (SBMV) and TCD Bradbury LLC (TCDB). First, we assigned our membership interest in SBMV to the joint venture partner for $4.5 million, which resulted in a $0.5 million gain. Second, we contributed $11.5 million cash to TCDB and received $15.4 million of land and a $0.6 million secured promissory note payable, and the joint venture partner received $12.2 million and $6.5 million of land and cash, respectively. TCDB then paid off a bank note payable that was secured by the land distributed to the TCDB partners. In May 2008, we restructured three joint ventures we owned with CalPERS where CalPERS purchased our entire interest in two joint ventures, Shea Capital I, LLC and Shea Mountain House, LLC, and we purchased CalPERS’ entire interest in the third joint venture, Shea Capital II, LLC, resulting in a $167.6 million loss.

In addition, for the years ended December 31, 2010, 2009 and 2008, we wrote down our investment in Unconsolidated Joint Ventures by $1.3 million, $30.5 million and $35.1 million, respectively, a result of inventory impairments incurred by these joint ventures. For the nine months ended September 30, 2011, there were no impairments on our investments in Unconsolidated Joint Ventures. For the nine months ended September 30, 2010, we wrote down our investment in Unconsolidated Joint Ventures by $1.3 million, a result of inventory impairments incurred by these joint ventures.

Our Unconsolidated Joint Ventures obtain secured acquisition, development and construction financing primarily from third party lenders. At September 30, 2011, debt to these lenders was $56.9 million, of which SHLP issued loan-to-value maintenance, project completion and environmental hazard liability guarantees on $11.6 million. In addition, SHLP and SHI issued $71.8 million of loan-to-value maintenance and/or non-recourse exception guarantees (pursuant to which SHLP and SHI may be liable if the respective borrower engages in certain prohibited acts) for joint ventures owned by other Shea Family Owned Companies in which SHLP and SHI have no ownership interest. If these guarantees are triggered, SHLP and SHI could become liable for payment of this debt.

At September 30, 2011, the book value of our investment in Unconsolidated Joint Ventures was $29.4 million, which includes $0.5 million of liabilities in excess of its investment in certain joint ventures.

Consolidated Joint Ventures

We consolidate joint ventures when we have a controlling ownership interest or, absent a controlling interest, can substantially influence its business (“Consolidated Joint Ventures”). At September 30, 2011, we conducted business primarily in two Consolidated Joint Ventures, Vistancia, LLC (83.3% ownership) and Shea Colorado, LLC (58% ownership).

In August 2009, our Consolidated Joint Venture, Vistancia, LLC, entered into the Vistancia Transaction, where Vistancia, LLC contributed substantially all its land to four single member LLCs and sold 90% of its interest in these LLCs to an unrelated third party for $67.5 million, resulting in a $195.7 million pre-tax loss, of which $32.1 million was attributable to non-controlling interests. As a result of the Vistancia Transaction, assets of Vistancia, LLC are comprised of a 10% investment in these single member LLCs and the homebuilding activities of its wholly-owned subsidiaries, Vistancia Construction, LLC and Vistancia Marketing, LLC.

Shea Colorado, LLC is a joint venture with Shea Properties II, LLC, a Shea affiliate, whose assets consist primarily of real estate, 50% ownership interests in Unconsolidated Joint Ventures and notes receivables from these Unconsolidated Joint Ventures.

We have also recorded impairments on the real estate assets in Consolidated Joint Ventures. For the years ended December 31, 2010 and 2008, these impairments were $4.6 million and $61.8 million, respectively, of which $1.9 million and $17.9 million, respectively, were attributable to non-controlling interests. For the year ended December 31, 2009, there were no impairments on the real estate assets in Consolidated Joint Ventures. In addition, for the year ended December 31, 2010, we recorded a $6.5 million charge for the non-realization of a non-controlling interest’s deficit capital balance. For the nine months ended September 30, 2011 and 2010, there were no impairments on the real estate assets in Consolidated Joint Ventures.

Marketing and Sales

We believe we have established a valuable brand, which has a reputation for high quality construction, innovative design and strong customer service. We believe our reputation helps generate interest in each new project we undertake. We have positioned ourselves as the “homebuilder who cares” and believe our approach drives customer satisfaction, increases referrals and improves brand recognition.

We utilize a variety of marketing platforms, including website, internet and mobile applications, customer information centers, advertisements, newspapers, magazines and brochures, direct mail, billboards and fully decorated model units. We focus on being at the forefront of technological advances in products and how we communicate information to the marketplace. We have success with Facebook, Twitter and blogs, and in November 2009, we became the first national builder to launch an application for Apple’s iPhone and iPod Touch devices. We also maintain a state-of-the-art website that allows potential customers to insert their existing furniture into our floor plans, and benefit from an exclusive industry non-compete agreement with our website design firm.

Model homes play an important role in our marketing. Consequently, we focus on creating an attractive atmosphere at each model home. We use local third-party design specialists for interior decorations, which vary within models based upon characteristics of targeted homebuyers. At September 30, 2011, we owned 208 model homes throughout our communities. In addition, we have home design service centers which offer a wide range of customization options to satisfy individual customer tastes.

To sell homes, we employ commissioned sales agents who are licensed real estate agents where required by law. We also utilize independent brokers and, for their services, pay a market-based commission based on the price of the home.

Customer purchase deposit requirements vary amongst markets based on customs and practices and are influenced by the financing program utilized by the consumer. Total base purchase price deposits range from $500 to more than $70,000 and can represent less than 1% to more than 24% of the house purchase price (excluding options). Additional purchase deposits are required for options and upgrades and can be as high as 65% of the option price. Generally, higher deposit percentages are required for large option orders. For example, a customer may be required to make a 20% deposit for standard options but would be required to deposit as much as 100% of the purchase price for unusual or significant levels of options. Most sales contracts stipulate (in accordance with applicable laws) when customers cancel their contracts following the satisfaction of all contingencies, we have the right to retain their earnest money and option deposits; however, we may elect to refund certain deposits based on special circumstances. Our sales contracts also include a financing contingency which permits customers to cancel and receive a refund of their deposits if they cannot obtain mortgage financing at prevailing or specified interest rates within a specified period. Our contracts may include other contingencies, such as the sale of an existing home. Our cancellation rate as a percentage of home sales orders averaged approximately 21% from 1997-2006 before the downturn in the homebuilding industry. Though this rate increased to a high of 31% in 2008, it returned to 20% in 2009. In 2010, our cancellation rate was 19%. For the nine months ended September 30, 2011, our cancellation rate was 21%.

To reduce the risk of unsold inventory, we have formalized our approval process of home construction starts. Generally, customers must have approved financing, no contingencies tied to sale of an existing home, and an appropriate deposit before a construction of a home begins. Depending on market conditions in each community, we may begin construction on a limited number of homes when no signed sales contract exists to have inventory available for buyers who immediately need a home. In addition, we use various sales incentives, such as payment of certain homebuyer costs to entice new home sales. Use of incentives and speculative construction is dependent on local economic and competitive market conditions.

Backlog

Sales order backlog represents homes sold and under contract to be built, but not closed. We recognize revenue on homes under sales contracts when the sale has closed. Home sales are closed when all conditions of escrow are met, including delivery of the home, title passage, and appropriate consideration is received and collection of associated receivables, if any, is reasonable assured. At September 30, 2011, we had a backlog of 682 units with a sales value of $295.1 million.

Seasonality

Historically, the homebuilding industry experiences seasonal fluctuations. We typically experience the highest new home sales orders activity in spring and summer, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes three to eight months to construct a new home, we deliver more homes in the second half of the year as spring and summer home sales orders convert to home deliveries. Because of this seasonality, home starts, construction costs and related cash outflows have historically been highest from April to October, and the majority of cash receipts from home closings occur during the second half of the year.

Further, in contrast to this historical seasonal pattern, weakness in homebuilding market conditions during the last five years has distorted our results. Also, in 2010, expiration of the federal homebuyer tax credit impacted the timing of our construction activities and home sales order and closing volumes. Although we may experience our seasonal pattern in the future, given current market conditions, we make no assurances as to when or whether this pattern will recur.

Consumer Financial Services

We provide certain financial services to our homebuyers through:

•	Shea Insurance Services, Inc., an entity 100% owned by SHI that provides insurance brokerage services; and

•	Shea Financial Services, Inc., an entity 100% owned by SHI that provides management services to Shea Mortgage, Inc. (a related company).

Construction

As the general contractor for our communities, we employ subcontractors that meet our requirements for becoming what we refer to as our TradePartners®. These requirements include quality and workplace safety standards and participation in training programs. We typically hire TradePartners® on a community-by-community basis to complete construction at a fixed price. Occasionally, we enter into longer-term contracts or national account agreements (exclusive or non-exclusive) with suppliers or manufacturers if we can obtain more favorable terms or receive rebates based upon product usage. Our construction managers and field superintendents coordinate and schedule the activities of TradePartners® and suppliers and subject their work to quality and cost controls.

We do not maintain significant inventories of construction materials, except for work-in-process materials for homes under construction. When possible, we negotiate price and volume discounts with manufacturers and suppliers to take advantage of production volume and regional purchasing capabilities, including with such parties as Delta, for plumbing fixtures, and Whirlpool, for appliances. Prices for these goods and services may fluctuate due to various factors, including supply and demand shortages that may be beyond the control of our vendors.

Quality Control and Warranty Programs

We view positive customer relations and adherence to stringent quality control standards as fundamental to our continued success. We believe our quality assurance programs help improve production efficiency, reduce warranty costs and increase customer satisfaction and referrals. Our commitment to product quality includes a comprehensive checkpoint evaluation at key points in the construction process, continuous improvement based on a direct feedback loop with our TradePartners®, and our participation in TradePartners® councils to discuss industry practices, solve problems and distribute information in an effort to build better homes.

We offer our customers a one-or two-year limited warranty for our homes and typically provide ongoing customer service support for up to twelve years. The specific terms and conditions of these warranties vary depending on the market in which a home is sold. Additionally, post-closing, we proactively provide one-, five-and eleven-month customer care home visits. On-site customer care personnel coordinate with TradePartners® to service the homes.

We record a reserve of approximately 1.0% to 2.0% of the home sales price to cover warranty and customer service expenses, although this allowance is subject to adjustment in special circumstances. Our historical experience is warranty and customer service expenses generally fall within the amount of this allowance. We believe our reserves are adequate to cover the ultimate resolution of potential liabilities associated with known and anticipated warranty and customer service related claims and litigation.

Insurance Coverage

We obtain workers compensation insurance, commercial general liability insurance, and certain insurance for completed operations losses and damages with respect to our homebuilding operations from unrelated third-party insurance providers. Policies covering these items are written at various coverage levels but include a self-insured retention or deductible ranging from $0.5 million to $25.0 million. We also have retention liability insurance from affiliated entities to insure these retentions or deductibility. See “Certain Relationships and Related Party Transactions—Supplemental Insurance Coverage and PIC Transaction.”

We require TradePartners® be insured for workers compensation, commercial general liability and completed operations losses and damages, and most of our TradePartners® carry this insurance through our “rolling wrap-up” insurance program, whereby our risk and risks of participating TradePartners® on our projects are insured through a set of master policies.

Competition and Market Factors

Development and sale of residential properties is highly competitive and fragmented. We compete for sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with a number of large and small homebuilders, including some homebuilders with nationwide operations. We also compete for sales with resales of existing homes and against available rental housing. We believe we compare favorably to other builders in the markets we operate, as evidenced by our market share.

The demand for new housing is affected by consumer confidence and prevailing economic conditions, including employment, interest rates and state and federal home ownership legislative policies. Other factors affect the housing industry and demand for new homes, including availability of labor and materials and increases in costs thereof, changes in costs of home ownership, such as property taxes and energy costs, changes in consumer preferences, demographic trends and availability of and changes in mortgage financing programs.

Government Regulation and Environmental Matters

The homebuilding industry is subject to extensive and complex regulations. We and our subcontractors must comply with various federal, state and local laws and regulations, including zoning, density and development requirements, building, environmental, advertising and real estate sales rules and regulations. These requirements affect the development process, building materials and building designs of our properties. Moreover, we are dependent on state and local authorities to obtain building permits and other approvals to complete our development projects. The time to obtain these permits and other approvals affects the carrying costs of unimproved property acquired for the purpose of development and construction, and the continued effectiveness of granted permits is subject to changes in policies, rules and regulations, and their interpretation and application. Though government agencies have imposed fees to defray some costs of certain government services relating to land development and home building, government approval and fee structures have not had a material adverse effect on our development activities. However, in the future, there is no assurance these requirements and fees will not have a material adverse effect on us.

In addition, some state and local governments in our markets have approved, and others may approve, slow-growth or no-growth initiatives that could adversely impact land availability and building opportunities. Substantially all of our land is entitled and, therefore, the moratoriums generally would only adversely affect us if they arose from health, safety and welfare issues such as insufficient water or sewage facilities. Nevertheless, approval of these initiatives could adversely affect our ability to build and sell homes in the affected markets or could require satisfaction of additional administrative and regulatory requirements, which could delay or increase the costs of our homebuilding operations.

Our homebuilding operations are also subject various local, state and federal statutes, ordinances, rules and regulations concerning land use and protection of health, safety and the environment. The particular impact and requirements of environmental laws for each site vary greatly according to location, environmental condition and the present and former uses of the site and adjoining properties. Complying with such laws may result in delays, cause us to incur substantial compliance and other costs or prohibit or severely restrict development in certain environmentally sensitive regions or areas. To date, such compliance has not had a material adverse effect on our operations, although in the future it may have such an effect.

We typically conduct limited environmental due diligence reviews prior to the acquisition of undeveloped properties. With respect to finished lots we acquire from other developers, we generally do not conduct environmental due diligence separate from that already performed by the selling developer. Prior to development, we undertake extensive site planning activities as appropriate for each community, which may include design and implementation of stormwater management plans, wetlands delineation and mitigation plans, perennial stream flow determinations, erosion and sediment control plans and archeological, cultural and endangered species surveys. We may be required to obtain permits or other approvals for our operations, particularly in environmentally sensitive areas, such as wetlands. Infrastructure projects impacting public health and the environment, such as construction of drainfields or connection to public sewer lines, and drilling of wells or connection to municipal water supplies, may be subject to inspection and approval by local authorities. We also could incur cleanup costs and obligations with respect to environmental conditions at our properties, including, under some environmental laws, conditions resulting from the operations of prior site owners or operators, or at properties where we have disposed of wastes. Although no assurances can be given, we are not aware of obligations or liabilities arising out of environmental conditions in any of our existing developments that are likely to materially and adversely affect us.

Employees

At September 30, 2011, we employed 526 people, of whom 271 were executive management, office and administrative personnel, 109 were sales representatives and 146 were involved in construction. No employees are covered by collective bargaining agreements. Employees of certain TradePartners® are represented by labor unions or are subject to collective bargaining arrangements. We believe relations with our employees and TradePartners® are satisfactory.

PROPERTIES

We lease 189,251 square feet of office space in various locations from related and unrelated parties. All rents were at market rates at the time of lease execution. We have satellite offices in Aliso Viejo, California; Corona, California; Livermore, California; San Diego, California; Scottsdale, Arizona; and Denver, Colorado. The total square footage leased from related parties is 121,034 and comprises offices in Aliso Viejo, Livermore, San Diego and Denver. Our corporate office is in Walnut, California, approximately 35 miles east of Los Angeles, California. JFSCI leases this office from a related party and we bear 59% of its total cost. For information about land owned or controlled by us for use in our homebuilding activities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Selected Homebuilding Operational Data—Land and Homes in Inventory.”

LEGAL PROCEEDINGS

Lawsuits, claims and proceedings have been or may be instituted or asserted against us in the normal course of business, including actions brought on behalf of various classes of claimants. We are also subject to local, state and federal laws and regulations related to land development activities, house construction standards, sales practices, employment practices and environmental protection. As a result, we are subject to periodic examinations or inquiry by agencies that administer these laws and regulations.

We record a reserve for potential legal claims and regulatory matters when they are probable of occurring and a potential loss is reasonably estimable. We accrue for these matters based on facts and circumstances specific to each matter and revise these estimates when necessary. In such cases, there may exist an exposure to loss in excess of amounts accrued. In view of the inherent difficulty of predicting the outcome of legal claims and related contingencies, we generally cannot predict their ultimate resolution, related timing or eventual loss. While their outcome cannot be predicted with certainty, we believe we have appropriately reserved for these claims or matters. However, to the extent the liability arising from their ultimate resolution exceeds their recorded reserves, we could incur additional charges that could be significant.

MANAGEMENT

Executive Officers

The names, ages and positions of the executive officers of SHLP as of the date of this prospectus are set forth below:

Name	Age	Position(s)
Bert Selva	49	President and Chief Executive Officer
Bruce Varker	59	Chief Financial Officer
Layne Marceau	48	President—Northern California
Buddy Satterfield	58	President—Arizona
Rick Andreen	46	President—Trilogy brand

Directors

The names and ages of the directors of J.F. Shea Construction Management, Inc., which is the ultimate general partner of SHLP, as of the date of this prospectus are set forth below:

Name	Age	Position(s)
John F. Shea	85	Director
Peter O. Shea	76	Director
Peter Shea, Jr.	44	Director
John C. Morrissey	53	Director
James G. Shontere	64	Director

Bert Selva. Mr. Selva has served as President and Chief Executive Officer since 2002. Previously, he served as President of our Colorado homebuilding operations, which he was instrumental in founding. Before joining us in 1996, Mr. Selva served as a senior executive with KB Home from 1994 to 1996. He previously served as Chief Financial Officer of Signature Homes. Mr. Selva holds an M.B.A. from UCLA and a B.S. from the University of Southern California. Mr. Selva serves on the Executive Committee of the Lusk Center for Real Estate at the University of Southern California and is Chairman of the National Advisory Board of HomeAid America.

Bruce Varker. Mr. Varker has served as Chief Financial Officer since joining us in 1994. Previously, he served as Chief Financial Officer of Bramalea California, Inc. from 1984 to 1994, and as Chief of Financial Services at William Lyon Company from 1981 to 1984. Mr. Varker holds a B.S. from the University of Maryland.

Layne Marceau. Mr. Marceau has served as President of our northern California homebuilding operations since 2000. Previously, he was Chief Financial Officer of our southern California homebuilding operations. Before joining us in 1995, Mr. Marceau was a real estate consultant and auditor at the accounting firm of Deloitte & Touche. Mr. Marceau holds an M.B.A. from the University of California, Irvine and a B.S. from the University of California, San Diego. Mr. Marceau has served on the boards of HomeAid of northern California since 1995 and the Livermore Performing Arts Center since 2007.

Buddy Satterfield. Mr. Satterfield has served as President of our Arizona homebuilding operations since 1996. Previously, he served as Vice President of Sales and Marketing. Before joining us in 1991, Mr. Satterfield served as the Vice President of Sales and Marketing for Estes Homes. Mr. Satterfield holds a B.S. from The University of Phoenix. Mr. Satterfield serves on the board of the Home Builders Association of Central Arizona.

Rick Andreen. Mr. Andreen has served as President of our Trilogy brand since joining us in 1999. Previously, Mr. Andreen served as President of the active adult group of Pulte Homes from 1995 to 1999, and as Operations Manager for Centex Homes from 1989 to 1995. Mr. Andreen holds a B.S. from the University of Oklahoma. Mr. Andreen serves on the board of Circle the City, a Phoenix, Arizona based non-profit.

John F. Shea. Mr. Shea has been a member of the Board of Directors of the general partner of SHLP since SHLP’s formation in 1989. He is currently Chairman of the Board for JFSCI after serving as its President and CEO until 2005. Mr. Shea holds a B.C.E. from the University of Southern California.

Peter O. Shea. Mr. Shea has been a member of the Board of Directors of the general partner of SHLP since SHLP’s formation in 1989. He is currently Executive Vice President of JFSCI and President of J.F. Shea Construction, Inc. Mr. Shea holds a B.B.A. from the University of California, Berkeley and a B.C.E. from the University of Southern California.

Peter Shea, Jr. Mr. Shea has been a member of the Board of Directors of the general partner of SHLP since 2005. He also serves as President and Chief Executive Officer of JFSCI. Previously, he served as Chief Operating Officer of JFSCI for three years, prior to which he was Vice President of J.F. Shea Construction, Inc. Mr. Shea holds a B.S. in Civil Engineering from the University of California, Berkeley. He serves on the boards of Fidelity National Title and the Beavers, a nationwide construction engineering association.

John C. Morrissey. Mr. Morrissey has been a member of the Board of Directors of the general partner of SHLP since 2005. He is currently Executive Vice President of JFSCI and Managing Director of Shea Ventures. Prior to joining Shea in 2003, Mr. Morrissey was a partner at the law firm Bingham McCutchen LLP. He received his B.A. in Economics from Yale College. He received a degree in Philosophy, Politics & Economics from Oxford University. He earned his J.D. degree from the University of Chicago Law School.

James G. Shontere. Mr. Shontere has been a member of the Board of Directors of the general partner of SHLP since SHLP’s formation in 1989. He has served as Chief Financial Officer of JFSCI since 1987, where he also serves as Corporate Secretary and is a member of the Board of Directors. Previously, Mr. Shontere served as Chief Financial Officer of a privately held manufacturer/distributor, prior to which he served as director of accounting for Taco Bell, a division of PepsiCo. Mr. Shontere holds both a B.A. and an M.B.A. from the University of Southern California. He serves on the board of CalTax, a business advisory board to the California state government.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes material elements of compensation for our executive officers. When we refer to “named executive officers” in this section, we mean our five executive officers listed in the Summary Compensation Table: Bert Selva, President and CEO, Bruce Varker, Chief Financial Officer, Buddy Satterfield, President—Arizona, Rick Andreen, President—Trilogy brand, and Layne Marceau, President—Northern California.

Compensation Objectives

The objective of our compensation program for our named executive officers is to provide an appropriate level of compensation to attract, retain, and motivate highly skilled and experienced executives. The program is designed to provide a combination of fixed and variable pay components that will result in compensation that recognizes both individual performance and our overall performance.

Elements of Executive Compensation

Our executive compensation program consists of several components, including base salaries, cash bonuses, limited perquisites, deferred compensation plan and retirement benefits.

In addition, an affiliate of SHLP develops and manages income properties, and in the past the named executive officers have been recipients of grants of minority interests in certain properties which were developed by this affiliate. There were no such grants in 2010.

Determination of Executive Compensation

Our directors determine the amount and type of compensation to be paid to the named executive officers. Our President makes recommendations and is part of the approval process with respect to the amount and type of compensation to be paid to the other named executive officers. Our directors have not created a formal compensation committee and have not historically engaged compensation consultants to assist them with determination of compensation for the executives.

Base Salaries

Base salaries are intended to provide a level of stability to our named executive officers’ annual compensation package, as they are fixed at the beginning of each compensation year. Annually, base salaries are reviewed and our directors may consider factors including levels of experience, responsibilities and personal and company performance. There were no base salary adjustments made in 2010.

Cash Bonuses

Cash bonuses for our named executive officers are discretionary and determined annually by our directors based on our overall performance and, where applicable, performance of homebuilding projects under such executive’s management. Factors considered in determining cash bonuses for our named executive officers include our pre-tax profits and, where applicable, the specific pre-tax profits of homebuilding projects under the executive’s management. Where applicable, our directors may also consider the performance of homebuilding projects under an executive’s management against homebuyer customer service scores and production achievement objectives. However, in 2010, in response to a difficult operating environment that affected results for all homebuilders, factors that have historically been considered in setting annual cash bonuses were given less weight by our directors, and discretionary cash bonuses were paid to each named executive officer.

Non-Qualified Deferred Compensation Plan

JFSCI, on our behalf, maintains a non-qualified Deferred Compensation Plan. The plan covers employees whose total annual compensation is at least $110,000 and who are selected by the committee that administers the plan. This plan is designed to allow participants to accumulate additional pre-tax savings.

Retirement Savings Plan

JFSCI, on our behalf, maintains a 401(k) Retirement Savings Plan that includes a profit sharing component covering all eligible employees, including our named executive officers. The plan includes employer participation in accordance with provisions of Section 401(k) of the Internal Revenue Code. The plan allows participants to make pre-tax contributions. On a discretionary basis, we may match employee contributions up to 5% of the employee’s salary. The profit sharing portion of the plan is discretionary and non-contributory, allowing us to make additional contributions of up to 5% of the employee’s salary. Amounts contributed to the plan are deposited into a trust fund administered by independent trustees. For the year ended December 31, 2010, there were no matching 401(k) contributions or profit sharing contributions.

Employment Agreements; Severance

The Company has not entered into employment agreements with any of the named executive officers, and none of the named executive officers are entitled to severance or change in control payments in connection with a termination of employment or a change in control.

Limited Perquisites

Our named executive officers, in addition to their base pay, generally receive an automobile allowance and use of a company-provided gas card. These amounts are included below in the Summary Compensation Table in the “All Other Compensation” column.

Tax Considerations

In determining which elements of compensation are to be paid, and how they are weighted, we consider whether a particular form of compensation will be deductible under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally limits the deductibility of compensation paid to our named executive officers (other than the Chief Financial Officer) to $1 million during any fiscal year unless such compensation is “performance-based” under Section 162(m). As a privately-held company, we have not historically been subject to the limitations under Section 162(m). Our compensation program is intended to maximize the deductibility of the compensation paid to our named executive officers to the extent we determine it is in our best interests.

Summary Compensation Table

The following table sets forth a summary of the compensation paid or accrued during the year ended December 31, 2010 to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated named executive officers. For a discussion of material factors related to named executive officer compensation see “Compensation Discussion and Analysis” above:

	Salary	Bonus	All Other Compensation(1)	Total Compensation
Bert Selva President and Chief Executive Officer	$425,000	$400,000	$12,498	$837,498
Bruce Varker Chief Financial Officer	232,000	175,000	13,243	420,243
Buddy Satterfield President—Arizona	242,000	200,000	10,521	452,521
Rick Andreen President—Trilogy brand	242,000	200,000	10,060	452,060
Layne Marceau President—Northern California	231,000	200,000	11,726	442,726

(1)	All Other Compensation consists of costs incurred by us in providing each named executive officer with an automobile allowance and use of a company-provided gas card.

Non-Qualified Deferred Compensation Table

The following table sets forth a summary of our non-qualified Deferred Compensation Plan paid or accrued during the year ended December 31, 2010 to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated named executive officers. For a discussion of material factors related to named executive officer compensation see “Compensation Discussion and Analysis” above:

	Executive Contributions	Registrant Contributions	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance
Bert Selva President and Chief Executive Officer	$—	$—	$—	$(294,650)	$—
Bruce Varker Chief Financial Officer	—	—	—	—	—
Buddy Satterfield President—Arizona	—	—	4,472	—	62,708
Rick Andreen President—Trilogy brand	—	—	—	—	—
Layne Marceau President—Northern California	—	—	—	(137,819)	—

JFSCI, on our behalf, maintains a non-qualified Deferred Compensation Plan. The plan allows participants to defer up to 80% of base salary, 80% of commissions and 100% of bonus in a deferral account. Deferred amounts may be invested in a variety of investment funds. On behalf of each participant, on a discretionary basis, we may contribute to a separate account comprised of investment funds that correspond to such participant’s deferral account. The plan is designed to comply with Section 409A of the Internal Revenue Code. Deferred amounts may be distributed to each participant upon a separation from service, death, disability, on a scheduled withdrawal date, or with committee approval in the event of an unforeseen emergency. For the year ended December 31, 2010 and the nine months ended September 30, 2011, we made no contributions under the plan.

Director Compensation

Members of SHLP’s Board of Directors are members of the Shea family and/or employees of JFSCI. These directors receive no additional compensation for their service on the Board, however, as employees of JFSCI, their costs, including compensation, are included in the allocation of shared services costs to us for corporate services provided by JFSCI.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership interests in SHLP are held in three classes: Class B, Class C and Class D. Profit allocations to the capital accounts of holders of these interests are only made following restoration of losses from prior periods.

Class C interests have rights that are similar to common equity ownership. Holders of Class C interests are allocated 99% of SHLP’s profits, after allocation of profits to holders of Class B and Class D interests in accordance with the preferred allocations described below. SHLP’s outstanding Class C interests are the only interests that carry voting rights.

Holders of Class B interests are allocated a preferred interest in any SHLP profits, which is based on a floating interest rate applied to their capital account, but no other share of profits. Holders of Class D interests are allocated a preferred interest in any SHLP profits, which is based on a fixed 7% interest rate applied to their capital account. Holders of Class D interests also receive a non-preferred allocation equal to 1% of any remaining SHLP profits after the Class B and Class D preferred allocations described above.

The following table sets forth the percentage of SHLP’s Class C limited partnership interests that are held by each person who is or is deemed to be a beneficial owner of such limited partnership interests. No executive officer of SHLP or Shea Homes Funding Corp. beneficially owns any of SHLP’s outstanding limited partnership interests.

SHLP owns 100% of the outstanding common stock of Shea Homes Funding Corp. The mailing address of each owner listed below is c/o Shea Homes Limited Partnership, 655 Brea Canyon Road, Walnut, CA 91789.

SHLP is effectively controlled by members of the Shea family, including John Shea, Mary Shea (wife of Edmund Shea—deceased) and Peter Shea.

Name of Beneficial Owner	Percentage Beneficial Ownership(1)
Direct Owners
J.F. Shea, L.P.(2)	20.83%
Orlando Road LLC(3)(6)	33.52
Virginia Road LLC(4)(7)	20.30
Bay Front Drive LLC(5)(8)	12.94
Tahoe Partnership I(9)	3.42
The John F. Shea Family Trust	3.13
Shea Investments(9)	3.08
Balboa Partners(9)	2.78
Indirect Owners
John and Dorothy Shea(3)	57.48%
Mary Shea(4)	41.13
Peter and Carolyn Shea(5)	33.77
The descendants of John and Dorothy Shea(6)	33.52
The descendants of Mary Shea(7)	20.30
The descendants of Peter and Carolyn Shea(8)	12.94
JFS Management, LP(10)	20.83

(1)	Beneficial ownership is determined in accordance with Section 13 of the Exchange Act and the rules promulgated thereunder. Accordingly, if an individual or entity is a member of a “group” which has agreed to act together for the purpose of acquiring, holding, voting or disposing of membership interests, such individual or entity is deemed to be the beneficial owner of the membership interests held by all members of the group. Further, if an individual or entity has or shares the power to vote or dispose of membership interests held by another entity, beneficial ownership of the interests held by such entity may be attributed to such other individuals or entities.

(2)	J.F. Shea, LP directly owns 20.83% of Shea Homes Limited Partnership’s outstanding limited partnership interests and is in turn 96.00% owned by JFSCI and 4.00% owned by JFS Management, LP. JFSCI is in turn 46.07% owned by the John F. Shea Family Trust, 25.54% owned by the E&M Shea Revocable Trust, 16.49% owned by the Peter and Carolyn Shea Revocable Trust, 3.93% owned by certain trusts for the benefit of the children of John F. Shea, 4.46% owned by certain trusts for the benefit of the children of Edmund Shea and 3.51% owned by certain trusts for the benefit of the children of Peter Shea.
(3)	John and Dorothy Shea, as beneficiaries of the John F. Shea Family Trust, directly own 3.13% of Shea Homes Limited Partnership’s outstanding limited partnership interests and are deemed to beneficially own 20.83% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s indirect ownership interest in J.F. Shea, LP and 33.52% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s direct ownership interest in Orlando Road LLC.
(4)	Mary Shea, as beneficiary of the E&M Shea Revocable Trust, is deemed to beneficially own 20.83% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s indirect ownership interest in J.F. Shea, LP and 20.30% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s direct ownership interest in Virginia Road LLC.
(5)	Peter and Carolyn Shea, as beneficiaries of the Peter & Carolyn Shea Revocable Trust, are deemed to beneficially own 20.83% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s indirect ownership interest in J.F. Shea, LP and 12.94% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s direct ownership interest in Bay Front Drive, LLC.
(6)	The descendants of John and Dorothy Shea, including children and grandchildren, as beneficiaries of the 1996 Dorothy Shea Trust, can be considered a “group” as such term is used in Section 13(d)(3) of the Exchange Act and are deemed to beneficially own 33.52% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s direct ownership interest in Orlando Road LLC.
(7)	The descendants of Mary Shea, including children and grandchildren, as beneficiaries of the 1996 Mary Shea Trust, can be considered a “group” as such term is used in Section 13(d)(3) of the Exchange Act and are deemed to beneficially own 20.30% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s direct ownership interest in Virginia Road LLC.
(8)	The descendants of Peter and Carolyn Shea, including children and grandchildren, as beneficiaries of the 1996 Carolyn Shea Trust, can be considered a “group” as such term is used in Section 13(d)(3) of the Exchange Act and are deemed to beneficially own 12.94% of Shea Homes Limited Partnership’s outstanding limited partnership interests through the trust’s direct ownership interest in Bay Front Drive, LLC.
(9)	Tahoe Partnership I, Shea Investments and Balboa Partners are investment entities owned by the Shea family.
(10)	JFS Management, LP is deemed to beneficially own 20.83% of Shea Homes Limited Partnership’s outstanding limited partnership interests through its ownership interests in J.F. Shea, LP. JFS Management, LP is in turn 50.00% owned by Shea Management LLC and 50.00% owned by J.F. Shea Construction Management, Inc. Shea Management LLC is owned 11.00% by Peter Shea Jr., 6.00% by John Morrissey, 3.75% by Jim Shea, and 79.25% by certain employees of Shea Management LLC and certain of the executive officers of SHLP. J.F. Shea Construction Management, Inc. is 33.33% owned by the 1996 Dorothy Shea Trust, 33.33% owned by the 1996 Mary Shea Trust and 33.33% owned by the 1996 Carolyn Shea Trust.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Shea Family of Companies

SHLP and SHI are part of the Shea Family Owned Companies. The Shea family consists primarily of John Shea, Sr., Mary Shea (wife of his cousin, Edmund Shea, Jr.—deceased) and his cousin, Peter Shea, and their 17 children. While John and Peter Shea actively participate in strategic management decisions for the Shea family companies, day-to-day management decisions with respect to the Shea family companies are made by Peter Shea, Jr. and John Morrissey, who serve as directors of J.F. Shea Construction Management, Inc., which is the ultimate general partner of SHLP.

The Shea Family Owned Companies are operated in three major groups: homebuilding, heavy construction and commercial property development and management. Much of the Shea Family Owned Companies’ business has traditionally been operated and managed through JFSCI, with each of the homebuilding, heavy construction, and commercial property businesses providing management, administrative, financial and credit support to one another. Over the past several years, the Shea family and our management have made a series of changes to the business and operating structure of the Shea Family Owned Companies so that, currently:

•	the Shea family homebuilding business is owned and operated primarily through SHLP, SHI and their respective subsidiaries;

•	the Shea family heavy construction business is owned and operated primarily through JFSCI; and

•	the Shea family commercial development and management operation is owned and operated primarily through Shea Properties LLC and Shea Properties II, LLC.

Transactions with JFSCI and Other Beneficial Owners of SHLP Partnership Interests

Cash Management Services Provided by JFSCI

Until August 2011, we participated in a centralized cash management function operated by JFSCI, whereby net cash flows from operations were transferred daily with JFSCI and resulted in related party transactions and monetary transfers to settle amounts owed. In August 2011, we ceased participation in this function and performed it independently. The resultant receivables and payables are stated in the consolidated financial statements as receivables from related parties, net or payables to related parties.

Administrative Services Provided by JFSCI

SHLP and SHI, along with certain other Shea Family Owned Companies, receive certain administrative services from JFSCI, including management, legal, tax, information technology, facilities, accounting, treasury and human resources. This sharing and resultant allocation of costs is based on reasonable and customary practices, is governed by written agreement and requires related party transactions and monetary transfers to settle amounts owed between entities. For these services, SHLP and SHI pay JFSCI a reasonable fee based on time spent by JFSCI employees on SHLP and SHI related work. For the three and nine months ended September 30, 2011, we recognized $4.2 million and $11.5 million, respectively, of general and administrative expenses arising from corporate services provided by JFSCI. For the years ended December 31, 2010, 2009 and 2008, we recognized $14.4 million, $14.1 million and $22.3 million, respectively, of general and administrative expenses arising from corporate services provided by JFSCI.

JFSCI Note Receivable

Included in receivables from related parties, net are interest bearing note receivables from JFSCI, as follows:

At December 31,	JFSCI (net)	Highest Monthly Ending Balance
	(In thousands)
2010	$177,011	$195,629
2009	192,335	276,849
2008	197,558	228,406

At September 30,
2011	25,130	166,050
2010	186,765	195,629

These net note receivables from JFSCI result primarily from participation in JFSCI’s centralized cash management function. Previously, the net note receivable from JFSCI was unsecured and due on demand, and in May 2011, through a series of transactions, was converted to a $38.9 million unsecured term note receivable, bearing 4% interest, payable in equal quarterly installments and maturing May 15, 2019. In June 2011 and August 2011, JFSCI elected to make prepayments, including accrued interest, of $7.7 million and $6.6 million, respectively, and apply these prepayments to future installments such that JFSCI would not be required to make a payment until February 2014. For the nine months ended September 30, 2011, the net note receivable from JFSCI earned $1.1 million of interest.

At December 31, 2010, the net note receivable from JFSCI accrued interest at Prime minus 2.05% (1.2%), and at December 31, 2009 and 2008, at a rate ranging from Prime minus 2.05% (1.2%) to 3.25%. At September 30, 2011, the net note receivable from JFSCI accrued interest at 4%, and at September 30, 2010, at Prime minus 2.05% (1.2%).

Non-Interest Bearing Receivables and Payables

The Company and certain other Shea Family Owned Companies, primarily JFSCI, also engage in specific transactions with third parties on behalf of each other that primarily relate to employee payroll and payment of subcontractor and supplier invoices. The resultant receivables and payables are non-interest bearing and due on demand. Prior to 2009, the accounts payables and receivables resulting from such transactions were allowed to offset but the ultimate settlement of net amounts was not regularly performed due to the immateriality of the amounts. Beginning in 2009, payroll is funded when paid and the receivables and payables resulting from subcontractor and supplier invoice payments are settled monthly.

At December 31, 2010, 2009 and 2008, non-interest-bearing receivables from related parties, including JFSCI, were approximately $2.4 million, $0.9 million and $12.0 million, respectively. During the years ended December 31, 2010, 2009 and 2008, the highest month-end balance of non-interest-bearing receivables from related parties, including JFSCI, was $5.8 million, $53.6 million and $92.3 million, respectively.

At September 30, 2011 and 2010, non-interest bearing receivables from related parties, including JFSCI, were approximately $3.7 million and $1.1 million, respectively. During the nine months ended September 30, 2011 and 2010, the highest month-end balance of non-interest-bearing receivables from related parties, including JFSCI, was $14.0 million and $5.8 million, respectively.

At December 31, 2010, 2009 and 2008, non-interest-bearing payables to related parties, including JFSCI, which primarily result from payments made on our behalf by such parties, were $9.2 million, $7.5 million and $99.2 million, respectively.

At September 30, 2011 and 2010, non-interest-bearing payables to related parties, including JFSCI, which primarily result from payments made on our behalf by such parties, were $0.1 million and $3.9 million, respectively.

Tax Distribution Agreement

SHLP, the partners of SHLP, and the direct and indirect holders of all beneficial interests in SHLP, entered into an agreement (the “Tax Distribution Agreement”) which requires SHLP to distribute cash payments to its partners for taxes incurred by such partners (or their direct or indirect holders) for their ownership interest in SHLP. Under the Tax Distribution Agreement, SHLP is required to make distributions to its partners quarterly or annually if the aggregate income tax liability of the SHLP partners (or their direct or indirect holders) with respect to allocations of income to such persons for periods commencing on or after January 1, 2011, at any time exceeds amounts previously distributed to such persons after January 1, 2011 (excluding for this purpose certain distributions otherwise permitted pursuant to the Indenture). The aggregate income tax liability of the SHLP partners (or their direct or indirect holders) is determined on a notional basis by multiplying the income allocated to such partners (or their direct or indirect holders) for tax purposes by the highest aggregate marginal combined federal, state and local income tax rates applicable to such income. Under the Tax Distribution Agreement, SHLP is also required to make distributions to its partners to pay the adjusted income tax liability of the SHLP partners (or their direct or indirect holders) as a result of an adjustment to items of income, gain, loss, or deduction of SHLP upon the resolution of any tax proceeding of SHLP or any entity treated as a “pass-through” entity under U.S. federal income tax principles in which SHLP has an ownership interest, including the CCM proceeding. Such adjusted income tax liability of the SHLP partners (or their direct or indirect holders) is determined by multiplying the increase in income (or reduction of loss) allocated to such partners (or their direct or indirect holders) for tax purposes basis by the highest aggregate marginal combined federal, state and local income tax rates applicable to such income or loss.

General Contractor Services

SHLP, SHI and J.F. Shea Construction Management, Inc., the ultimate general partner of SHLP, hold contractor’s licenses in various jurisdictions and use their licenses to build homes on behalf of their wholly-owned subsidiaries. These companies do not charge a fee for performing such contracting services.

In 2010, SHLP acquired a new project in north Las Vegas, Nevada. Because neither SHLP nor SHI currently holds contractor’s licenses in Nevada, JFSCI, which holds a contractor’s license in Nevada, is the general contractor on this project. JFSCI does not receive fees for this service. Costs of the project are paid by SHLP.

In Florida, J.F. Shea Construction Management, Inc. holds the contractor’s license and acts as general contractor for SHLP homes built in that state. J.F. Shea Construction Management, Inc. does not receive fees for this service. All project costs in Florida are paid by SHLP, SHI or their subsidiaries.

Transactions with Unconsolidated Joint Ventures and Other Shea Family Owned Companies

Notes Receivable from Unconsolidated Joint Ventures

SHLP and its subsidiaries had note receivables, including accrued interest, from Unconsolidated Joint Ventures as follows:

	Amount Outstanding at
Borrower	September 30, 2011	September 30, 2010	December 31, 2010	December 31, 2009	December 31, 2008
			(In thousands)
TCD Bradbury LLC	$14,986	$14,602	$14,582	$14,404	$13,858
Meridian-MB Investments, LLC	10,052	9,722	9,805	9,414	8,937
AGS Jubilee, LLC	404	—	430	—	—
AGS Home Builder I, LP	—	—	—	299	1,503

Total	$25,442	$24,324	$24,817	$24,117	$24,298

These note receivables result from loans extended by SHLP and its consolidated subsidiaries to the Unconsolidated Joint Ventures named above. At September 30, 2011, these note receivables bore interest ranging from 4.17% to 8% and mature from July 2013 through June 2020. The note receivable from Meridian-MB Investments, LLC is secured by real property, and the note receivable from AGS Jubilee, LLC earns additional interest to achieve a 17.5% internal rate of return, subject to available cash flows of the joint venture, and can be repaid prior to June 2020.

Notes Receivable from Shea Family Owned Companies

SHLP and its subsidiaries also had note receivables from the following Shea Family Owned Companies which they have no ownership interest:

	Amount Outstanding at
Borrower	September 30, 2011	September 30, 2010	December 31, 2010	December 31, 2009	December 31, 2008
			(In thousands)
Shea Management LLC	$2,130	$2,062	$2,079	$2,013	$1,942
Shea Properties Management Company, Inc.	10,572	10,749	10,817	10,484	10,290
Shea Baker Ranch, LLC	2,049	—	—	—	—
Shea Properties II, LLC	6,509	—	—	—	—
Shea Properties LLC	—	203	204	201	—
River Oaks Associates, LLC	—	4,739	—	4,696	4,641

Subtotal	21,260	17,753	13,100	17,394	16,873
Valuation reserve(1)	(12,680)	(12,812)	(12,896)	(12,563)	—

Total	$8,580	$4,941	$204	$4,831	$16,873

(1)	In 2009, SHLP recorded reserves in the full amount of the note receivables from Shea Management LLC and Shea Properties Management Company, Inc. due to uncertainty of collection. In June 2011, Shea Properties Management Company, Inc. paid the accrued interest for 2010 and 2011. Therefore, current interest from Shea Properties Management Company, Inc. is not reserved.

These note receivables result from loans extended by SHLP and its consolidated subsidiaries to the Shea Family Owned Companies named above. At September 30, 2011, these notes were unsecured, bore interest ranging from Prime less .75% (2.5%) to 4.2%, and mature from November 2012 through April 2021.

General Contractor Services

Shea Homes at Montage, LLC, a Shea family-owned entity that develops residential property in Livermore, California, does not hold a contractor’s license and SHLP, the general contractor, receives fees equal to 4.5% of house revenue. For the years ended December 31, 2010, 2009 and 2008, SHLP received $1.1 million, $1.8 million and $0.2 million of fees, respectively, and for the four months ended April 30, 2011 and nine months ended September 30, 2010, received $0.3 million and $0.8 million of fees, respectively. Project costs are paid by Shea Homes at Montage, LLC. In May 2011, Shea Homes at Montage, LLC was contributed to SHI and is included in the consolidated financial statements.

Guarantees and Other Credit Support

At September 30, 2011, SHLP had $11.6 million of potential liabilities pursuant to guarantees of joint venture debt in which SHLP and/or its subsidiaries hold an ownership interest, and $71.8 million of potential liabilities pursuant to guarantees with respect to financings of other Shea Family Owned Companies’ projects in which SHLP and/or its subsidiaries have no ownership interest, including $46.4 million of guarantees for “bad boy” acts of affiliated borrowers, such as voluntary bankruptcy, fraud or material misrepresentation, and $25.4 million of guarantees on debt of Shea/Baker Ranch Associates, LLC. See “Description of Other Indebtedness.”

SHLP and/or its subsidiaries provided indemnification for bonds issued by Unconsolidated Joint Ventures and other Shea Family Owned Companies. At September 30, 2011, we had $29.3 million of exposure on $69.0 million of surety bonds issued by Unconsolidated Joint Ventures and $3.7 million of exposure on $7.7 million of surety bonds issued by other Shea Family Owned Companies.

In addition, we may issue letters of credit under its letter of credit facility on behalf of our Unconsolidated Joint Ventures. At September 30, 2011, we had $0.6 million of outstanding letters of credit on behalf of Unconsolidated Joint Ventures.

Management of Joint Ventures

We are the managing member for several Unconsolidated Joint Ventures, including Riverpark Legacy, LLC and Marina Community Partners, LLC, in which one of our joint venture partners is Shea Properties LLC, a related company.

For our services, we receive a management fee from Unconsolidated Joint Ventures as reimbursement for direct and overhead costs incurred by us on behalf of the joint ventures. Fees from joint ventures representing reimbursement of our costs are recorded as a reduction to general and administrative expense. Fees from joint ventures representing profit are recorded to revenues. For the years ended December 31, 2010, 2009 and 2008, $4.5 million, $4.5 million and $7.7 million, of management fees, respectively, were offset against general and administrative expenses, and $1.6 million, $0.5 million and $2.4 million of management fees, respectively, were included in revenues. For the nine months ended September 30, 2011 and 2010, $2.5 million and $3.7 million of management fees, respectively, were offset against general and administrative expenses, and $1.2 million and $1.0 million of management fees, respectively, were included in revenues.

Pursuant to management and development contracts with CalPERS, Shea Capital I, LLC and Shea Mountain House, LLC, homebuilding and land development entities, respectively, owned by CalPERS in which SHLP previously had an ownership interest, pay us a management fee as reimbursement for direct and overhead costs incurred by us on their behalf. Fees from joint ventures representing reimbursement of our costs are recorded as a reduction to general and administrative expense. Fees from joint ventures representing profit are recorded to revenues. For the years ended December 31, 2010, 2009 and 2008, $3.7 million, $4.3 million and $8.5 million of management fees, respectively, were offset against general and administrative expenses, and $0.9 million, $1.0 million and $0.6 million of management fees, respectively, were included in revenues. For the nine months ended September 30, 2011 and 2010, $2.9 million and $2.8 million of management fees, respectively, were offset against general and administrative expenses, and $0.2 million and $1.1 million of management fees, respectively, were included in revenues.

Vistancia Transaction

In August 2009, our Consolidated Joint Venture, Vistancia, LLC, contributed substantially all of its land to four single member LLCs and sold 90% of its interest in these LLCs to an unrelated third party for $67.5 million. The cash consideration from the Vistancia Transaction and contributions from the partners of Vistancia, LLC were used to pay down the principal loan balance that was secured by the underlying land, which outstanding balance with accrued interest was $107.9 million. The resultant unpaid principal of $33.1 million was canceled by the creditor bank. As a result, SHLP incurred a $195.7 million pre-tax loss, of which $228.8 million, including $38.3 million of interest expense, was included in cost of sales, offset by $33.1 million of other income from the debt cancellation. Of the $195.7 million loss, $32.1 million was attributable to non-controlling interests.

Supplemental Insurance Coverage and PIC Transaction

We require TradePartners® be insured for workers compensation, commercial general liability and completed operations losses and damages, and most TradePartners® carry this insurance through our “rolling wrap-up” insurance program, where our risks and risks of participating TradePartners® working on our projects are insured through a set of master policies. These policies carry material retentions, which are our responsibility. Through retention liability policies, we obtain supplemental insurance for these “rolling wrap-up” programs from affiliated entities. Prior to July 2007, PIC provided this insurance. Since August 2007, this insurance has been provided by Orlando Insurance Company, Inc., Virginia Insurance Company, Inc. and Bay Front Insurance Company, Inc., each wholly-owned by the Shea family.

From December 2009 to February 2010, PIC made $86.2 million in insurance premium payments to certain third-party insurance carriers (including, in part through JFSCI) whereby PIC either novated or reinsured its workers’ compensation, commercial general liability and certain completed operations risks, in each case, with third-party insurance carriers (the “PIC Transaction”). This premium payment was partially funded from the sale of PIC’s marketable securities. PIC will remain in business until the reinsured claims and matching reinsurance receivables are processed, which we estimate will occur in the next 7-10 years. As a result of the PIC Transaction, PIC’s financial exposure is limited to (i) the portion of PIC’s original policy limits not reinsured and (ii) to the extent of the reinsurance policies, the creditworthiness of its reinsurers, which are highly rated by AM Best and/or have sufficient loss reserves funded in trusts.

Real Property Transactions

In the ordinary course of business, we may enter into lot purchase agreements with Shea Family Owned Companies to facilitate land development. At September 30, 2011, we were not party to such agreements.

In September 2011, we sold fixed assets in Highlands Ranch, Colorado, comprised of three buildings and related improvements and land, to Shea Properties II, LLC, a related party. The consideration received was $14.4 million cash and a $6.5 million note receivable at 4.2% interest, payable in equal monthly installments and maturing August 2016. The $1.5 million of consideration received in excess of net book value was recorded as an equity contribution.

In April 2011, through our consolidated joint venture Shea Colorado, LLC, we entered into transactions with the joint venture partner of two Unconsolidated Joint Ventures in Colorado, in which we own a 50% ownership interest in each, SB Meridian Villages, LLC (SBMV) and TCD Bradbury LLC (TCDB). First, we assigned our membership interest in SBMV to our joint venture partner for $4.5 million, resulting in a $0.5 million gain. Second, we contributed $11.5 million cash to TCDB and received $15.4 million of land and a $0.6 million secured promissory note payable, and the joint venture partner received $12.2 million and $6.5 million of land and cash, respectively. TCDB then paid off a bank note payable that was secured by the land distributed to the TCDB partners.

In March 2009, we sold a housing project and related land in northern California to a related party, RVCP, LLC, for $0.1 million. For the year ended December 31, 2008, we recorded a $72.8 million inventory impairment for this property. We manage this property for a fee.

On December 20, 2007, we sold land and an adjoining apartment building in Irvine, California, to a wholly-owned subsidiary of Shea Properties Management Company, Inc., a related party, for $52.2 million and incurred a $3.3 million loss. In 2009, as a condition of sale, the fair value of the building and land at completion was revalued, resulting in a $4.8 million purchase price increase, which was included in our revenues for the year ended December 31, 2009.

SHLP and its subsidiaries and joint ventures lease office space under non-cancelable operating leases from the following entities in which the Shea family holds an ownership interest: Shea Center Livermore, LLC, Treena Street Partners, Highlands Ranch Shea Center II, LLC, Reunion Village, LLC and Highlands Ranch Commerce Center, LLC. The leases are for terms of five to ten years and generally provide renewal options for terms up to an additional five years.

At September 30, 2011, future minimum rental payments under related-party operating leases were as follows:

Payments Due By Year	September 30, 2011
(In thousands)
2011	$640
2012	2,365
2013	1,600
2014	1,442
2015 and thereafter	1,178

Total	$7,225

For the years ended December 31, 2010, 2009 and 2008, related-party rental expense was $0.9 million, $0.9 million and $2.6 million, respectively. For the nine months ended September 30, 2011 and 2010, related-party rental expense was $0.6 million and $0.6 million, respectively.

Use of the Shea Homes Brand

Most of the Shea family homebuilding business under the Shea Homes brand is owned and operated by SHLP, SHI and their subsidiaries. However, some homebuilding businesses and projects under the Shea Homes brand are, and will continue to be, owned and operated by legal entities that are owned and controlled by the Shea family separately from SHLP and SHI. These legal entities are not Guarantors and their assets are not pledged as collateral for the notes. The homebuilding projects owned and operated by these legal entities include:

•

Shea/Baker Ranch Associates, LLC—Unentitled land owned in southern Orange County, California by a joint venture between the Shea family and the Baker family, which was the original landowner. Presently, the Shea/Baker joint venture is entitling land for residential development.

•

Shea Homes North Carolina—Builds homes in North Carolina and South Carolina under the Shea Homes brand and shares a website with SHLP and SHI. Shea Homes North Carolina also contracts with JFSCI for certain management and administrative services. Shea Homes North Carolina is based in Charlotte, North Carolina and is owned and operated by children and nephews of John Shea and Mary Shea.

•

Shea Mortgage, Inc.—A related entity that arranges mortgage origination options for customers, helping to ensure customers secure financing for their home purchases. Although closely related to the homebuilding operation, Shea Mortgage, Inc. is owned directly by members of the Shea family and is not a Guarantor of the notes. Shea Financial Services, Inc., an entity 100% owned by SHI, provides management services to Shea Mortgage, Inc.

DESCRIPTION OF OTHER INDEBTEDNESS

Letter of Credit Facility

In conjunction with the issuance of the outstanding notes on May 20, 2011, the Company entered into a letter of credit facility with Credit Suisse AG (acting through one or more of its branches or affiliates) acting as the sole administrative agent thereunder, for purposes of (i) backstopping or replacing letters of credit outstanding under the Company’s existing letter of credit facility and (ii) supporting obligations of the Company and its subsidiaries and their respective joint ventures. The letter of credit facility provides for the issuance of an aggregate principal of $75.0 million in letters of credit for the account of the Company (or for the joint account of the Company and any subsidiary or joint venture thereof) at the interest rate described below.

The Security Documents and the Intercreditor Agreement provide that the Company’s obligations under the letter of credit facility are secured on a Pari-Passu basis with the notes, but will have the benefit of repayment priority upon enforcement against the collateral, as described under “Description of the Notes—Liens with Respect to the Collateral—Intercreditor Agreement.” The Guarantors of the notes also guarantee the Company’s obligations under the letter of credit facility, which contains customary events of default and covenants substantially similar to those set forth in the Indenture. The letter of credit facility also subjects the Company to certain additional affirmative covenants relating to, among other things, delivery of notices regarding certain events, performance of obligations and compliance with laws.

The letter of credit facility provides that, upon the disbursement of any amount in respect of a letter of credit issued thereunder, unless the Company reimburses the disbursement in full on the date such disbursement is made, the unpaid amount thereof will bear interest at a rate per annum equal to an Alternative Base Rate, as defined in the letter of credit facility agreement, plus a specified margin (the “LC Interest Rate”); except all overdue amounts under the letter of credit facility will bear interest at the LC Interest Rate plus an additional margin.

The letter of credit facility will mature, and the commitments thereunder will terminate, on the date that is three years after the date on which the conditions precedent to the effectiveness of the letter of credit facility are satisfied (the “Maturity Date”). However, the letter of credit facility and the commitments thereunder may be extended and will terminate on the date that is one year after the Maturity Date, subject to the payment by the Company of a specified extension fee on the then-outstanding commitments under the letter of credit facility.

Guarantees of Affiliate Debt

SHLP issued loan-to-value maintenance, project completion and environment hazard liability guarantees to third-party lenders in connection with $11.6 million of outstanding debt of AGS Home Builder I, LP, an Unconsolidated Joint Venture in which SHLP has an effective 9.1% ownership interest through a 69% investment in SFHB 1, LLC and a 71% investment in Shea Riverpark Developers, LLC, which in turns holds a 31% investment in SFHB 1, LLC; SFHB 1, LLC holds a 10% investment in AGS Home Builder I, LP. The investment percentage as computed is (69% * 10%) + (71% * 31% * 10%) = 9.1%. SHLP’s joint venture partners, certain investment funds managed by Angelo Gordon, are contractually obligated to reimburse SHLP for 90% of any amounts required to be paid under these guarantees. SHLP’s total potential liability in relation to such debt could, however, exceed 10% of any amounts required to be paid under these guarantees if such investment funds are unable to satisfy their contractual obligations to SHLP.

SHLP issued loan-to-value maintenance and environmental hazard liability guarantees, on a joint and several basis, to third-party lenders in connection with $25.4 million of outstanding debt of Shea/Baker Ranch Associates, LLC, in which SHLP has no ownership interest and is 50% owned by a Shea Family Owned Company. If any of the circumstances triggering these guarantees were to occur, SHLP could become liable for the obligations of Shea/Baker Ranch Associates, LLC under this debt facility. The loan matures June 30, 2013.

SHLP and SHI issued the following guarantees in permanent financings for stabilized projects of other Shea Family Owned Companies in which SHLP and SHI have no ownership interest. Each of these guarantees is limited to “bad boy” guarantees that may trigger liability to SHLP and/or SHI if there is a voluntary bankruptcy filing by the related party borrower or other “bad” acts occur, including acts constituting fraud or a material misrepresentation by the related party borrower. These loans have maturity dates between December 2011 and September 2012.

Borrower	September 30, 2011
(In thousands)
Shea Center Baldwin Park(1)	$2,697
Wildcat Shopping Center, LLC(2)	12,127
Club Laguna, LLC(2)	31,553

Total	$46,377

(1)	SHLP, SHI and JFSCI have issued joint and several “bad boy” guarantees
(2)	SHLP and JFSCI have issued joint and several “bad boy” guarantees

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Definitions of Certain Terms Used in the Indenture.” In this description, the term “Issuers” refers only to SHLP and Shea Homes Funding Corp., and not to any of their subsidiaries.

The exchange notes will be issued under an indenture (the “Indenture”) dated as of May 10, 2011 by and among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights and we will not be obligated to pay Additional Interest as described in the registration rights agreement. We refer to exchange notes and outstanding notes (to the extent not exchanged for exchange notes) in this section as the “Notes.”

The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as set forth under “Where You Can Find More Information.” Certain defined terms used in this description but not defined below under “—Definitions of Certain Terms Used in the Indenture” have the meanings assigned to them in the Indenture.

The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes

The exchange notes will be, and the outstanding notes are:

•	senior obligations of the Issuers;

•	guaranteed on a senior basis by each Guarantor;

•

secured by an equal and ratable security interest with all existing and future Pari-Passu Lien Obligations of the Company (including the LC Facility Obligations), in the Collateral that is subject only to those Liens permitted by the Indenture and the Security Documents, but in the event of enforcement of the Lien securing the Notes, any liabilities in respect of our $75.0 million letter of credit facility will be repaid prior to the repayment of the Notes and any Additional Pari-Passu Lien Obligations secured on a pari-passu basis with the Notes;

•	senior in right of payment to any future Subordinated Indebtedness of the Issuers;

•

effectively subordinated to any existing and future Indebtedness of either of the Issuers or any Guarantor that is secured by assets that do not constitute Collateral, to the extent of the value of such assets; and

•	effectively subordinated to any existing and future Indebtedness of Subsidiaries of the Company that are not Guarantors.

Principal, Maturity and Interest

The Issuers will issue the exchange notes initially with a maximum aggregate principal amount of $750.0 million. The Issuers will issue the exchange notes in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The exchange notes will mature on May 15, 2019. Subject to compliance with the covenant described under “Certain Covenants—Limitations on Indebtedness,” the Issuers will be permitted to issue additional Notes from time to time (the “Additional Notes”) without the consent of the holders of the Notes. The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include the outstanding notes, the exchange notes, and any Additional Notes actually issued.

Interest on the Notes accrues at the rate of 8.625% per annum and is payable semiannually in arrears on May 15 and November 15, commencing on November 15, 2011. The Issuers will make each interest payment to the Holders of record of the Notes on the immediately preceding May 1 and November 1.

Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Holders whose outstanding notes are exchanged for exchange notes will not receive a payment in respect of interest accrued but unpaid on such outstanding notes from the most recent interest payment date up to but excluding the settlement date. Instead, interest on the exchange notes received in exchange for such outstanding notes will (i) accrue from the last date on which interest was paid on such outstanding notes and (ii) accrue at the same rate as and be payable on the same dates as interest was payable on such outstanding notes. However, if any interest payment occurs prior to the settlement date on any outstanding notes already tendered for exchange in the exchange offer, the holder of such outstanding notes will be entitled to receive such interest payment.

Ranking

The Notes are general recourse secured obligations of the Issuers. The Notes rank senior in right of payment to all existing and future Indebtedness of either the Company or the Corporate Issuer that is, by its terms, expressly subordinated in right of payment to the Notes and rank pari-passu in right of payment with all existing and future Indebtedness of either the Company or the Corporate Issuer that is not so subordinated, effectively senior to all unsecured Indebtedness to the extent of the value of the Collateral securing the Notes and effectively junior to any obligations of either the Company or the Corporate Issuer that are secured by a Lien senior in priority to the Lien securing the Notes or that are secured by assets that are not part of the Collateral securing the Notes, to the extent of the value of such assets. The Guarantees are general recourse secured obligations of the Guarantors. The Guarantees rank senior in right of payment to all existing and future Indebtedness of the Guarantors that is, by its terms, expressly subordinated in right of payment to the Guarantees and rank pari-passu in right of payment with all existing and future Indebtedness of the Guarantors that is not so subordinated, effectively senior to all unsecured Indebtedness of the Guarantors to the extent of the value of the Collateral securing the Guarantees and effectively junior to any obligations of any Guarantor that are secured by a Lien senior in priority to the Lien securing the Guarantees or that are secured by assets that are not part of the Collateral securing the Guarantees, to the extent of the value of such assets. In addition, the Indenture permits the Issuers and the Guarantors to grant certain “Permitted Liens,” some of which, as a matter of law or contract, may have priority claims over the Collateral. In addition, in the event of enforcement of the Lien securing the Notes, any liabilities in respect of the letter of credit facility will be repaid prior to the repayment of the Notes and any Additional Pari-Passu Lien Obligations secured on a pari-passu basis with the Notes.

At September 30, 2011, we had $752.3 million of secured Indebtedness outstanding (primarily comprised of $750.0 million in Notes) and no senior secured Indebtedness outstanding. The Intercreditor Agreement provides that, upon an enforcement event or insolvency proceeding, proceeds from such Collateral will be applied first to satisfy such letter of credit obligations and then to satisfy our obligations with respect to the Notes and any Additional Pari-Passu Lien Obligations secured on a pari-passu basis with the Notes.

Security

General

The Notes and the Guarantees are secured by Liens (the “Pari-Passu Liens”) granted by the Issuers, the initial Guarantors and any future Guarantor on substantially all of the assets of the Issuers and the Guarantors (whether now owned or hereafter arising or acquired) other than Excluded Property (defined below), which Pari-Passu Liens are subject to Permitted Liens and other encumbrances described in the Indenture and the Security Documents (collectively, the “Collateral”). The Pari-Passu Liens are shared with the lenders under the letter of credit facility, which also have the benefit of a priority allocation of enforcement proceeds. No Person other than the Holders of Notes may have a security interest in any of the Collateral except holders of Permitted Liens. Some of the types of Permitted Liens have priority with respect to the Collateral by operation of law, and some of the types of Permitted Liens pertaining to certain real estate will be granted priority by agreement with us in the ordinary course of our real estate development business.

The Collateral does not include (collectively, the “Excluded Property”) (a) except to secure the LC Facility Obligations, any pledges of stock of a Guarantor to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of such Guarantor that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement, (b) personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits (as reasonably determined by the Company’s Governing Body in a resolution delivered to the Collateral Agent), (c) real property subject to a Lien securing Indebtedness Incurred for the purpose of financing the acquisition thereof (to the extent the creation of additional security interests in such property is prohibited by contract), (d) assets, with respect to which any applicable law or contract (including certain profit and price participation arrangements) prohibits the creation or perfection of security interests therein, or that otherwise results in a default, waiver or termination of rights or privileges arising under such law or contract, (e) all trademarks, trade names and other intellectual property bearing the name “Shea” or a variant thereof (provided that the Holders of Notes shall have a non-exclusive license to use such intellectual property in connection with the exercise of remedies upon an Event of Default), (f) cash collateral supporting (1) deductible, retention and other obligations to insurance carriers, (2) reimbursement claims in respect of letters of credit and surety providers, (3) contingent claims arising in respect of community facility district, metro-district, Mello-Roos, subdivision improvement bonds and similar obligations arising in the ordinary course of business of a homebuilder and (4) cash management services, (g) equity interests in joint ventures with respect to which the agreements governing such joint ventures prohibit the creation or perfection of security interests in such equity interests, (h) any leasehold interests in real property, (i) any real property in a community under development with a dollar amount of investment as of the most recent quarter end (as determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining unsold (to the extent the Company does not create a Pari-Passu Lien in such property), (j) deposit accounts and securities accounts with an aggregate balance for all such excluded accounts not to exceed $2.0 million in aggregate amount, or established solely for purposes of funding payroll, trust and other compensation benefits to employees and (k) all vehicles covered by a certificate of title.

If (i) property (other than Excluded Property) is acquired by either the Company, the Corporate Issuer or a Guarantor that is not automatically subject to a perfected security interest under the Security Documents, (ii) certain property initially classified as Excluded Property no longer qualifies as Excluded Property or (iii) a Restricted Subsidiary becomes a Guarantor, then the applicable Issuer or Guarantor will, as soon as practical after such property is acquired or is no longer classified as Excluded Property, or in the case of clause (iii), as soon as practical after such Restricted Subsidiary becomes a Guarantor, grant Liens in such property (or, in the case of a Restricted Subsidiary that becomes a Guarantor, all of its assets except Excluded Property) in favor of the Collateral Agent, cause the Liens to be duly perfected and deliver such certificates and opinions in respect thereof as required by the Indenture, the Intercreditor Agreement or the Security Documents.

In addition, the Indenture permits the Issuers and the Guarantors to grant additional Liens under specified circumstances, including certain additional Liens on the Collateral that may rank equally with the Liens securing the Notes or, in certain circumstances, senior to such Liens. See “—Ranking” and the definition of “Permitted Liens.”

The Collateral is pledged to Wells Fargo Bank, N.A. as collateral agent (together with any successor, the “Collateral Agent”), for the benefit of the Trustee, the Holders of the Notes, the lenders under the letter of credit facility and any future holders of Pari-Passu Lien Obligations.

At September 30, 2011, the aggregate book value of the real property that constitutes part of the Collateral was approximately $793.6 million, which does not include the impact of inventory investments, home deliveries or impairments thereafter and which may differ from the appraised value. In addition, cash that constitutes a part of the Collateral was approximately $193.0 million as of September 30, 2011. Subsequent to such date, cash uses include general business operations and real estate and other investments. The incremental value of the stock of Guarantors that would constitute a part of the Collateral securing the Notes is not meaningful because the underlying assets of such Guarantors have been separately pledged as Collateral. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the homebuilding industry, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by either of the Issuers or any of the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the Holders of the Notes to realize or foreclose on Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral would be sufficient to pay our obligations under the Notes. If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuers and the Guarantors.

Liens with Respect to the Collateral

Priority

The terms of the Security Documents and the Intercreditor Agreement establish the relative priority among (1) the lenders under the letter of credit facility, (2) the Trustee and the holders of the Notes with respect to the security interest in the Collateral that is created by the Security Documents and secures the Notes Obligations and (3) the creditors extending credit to either of the Issuers or any Guarantor under any Additional Pari-Passu Lien Obligations that are permitted to be incurred under the Indenture and as to which either Issuer or such Guarantor, as applicable, may incur a Permitted Lien. The Security Documents and the Intercreditor Agreement provide that all obligations under the Notes, the LC Facility Obligations and any Additional Pari-Passu Lien Obligations are secured equally and ratably by a Pari-Passu Lien on the Collateral, but any liabilities in respect of the letter of credit facility will be repaid prior to the repayment of the Notes and any Additional Pari-Passu Lien Obligations secured on a pari-passu basis with the Notes, as described under “—Intercreditor Agreement.” The Security Documents and the Intercreditor Agreement also authorize and instruct the Collateral Agent to subordinate the Pari-Passu Lien under certain circumstances, as described under “—Intercreditor Agreement.”

Security Documents

On the Issue Date, the Issuers, the Guarantors, the Trustee, the administrative agent under the letter of credit facility and the Collateral Agent entered into the Security Documents establishing the terms of the security interests and Liens that secure the Notes, other than those Security Documents that were to be delivered within 90 days of the Issue Date. These security interests secure the payment and performance when due of all of the Obligations of the Issuers under the Notes, the Indenture, the letter of credit facility and the Security Documents. The Security Documents and the Collateral are administered by the Collateral Agent for the benefit of all holders of Pari-Passu Lien Obligations (including the LC Facility Obligations, the Notes Obligations and any Additional Pari-Passu Lien Obligations).

Subject to the terms of the Security Documents, the Issuers and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (except as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income from the Collateral.

The lenders under the letter of credit facility and the Trustee have, and by accepting a Note each holder thereof will be deemed to have:

•	irrevocably appointed the Collateral Agent to act as its agent under the Security Documents and the Intercreditor Agreement; and

•

irrevocably authorized the Collateral Agent to (1) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents, the Intercreditor Agreement or other documents to which it is a party, together with any other incidental rights, powers and discretions and (2) execute each document expressed to be executed by the Collateral Agent on its behalf.

Intercreditor Agreement

Generally

On May 10, 2011, the Trustee and the Collateral Agent entered into an Intercreditor Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) with the Administrative Agent under the letter of credit facility.

The Intercreditor Agreement provides for the priorities and other relative rights among the Pari-Passu Lien Secured Parties, including, among other things, that:

(1) notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the Notes and the other Pari-Passu Lien Obligations, the Liens securing all Pari-Passu Lien Obligations shall be of equal priority; provided, however, that any liabilities in respect of the letter of credit facility will be repaid prior to the repayment of the Notes and any Additional Pari-Passu Lien Obligations secured on a pari-passu basis with the Notes; and

(2) the Obligations in respect of the Notes and the other Pari-Passu Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time (including, without the consent of the Holders, to add other parties holding Pari-Passu Lien Obligations permitted to be Incurred under the Indenture, the letter of credit facility and the Intercreditor Agreement), in each case, to the extent permitted by the Pari-Passu Lien Documents.

Enforcement of the Security

The lenders under the letter of credit facility are represented under the Intercreditor Agreement by the Administrative Agent and the Holders are represented under the Intercreditor Agreement by the Trustee. In the future, to the extent that the Company or any Restricted Subsidiary incurs Additional Pari-Passu Lien Obligations, the Company will designate such Additional Pari-Passu Lien Obligations as such under the Intercreditor Agreement by providing notice to such effect, together with an Officers’ Certificate certifying that such Additional Pari-Passu Lien Obligations (and the Liens associated therewith) have been incurred in compliance with the Indenture (and the other Pari-Passu Lien Documents), to the Collateral Agent. Upon such designation, the designated agent of the holders of such Additional Pari-Passu Lien Obligations shall deliver a joinder to the Intercreditor Agreement, thereby acknowledging that the terms of the Intercreditor Agreement shall be applicable to such holders. Under the Intercreditor Agreement, each of the Trustee, the Administrative Agent and each such designated agent of Additional Pari-Passu Lien Obligations shall be an “Authorized Representative” with respect to the applicable class of Pari-Passu Lien Obligations; in addition, the Administrative Agent under the letter of credit facility, in its capacity as the Authorized Representative of the holders of the LC Facility Obligations, shall be the “LC Facility Representative.”

The Intercreditor Agreement contains procedures with respect to the coordination of instructions from the LC Facility Representative, acting as representative of the holders of the LC Facility Obligations, and the “Applicable Authorized Representative” (as defined below under “—Applicable Authorized Representative”), acting as representative for the particular class of Specified Pari-Passu Lien Obligations for which the Applicable Authorized Representative is the Authorized Representative (and not as representative of any other holders of Specified Pari-Passu Lien Obligations), with respect to the security interests in the Collateral. If (a) any Event of Default under the Indenture (or any event of default under the Pari-Passu Lien Document for which the Applicable Authorized Representative is the Authorized Representative) or an event of default under the documentation relating to LC Facility Obligations shall have occurred and be continuing, (b) an insolvency proceeding with respect to either of the Issuers or any Guarantor is occurring or (c) the LC Facility Obligations have been accelerated pursuant to applicable law, the Collateral Agent shall act in relation to the Collateral in accordance with the instructions of (i) on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Representative and the Applicable Authorized Representative, and (ii) after the date of the Discharge of LC Facility Obligations, the Applicable Authorized Representative. Any Person entitled to instruct the Collateral Agent to exercise any right or remedy with respect to the Collateral may give or refrain from giving instructions to the Collateral Agent to exercise or refrain from exercising the Collateral as it sees fit in accordance with the other provisions of the Security Documents and the Intercreditor Agreement.

Subject to the next succeeding paragraph, before giving any instructions to the Collateral Agent to exercise any right or remedy under the Security Documents and the Intercreditor Agreement with respect to the Collateral, the LC Facility Representative and the Applicable Authorized Representative will consult with one another and with the Collateral Agent in good faith, with a view to coordinating those instructions, for a period of up to 45 days or such shorter period as the LC Facility Representative and the Applicable Authorized Representative may agree.

The LC Facility Representative and the Applicable Authorized Representative shall not be obligated to consult in accordance with the immediately preceding paragraph if the LC Facility Representative and the Applicable Authorized Representative determine in good faith that to enter into such consultation and thereby delay the commencement of enforcement of the Collateral could reasonably be expected to have a material adverse effect on (A) their ability to enforce any of the security interests in the Collateral or (B) the realization of any proceeds of any enforcement of the security interests in the Collateral. If the instructions given to the Collateral Agent by the LC Facility Representative or the Applicable Authorized Representative conflict with the instructions given to the Collateral Agent by the other party: (i) the Collateral Agent shall promptly notify the LC Facility Representative and Applicable Authorized Representative and (ii) following such notification, the LC Facility Representative and such Applicable Authorized Representative shall consult with one another in good faith over the course of at least 15 days (the “Consultation Period”) with a view to resolving the conflict in such instructions, provided that the Consultation Period shall end immediately if the LC Facility Representative and the Applicable Authorized Representative determine in good faith that such consultation and thereby the delay in the enforcement of the security interest in the Collateral could reasonably be expected to have a material adverse effect on (A) their ability to enforce any of the security interests in the Collateral or (B) the realization of any proceeds of any enforcement of the security interests in the Collateral.

If, following the end of the Consultation Period, the Collateral Agent has not received consistent instructions from the LC Facility Representative and the Applicable Authorized Representative, the Collateral Agent shall enforce the security interests in the Collateral in accordance with the instructions of the LC Facility Representative.

Applicable Authorized Representative

As of the Issue Date, the Trustee is the Applicable Authorized Representative. The Trustee (or any successor Applicable Authorized Representative) will remain as such until such time as either (i) the Notes (or the applicable class of Specified Pari-Passu Lien Obligations represented by the then-Applicable Authorized Representative) do not represent the largest class of Specified Pari-Passu Lien Obligations (determined based on the aggregate principal amount of Indebtedness under such class of Specified Pari-Passu Lien Obligations then outstanding, taking into account the accretion of original issue discount with respect to any such Indebtedness issued at a discount) (a “Larger Holder Event”) or (ii) the occurrence of a Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Applicable Authorized Representative Change Date”). Following an Applicable Authorized Representative Change Date, either (x) in the event that a Larger Holder Event has occurred, the Authorized Representative under the largest class of Specified Pari-Passu Lien Obligations then outstanding and (y) in the event that a Non-Controlling Authorized Representative Enforcement Date has occurred, the Major Non-Controlling Authorized Representative, will become the Applicable Authorized Representative.

As of any date, the “Major Non-Controlling Authorized Representative” is the Authorized Representative of the second largest class of Specified Pari-Passu Lien Obligations then outstanding (determined on the same basis as described above for determining the largest class of Specified Pari-Passu Lien Obligations then outstanding). The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default under the terms of the applicable class of Specified Pari-Passu Lien Obligations and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default with respect to the class of Specified Pari-Passu Lien Obligations represented by the Major Non-Controlling Authorized Representative has occurred and is continuing and (ii) such class of Specified Pari-Passu Lien Obligations is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of that class of Specified Pari-Passu Lien Obligations; provided, however, that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Collateral Agent (pursuant to instructions from the LC Facility Representative or the Applicable Authorized Representative) has commenced and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then-existing circumstances or (2) at any time the Company or any other grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

Subject to the discussion set forth under “—Enforcement of the Security” above, the (i) LC Facility Representative and the Applicable Authorized Representative or (ii) the Applicable Authorized Representative, as applicable, will have the sole right to instruct the Collateral Agent to act or refrain from acting with respect to the Collateral, and the Collateral Agent will not follow any instructions with respect to such Collateral from any other Person. No Authorized Representative of any Specified Pari-Passu Lien Obligations secured by the Collateral (other than the Applicable Authorized Representative) will instruct the Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral. Other than with respect to the application of proceeds resulting from realization upon the Collateral, the Collateral Agent, acting on the instructions of the LC Facility Representative or the Applicable Authorized Representative, may deal with the Collateral as if the LC Facility Obligations and the class of Specified Pari-Passu Lien Obligations then represented by the Applicable Authorized Representative were the only classes of Pari-Passu Lien Obligations outstanding. No Authorized Representative of any class of Specified Pari-Passu Lien Obligations (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent (acting on the instructions of the LC Facility Representative and the Applicable Authorized Representative). The Collateral Agent, the LC Facility Representative and each other Authorized Representative will agree that it will not accept any Lien on any Collateral for the benefit of any Pari-Passu Lien Secured Parties (other than funds deposited for the discharge or defeasance of an applicable class of Pari-Passu Lien Obligations) other than pursuant to the Security Documents and the Intercreditor Agreement. Each Pari-Passu Lien Secured Party, including the Holders of the Notes by acceptance thereof, will be deemed to have agreed that it will not contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien granted pursuant to the Security Documents, or any of the provisions of the Security Documents or the Intercreditor Agreement.

None of the Pari-Passu Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Pari-Passu Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the Pari-Passu Lien Secured Parties may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any Pari-Passu Lien Secured Party obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, in each case, as a result of the enforcement of remedies, at any time prior to the discharge of each class of Pari-Passu Lien Obligations, then it must hold such Collateral, proceeds or payment in trust for the other Pari-Passu Lien Secured Parties and promptly transfer such Collateral, proceeds or payment to the Collateral Agent to be distributed in accordance with the provisions of the Intercreditor Agreement.

In addition, the Pari-Passu Lien Secured Parties shall authorize and instruct the Collateral Agent to execute and deliver such lien subordination, non-disturbance, attornment and other similar agreements as the Company may from time to time request so long as the Company certifies to the Collateral Agent that the Lien or other encumbrance proposed to be made senior in priority to the Lien held by the Collateral Agent is permitted to be incurred under the Pari-Passu Lien Documents and is a Permitted Priority Lien, as defined in the Indenture.

Application of Proceeds; Post-Petition Interest

The Intercreditor Agreement provides that the net proceeds from any sale, disposition or other realization of the Collateral upon the enforcement of the security for the Pari-Passu Lien Obligations (including for these purposes distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy case of either of the Issuers or any of the Guarantors) shall be applied to any LC Facility Obligations prior to any application to any Specified Pari-Passu Lien Obligations (including the Notes Obligations).

Subject to the rights of the holders of any Permitted Priority Liens, proceeds received upon a realization of the Collateral will be applied as follows:

first, to the payment of all costs and expenses incurred by the Collateral Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the Security Documents and the Intercreditor Agreement, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent on behalf of either of the Issuers or any Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of any of the Pari-Passu Lien Secured Parties;

second, to the payment of any Obligations in respect of any expense reimbursements or indemnities then due to any of the Authorized Representatives, in their capacities as such;

third, to the payment of all LC Facility Obligations on a pro rata basis based on the respective amounts of LC Facility Obligations then outstanding; and

fourth, to the payment of any Specified Pari-Passu Lien Obligations (including the Notes Obligations) on a pro rata basis based on the respective amounts of such Specified Pari-Passu Lien Obligations then outstanding.

In a bankruptcy case of either of the Issuers or any Guarantor, the holders of the LC Facility Obligations will be entitled to receive all Post-Petition Interest accruing thereon, whether or not allowable in such bankruptcy case, prior to the Holders of the Notes receiving any payments in respect of the Notes Obligations. If it is held that the claims with respect to the LC Facility Obligations and the Specified Pari-Passu Lien Obligations constitute only one secured class (rather than separate classes for the LC Facility Obligations and the Specified Pari-Passu Lien Obligations), all distributions in such bankruptcy case shall be made as if there were separate classes of claims, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all Specified Pari-Passu Lien Obligations), the holders of the LC Facility Obligations shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the Specified Pari-Passu Lien Obligations. The Collateral Agent, the Trustee and the Holders of the Notes agree to turn over to the holders of the LC Facility Obligations amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the foregoing, even if such turnover has the effect of reducing their claim or recovery.

Release of Liens

Under the Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Collateral, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes and each other class of Pari-Passu Secured Parties upon such Collateral will automatically be released and discharged. However, any proceeds of any Shared Collateral realized therefrom will be applied as described under “—Intercreditor Agreement.”

The Security Documents, the Intercreditor Agreement and the Indenture provide that the Pari-Passu Liens securing the Guarantee of any Guarantor will be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of the Indenture. In addition, the Pari-Passu Liens securing the Notes will be released:

(a) upon discharge of the Indenture or defeasance of the Notes as set forth below under “—Discharge and Defeasance of Indenture,”

(b) upon payment in full of principal, interest and all other Obligations on the Notes issued under the Indenture,

(c) with the consent of the requisite Holders of the Notes in accordance with the provisions under “—Amendment, Supplement and Waiver,” including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes, and

(d) in connection with any disposition of Collateral to any Person other than the Company, the Corporate Issuer or any Guarantor (but excluding any transaction subject to “Certain Covenants—Limitations on Mergers, Consolidations and Sales of Assets” where the recipient is required to become the obligor on the Notes or a Guarantee) that is permitted by the Indenture (with respect to the Lien on such Collateral).

To the extent applicable, the Issuers will comply with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes. Any certificate or opinion required by Section 314(d) of the TIA may be made by Officers of the Issuers except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Issuers and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel (which may be internal counsel), that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no-action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the Commission have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the TIA. In addition, under interpretations provided by the Commission, to the extent that a release of a Lien is made without the need for consent by the Holders or the Trustee, the provisions of Section 314(d) may be inapplicable to the release.

No Impairment of the Security Interests

Neither of the Issuers nor any of the Guarantors are permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would reasonably be expected to materially impair the security interest with respect to the Collateral for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes.

The Indenture provides that any actions taken in compliance with (or otherwise contemplated by) the Indenture, the Intercreditor Agreement and the Security Documents, including without limitation, any release of Collateral in accordance with the provisions thereof, will be deemed not to impair the security under the Indenture, and that any engineer, appraiser or other expert may rely on such provision in delivering a certificate requesting release so long as all other provisions of the Indenture with respect to such release have been complied with.

The Guarantees

Each of the Guarantors have guaranteed on a joint and several basis all of the Issuers’ obligations under the Notes and the Indenture, including the Issuers’ obligations to pay principal, premium, if any, and interest with respect to the Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in “Certain Covenants” below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

The initial Guarantors are all of the direct and indirect wholly-owned Subsidiaries of the Company on the Issue Date (other than (1) Partners Insurance Company and (2) any other wholly owned Subsidiary of the Issuers that is prohibited from becoming a Guarantor as a result of any requirement of law, rule or regulation binding on such Subsidiary or as a result of an existing contractual limitation when a waiver is not reasonably able to be obtained), Vistancia Marketing, LLC and Vistancia Construction, LLC. After the Issue Date, additional wholly-owned Subsidiaries of the Issuers (other than any wholly owned Subsidiary that is prohibited from becoming a Guarantor as a result of any requirement of law, rule or regulation binding on such Subsidiary) may from time to time become Guarantors to the extent required by the covenant described under “—Certain Covenants—Future Guarantors.” All Guarantors of the Notes also guarantee the Company’s obligations under the letter of credit facility.

The Indenture provides that if all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

A sale of assets or Equity Interests of a Guarantor may constitute an Asset Disposition subject to the “Limitations on Asset Dispositions” covenant described under “—Certain Covenants.”

Optional Redemption

The Notes are redeemable, in whole or in part, at the option of the Issuers only as set forth below.

At any time or from time to time prior to May 15, 2015, the Issuers are entitled at their option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

At any time or from time to time on and after May 15, 2015, the Issuers will be entitled at their option to redeem all or a portion of the Notes at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2015	104.313%
2016	102.156%
2017 and thereafter	100.000%

In addition, at any time prior to May 15, 2014, the Issuers are entitled at their option on one or more occasions to redeem the Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.625%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings; provided, however, that

(1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than the Notes held, directly or indirectly, by the Company or Affiliates of the Company); and

(2) each such redemption occurs within 60 days after the date of the consummation of the related Equity Offering.

“Applicable Premium” means with respect to a Note at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on May 15, 2015 (such redemption price being described in the third paragraph in this “—Optional Redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through May 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after May 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to May 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 15, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuers after consultation with the Trustee.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC and two other primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”), and their respective successors and assigns; provided, however, that if any such entity ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem appropriate and fair. Notice of each redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the applicable redemption date.

No Notes of $2,000 in original principal amount or less shall be redeemed in part. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under “Certain Covenants—Change of Control” and “Certain Covenants—Limitations on Asset Dispositions.” In addition, the Issuers may at any time and from time to time purchase Notes in the open market or otherwise.

Certain Covenants

The following is a summary of certain covenants that are contained in the Indenture. Such covenants are applicable (unless waived or amended as permitted by the Indenture) so long as any of the Notes are outstanding or until discharge of the Indenture or the Notes are defeased pursuant to provisions described under “Discharge and Defeasance of Indenture.”

Change of Control

In the event that there shall occur a Change of Control, each Holder of the Notes shall have the right, at such Holder’s option, to require the Issuers to purchase all or any part of such Holder’s Notes (a “Change of Control Offer”) on a date (the “Repurchase Date”) that is no later than 90 days after notice of the Change of Control, at 101.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or before the thirtieth day after any Change of Control, the Issuers are obligated to mail or cause to be mailed to all Holders of record of the Notes with a copy to the Trustee, a notice stating (i) that a Change of Control has occurred and each Holder has a right to require the Issuers to purchase such Holder’s Notes at 101.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the Repurchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), (ii) the Repurchase Date, (iii) the date by which the repurchase right must be exercised, and (iv) the procedure which the Holder must follow to exercise such right. To exercise such right, the Holder of such Note must deliver, at least ten days prior to the Repurchase Date, written notice to the Issuers (or an agent designated by the Issuers for such purpose) of the Holder’s exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuers.

The Issuers will comply with applicable law, including Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14e-1 thereunder, if applicable, if the Issuers are required to give a notice of a right of repurchase as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the covenant described hereunder by virtue thereof.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including in the definition of “Change of Control”) varies in meaning according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances, upon a sale of less than all of the assets of the Company, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuers to repurchase Notes.

None of the provisions relating to a repurchase upon a Change of Control is waivable by the Governing Body of either of the Issuers. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitations on Indebtedness” and “Certain Covenants—Limitations on Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Indenture requires the payment of money for Notes or portions thereof validly tendered to, and accepted for payment by, the Issuers pursuant to a Change of Control Offer. In the event that a Change of Control has occurred under the Indenture, a change of control may also have occurred under the instruments governing the Company’s other Indebtedness or instruments that the Company enters into to govern any future Indebtedness permitted to be Incurred under the Indenture. If a Change of Control were to occur, there can be no assurance that the Issuers would have sufficient funds to pay the purchase price for all the Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other Guarantors would be able to make such payments. In the event that the Issuers were required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent the Issuers do not have available funds to enable them to meet their purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

Failure by the Issuers to purchase the Notes when required upon a Change of Control will constitute an Event of Default with respect to the Notes.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.

Limitations on Indebtedness

The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, become liable for or guarantee the payment of (collectively, “Incur”) any Indebtedness (including Acquired Indebtedness) unless, immediately after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this paragraph being herein referred to as “Coverage Indebtedness”).

The provisions described in the immediately-preceding paragraph will not apply to the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) Indebtedness of the Company or any Guarantor under letters of credit not in excess of $75.0 million aggregate principal amount outstanding at any one time; provided, however, that such $75.0 million shall be reduced to the extent such letters of credit are drawn upon and the use of proceeds thereof constitute Investments (other than Permitted Investments described in clauses (3), (8), (9) and (10) of the definition thereof);

(2) Indebtedness with respect to the Notes (and Exchange Notes) and Guarantees thereof, other than Additional Notes;

(3) Indebtedness (other than Indebtedness described in clauses (1) and (2) above) outstanding on the Issue Date after giving effect to the anticipated use of proceeds from the sale of the Notes;

(4) Indebtedness owed to and held by the Company, the Corporate Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, the Corporate Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or the Corporate Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(5) Indebtedness of the Company or any Restricted Subsidiary under any Interest Protection Agreements in a notional amount no greater than the outstanding principal amount (at the time the related Interest Protection Agreement is entered into) of the Indebtedness being hedged;

(6) Purchase Money Indebtedness and Capitalized Lease Obligations Incurred by the Company or any Restricted Subsidiary in connection with the acquisition of equipment and fixtures or other property in an aggregate principal amount outstanding at any one time (including all Refinancing Indebtedness Incurred to

Refinance any Indebtedness Incurred pursuant to this clause (6)) not to exceed $10.0 million (which amount shall not include any obligations that would not be required to be classified or accounted for as Capital Lease Obligations in accordance with GAAP as of March 31, 2011, without giving effect to any changes therein after the Issue Date);

(7) to the extent a portion of the Notes (other than Additional Notes) are redeemed or repurchased and retired, Indebtedness of the Company or any Guarantor in an aggregate amount (including all Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause (7)) not to exceed the lesser of (x) 75% of the aggregate principal amount of the Notes so redeemed or repurchased and retired and (y) $100.0 million;

(8) Indebtedness of the Company or any Guarantor which, together with all other Indebtedness Incurred under this clause (8), including all Indebtedness Incurred to Refinance any Indebtedness Incurred under this clause (8), does not exceed $25.0 million aggregate principal amount outstanding at any one time;

(9) all obligations under any arrangement (including (x) adjustments to land purchase price and (y) profit participations) by which future payments are due to the sellers of real property acquired by either of the Issuers or any Restricted Subsidiary after a specified period of time following such acquisition or at the time of the subsequent sale of the subject real property, which future payments (i) are based on the subsequent sale price of the subject real property, the allocated costs of developing the subject real property or an amount specified at the time of such acquisition and (ii) may include fixed minimum amounts in respect of such arrangements and true-up payments;

(10) Refinancing Indebtedness Incurred by the Company or any Guarantor in respect of (i) any Coverage Indebtedness or (ii) any Permitted Indebtedness Incurred pursuant to clause (2) or (3) or this clause (10);

(11) bank overdrafts arising in the ordinary course of business;

(12) obligations under an agreement with any government authority, adjoining (or common masterplan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(13) Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of the Company or any Restricted Subsidiary to make a required capital contribution therein; provided, however, that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture;

(14) obligations relating to, and guarantees and pledges of assets Incurred in the ordinary course of business in respect of, (x) surety bonds and (y) payments due in respect of community facility district, metro-district, Mello-Roos, subdivision improvement and similar bonding requirements;

(15) repayment guarantees that constitute Investments made pursuant to the JV Payment Basket; provided, however, that, after giving effect to such guarantees, the Company could invest least $1.00 in a Restricted Investment pursuant to clause (M) of the second paragraph under the covenant described in “—Limitations on Restricted Payments”;

(16) Indebtedness that is Non-Recourse Indebtedness with respect to the Company and the Restricted Subsidiaries;

(17) any guarantee by the Company or any Guarantor of any Coverage Indebtedness or any Permitted Indebtedness (other than Permitted Indebtedness incurred pursuant to clause (13) or (16) above); provided, however, that in the event such Indebtedness that is being guaranteed is subordinated to the Notes or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Notes or such Guarantee, as the case may be; and

(18) any Indebtedness Incurred by the Corporate Issuer as a co-issuer or co-guarantor of such Indebtedness with the Company.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness permitted above, the Issuers, in their sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the categories of Permitted Indebtedness or as Coverage Indebtedness;

(2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness permitted above; and

(3) any Permitted Indebtedness originally classified as Incurred pursuant to one of the clauses in the immediately preceding paragraph (other than pursuant to clause (1)) may later be reclassified by the Company such that it will be deemed as having been Incurred as Coverage Indebtedness or as Permitted Indebtedness pursuant to another clause in the immediately preceding paragraph, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification.

The Indenture also provides that the Company will not, and will not cause or permit any Guarantor to, directly or indirectly, Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the applicable Issuer or such Guarantor, as the case may be.

Limitations on Restricted Payments

The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(1) no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(2) immediately after giving effect to such Restricted Payment, the Company could Incur at least $1.00 of Coverage Indebtedness pursuant to the “Limitations on Indebtedness” covenant; and

(3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Issue Date (other than those Restricted Payments described in clauses (C) through (M) of the next paragraph) does not exceed the sum of:

(a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the first day of the Company’s fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds of and the Fair Market Value of any Property or other asset received by the Company from (1) any capital contribution to the Company after the Issue Date or any issue or sale after the Issue Date of any Qualified Equity Interests and (2) the issue or sale after the Issue Date of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Equity Interests that have been so converted or exercised, plus

(c) in the case of a distribution on or disposition or repayment of any Restricted Investment, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Equity Interests) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (a)), plus

(d) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or any Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Unrestricted Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Unrestricted Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary.

The foregoing provisions will not prohibit:

(A) the payment of any dividend or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of the preceding paragraph as of the date of declaration (and the payment itself will be deemed to have been paid on such date of declaration);

(B) any Restricted Payment made in exchange for, or out of the net proceeds of the substantially concurrent sale of, Qualified Equity Interests;

(C) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value by the Company of any Subordinated Indebtedness of the Corporate Issuer, the Company or any Restricted Subsidiary in exchange for, or out of proceeds of, Refinancing Indebtedness Incurred as permitted by and in compliance with the covenant described under “Limitations on Indebtedness”;

(D) Restricted Investments after the Issue Date not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $10.0 million;

(E) Restricted Investments after the Issue Date in joint ventures not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $100.0 million; provided, however, that, at the time any such Investment is made, the net book value of the Company’s inventory (including “work-in-progress” inventory, land held for development and land held for sale) and cash securing the Notes and any other Pari-Passu Lien Obligations is at least 275% of the aggregate principal amount of the Notes then outstanding plus the aggregate amount of such other Pari-Passu Lien Obligations;

(F) Restricted Payments made after the Issue Date in respect of Specified Obligations not to exceed $70.0 million; provided, however, that such Restricted Payments may exceed $70.0 million to the extent that the Company receives a cash equity contribution from JFSCI in the amount of such excess within 10 Business Days following such Restricted Payment;

(G) Tax Distributions (other than payments with respect to Specified Obligations);

(H) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary with the proceeds of the offering of the Notes as described in the Offering Circular dated as of May 3, 2011;

(I) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries issued in accordance with and to the extent permitted by the covenant described under “Certain Covenants—Limitations on Indebtedness”; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

(J) repurchases of Equity Interests deemed to occur upon exercise of equity options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(K) Restricted Payments that are made with Excluded Contributions;

(L) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions “Certain Covenants—Change of Control” and “Certain Covenants—Limitations on Asset Dispositions;” provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed, defeased or acquired for value; or

(M) Restricted Investments after the Issue Date in joint ventures (other than amounts expended in respect of Specified Obligations) in an amount not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $70.0 million (any Investment made pursuant to this clause (M) being an Investment made pursuant to the “JV Payment Basket”).

For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by either of the Issuers or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

Limitations on Transactions with Affiliates

The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company, (ii) any Affiliate of any of the Company’s Subsidiaries, (iii) any holder of 10% or more of the Common Equity of the Company or (iv) any Affiliates of such holders (collectively, “Affiliated Persons”), in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could reasonably be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis with Persons who are not Affiliated Persons.

In addition, the Issuers will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction:

(1) in the case of transfers of real property involving more than $10.0 million, unless the consideration paid in respect thereof exceeds the greatest of not less than three Independent Valuations, and

(2) in all other cases:

(A) having a value of more than $2.0 million unless the terms of such Affiliate Transaction are set forth in writing and a majority of the Company’s Governing Body has determined in good faith that the criterion set forth in the immediately preceding paragraph has been satisfied, and

(B) having a value of more than $5.0 million unless the terms of such Affiliate Transaction are set forth in writing and the Company has received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who is not an Affiliated Person.

The Indenture also provides that notwithstanding the foregoing, an Affiliate Transaction will not include:

(1) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Governing Body of the Company,

(2) Equity Interests issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the holders of Equity Interests of the Company,

(3) any Permitted Investment (other than Permitted Investments described in clause (3)(b) of the definition of “Permitted Investments”) or Restricted Payment permitted under the “Limitations on Restricted Payments” covenant,

(4) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, no such transaction shall involve any other Affiliated Person (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture),

(5) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(6) any Affiliate Transactions consummated in accordance with written agreements existing on the Issue Date with Affiliates, or entities in which an Affiliate owns an interest, including amendments thereto, that are no more favorable to the Affiliate in any material respect than the terms existing on the Issue Date;

(7) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Corporate Issuer or any Restricted Subsidiary; and

(8) any transaction with an Affiliate that is a joint venture in which the Company or any Restricted Subsidiary has a direct or indirect equity interest so long as the other joint venture partners not constituting Affiliates of the Company approve the subject transaction.

Limitations on Asset Dispositions

The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

(a) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof (or at least 90% of the Fair Market Value thereof in the case of a Sale/Leaseback Transaction of a model house), and

(b) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

The amount of (i) any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition (provided that the Company or Restricted Subsidiary, as the case may be, making the Asset Disposition is released from its obligations with respect to such Indebtedness), (ii) any notes or other obligations received by the Issuers or any Restricted Subsidiary which are immediately converted into cash and (iii) the Fair Market Value of any Property or other asset (including Equity Interests of any Person that will be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (provided that to the extent that the assets disposed of in such Asset Disposition were Collateral, such property or assets are pledged as Collateral under the Security Documents substantially contemporaneously with such sale, to the extent required to do so pursuant to such Security Documents), shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the applicable Issuer or Restricted Subsidiary.

The Net Cash Proceeds of an Asset Disposition shall, within one year of such Asset Disposition, at the Company’s election, (a) be used by the Company or a Restricted Subsidiary to invest in assets (including Equity Interests of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in the Real Estate Business of the Company and the Restricted Subsidiaries (provided that to the extent that the assets disposed of in such Asset Disposition were Collateral, such assets are pledged as Collateral under the

Security Documents to the extent required to do so pursuant to such Security Documents, (b) be used to permanently prepay or permanently repay any (1) Indebtedness which had been secured by the assets sold in the relevant Asset Disposition or (2) Indebtedness of a Restricted Subsidiary that is not a Guarantor, to the extent the assets sold were not Collateral, or (c) be applied to make an offer to purchase Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, to repay, purchase or redeem any other Pari-Passu Lien Obligations (or cash collateralize letters of credit that constitute Pari-Passu Lien Obligations Incurred in connection with Indebtedness Incurred pursuant to clause (1) of the definition of Permitted Indebtedness or a Credit Facility) and, if the Company or a Restricted Subsidiary elects or is required to do so and the assets disposed of were not Collateral, repay, purchase or redeem any unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase, redemption or cash collateralization is less than the aggregate amount of (i) the principal amount of the Notes tendered in such offer to purchase, (ii) the lesser of the principal amount, or accreted value, of such other Pari-Passu Lien Obligations tendered or to be repaid, redeemed, repurchased or cash collateralized and (iii) the lesser of the principal amount, or accreted value, of such unsubordinated Indebtedness tendered or to be repaid, repurchased or redeemed, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption. Pending any such application under this paragraph, Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by the Indenture.

Any Net Cash Proceeds from the Asset Disposition that are not invested or applied as provided and within the time period set forth in the preceding paragraph (which will include the Fair Market Value of any Cash Equivalents and Marketable Securities received in connection with such Asset Disposition which have not been converted into cash) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari-passu with the Notes (“Pari-Passu Indebtedness”), to the holders of such Pari-Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of the Notes and such Pari-Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $10.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Pari-Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and the Pari-Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and such Pari-Passu Indebtedness will be purchased on a pro rata basis based on the principal amount (or accreted value, as applicable) of the Notes and such Pari-Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reduced by the amount of such Asset Sales Offer.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

Limitations on Liens

The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, create, Incur or suffer to exist any Liens, other than Permitted Liens, on any of their respective Properties.

Limitation on Sale/Leaseback Transactions

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitations on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on Liens”;

(2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property (or at least 90% of such Fair Market Value in the case of a Sale/Leaseback Transaction of a model house); and

(3) the Company applies the proceeds of such transaction in compliance with the covenant described under “—Limitations on Asset Dispositions.”

Limitations on Restrictions Affecting Restricted Subsidiaries

The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in, or measured by, its profits, owned by the Company, the Corporate Issuer or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

(2) make loans or advances to the Company, the Corporate Issuer or any other Restricted Subsidiary, or

(3) transfer any of its property or assets to the Company, the Corporate Issuer or any other Restricted Subsidiary.

The Indenture provides, notwithstanding the foregoing, that the encumbrances and restrictions referenced in the preceding clauses (1), (2) or (3) will not apply to:

(a) encumbrances or restrictions existing under or by reason of applicable law, including judicial or regulatory actions,

(b) contractual encumbrances or restrictions in effect at or entered into on the Issue Date,

(c) any restrictions or encumbrances arising under (A) Acquired Indebtedness or (B) appearing in any agreements acquired or assumed in connection with the acquisition of Property; provided, however, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

(d) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

(e) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

(f) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(g) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(h) encumbrances or restrictions existing under or by reason of (A) the Indenture, the Notes or the Guarantees, (B) the letter of credit facility or (C) the definitive agreements governing any other Pari-Passu Indebtedness permitted to be Incurred subsequent to the Issue Date in accordance with the “Limitations on Indebtedness” covenant; provided, however, that in the case of clause (C), (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such definitive agreements or (ii) the Company determines at the time any such Pari-Passu Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s or any Restricted Subsidiary’s ability to make principal or interest payments on the Notes and any other Indebtedness that is an obligation of the Company or any Restricted Subsidiary, as applicable, and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith),

(i) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of this covenant,

(j) Liens permitted under the Indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(l) customary provisions of any franchise, distribution or similar agreements,

(m) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business,

(n) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(o) any encumbrances or restrictions contained in any joint venture agreement entered into by the Company or any of its Restricted Subsidiaries, to the extent binding upon the assets of the relevant joint venture, together with any encumbrances or restrictions contained in any agreement entered into by any such joint venture; and

(p) any encumbrance or restrictions of the type referred to in clauses (1), (2) or (3) of this covenant imposed by any amendments, modifications, restatements, renewals, supplements, replacements or Refinancings of the contracts, instruments or obligations referred to in clauses (b), (c), (h) and (i) of this covenant; provided, however, that such amendments, modifications, restatements, renewals, supplements, replacements or Refinancings are, in the good faith judgment of the Company’s Governing Body, no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, replacement or Refinancing.

Limitations on Mergers, Consolidations and Sales of Assets

The Indenture provides that neither of the Issuers nor any of the Guarantors will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Corporate Issuer or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition, liquidation or dissolution) unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company, the Corporate Issuer or the Restricted Subsidiary as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Corporate Issuer or the Restricted Subsidiary, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture, the Intercreditor Agreement and the Security Documents,

(2) immediately after giving effect to such transaction, no Default has occurred and is continuing, and

(3) immediately after giving effect to such transaction, the Company (or its Successor) could Incur at least $1.00 of Coverage Indebtedness pursuant to the “Limitations on Indebtedness” covenant.

The foregoing provisions shall not apply to:

(a) a transaction involving the sale or disposition of Equity Interests of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided under “The Guarantees” above, or

(b) a transaction the purpose of which is to change the state of incorporation of the Company, the Corporate Issuer or any Restricted Subsidiary,

(c) a liquidation or dissolution of any Restricted Subsidiary, other than the Corporate Issuer, or

(d) a sale, lease, conveyance or other disposition of all or substantially all of the assets of any Restricted Subsidiary in connection with the sale or wind-down of retail or other land sales by such Restricted Subsidiary.

Reports to Holders of Notes

The Indenture provides that the Company will (i) furnish to the Trustee, (ii) upon request, furnish to Holders and prospective holders of the Notes and (iii) prior to the earlier of (a) consummation of the Exchange Offer and (b) 360 days after the Issue Date, make publicly available on its website, a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the Commission’s rules and regulations applicable to the filing of the related reports:

(1) the description of the business of the Company and all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

After the earlier of (a) consummation of the Exchange Offer and (b) 360 days after the Issue Date, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, subject to the next sentence, and provide the Trustee and Holders with, such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept any of the Company’s filings for any reason, the Company will post such reports on its website within the time periods that would apply if the Company were required to file those reports with the Commission. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding, it will furnish to Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporate Issuer’s and/or the Company’s compliance with any of its covenants in the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Limitation on Line of Business

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Real Estate Business.

Limitation on Co-Issuer

The Corporate Issuer may not hold any material assets (other than Indebtedness owing to the Corporate Issuer by the Company or any Restricted Subsidiary and non-material Cash Equivalents), become liable for any obligations or engage in any business activities (other than treasury, cash management and activities incidental thereto); provided, however, that the Corporate Issuer may be a co-obligor or co-guarantor with respect to the Notes or any other Indebtedness or other obligations if the Company is an obligor or guarantor of such Indebtedness or obligations. The Corporate Issuer shall be a wholly-owned Subsidiary of the Company at all times. At any time after the Company or any successor to the Company is a corporation, the Corporate Issuer may merge with or consolidate into the Company or any Subsidiary of the Company.

Limitations Relating to Partners Insurance Company

The Indenture provides that the Company will not permit Partners Insurance Company (i) to engage in any business other than its existing business on the Issue Date or (ii) to Incur any Indebtedness.

Future Guarantors

The Indenture provides that the Company will cause each wholly-owned Restricted Subsidiary (other than any wholly-owned Subsidiary that is prohibited from becoming a Guarantor as a result of any requirement of law, rule or regulation binding on such Subsidiary) that Incurs any Indebtedness to, contemporaneously, (i) execute and deliver to the Trustee a supplemental indenture to the Indenture, pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture and applicable to the other Guarantors and (ii) execute and deliver an amendment, supplement or other instrument in respect of the Security Documents necessary to cause such Restricted Subsidiary to become a grantor thereunder and take all action required thereunder to perfect the Liens created thereunder, as well as to execute and deliver to the Trustee joinders to the Intercreditor Agreement, in each case at the time such Person becomes a Restricted Subsidiary or Guarantees any such Indebtedness, as applicable.

Collateral Requirement; Further Assurances; Costs

The Indenture provides that, on the Issue Date, the Issuers and each Guarantor shall grant Liens on all their property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected Liens (subject to Permitted Liens), including through recordation of mortgages, entry into control agreements, filing of UCC-1 financing statements or otherwise, pursuant to, and to the extent required by, the Security Documents to be entered into on the Issue Date and the Indenture. Notwithstanding the foregoing, the requirements of this paragraph are subject to the provisions of the fourth paragraph under this “—Collateral Requirement; Further Assurances; Costs” covenant.

The Indenture provides that, if either of the Issuers or any of the Guarantors at any time grants, assumes, perfects or becomes subject to any Lien upon any of its property (other than Excluded Property) then owned or thereafter acquired as security for any other Pari-Passu Lien Obligation, such Issuer will, or will cause such Guarantor to, as promptly as practical (subject to the provisions of the fourth paragraph under this “—Collateral Requirement; Further Assurances; Costs” covenant):

(i) grant a Lien on such property to the Collateral Agent for the benefit of the Holders and, to the extent such grant would require the execution and delivery of a Security Document, such Issuer or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure such other Pari-Passu Lien Obligations;

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted for the benefit of such other Pari-Passu Lien Obligations are perfected; and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this paragraph, including as necessary under the Security Documents.

The Indenture provides that, if either of the Issuers or any Guarantor at any time after the Issue Date acquires any new property (other than Excluded Property) that is not automatically subject to a Lien under the Security Documents, or a Restricted Subsidiary becomes a Guarantor, such Issuer will, or will cause such Guarantor, subject to the requirements of the Security Documents, to as soon as practical after such property’s acquisition or it no longer being Excluded Property (subject to the provisions of the fourth paragraph under this “—Collateral Requirement; Further Assurances; Costs” covenant):

(i) grant a Lien on such property (or, in the case of a new Guarantor, all of its assets except Excluded Property) to the Collateral Agent for the benefit of the Holders (and, to the extent such grant would require the execution and delivery of a Security Document, such Issuer or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the Security Documents executed and delivered on the Issue Date);

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Issue Date are perfected; and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this paragraph including as necessary under the Security Documents.

The Company shall deliver an Opinion of Counsel to the Trustee in respect of any Lien grant referred to by the foregoing provisions of this paragraph by a new Guarantor or with respect to real property, addressing customary matters (and containing customary exceptions) consistent with the Opinion of Counsel delivered on the Issue Date in respect of such matters; provided, however, that, an Opinion of Counsel shall not be required with respect to any mortgage or similar instrument for real property located in a jurisdiction for which an Opinion of Counsel has been previously delivered to the Trustee pursuant to the Indenture.

Notwithstanding anything to the contrary set forth in this “—Collateral Requirement; Further Assurances; Costs” covenant or elsewhere in the Indenture or any Security Document:

(i) any mortgages or similar instruments (and any related Security Documents) required to be granted pursuant to the Indenture or the Security Documents with respect to real property owned by the Issuers or a Guarantor on the Issue Date shall be granted, together with Opinions of Counsel delivered to the Trustee in respect of the enforceability and validity of such mortgages and similar instruments, addressing customary matters (and containing customary exceptions), as soon as commercially reasonable following the Issue Date, but in no event later than 90 days following the Issue Date; and

(ii) in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission of separate financial statements of a Guarantor that are not otherwise required to be filed, then the securities of such Person need not be pledged pursuant to this “—Collateral Requirement; Further Assurances; Costs” covenant and shall automatically be deemed released and to not be and to not have been part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to evidence the release of Liens securing the Notes and the Guarantees on the securities that are so deemed to no longer constitute part of the Collateral.

The Issuers will bear and pay all legal expenses, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Issuers and the Guarantors set forth in this “—Collateral Requirement; Further Assurances; Costs” covenant and will also pay or reimburse the Trustee and Collateral Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee and Collateral Agent in connection therewith, including the reasonable compensation and expenses of the Trustee and Collateral Agent’s agents and counsel.

The Indenture provides that neither of the Issuers nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would reasonably be expected to materially impair the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Notes.

Events of Default

The following are Events of Default under the Indenture:

(1) the failure by the Issuers and the Guarantors to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by the Issuers and the Guarantors to pay the principal of or premium on any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by the Issuers or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under “Certain Covenants—Change of Control” and “Certain Covenants—Limitations on Mergers, Consolidations and Sales of Assets,” which will constitute Events of Default with notice but without passage of time);

(4) the failure by either of the Issuers or any Restricted Subsidiary to make any principal or interest payment in an amount of $10.0 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of either of the Issuers or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

(5) a final judgment or judgments that exceed $10.0 million or more (net of insurance available to the applicable Issuer or Restricted Subsidiary and expected (in the good faith judgment of the Company) to be available to satisfy such judgment), individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against either of the Issuers or any of the Restricted Subsidiaries and such judgment or judgments is not satisfied, bonded, stayed, annulled or rescinded within 60 days of being entered;

(6) either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of its creditors;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary, or

(c) orders the liquidation of either of the Issuers or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(8) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared in any judicial proceeding to be null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee); or

(9) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the Indenture, the Intercreditor Agreement or the Security Documents) other than in accordance with the terms of the relevant Security Document, the Indenture and the Intercreditor Agreement and other than the satisfaction in full of all Obligations under the Indenture or the release or amendment of any such Lien in accordance with the terms of the Indenture, the Intercreditor Agreement or the Security Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture, the Intercreditor Agreement and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Issuers or any Guarantor.

A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Issuers and the Trustee, of the Default and (except in the case of a default with respect to covenants described under “Certain Covenants—Change of Control” and “Certain Covenants—Limitations on Mergers, Consolidations and Sales of Assets”) the Issuers do not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to be a Default.

If an Event of Default (other than an Event of Default with respect to either of the Issuers resulting from subclauses (6) or (7) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Issuers and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to either of the Issuers specified in subclauses (6) or (7) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Issuers or any Holder.

The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Issuers may waive any Default (other than any Default in payment of principal, premium or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal, premium or interest on the Notes) if the rescission would not conflict with any judgment or decree, if the Issuers have paid or deposited with the Trustee a sum sufficient to pay the reasonable compensation, disbursements, expenses and advancements of the Trustee and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

The Holders may not enforce the provisions of the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default (except any Default in payment of principal, premium or interest on the Notes or that resulted from the failure to comply with the covenant entitled “Change of Control”) if the Trustee determines that withholding such notice is in the Holders’ interest.

The Issuers are required to deliver to the Trustee an annual statement regarding compliance with the Indenture and include in such statement, if any officer of either of the Issuers is aware of any Default, a statement specifying such Default and what action the Issuers are taking or propose to take with respect thereto. In addition, the Issuers are required to deliver to the Trustee prompt written notice of the occurrence of any Default.

Discharge and Defeasance of Indenture

The Issuers and the Guarantors may discharge their obligations under the Notes, the Guarantees, the Indenture, the Security Documents and the Intercreditor Agreement and cause the release of all Liens on the Collateral granted under the Security Documents by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of, premium and interest on the Notes to maturity or redemption and the Notes mature or are to be called for redemption within one year, subject to meeting certain other conditions.

The Indenture also permits the Issuers and the Guarantors to terminate all of their respective obligations under the Indenture with respect to the Notes and the Guarantees and under the Intercreditor Agreement and the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents, other than the obligation to pay interest on and the principal of and premium on the Notes and certain other obligations (“legal defeasance”), at any time by:

(1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. Government Obligations in an amount sufficient to pay principal of and premium and interest on the Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the Issue Date.

In addition, the Indenture permits the Issuers and the Guarantors to terminate all of their obligations under the Indenture with respect to certain covenants and Events of Default specified in the Indenture, and the Guarantors and the Liens on the Collateral granted under the Security Documents will be released (“covenant defeasance”), at any time by:

(1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. Government Obligations in an amount sufficient to pay principal of, premium and interest on the Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the Holders of the Notes:

•	rights of registration of transfer and exchange of Notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen Notes;

•	rights of Holders of the Notes to receive payments of principal thereof, premium, if any, and interest thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the Trustee;

•	rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them; and

•	obligations of the Issuers or the Guarantors to maintain an office or agency in respect of the Notes.

The Issuers or the Guarantors may exercise the legal defeasance option with respect to the Notes notwithstanding the prior exercise of the covenant defeasance option with respect to the Notes. If the Issuers or the Guarantors exercise the legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated due to an Event of Default with respect to the Notes. If the Issuers or the Guarantors exercise the covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated due to an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of any Event of Default still applicable to the Notes, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest then due on the Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Transfer and Exchange

A Holder may transfer or exchange Notes only in accordance with the provisions of the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents may be amended or supplemented with the consent (which may include written consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and future compliance with any provision of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents may be waived (other than any continuing Default in the payment of interest on or the principal of the Notes) with the consent (which may include waivers obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

Without the consent of, or notice to, any Holder, the Issuers, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents:

(a) to cure any ambiguity, defect or inconsistency;

(b) to comply with the “Limitations on Mergers, Consolidations and Sales of Assets” covenant set forth in the Indenture;

(c) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA;

(d) to evidence and provide for the acceptance of appointment under the Indenture by a successor or replacement Trustee or under the Intercreditor Agreement or the Security Documents of a successor or replacement Collateral Agent;

(e) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(f) to provide for any Guarantee of the Notes;

(g) to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture, the Intercreditor Agreement and the Security Documents;

(h) to make any change that does not adversely affect the legal rights of any Holder;

(i) to evidence the assumption by a successor entity of either of the Issuers of the obligations of such Issuer under the Indenture and the Notes;

(j) to add covenants or new events of default for the protection of the Holders of the Notes;

(k) to conform any provision of the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents to this “Description of the Notes” to the extent that this “Description of the Notes” was intended to be a verbatim recitation of a provision in the Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents;

(l) to provide for the issuance of Additional Notes as permitted under the Indenture; or

(m) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

In addition, the Collateral Agent and the Trustee are authorized to amend the Intercreditor Agreement and the Security Documents to add additional secured parties to the extent Liens securing Indebtedness and other Obligations held by such parties are permitted under the Indenture.

Without the consent of each Holder affected, the Issuers, the Guarantors, the Trustee and the Collateral Agent may not:

(1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

(2) reduce the rate of or extend the time for payment of interest, including default interest, on any Note,

(3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under “Optional Redemption” or with respect to offers to repurchase Notes described under “Certain Covenants—Limitations on Asset Dispositions” or “Certain Covenants—Change of Control,”

(4) make any Note payable in money other than that stated in the Note,

(5) make any change in the “Waiver of Defaults by Majority of Holders” or the “Proceedings by Holders” sections set forth in the Indenture,

(6) adversely modify the ranking or priority of the Notes or any Guarantee, except for releases of Guarantees or Collateral permitted by the Indenture and the Intercreditor Agreement,

(7) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture and the Intercreditor Agreement,

(8) waive a continuing Default in the payment of principal of or interest or premium on the Notes, or

(9) effect a release of all or substantially all of the Collateral other than pursuant to the terms of the Intercreditor Agreement and the Security Documents or as otherwise permitted by the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and our obligation to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

Neither the Issuers nor any Affiliated Entity may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Governing Law

The Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents are governed by the laws of the State of New York.

Definitions of Certain Terms Used in the Indenture

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms used in the Indenture.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Corporate Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Corporate Issuer or any Restricted Subsidiary) that was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Corporate Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Corporate Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Corporate Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Corporate Issuer or any Restricted Subsidiary), which Indebtedness was not Incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness Incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been Incurred by the Company, the Corporate Issuer or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Corporate Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

“Additional Pari-Passu Lien Obligations” has the meaning specified in the Intercreditor Agreement.

“Additional Pari-Passu Lien Secured Party” means the holder of any Additional Pari-Passu Lien Obligations and any Authorized Representative with respect thereto.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

“Affiliate Obligations” means obligations of Shea Properties, LLC, Shea Properties II, LLC or any of their respective Subsidiaries (or joint ventures in which they own an interest) or other Shea-family owned entities (or joint ventures in which they own an interest, excluding, however, any of the foregoing that is a Guarantor), including development loans; provided, however, that, capital calls required to be made by the Company or its Restricted Subsidiaries to or for the benefit of a joint venture pro rata on the basis of the Company’s or a Restricted Subsidiary’s ownership in such joint venture, which capital calls are not being made to enable such joint venture to pay amounts owed under any Indebtedness, shall not be Affiliate Obligations but will be treated as Restricted Payments.

“Asset Acquisition” means (1) an Investment by the Company, the Corporate Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Corporate Issuer or any Restricted Subsidiary or (2) the acquisition by the Company, the Corporate Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means:

(1) any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale and leaseback or sale of Equity Interests in any Subsidiary) (each, a “transaction”), whether in a single transaction or series of related transactions, of any Property or assets of either of the Issuers or any Restricted Subsidiary to any other Person; or

(2) the issuance or sale of Equity Interests of the Corporate Issuer or any Restricted Subsidiary, whether in a single transaction or a series of related transactions.

The term “Asset Disposition” shall not include:

(a) a transaction between either of the Issuers and any Restricted Subsidiary or a transaction between Issuers or Restricted Subsidiaries,

(b) a transaction in the ordinary course of business, including sales (directly or indirectly), Required Dedications, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

(c) a transaction involving the sale of Equity Interests of, or the disposition of assets in, an Unrestricted Subsidiary,

(d) any exchange or swap of assets (including land swaps) of either of the Issuers or any Restricted Subsidiary for assets (including Equity Interests of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (x) are to be used by either of the Issuers or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value substantially equivalent to the Fair Market Value of the assets exchanged or swapped; provided; however; that to the extent that the assets exchanged or swapped were Collateral, the assets received are pledged as Collateral under the Security Documents substantially contemporaneously with such exchange or swap to the extent required to do so pursuant to the Security Documents,

(e) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions set forth under “Certain Covenants—Limitations on Mergers, Consolidation and Sales of assets,”

(f) the creation of a Permitted Lien and dispositions in connection with Permitted Liens,

(g) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “Certain Covenants—Limitation on Restricted Payments,” or

(h) any single transaction or series of related transactions that involves property, assets or Equity Interests having a Fair Market Value of less than $1.0 million.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/ Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Baker JV” means the joint venture conducted by Shea/Baker Ranch Associates LLC, a California limited liability company.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) U.S. dollars;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(3) demand deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within one year after the date of acquisition; and

(6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

“Change of Control” means:

(1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(2) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Permitted Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(3) the holders of Equity Interests of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction described in the proviso to clause (1) above shall not constitute a Change of Control; or

(4) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Corporate Issuer which requires the Company or the Corporate Issuer to repay or repurchase such debt securities.

“class” means (a) with respect to the Pari-Passu Lien Secured Parties, each of (i) the LC Facility Secured Parties (in their capacities as such), (ii) the holders of Notes and the Trustee (each in their capacity as such) and (iii) the Additional Pari-Passu Lien Secured Parties that become subject to the Intercreditor Agreement after the date of the Indenture that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari-Passu Lien Secured Parties) and (b) with respect to any Pari-Passu Lien Obligations, each of (i) the LC Facility Obligations, (ii) the Notes Obligations and (iii) the Additional Pari-Passu Lien Obligations Incurred pursuant to any applicable agreement, which pursuant to any joinder agreement are to be represented under the Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional Pari-Passu Lien Obligations).

“Common Equity” of any Person means Equity Interests of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company Equity Plan” means any management equity or equity option or ownership plan or any other management or employee benefit plan of the Company or any Subsidiary of the Company.

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus the sum of the following (but only to the extent deducted in calculating such Consolidated Net Income) for such period, but without duplication:

(1) income taxes and Tax Distributions,

(2) Consolidated Interest Expense,

(3) depreciation and amortization expenses, and

(4) all other non-cash charges (unless such non-cash charge represents an accrual of or reserve for cash expenditures in any future period), minus all non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date (each, a “Transaction Date”), the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial statements are available immediately preceding the Transaction Date, to (y) the aggregate Consolidated Interest Expense for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Expense” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the Incurrence or the repayment, repurchase, defeasance or other discharge (collectively, “repayment”) of any Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving Credit Facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the Incurrence of Indebtedness giving rise to the need to make such calculation);

(2) any Asset Disposition or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Corporate Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) Incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the Incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired; and

(3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered for at least one year by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company, its consolidated Restricted Subsidiaries and the Corporate Issuer (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company, its Restricted Subsidiaries or the Corporate Issuer, without duplication:

(1) interest expense attributable to Capitalized Lease Obligations, Attributable Debt and the interest component of any deferred payment obligations;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3) capitalized interest;

(4) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to mark valuation of Interest Protection Agreements or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments (or minus net receipts) pursuant to Interest Protection Agreements;

(7) the product of (a) all dividends accrued in respect of all Disqualified Equity Interests of the Company and all Preferred Equity Interests of the Company or any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Qualified Equity Interests of the Company), times (b) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Equity Interests or Preferred Equity Interests (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(8) interest Incurred in connection with Investments in discontinued operations; and

(9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; provided, however, that this clause (9) shall not include any interest accruing on Indebtedness (A) subject to guarantees constituting Specified Obligations of the Company or any Restricted Subsidiary or (B) of the type described in subsection (y) of clause (14) of the definition of Permitted Indebtedness.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of (x) any Unrestricted Subsidiary or (y) any Person (other than a Restricted Subsidiary) in which any Person other than the Company, the Corporate Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Corporate Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period,

(2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Corporate Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company, the Corporate Issuer or any Restricted Subsidiary,

(3) the net income of any Restricted Subsidiary that is not a Guarantor to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period; provided, however, that the net income of any such Restricted Subsidiary during such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution,

(4) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Corporate Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company, the Corporate Issuer or any Restricted Subsidiary or (b) any Asset Disposition by the Company, the Corporate Issuer or any Restricted Subsidiary,

(5) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Corporate Issuer or any Restricted Subsidiary and

(6) any Tax Distributions paid during such period by the Company, the Corporate Issuer or any Restricted Subsidiary.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Facilities” means, collectively, one or more credit facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may Incur Indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Designation Amount” has the meaning provided in the definition of Unrestricted Subsidiary.

“Discharge of LC Facility Obligations” has the meaning specified in the Intercreditor Agreement.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days following the final maturity date of the Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Equity Interests referred to in (1) above, in each case, at any time prior to 91 days following the final maturity date of the Notes; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Equity Interests upon the occurrence of a change in control or asset disposition occurring prior to 91 days following the final maturity “date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset disposition provision applicable to such Equity Interests are no more favorable to such holders than the provisions described under the captions “Certain Covenants—Change of Control” or “Certain Covenants—Limitations on Asset Dispositions,” as applicable, and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company’s repurchase of the Notes as are required pursuant to the provisions described under the captions “Certain Covenants—Change of Control” or “Certain Covenants—Limitations on Asset Dispositions,” as applicable.

“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including all Disqualified Equity Interests and Preferred Equity Interests.

“Equity Offering” means any public or private sale, after the Issue Date, of Qualified Equity Interests of the Company, other than (i) public offerings registered on Form S-4 or S-8 or any successor form thereto or (ii) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Event of Default” has the meaning set forth in “Events of Default.”

“Excluded Contribution” means cash or Cash Equivalents received by the Company as capital contributions to its equity or from the issuance or sale of Qualified Equity Interests of the Company, in each case, after the Issue Date and to the extent designated at the time as an Excluded Contribution pursuant to an Officers’ Certificate of the Company.

“Fair Market Value” means, with respect to any Property or other asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Governing Body of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Governing Body or committee; provided, however, that for purposes of clause (3)(b) under “Certain Covenants—Limitation on Restricted Payments,” if the Fair Market Value of the Property or assets in question is so determined to be in excess of $1.0 million, such determination must be confirmed by an Independent Qualified Party.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“Governing Body” means, as to any Person, the board of directors of such Person or, if such Person is not a corporation or otherwise governed by a board of directors, the governing body of such Person (including in the case of a partnership, the general partner of such partnership or group otherwise exercising the authority over such Person which would generally be vested in a board of directors of a corporation); provided, however, to the extent a Person is a partnership and its general partner is itself a partnership, the Governing Body shall be the governing group of individuals with ultimate authority to control such general partner.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, however, that the term “guarantee” does not include (x) endorsements for collection or deposit in the ordinary course of business or (y) indemnification obligations of the Company, the Corporate Issuer or any Restricted Subsidiary entered into in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee of the Notes by each Guarantor under the Indenture.

“Guarantors” means (i) initially, the Persons that execute the Indenture as guarantors and (ii) in addition, each of the Company’s Subsidiaries that subsequently becomes a Guarantor of the Notes pursuant to the provisions of the Indenture, including in each case, their successors and assigns, in each case until released from their respective Guarantee pursuant to the Indenture.

“Holder” or “Holders of the Notes” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding (A) any accounts payable or other liability to trade creditors arising in the ordinary course of business and (B) any obligation to pay a contingent purchase price as long as such obligation remains contingent);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests of such Person or, with respect to any Preferred Equity Interests of any Subsidiary of such Person, the amount of such Preferred Equity Interests to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6) all guarantees by such Person of obligations of the type referred to in clauses (1) through (5) or dividends of other Persons (excluding any preferred returns payable pursuant to any joint venture documentation);

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, the obligations of such Person under Currency Agreements or Interest Protection Agreements.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company, the Corporate Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter, (ii) guarantees constituting Specified Obligations shall not constitute Indebtedness and (iii) repayment guarantees constituting Investments made pursuant to the JV Payment Basket shall constitute Indebtedness.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Preferred Equity Interests that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Equity Interests as if such Preferred Equity Interests were redeemed, repaid or repurchased on any date on which the amount of such Preferred Equity Interests are to be determined pursuant to the Indenture; provided, however, that if such Preferred Equity Interests could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Equity Interests could be required to be so redeemed, repaid or repurchased. If any Preferred Equity Interests do not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Equity Interests will be their maximum liquidation value.

“Independent Qualified Party” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Real Estate Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged; provided, however, that such firm or consultant is not an Affiliate of the Company.

“Independent Valuation” of real property means (x) with respect to the sale of real property by the Company, the Corporate Issuer or any Restricted Subsidiary, any amount proposed to be paid for such real property pursuant to a bona fide offer to purchase made by an unaffiliated Person and which the Company, the Corporate Issuer or the Restricted Subsidiary, as applicable, would be willing to accept or (y) any appraised value of such real property as determined by an Independent Qualified Party.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be Incurred under the Indenture and not for speculative purposes.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person (including, for the avoidance of doubt, the purchase of equity interests in joint ventures pursuant to customary buy/sell provisions contained in the agreements governing such joint ventures). If the Company, the Corporate Issuer or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company, the Corporate Issuer or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company, the Corporate Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company, the Corporate Issuer or such Restricted Subsidiary, as applicable, in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Company’s Governing Body.

“Issue Date” means May 10, 2011.

“JFSCI” means J.F. Shea Co., Inc., a Nevada corporation.

“LC Facility Obligations” means the obligations of the Company pursuant to the terms of the agreement governing the letter of credit facility.

“LC Facility Secured Parties” has the meaning specified in the Intercreditor Agreement.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Net Cash Proceeds” means with respect to an Asset Disposition, payments received in cash (including any such payments received by way of deferred payment of principal pursuant to a note, other obligation or installment receivable or otherwise (including any cash received upon sale, conversion or other disposition of such note, other obligation or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by the Company, the Corporate Issuer or any of the Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property (other than Indebtedness secured by Liens on the Collateral) in accordance with the terms of any Lien or agreement upon or with respect to such Property or which such Indebtedness must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness (other than in respect of customary “bad boy” guarantees) is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such property and (2) no other assets may be realized upon in collection of principal or interest on such Indebtedness; provided, however, that such Indebtedness cannot serve as a basis for a cross default to any other Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties and indemnities or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens.

“Notes Obligations” means Obligations in respect of the Notes, the Guarantees or the Indenture.

“Obligations” means with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Circular” means the Confidential Offering Circular dated May 3, 2011, pursuant to which the outstanding notes were offered and sold.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari-Passu Lien Documents” means the credit, guarantee and security documents governing the Pari-Passu Lien Obligations, including the Indenture, the letter of credit facility and the Security Documents.

“Pari-Passu Lien Obligations” means all Indebtedness secured by Pari-Passu Liens on the Collateral, as permitted by clauses (8), (9) and (10) of the definition of “Permitted Liens,” and all Obligations in respect thereof, including the Notes Obligations, the LC Facility Obligations and each class of Additional Pari-Passu Lien Obligations.

“Pari-Passu Lien Secured Parties” means (i) the LC Facility Secured Parties, (ii) the holders of the Notes and the Trustee and (iii) the Additional Pari-Passu Lien Secured Parties with respect to each class of Additional Pari-Passu Lien Obligations; provided, however, that any such Additional Pari-Passu Secured Parties are subject to the Intercreditor Agreement.

“Partners Insurance Company” means Partners Insurance Company, Inc., a Hawaii corporation, and its successors and assigns.

“Permitted Holders” means, collectively, John F. Shea, Peter O. Shea, Peter O. Shea, Jr., Mary Shea, John Morrissey and their respective family trusts, spouses, sons and daughters and lineal descendants, siblings and other familial relatives of any of them, including any corporation, limited liability companies or other entities more than 50% of the issued and outstanding equity interests of which are held, directly or indirectly, by any of the foregoing persons.

“Permitted Investment” means

(1) Cash Equivalents;

(2) guarantees (but not payments thereon) with respect to Specified Obligations;

(3) any Investment in (a) the Company or any Guarantor or (b) any Person that becomes a Guarantor as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Guarantor;

(4) any receivables, loans or other consideration taken by either of the Issuers or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture; provided that non-cash consideration received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral;

(5) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

(6) Investments in Interest Protection Agreements permitted by the Indenture;

(7) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Governing Body of the Company or a committee thereof consisting of disinterested members;

(8) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, Mello-Roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(9) guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, entitlement and development of real property;

(10) guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business;

(11) prepaid expenses, negotiable instruments held for collection and insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(12) current Investments acquired in the ordinary course of business for cash management purposes; and

(13) guarantees and related extensions of credit constituting Permitted Indebtedness (other than indebtedness incurred pursuant to clause (15) of the definition of Permitted Indebtedness, but including, in case of clause (1) of the definition of Permitted Indebtedness, any payments made in respect of letters of credit issued pursuant to such clause) or Coverage Indebtedness.

“Permitted Liens” means

(1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

(2) Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

(3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security,

(4) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(5) attachment or judgment Liens not giving rise to a Default,

(6) recorded or unrecorded easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities and other similar charges, burdens and encumbrances which do not, individually or in the aggregate, materially impair the use or development of the assets to which they relate in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(8) Liens securing Indebtedness Incurred pursuant to clauses (1), (5) and (7) of the definition of “Permitted Indebtedness”; provided, however, that any such Liens rank pari-passu with the Notes and such Indebtedness is subject to the Intercreditor Agreement,

(9) Liens securing Indebtedness Incurred pursuant to clause (9) of the definition of “Permitted Indebtedness”; provided, however, that such Liens apply only to the property acquired in connection with the Incurrence of such Indebtedness and related properties acquired from the same seller,

(10) Liens securing (i) the Notes (other than Additional Notes) and Exchange Notes, the Guarantees thereof and other Obligations under the Indenture and the Security Documents and in respect thereof and (ii) any obligations owing to the Trustee or the Collateral Agent under the Indenture, the Intercreditor Agreement or the Security Documents,

(11) Liens securing Non-Recourse Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary,

(12) Liens securing Indebtedness Incurred pursuant to clause (6) of the definition of “Permitted Indebtedness”; provided, however, that such Liens apply only to the property acquired in connection with the Incurrence of such Indebtedness,

(13) Liens on property or assets of the Company, the Corporate Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary owing to the Company, the Corporate Issuer or one or more Restricted Subsidiaries,

(14) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, however, that such sale is not otherwise prohibited under the Indenture,

(16) any right of a lender or lenders to which the Company, the Corporate Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Corporate Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

(17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Corporate Issuer and the Restricted Subsidiaries,

(18) Liens for homeowner and property owner association developments and assessments,

(19) Liens on deposits made in the ordinary course of business as security for the obligations of the Company, the Corporate Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

(20) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, however that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

(21) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided, however, that such Liens were in existence prior to the contemplation of such acquisition,

(22) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods,

(23) Liens Incurred in the ordinary course of business to secure (i) profit and price participation arrangements and (ii) fees, taxes and carry costs on, in respect of or owing to governmental issuers (including enterprises thereof) of community facility district, Mello-Roos, metro-district or similar bonding obligations,

(24) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (9), (10), (12), (20) or (21); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (9), (10), (12), (20) or (21) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing,

(25) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary,

(26) Liens of lessor, sublessor or licensor arising under any lease, sublease or license entered into by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary, and covering only the Property or assets so leased, subleased or licensed,

(27) any (i) interest or title of a lessor or sublessor under any lease of a Property or asset not prohibited by the Indenture, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease,

(28) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder,

(29) Liens, encumbrances or other restrictions contained in any joint venture agreement entered into by the Company or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture,

(30) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of Property leased by the Company or any Restricted Subsidiary, in each case with respect to the Property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease,

(31) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business, and

(32) Liens securing Indebtedness described under clause (8) of the definition of Permitted Indebtedness; provided, however, that to the extent such Indebtedness constitutes Indebtedness of the type described in clause (1) of the definition of Indebtedness (other than a note evidencing the deferred purchase price of property), any such Liens rank pari-passu with the Notes and such Indebtedness is subject to the Intercreditor Agreement.

“Permitted Priority Liens” means Permitted Liens permitted by clauses (6), (9), (11), (12), (15), (18), (23), (24) (to the extent the Refinancing pertains to Indebtedness secured by Liens referred to in clause (12)), (28) and (32) (unless required pursuant to such clause (32) to rank pari-passu with the Notes) of the definition of “Permitted Liens.”

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

“Preferred Equity Interests” of any Person means all Equity Interests of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP, including Equity Interests and Indebtedness of other Persons.

“Purchase Money Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be Incurred no later than 180 days after the acquisition of such property or completion of such construction or improvement.

“Qualified Equity Interests” of a Person means Equity Interests of such Person other than:

(i) any Disqualified Equity Interests;

(ii) any Equity Interests sold to a Subsidiary of such Person or a Company Equity Plan;

(iii) any Equity Interests financed, directly or indirectly, using funds borrowed from such Person, a Subsidiary of such Person or any Company Equity Plan or contributed, extended, advanced or guaranteed by such Person, a Subsidiary of such person or any Company Equity Plan;

(iv) any Equity Interests issued upon conversion of, or issued in exchange for, debt securities owned by any Subsidiary of such Person or Company Equity Plan;

(v) any Equity Interests issued in connection with any cash contribution made in accordance with clause (F) of the second paragraph of the covenant described in “Certain Covenants—Limitations on Restricted Payments”; and

(vi) except for purposes of the definition of “Excluded Contribution,” any Equity Interest to the extent the cash or Cash Equivalents received in connection therewith are designated as Excluded Contributions.

Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

“Real Estate Business” means homebuilding, housing construction, real estate (including masterplan) development or construction and the sale of homes and related real estate activities, including the provision of mortgage financing or title insurance or any other business substantially related or reasonably incidental thereto.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or the Corporate Issuer or (B) Indebtedness of the Company, the Corporate Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Required Dedication” means a dedication or conveyance of any Property at the direction of a governmental authority or a public utility, or pursuant to or in connection with a development agreement, or to a homeowners or condominium owners association, to (i) such governmental authority (or any designee of such governmental authority), (ii) a utility provider, (iii) a special foundation which holds land for preservation of the environment or (iv) a homeowners or condominium owners association, in any case for parks, schools, recreation centers, common community facilities, public streets, utility easements and installations, slopes or other rights-of-way or public use, in each case in the ordinary course of business (as determined by the Company in good faith and in the exercise of its reasonable commercial judgment).

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company, the Corporate Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company, the Corporate Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of the Corporate Issuer or Restricted Subsidiaries, dividends or distributions payable ratably to the Company, the Corporate Issuer or a Restricted Subsidiary and each other Person entitled thereto);

(2) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, the Corporate Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Corporate Issuer or any Restricted Subsidiary);

(3) any Investment (other than any Permitted Investment), including any Investment in any joint venture, any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) or any Investment in a Restricted Subsidiary that is not a Guarantor (each Investment described in this clause (3), a “Restricted Investment”);

(4) the purchase, repurchase, redemption, acquisition or retirement for value, prior to one year before the date for any scheduled maturity, sinking fund or amortization or other principal installment payment, of any Subordinated Indebtedness (other than (a) Indebtedness permitted under clause (4) of the definition of Permitted Indebtedness or (b) the purchase, repurchase, redemption, defeasance, or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, amortization or principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); and

(5) any payment by either Issuer or any Restricted Subsidiary with respect to a Specified Obligation.

“Restricted Subsidiary” means any Subsidiary of the Company which is not an Unrestricted Subsidiary, including the Corporate Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor to its debt rating business.

“Security Documents” means the security documents granting a security interest in any assets of any Person to secure the Indebtedness and related Obligations under the Notes, the Guarantees, the letter of credit facility and any other Pari-Passu Lien Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Subsidiary of the Company which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Specified Obligations” means (1) interest-coverage, re-margin and completion guarantees with respect to (a) any joint venture in which either Issuer or any Restricted Subsidiary has a direct or an indirect equity interest or (b) the Baker JV, (2) customary “bad boy” guarantees, (3) guarantees of Affiliate Obligations existing on the Issue Date (and any extension, modification or replacement of such Affiliate Obligation provided that such extension, modification or replacement does not increase the obligations of the Company or any Restricted Subsidiary with respect to such Affiliate Obligations) and (4) tax payments (including interest and penalties) or Tax Distributions, as applicable, attributable to any U.S. federal income tax proceeding (whether or not still contested or subject to appeal) regarding the completed contract method (as defined in U.S. Treasury Regulation Section 1.460-4(d)) of accounting for periods prior to 2011 (other than any increase in taxes payable for periods after 2010 as a result of such proceeding).

“Specified Pari-Passu Lien Obligations” means all Pari-Passu Lien Obligations other than the LC Facility Obligations.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Notes, or the Guarantees, as the case may be, pursuant to a written agreement and includes any Indebtedness ranking equally in right of payment to the Notes or the applicable Guarantee, as the case may be, but unsecured or secured by the Collateral on a basis entirely junior to that of the Notes and the Guarantees.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Equity Interests having ordinary voting power to elect a majority of the Governing Body or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Tax Distribution Agreement” means the Tax Distribution Agreement dated as of the Issue Date between the Company, the direct and indirect holders of ownership interests in the Company and each of the Persons party to the Sixth Amended and Restated Agreement of Limited Partnership of Shea Homes Limited Partnership, dated as of April 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time).

“Tax Distributions” means, so long as the Company is treated as a pass-through or disregarded entity for United States federal income tax purposes, the distributions in respect of income taxes permitted under Section 2 of the Tax Distribution Agreement as in effect on the Issue Date.

“Trustee” means the party named as such above until such time, if any, a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving as trustee under the Indenture in respect of the Notes.

“Unrestricted Subsidiary” means:

(1) Partners Insurance Company and its Subsidiaries and

(2) any other Subsidiary of the Company (other than the Corporate Issuer) so designated after the Issue Date by a resolution adopted by the Governing Body of the Company or a duly authorized committee thereof as provided below; provided, however, that (a) the holders of Indebtedness of such Subsidiary of the Company do not have direct or indirect recourse against the Company, the Corporate Issuer or any Restricted Subsidiary, and neither the Company, the Corporate Issuer nor any Restricted Subsidiary otherwise has liability for, or any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that (i) the amount thereof constitutes a Restricted Payment permitted by the Indenture, (ii) in the case of Non-Recourse Indebtedness, such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or (iii) such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Corporate Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity as a result of a default on any Indebtedness of the Company, the Corporate Issuer or any Restricted Subsidiary.

Subject to the foregoing, the Governing Body of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary and its Subsidiaries will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the “Limitations on Restricted Payments” covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the “Limitations on Restricted Payments” covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Governing Body of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be Incurred under the “Limitations on Indebtedness” covenant and (2) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could Incur $1.00 of additional Coverage Indebtedness under the “Limitations on Indebtedness” covenant.

Any such designation or redesignation by the Governing Body of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Governing Body of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries.

“U.S. Government Obligations” means non-callable, non-payable bonds, notes, bills or other similar obligations issued or guaranteed by the United States government or any agency thereof the full and timely payment of which are backed by the full faith and credit of the United States.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its Subsidiaries; however, if it acquires any conflicting interest, it must, upon the occurrence of any Default, it must, so long as such Default has not been cured or duly waived, eliminate that conflicting interest within 90 days, apply to the Commission for permission to continue or resign.

The holders of a majority in principal amount of the Notes then outstanding will have the right to direct the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless that holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

Exchange notes will be represented by permanent global notes in fully registered form without interest coupons (each a “global note”) and will be deposited with the Trustee as a custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of such depositary.

The Global Notes

We expect that pursuant to procedures established by DTC (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants (as defined below)) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Exchange Agent and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global notes for all purposes under the Indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Indenture with respect to the Notes.

Payments of the principal of, premium (if any) and interest (including additional interest) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee, or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium (if any) and interest (including additional interest) on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a global note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

DTC has advised us that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the global notes for certificated securities, which it will distribute to its participants and which will be legended.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, its participants, or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated securities shall be issued in exchange for beneficial interests in the global notes (i) after the occurrence and during the continuation of a Default, or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes or has ceased to be a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by us within 120 days.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences of an exchange of the outstanding notes for the exchange of notes in the exchange offer, and the acquisition, ownership and disposition of the exchange notes (also referred to as the “notes”). It is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the IRS has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. The following relates only to notes acquired in this offering for an amount of cash equal to their offering price and that are held as capital assets (generally, property held for investment).

This summary does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, employee stock ownership plans, partnerships or other pass-through entities for U.S. federal income tax purposes, former citizens or residents of the United States, controlled foreign corporations, foreign personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, tax-exempt organizations, dealers in securities, brokers, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other business entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

A “non-U.S. holder” is a beneficial owner of the notes that is an individual, corporation, estate, or trust and is not a U.S. holder.

The U.S. federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) that holds the notes generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

U.S. federal income tax consequences of the exchange offer to U.S. holders and non-U.S. holders

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. U.S. holders and non-U.S. holders will not recognize any gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the exchange notes as they had in the outstanding notes immediately before the exchange.

U.S. federal income tax consequences to U.S. holders

Classification of the notes

In certain circumstances (see “Description of the Notes—Certain Covenants—Change of Control”), the notes provide for the payment of certain amounts in excess of the stated interest and principal. These contingencies could subject the notes to the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is “remote” or is considered to be “incidental.” We believe and intend to take the position that the foregoing contingencies should be treated as remote and/or incidental. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. However, this determination is inherently factual and we can give no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder’s income and could cause the gain from the sale or other disposition of a note to be treated as ordinary income, rather than capital gain. This disclosure assumes that the notes will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.

Treatment of interest

Since the outstanding notes were not issued with original issue discount, the exchange notes will not have any original issue discount. Stated interest on the notes will be treated as “qualified stated interest” (i.e., stated interest that is unconditionally payable at least annually at a single fixed rate over the entire term of the note) and will be taxable to U.S. holders as ordinary interest income as the interest accrues or is paid in accordance with the holder’s regular method of tax accounting.

Market Discount

A note that is acquired for an amount that is less than its principal amount by more than a de minimis amount (generally 0.25% of the principal amount multiplied by the number of remaining whole years to maturity), will be treated as having “market discount” equal to such difference. Unless the U.S. holder elects to include such market discount in income as it accrues, a U.S. holder will be required to treat any principal payment on, and any gain on the sale, exchange, retirement or other disposition (including a gift) of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. In general, market discount on the notes will accrue ratably over the remaining term of the notes or, at the election of the U.S. holder, under a constant yield method. In addition, a U.S. holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry a note unless the U.S. holder elects to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS.

Amortizable Premium

A U.S. holder who purchases a note for an amount in excess of stated principal amount will be considered to have purchased the note with “amortizable bond premium” equal to the excess. A U.S. holder may elect to amortize that premium under a constant yield method over the remaining term of the note (which will result in a corresponding decrease in the adjusted tax basis of the note) and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such premium for the taxable year. However, if the note may be redeemed at a price that is greater than its stated principal amount, special rules would apply that could result in a deferral of the amortization of a portion of the bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS. Holders that acquire a note with bond premium should consult their tax advisors regarding the manner in which such premium is calculated and the election to amortize bond premium over the life of the instrument.

Sale, exchange or other disposition of the notes

In general, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between (1) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income as discussed above) and (2) the U.S. holder’s adjusted tax basis in the note. Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss (except as provided under the market discount rule described above) and will be a long-term capital gain or loss if at the time of the disposition the U.S. holder has held the note for more than one year. For non-corporate U.S. holders, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Medicare tax

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its own tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Backup withholding and information reporting

In general, a U.S. holder of the notes will be subject to backup withholding with respect to interest on the notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes at the applicable tax rate (currently 28%), unless such holder (a) is an entity that is exempt from backup withholding and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number (“TIN”), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments to U.S. holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. holder that does not provide the payor with its correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. federal income tax consequences to non-U.S. holders

Treatment of interest

Subject to the discussion of backup withholding below, under the “portfolio interest exemption,” a non-U.S. holder will generally not be subject to U.S. federal income tax (or any withholding tax) on payments of stated interest on the notes that is not effectively connected with the non-U.S. holder’s trade or business, provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the capital or profits interest in SHLP;

•	the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a “controlled foreign corporation” that is related (actually or constructively) to us; and

•	certain certification requirements are met.

•	Under current law, the certification requirement will be satisfied in any of the following circumstances:

•

If a non-U.S. holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder by name and address and stating, among other things, that the non-U.S. holder is not a U.S. person.

•

If a note is held through a securities clearing organization, bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business, (i) the non-U.S. holder provides such a form to such organization or institution, and (ii) such organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy thereof.

•

If a financial institution or other intermediary that holds the note on behalf of the non-U.S. holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or suitable successor form) and certain other required documentation to us or our paying agent.

If the requirements of the portfolio interest exemption described above are not satisfied, a 30% withholding tax will apply to the gross amount of interest on the notes that is paid to a non-U.S. holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN (or suitable successor form) establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-U.S. holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or suitable successor form).

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-U.S. holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally only will be subject to tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-U.S. holder in the United States, provided that the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN. In addition, a non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, exchange or other disposition of the notes

Subject to the discussion of backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income tax (or any withholding thereof) on any gain realized by such holder upon a sale, exchange, redemption, retirement at maturity or other disposition of a note (except amounts received with respect to accrued and unpaid stated interest, which would be taxable as described above), unless:

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more during the taxable year and who has a “tax home” in the United States and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition of the notes in the same manner as a U.S. holder. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on any effectively connected earnings and profits. If a non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the U.S. federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Information reporting and backup withholding

When required, we or our paying agent will report to the IRS and to each non-U.S. holder the amount of any interest paid on the notes in each calendar year, and the amount of U.S. federal income tax withheld, if any, with respect to these payments.

Non-U.S. holders that have provided certification as to their non-U.S. status or that have otherwise established an exemption will generally not be subject to backup withholding tax if neither we nor our agent has actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied. However, certain information reporting may still apply with respect to interest payments even if certification is provided.

Payments of the proceeds from the sale or other disposition (including a retirement or redemption) of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a U.S. person (as defined in the Code), (b) a controlled foreign corporation for U.S. federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, or (d) a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding, provided that neither we nor our agent have actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any Federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Laws

Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of the notes by an ERISA Plan with respect to which we or the initial purchaser is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Sections 406 and 407 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under Sections 406 and 407 of ERISA and Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note each purchaser and holder will be deemed to have represented and warranted that either (1) it is not a Plan and no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (2) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                      2011, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the issuance and sale of the notes being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets at September 30, 2011 (unaudited) and December 31, 2010	F-2

Unaudited Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2011 and 2010	F-3

Unaudited Consolidated Statements of Changes in Equity for the Nine Months Ended September 30, 2011 and 2010	F-4

Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2011 and 2010	F-5

Notes to Consolidated Financial Statements at September 30, 2011 (unaudited) and December 31, 2010 and for the Three and Nine Months Ended September 30, 2011 and 2010 (unaudited)	F-6

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-39

Consolidated Balance Sheets at December 31, 2010 and 2009	F-40

Consolidated Statements of Operations for the Years Ended December 31, 2010, 2009 and 2008	F-41

Consolidated Statements of Changes in Equity for the Years Ended December 31, 2010, 2009 and 2008	F-42

Consolidated Statements of Cash Flows for the Years Ended December 31, 2010, 2009 and 2008	F-43

Notes to Consolidated Financial Statements at December 31, 2010 and 2009 and for the Three Years in the Period Ended December 31, 2010	F-44

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Balance Sheets

(In thousands)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Cash and cash equivalents	$209,036	$166,874
Restricted cash	13,798	11,695
Investments	13,250	11,822
Accounts and other receivables, net	126,997	107,423
Receivables from related parties, net	62,843	204,412
Inventory	876,237	800,029
Investments in joint ventures	29,960	36,553
Property and equipment, net	1,896	18,369
Other assets, net	33,366	57,709

Total assets	$1,367,383	$1,414,886

Liabilities and equity
Liabilities:
Notes payable	$752,328	$730,005
Payables to related parties	40	9,210
Accounts payable	52,176	38,035
Other liabilities	230,556	205,323

Total liabilities	1,035,100	982,573

Equity:
SHLP equity:
Owners’ equity	301,111	406,863
Accumulated other comprehensive income	6,713	5,363

Total SHLP equity	307,824	412,226
Non-controlling interests	24,459	20,087

Total equity	332,283	432,313

Total liabilities and equity	$1,367,383	$1,414,886

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Statements of Operations

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)
Revenues	$157,300	$124,604	$346,293	$422,856
Cost of sales	(133,645)	(147,617)	(301,947)	(400,248)

Gross margin	23,655	(23,013)	44,346	22,608

Selling expenses	(11,141)	(10,262)	(30,529)	(33,564)
General and administrative expenses	(9,136)	(7,801)	(25,624)	(25,893)
Equity in (loss) income from joint ventures	(201)	1,623	(696)	8,692
Loss on debt extinguishment	—	—	(88,384)	—
Interest and other expense, net	(3,666)	(7,734)	(9,575)	(22,046)

Loss before income taxes	(489)	(47,187)	(110,462)	(50,203)

Income tax benefit (expense)	2,851	(8,530)	3,868	(10,027)

Net (loss) income	2,362	(55,717)	(106,594)	(60,230)
Less: Net income attributable to non-controlling interests	(264)	(35)	(702)	(6,200)

Net (loss) income attributable to SHLP	$2,098	$(55,752)	$(107,296)	$(66,430)

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Statements of Changes in Equity

(In thousands)

	Shea Homes Limited Partnership							Non- controlling Interests	Total Equity
	Limited Partner			General Partner	Total Owners’ Equity	Accumulated Other Comprehensive Income (Loss)	Total SHLP Equity
	Common	Preferred Series B	Preferred Series D	Common
Balance, December 31, 2009	$118,934	$194,240	$109,992	$31,286	$454,452	$9,398	$463,850	$17,356	$481,206
Comprehensive loss:
Net (loss) income	(52,070)	—	(668)	(13,692)	(66,430)	—	(66,430)	6,200	(60,230)
Change in unrealized losses, net	—	—	—	—	—	(4,941)	(4,941)	—	(4,941)

Total comprehensive loss							(71,371)	6,200	(65,171)
Contributions from owners and non-controlling interests	—	—	12,500	—	12,500	—	12,500	762	13,262
Distributions to non-controlling interests	—	—	—	—	—	—	—	(271)	(271)

Balance, September 30, 2010 (unaudited)	$66,864	$194,240	$121,824	$17,594	$400,522	$4,457	$404,979	$24,047	$429,026

Balance, December 31, 2010	$71,830	$194,240	$121,892	$18,901	$406,863	$5,363	$412,226	$20,087	$432,313
Comprehensive loss:
Net (loss) income	(73,052)	(14,090)	(932)	(19,222)	(107,296)	—	(107,296)	702	(106,594)
Change in unrealized gains, net	—	—	—	—	—	1,350	1,350	—	1,350

Total comprehensive loss							(105,946)	702	(105,244)
Contributions from owners and non-controlling interests (a)	1,223	—	—	321	1,544	—	1,544	3,948	5,492
Distributions to non-controlling interests	—	—	—	—	—	—	—	(278)	(278)

Balance, September 30, 2011 (unaudited)	$1	$180,150	$120,960	$—	$301,111	$6,713	$307,824	$24,459	$332,283

(a)	In September 2011, the Company sold property and equipment to a related party. The $1.5 million of consideration in excess of net book value was recorded as an equity contribution from owners of the Company.

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2011	2010
	(unaudited)	(unaudited)
Operating activities
Net loss	$(106,594)	$(60,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in loss (income) from joint ventures	696	(9,954)
Loss on debt extinguishment	88,384	—
Write-off of professional fees in connection with debt modification	—	23,569
Net gain on sale of available-for-sale investments	(539)	(4,443)
Depreciation and amortization expense	7,213	7,465
Impairment of inventory	10,302	44,636
Impairment of investments in joint ventures	—	1,262
Net interest capitalized on investment in joint ventures	(465)	(88)
Distributions of earnings from joint ventures	650	400
Changes in operating assets and liabilities:
Restricted cash	(1,351)	11,799
Receivables and other assets	(20,363)	(19,003)
Inventory	(36,153)	(39,853)
Payables and other liabilities	28,804	(78,284)

Net cash used in operating activities	(29,416)	(122,724)

Investing activities
Proceeds from sale of available-for-sale investments	1,180	52,110
Net decrease in promissory notes from related parties	107,856	5,253
Investments in joint ventures	(16,447)	(18,038)
Distributions from joint ventures	7,002	2,508
Proceeds from sale of property and equipment	12,893	—
Purchases of property and equipment	(1,680)	(5,056)

Net cash provided by investing activities	110,804	36,777

Financing activities
Repayments on revolving lines of credit	(80,448)	—
Borrowings on revolving lines of credit	—	12,647
Borrowings from financial institutions	750,000	—
Principal payments to financial institutions and others	(721,358)	(100)
Accrued interest on notes payable	1,839	—
Amortization of notes payable discount	5,527	—
Contributions from non-controlling interests	3,948	762
Distributions to non-controlling interests	(278)	(271)
Contributions from owners	1,544	12,500

Net cash (used in) provided by financing activities	(39,226)	25,538

Net increase (decrease) in cash and cash equivalents	42,162	(60,409)
Cash and cash equivalents at beginning of period	166,874	203,076

Cash and cash equivalents at end of period	$209,036	$142,667

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements

September 30, 2011

1. Basis of Presentation

The accompanying unaudited, consolidated financial statements include the accounts of Shea Homes Limited Partnership (“SHLP”) and its wholly-owned subsidiaries, including Shea Homes, Inc. (“SHI”) and its wholly-owned subsidiaries. The Company consolidates all joint ventures in which it has a controlling interest or other ventures in which it is the primary beneficiary of a variable interest entity (“VIE”). Material intercompany accounts and transactions are eliminated. The consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information. Adjustments, consisting of normal, recurring accruals, loss reserves and deferred tax asset valuation allowance adjustments, considered necessary for a fair presentation, are included.

Certain reclassifications were made in the prior year’s consolidated financial statements to conform to classifications used in the current year.

These consolidated financial statements do not include all information and notes required by GAAP for complete financial statements and should be read in conjunction with the consolidated financial statements and accompanying notes for the year ended December 31, 2010. Unless the context otherwise requires, the terms “we”, “us”, “our” and “the Company” refer to SHLP and its subsidiaries.

Organization

SHLP, a California limited partnership, was formed January 4, 1989, pursuant to an agreement of partnership (the “Agreement”), as most recently amended January 1, 2009, by and between J.F. Shea, LP, a Delaware limited partnership, as general partner, and the Company’s limited partners who are comprised of entities and trusts, including J.F. Shea Co., Inc. (“JFSCI”), that are under the common control of Shea family members (collectively, the “Partners”). J.F. Shea, LP is 96% owned by JFSCI.

Nature of Operations

Our principal business purpose is homebuilding, which includes acquiring and developing land and constructing and selling residential homes thereon. Our principal markets are California, Arizona, Colorado, Washington, Nevada and Florida.

Partners Insurance Company, LLC (“PIC”), a captive insurance company wholly-owned by SHI, provided warranty, general liability, workers’ compensation and completed operations insurance for related companies and third-party subcontractors. Effective for the policy years commencing in 2007, PIC ceased issuing policies for these coverages. Thereafter, our warranty program became self-insured, and the general liability, workers’ compensation and completed operations (through July 31, 2009) coverages were insured by an affiliate insurance carrier for primary coverage and by third-party insurance carriers for excess coverage. In February 2011, we purchased completed operations insurance from an affiliate insurance carrier, retroactive to August 1, 2009.

Seasonality

Historically, the homebuilding industry experiences seasonal fluctuations. We typically experience the highest new home sales order activity in spring and summer, although this activity is also highly dependent on the number of active selling communities, timing of new community openings and other market factors. Since it typically takes three to eight months to construct a new home, we deliver more homes in the second half

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

of the year as spring and summer home sales orders convert to home deliveries. Because of this seasonality, home starts, construction costs and related cash outflows have historically been highest from April to October, and the majority of cash receipts from home closings occur during the second half of the year. Therefore, operating results for the three and nine months ended September 30, 2011 are not necessarily indicative of results expected for the year ended December 31, 2011.

Further, in contrast to this historical seasonal pattern, weakness in homebuilding market conditions during the last five years has distorted our results. Also, in 2010, expiration of the federal homebuyer tax credit impacted the timing of our construction activities and home sales order and closing volumes. Although we may experience our seasonal pattern in the future, given current market conditions, we make no assurances as to when or whether this pattern will recur.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Summary of Significant Accounting Policies

Inventory

Inventories are stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventories are written down to fair value. Quarterly, we review our real estate assets at each community for indicators of impairment. Our real estate assets include projects actively selling and projects under development or held for future development. Indicators of impairment include, but are not limited to, significant decreases in local housing market values and selling prices of comparable homes, significant decreases in gross margins and sales absorption rates, costs in excess of budget, and actual or projected cash flow losses.

Annually, we perform a detailed budget and cash flow review of our real estate assets to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the asset’s carrying value. If the undiscounted cash flows are more than the asset’s carrying value, no impairment adjustment is required. However, if the undiscounted cash flows are less than the asset’s carrying value, the asset is deemed impaired and is written down to its fair value. These impairment evaluations require us to make estimates and assumptions regarding future conditions, including timing and amounts of development costs and sales prices of real estate assets, to determine whether expected future undiscounted cash flows will be sufficient to recover the asset’s carrying value.

When estimating undiscounted cash flows of a community, we make various assumptions, including: (i) expected sales prices and sales incentives to be offered, including the number of homes available, pricing and incentives being offered by us or other builders in other communities, and future sales price adjustments based on market and economic trends; (ii) expected sales pace and cancellation rates based on local housing market conditions, competition and historical trends; (iii) costs expended to date and expected to be incurred in the future, including, but not limited to, land and land development costs, home construction costs, interest costs, indirect construction and overhead costs, and selling and marketing costs; (iv) alternative product offerings that may be offered that could have an impact on sales pace, sales price and/or building costs; and (v) alternative uses for the property.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Many assumptions are interdependent and a change in one may require a corresponding change to other assumptions. For example, increasing or decreasing sales absorption rates has a direct impact on the estimated per unit sales price of a home, the level of time sensitive costs (such as indirect construction, overhead and carrying costs), and selling and marketing costs (such as model maintenance costs and advertising costs). Depending on the underlying objective of the community, assumptions could have a significant impact on the projected cash flow analysis. For example, if our objective is to preserve operating margins, our cash flow analysis will be different than if the objective is to increase sales. These objectives may vary significantly from community to community and over time.

If assets are considered impaired, impairment is determined by the amount the asset’s carrying value exceeds its fair value. Fair value is determined based on estimated future cash flows discounted for inherent risks associated with real estate assets or other valuation techniques. These discounted cash flows are impacted by expected risk based on estimated land development, construction and delivery timelines; market risk of price erosion; uncertainty of development or construction cost increases; and other risks specific to the asset or market conditions where the asset is located when assessment is made. These factors are specific to each community and may vary among communities. The discount rate used in determining each asset’s fair value depends on the community’s projected life and development stage. We generally use discount rates ranging from 10% to 25%, subject to perceived risks associated with the community’s cash flow streams relative to its inventory.

Completed Operations Claim Costs

We maintain, and require our subcontractors to maintain, general liability insurance which includes coverage for completed operations losses and damages. Most of our subcontractors carry this insurance through our “rolling wrap-up” insurance program, where our risks and risks of participating subcontractors working on our projects are insured through a set of master policies.

We record expenses and liabilities related to the estimated costs of completed operations claims when received in the ordinary course of business. We also record expenses and liabilities for estimated costs of potential completed operations claims based upon aggregated loss experience, which includes an estimate of completed operations claims incurred but not reported and is actuarially estimated using individual case-basis valuations and statistical analysis. These estimates make up our entire reserve and are subject to a high degree of variability due to uncertainties such as trends in completed operations claims related to our markets and products built, changes in claims reporting and settlement patterns, third party recoveries, insurance industry practices, insurance regulations and legal precedent. Because state regulations vary, completed operations claims are reported and resolved over an extended period, sometimes exceeding twelve years. As a result, actual costs may differ significantly from estimates.

Completed operations claims reserves primarily represent claims for property damage to completed homes and projects outside of our one-to-two year warranty period. Specific terms and conditions of completed operations warranties vary depending on the market in which homes are closed.

The actuarial analyses that determined these incurred but not reported claims consider various factors, including frequency and severity of losses, which are based on our historical claims experience supplemented by industry data. The actuarial analyses of these claims and reserves also consider historical third party recovery rates and claims management expenses. Due to the inherent uncertainty related to each of these factors, periodic changes to such factors based on updated relevant information could result in actual costs to differ significantly from estimated costs.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

In accordance with our underlying completed operations insurance policies, these completed operations claims costs are recoverable from our subcontractors or insurance carriers. Effective December 2009, completed operations claims through July 31, 2009 are insured with third-party insurance carriers and, effective February 2011, completed operations claims commencing August 1, 2009 are insured with an affiliate insurance carrier.

Revenues

Revenues from housing and other real estate sales are recognized in accordance with Accounting Standards Codification (“ASC”) 360 when the respective units are closed. Housing and other real estate sales are closed when all conditions of escrow are met, including delivery of the home or other real estate asset, title passage, appropriate consideration is received and collection of associated receivables, if any, is reasonably assured. Sales incentives are a reduction of revenues when the respective unit is closed.

Income Taxes

SHLP is treated as a partnership for income tax purposes. As a limited partnership, SHLP is subject to certain minimal state taxes and fees; however, taxes on income or losses realized by SHLP are generally the obligation of the Partners and their owners.

SHI and PIC are C corporations. Federal and state income taxes are provided for these entities in accordance with the provisions of ASC 740. The provision for, or benefit from, income taxes is calculated using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are evaluated to determine whether a valuation allowance should be established based on its determination of whether it is more likely than not some or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets depends primarily on generation of future taxable income during the periods in which those temporary differences become deductible. Judgment is required in determining future tax consequences of events that have been recognized in the consolidated financial statements and/or tax returns. Differences between anticipated and actual outcomes of these future tax consequences could have a material impact on the consolidated financial position or results of operations.

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, (“ASU 2011-04”). ASU 2011-04 amends ASC 820, Fair Value Measurements (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the ASC 820 disclosure requirements, particularly for Level 3 fair value measurements. ASU 2011-04 will be effective for the Company’s fiscal year beginning January 1, 2012. The Company is evaluating the potential impact of adopting this guidance on its consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 requires the presentation of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. ASU 2011-05 eliminates the option to

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

present the components of other comprehensive income as part of the statement of changes in equity. ASU 2011-05 will be effective for the Company’s fiscal year beginning January 1, 2012. The Company believes the adoption of ASU 2011-05 concerns disclosure and presentation only and will not have a material impact on its consolidated financial position or results of operations.

3. Restricted Cash

Restricted cash related to the homebuilding operations included cash used as collateral for potential obligations paid by the Company’s bank, customer deposits temporarily restricted in accordance with regulatory requirements, and cash used in lieu of bonds. At September 30, 2011 and December 31, 2010, restricted cash related to homebuilding operations was $13.4 million and $11.4 million, respectively.

Restricted cash of PIC included cash held in escrow by PIC’s claim administrators. At September 30, 2011 and December 31, 2010, restricted cash of PIC was $0.4 million and $0.3 million, respectively.

4. Investments

Investments consist of available-for-sale securities and are measured at fair value, which is based on quoted market prices or cash flow models. Accordingly, unrealized gains and temporary losses on investments, net of tax, are reported as accumulated other comprehensive income (loss). Realized gains and losses are determined using the specific identification method.

At September 30, 2011 and December 31, 2010, investments were as follows:

	September 30, 2011
	Cost / Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Debt securities:
Corporate obligations	$1,021	$161	$—	$1,182
Mortgage/asset-backed securities	102	7	—	109
Private debt obligations (a)	1,795	10,159	—	11,954

Total debt securities	2,918	10,327	—	13,245
Equity securities	4	1	—	5

Total investments	$2,922	$10,328	$—	$13,250

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

	December 31, 2010
	Cost / Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Debt securities:
Corporate obligations	$1,124	$224	$—	$1,348
Mortgage/asset-backed securities	588	279	—	867
Private debt obligations (a)	1,834	7,748	—	9,582

Total debt securities	3,546	8,251	—	11,797
Equity securities	25	4	(4)	25

Total investments	$3,571	$8,255	$(4)	$11,822

(a)	At December 31, 2009, certain private debt obligations experienced an other-than-temporary impairment and a $13.2 million impairment was recorded. Unrealized gains of private debt obligations are stated at the difference between their fair value and cost basis, net of impairment.

For the three months ended September 30, 2011 and 2010, realized gains on available-for-sale securities were $0.1 million and $0 million, respectively, which were included in interest and other expense, net. For the nine months ended September 30, 2011 and 2010, realized gains on available-for-sale securities were $0.5 million and $4.4 million, respectively, which were included in interest and other expense, net.

For the nine months ended September 30, 2011, included in accumulated other comprehensive income (loss) were $1.7 million of unrealized gains, reclassification adjustments for $0.3 million of realized gains and $(0.7) million of tax expense. For the nine months ended September 30, 2010, included in accumulated other comprehensive income (loss) were $(6.1) million of unrealized losses, reclassification adjustments for $3.5 million of realized gains and $(2.4) million of tax expense.

At September 30, 2011, the contractual maturities of debt securities classified as available-for-sale were as follows:

	September 30, 2011
	Cost	Fair Value
	(In thousands)
Due in one year or less	$—	$—
Due after one year through five years	258	371
Due after five years through ten years	1,255	1,419
Due after ten years	1,303	11,346
Mortgage/asset-backed securities	102	109

Total	$2,918	$13,245

Actual maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without penalty.

At September 30, 2011, there were no securities that were in an unrealized loss position. At December 31, 2010, there were equity securities with nominal fair value and unrealized losses that were in a continuous unrealized loss position for less than one year. We evaluated investments with unrealized losses to determine if

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

they experienced an other-than-temporary impairment. This evaluation was based on various factors, including length of time securities were in a loss position, ability and intent to hold investments until temporary losses were recovered or they mature, investee’s industry and amount of the unrealized loss. Based on these factors, at December 31, 2010, the unrealized losses were not deemed an other-than-temporary impairment.

5. Fair Value Disclosures

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at measurement date and requires assets and liabilities carried at fair value to be classified and disclosed in the following three categories:

•	Level 1 — Quoted prices for identical instruments in active markets

•

Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are inactive; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets at measurement date

•	Level 3 — Valuations derived from techniques where one or more significant inputs or significant value drivers are unobservable in active markets at measurement date

The financial instruments measured at fair value on a recurring basis were as follows:

	September 30, 2011
Description	Level 1	Level 2	Level 3	Total
	(In thousands)
Debt securities	$—	$2,326	$10,919	$13,245
Equity securities	—	5	—	5

Total investments	$—	$2,331	$10,919	$13,250

	December 31, 2010
Description	Level 1	Level 2	Level 3	Total
	(In thousands)
Debt securities	$—	$3,199	$8,598	$11,797
Equity securities	—	25	—	25

Total investments	$—	$3,224	$8,598	$11,822

The Level 2 financial instruments are primarily debt and equity securities in which fair values were determined from quoted prices in an inactive market or for similar instruments in an active market. The Level 3 financial instruments are comprised of private debt securities where fair value was determined using a cash flow model that considered estimated interest rates, discount rates, prepayments and defaults.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

At September 30, 2011, the summary of changes in fair value of the Level 3 financial instruments was as follows:

Private Debt Obligations
(In thousands)
Fair value at December 31, 2010	$8,598
Unrealized gains, included in other comprehensive income (loss)	2,321

Fair value at September 30, 2011	$10,919

At September 30, 2011, the non-financial instruments measured at fair value on a non-recurring basis were as follows:

	Nine Months Ended September 30, 2011 (a)	Fair Value Measurements Using			Total Losses
Description		Level 1	Level 2	Level 3
	(In thousands)
Inventory	$9,923	$—	$—	$9,923	$(10,302)

(a)	Amount represents aggregate fair value for communities where we recorded impairments at the fair value measurement date. Net book value for these communities may have increased or decreased since the measurement date.

For the nine months ended September 30, 2011, in accordance with ASC 360, inventories with a $20.2 million net book value were written down to a $9.9 million fair value, resulting in a $(10.3) million impairment, which was included in cost of sales.

Fair values for inventories using Level 3 inputs were primarily based on estimated future cash flows discounted for inherent risk associated with each asset. These discounted cash flows were impacted by expected risk based on estimated land development, construction and delivery timelines; market risk of price erosion; uncertainty of development or construction cost increases; and other risks specific to the asset or market conditions where the asset was located when assessment was made. These factors were specific to each community and may vary among communities. The discount rate used in determining each asset’s fair value depended on the community’s projected life and development stage. We generally use discount rates ranging from 10% to 25%, subject to perceived risks associated with the community’s cash flow streams relative to its inventory.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

At September 30, 2011 and December 31, 2010, as required by ASC 825, Financial Instruments, the following presents net book values and estimated fair values of notes payable.

	September 30, 2011		December 31, 2010
	Net Book Value	Estimated Fair Value	Net Book Value	Estimated Fair Value
	(In thousands)
$750,000 senior secured notes	$750,000	$626,250	$—	$—
Secured promissory notes	$2,328	$2,328	$1,954	$1,954
$145,000 secured bank term facility	$—	$—	$135,202	$137,315
$440,000 Series A term loan	$—	$—	$360,003	$425,488
$30,000 Series A-1 term loan	$—	$—	$25,008	$30,000
$85,000 Series B term loan	$—	$—	$73,284	$82,197
$25,000 secured subordinated loan	$—	$—	$31,398	$24,784
$20,000 secured subordinated loan	$—	$—	$16,888	$19,948
$5,000 secured subordinated loan	$—	$—	$3,569	$4,240
$75,000 secured bank revolving credit facility	$—	$—	$75,000	$75,000
Funded letters of credit	$—	$—	$5,448	$5,448
Secured Bank Exit Fee	$—	$—	$2,251	$3,241

Fair value for the senior secured notes at September 30, 2011 was based on the quoted market price at the end of the period. Estimated fair values of the outstanding secured term facility, term loans and Bank Exit Fee at December 31, 2010 were based on cash flow models discounted at market interest rates that considered underlying risks of the debt.

The Company’s other financial instruments consist primarily of cash and cash equivalents, restricted cash, accounts and other receivables, accounts payable and other liabilities. The book values of these financial instruments approximate their fair values due to their relatively short-term nature.

6. Accounts and Other Receivables, net

At September 30, 2011 and December 31, 2010, accounts and other receivables were as follows:

	September 30, 2011	December 31, 2010
	(In thousands)
Insurance receivables	$114,149	$102,860
Escrow receivables	6,031	1,774
Notes receivables	3,020	68
Other receivables	6,907	6,314
Reserve	(3,110)	(3,593)

Total accounts and other receivables, net	$126,997	$107,423

We record insurance receivables from insurance carriers for reimbursable claims pertaining to resultant damage and injuries from construction defects on our closed homes. At December 31, 2009, as part of the PIC Transaction (see Note 12), we insured our closed homes with third-party insurance carriers for policy years August 1, 2001 to July 31, 2009. In February 2011, we insured our closed homes with an affiliate insurance carrier retroactive to August 1, 2009.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

We record a reserve for uncollectible receivables that are specifically identified or outstanding for more than 120 days.

7. Inventory

At September 30, 2011 and December 31, 2010, inventory was as follows:

	September 30, 2011	December 31, 2010
	(In thousands)
Model homes	$96,738	$91,267
Completed homes for sale	32,463	34,918
Homes under construction	159,218	78,725
Lots available for construction	300,748	308,497
Land under development	144,823	174,245
Land held for future development	126,041	104,217
Land deposits and preacquisition costs	16,206	8,160

Total inventory	$876,237	$800,029

Impairment

Inventory, including all captions listed above, are stated at cost, unless the carrying amount is determined to be unrecoverable, in which case inventories are written down to fair value (see Note 2).

For the three and nine months ended September 30, 2011 and 2010, inventory impairment was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in thousands)
Inventory impairment	$—	$42,858	$10,302	$44,636

Remaining carrying value of inventory impaired at end of period	$—	$80,503	$10,842	$80,529

Projects impaired	—	6	3	9

Projects evaluated for impairment (a)	130	132	130	132

(a)	Large land parcels not subdivided into communities are counted as one project. Once parcels are subdivided, the project count will increase accordingly.

Inventory impairment was included in cost of sales in the accompanying consolidated statements of operations and primarily attributable to lower home prices driven by increased incentives and price reductions required in response to weak demand and economic conditions, including record foreclosures, high unemployment, low consumer confidence and tighter mortgage credit standards.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Write-off of Deposits and Preacquisition Costs

Land deposits and preacquisition costs for potential acquisitions and land option contracts are included in inventory. When a potential acquisition or land option contract is abandoned, the related deposits and preacquisition costs are written off to interest and other expense, net. For the three and nine months ended September 30, 2011, write-offs of deposits and preacquisition costs were $0.1 million and $0.2 million, respectively. For the three and nine months ended September 30, 2011, there were no option lots abandoned. For the three and nine months ended September 30, 2010, charges for project abandonments and write-offs of deposits and pre-acquisition costs were $3.6 million. For the three and nine months ended September 30, 2010, there were no option lots abandoned.

Interest Capitalization

Interest is capitalized on inventory and investments in joint ventures during development and other qualifying activities. Interest capitalized as cost of inventory is included in cost of sales as related units are closed. Interest capitalized as cost of investment in joint ventures is included in equity in (loss) income as related units in the joint venture are closed.

For the nine months ended September 30, 2011 and 2010, interest incurred, capitalized and expensed was as follows:

	Nine Months Ended September 30,
	2011	2010
	(In thousands)
Total interest incurred	$53,906	$43,316

Interest expensed (a)	$12,636	$5,158

Total interest capitalized as a cost of inventory	$40,164	$37,398

Interest previously capitalized as a cost of inventory, included in cost of sales	$(27,014)	$(31,541)

Interest previously capitalized as a cost of inventory, transferred (to) property and equipment and/or from investments in joint ventures, net	$(176)	$672

Capitalized interest in ending inventory (b)	$118,925	$107,546

Total interest capitalized as a cost of investments in joint ventures	$1,105	$760

Interest previously capitalized as a cost of investments in joint ventures, included in equity in (loss) income from joint ventures	$(669)	$(269)

Interest previously capitalized as a cost of investments in joint ventures, transferred to inventory	$(641)	$(672)

Capitalized interest in ending investments in joint ventures	$741	$772

(a)	For the nine months ended September 30, 2011 and 2010, assets qualifying for interest capitalization did not exceed debt; therefore, non-qualifying interest was expensed and included in interest and other expense, net.
(b)	Inventory impairment charges were recorded against total inventory of a community. Capitalized interest reflects the gross amount of capitalized interest as impairment charges recognized were not generally allocated to specific components of inventory.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

8. Investments in Joint Ventures

Unconsolidated joint ventures, which we do not control but have significant influence through ownership interests generally up to 50%, are accounted for using the equity method of accounting. These joint ventures are generally involved in real property development. Earnings and losses are allocated in accordance with terms of joint venture agreements.

Distributions from joint ventures in excess of the carrying amount of our investment and losses in excess of our investment (“Deficit Distributions”) are included in other liabilities. We record Deficit Distributions since we are liable for this deficit to respective joint ventures. Deficit Distributions are offset by future earnings of, or future contributions to, joint ventures. At September 30, 2011 and December 31, 2010, Deficit Distributions were $0.5 million and $0.9 million, respectively.

For the three and nine months ended September 30, 2011, there was no impairment on investments in joint ventures. For the three months and nine months ended September 30, 2010, impairment on investments in joint ventures were $0.2 million and $1.3 million, respectively, which were included in equity in (loss) income from joint ventures. Additionally, the nine months ended September 30, 2010 included a $6.5 million charge related to the non-realization of a non-controlling interest’s deficit capital balance.

At September 30, 2011, total unconsolidated joint ventures’ notes payable were $105.8 million and included $56.9 million of bank and seller financing notes payable secured by real property and $48.9 million of notes payables with joint ventures’ partners, of which $15.4 million was secured by real property. At December 31, 2010, total unconsolidated joint ventures’ notes payable were $126.3 million and included $77.4 million of bank and seller financing notes payable secured by real property and $48.9 million of notes payable to joint ventures’ partners, of which $15.4 million was secured by real property. In addition, at September 30, 2011 and December 31, 2010, we had an indirect 12.3% effective ownership in a joint venture that had bank notes payable secured by real property of $7.2 million, in which we have not provided guarantees.

At September 30, 2011 and December 31, 2010, of the $56.9 million and $77.4 million in our unconsolidated joint ventures’ outstanding bank and seller financing secured notes payable, respectively, we provided guarantees on a joint and several basis for one secured note payable, which had an outstanding balance of $11.6 million and $19.5 million at September 30, 2011 and December 31, 2010, respectively. These guarantees include, but are not limited to, project completion and loan-to-value maintenance guarantees. In addition, we have an indemnification agreement from our joint venture partner for 90% of this secured note payable’s outstanding balance of $11.6 million and $19.5 million, respectively. No liabilities were recorded for these guarantees as the fair value of secured real estate assets exceeded the outstanding notes payable. We have not provided guarantees on bank and seller financing secured notes payable of $45.3 million and $57.9 million, respectively, or on notes payable to joint ventures’ partners of $48.9 million and $48.9 million, respectively.

9. Variable Interest Entities

ASC 810 requires a VIE to be consolidated in financial statements of a company if it is the primary beneficiary of the VIE. Accordingly, the primary beneficiary absorbs a majority of the VIE’s expected losses or receives a majority of the VIE’s expected residual return, or otherwise controls the VIE, as a result of ownership, contractual or other financial interest in the VIE. All VIEs with which we were involved at September 30, 2011 and December 31, 2010 were evaluated to determine the primary beneficiary.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Joint Ventures

We routinely enter into joint ventures for homebuilding activities. Investments in these joint ventures may create a variable interest in a VIE, depending on contractual terms of the arrangement. We analyze our joint ventures in accordance with ASC 810 to determine whether they are VIEs and, if so, whether we are the primary beneficiary. At September 30, 2011 and December 31, 2010, these joint ventures were not consolidated into our consolidated financial statements since they were not VIEs, or in the event that they were VIEs, we were not the primary beneficiary.

At September 30, 2011 and December 31, 2010, we have a variable interest in a joint venture which we do not hold a direct, or indirect, investment, and the joint venture was determined to be a VIE. The joint venture, Shea/Baker Ranch Associates, LLC (“Baker Ranch”), is owned 50% by an affiliate and 50% by a third-party. We issued an unconditional loan-to-value maintenance guarantee on Baker Ranch’s outstanding bank notes payable which, at September 30, 2011 and December 31, 2010, was $25.4 million. We have not recorded a liability for this obligation as the fair value of the secured real estate assets exceeded the outstanding notes payable (see Note 17).

In accordance with ASC 810, we determined we were not the primary beneficiary of Baker Ranch because we did not have the power to direct activities that most significantly impact the economic performance of Baker Ranch, such as determining or limiting the scope or purpose of the entity, selling or transferring property owned or controlled by the entity, and arranging financing for the entity.

Land Option Contracts

We enter into land option contracts to procure land for home construction. Use of land option and similar contracts allows us to reduce market risks associated with direct land ownership and development, reduces capital and financial commitments, including interest and other carrying costs, and minimizes land inventory. Under these contracts, we pay a specified deposit for the right to purchase land, usually at a predetermined price. Under the requirements of ASC 810, certain contracts may create a variable interest with the land seller.

In compliance with ASC 810, we analyzed our land option and similar contracts to determine if respective land sellers are VIEs and, if so, if we are the primary beneficiary. Although we do not have legal title to the optioned land, ASC 810 requires us to consolidate a VIE if we are the primary beneficiary. At September 30, 2011 and December 31, 2010, we determined we were not the primary beneficiary of such VIEs because we did not have the power to direct activities of the VIE that most significantly impact the VIE’s economic performance, such as selling, transferring or developing land owned by the VIE.

At September 30, 2011, we had $6.3 million of refundable and non-refundable cash deposits associated with land option contracts with unconsolidated VIEs, having a $97.5 million remaining purchase price, of which $95.7 million is subject to a specific performance clause. We also had $8.6 million of refundable and non-refundable cash deposits associated with land option contracts that were not with VIEs, having a $124.8 million remaining purchase price.

Our loss exposure on land option contracts consisted of non-refundable deposits, which were $12.7 million and $7.2 million at September 30, 2011 and December 31, 2010, respectively, and were included in inventory in the consolidated balance sheets.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

10. Other Assets, Net

At September 30, 2011 and December 31, 2010, other assets were as follows:

	September 30, 2011	December 31, 2010
	(In thousands)
Income tax receivable	$12,576	$9,376
Prepaid professional fees	2,814	11,295
Prepaid loan fees	8,000	13,470
Deposits in lieu of bonds and letters of credit	5,818	5,319
Prepaid completed operations insurance	—	15,613
Other	4,158	2,636

Total other assets, net	$33,366	$57,709

Prepaid Professional and Loan Fees

In accordance with ASC 470, debt issuance costs and loan modification and waiver fees are capitalized to other assets. These costs and fees are amortized as interest expense over the term of the related debt. In accordance with ASC 835, interest expense is capitalized to inventory and investments in joint ventures. On May 10, 2011, the Secured Facilities (see Note 11) were paid off and $23.4 million of prepaid professional and loan fees were written off to interest and other expense, net.

Deposits in Lieu of Bonds and Letters of Credit

We may be required to make deposits in lieu of bonds with various agencies, and not in an escrow account, for our homebuilding projects. These deposits may be returned and replaced with new bonds as bonding becomes available or as the collateralization requirement decreases.

In June 2010, due to maturity of the previous unsecured bank line of credit (see Note 11), certain letters of credit were presented for payment and recorded as deposits in lieu of letters of credit. These deposits may be returned and replaced with new letters of credit or as the collateralization requirement decreases.

Prepaid Completed Operations Insurance

Since August 1, 2009, we were self-insured for our completed operations coverage. In anticipation of obtaining coverage, through December 31, 2010, $15.6 million of insurance premiums were paid to JFSCI which, in February 2011, was applied to the purchase of completed operations insurance from an affiliate insurance carrier, retroactive to August 1, 2009.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

11. Notes Payable

At September 30, 2011 and December 31, 2010, notes payable were as follows:

	September 30, 2011	December 31, 2010
	(In thousands)
Senior secured notes payable
$750,000 senior secured notes, due May 2019 at 8.625%	$750,000	$—
$75,000 bank revolving credit facility, original maturity September 2015. Interest at LIBOR plus 3% to 5% (3.32% to 5.32% at December 31, 2010)	—	75,000
$145,000 bank term facility, original maturity September 2015 at 7.5%	—	135,202
Funded letters of credit against $83,000 revolving letter of credit facility, original maturity September 2015 at 7.5% (see Note 10)	—	5,448
$440,000 Series A term loan, original maturity September 2015 at 7.5%	—	360,003
$30,000 Series A-1 term loan, original maturity September 2015 at 7.5%	—	25,008
$85,000 Series B term loan, original maturity September 2017 at 8.34%	—	73,284

Senior secured subordinated notes payable
$25,000 term loan, original maturity September 2018 at 15%, PIK interest through September 2015	—	31,398
$20,000 term loan, original maturity September 2015 at 8.19% PIK interest	—	16,888
$5,000 term loan, original maturity September 2015 at 8.19% PIK interest	—	3,569
Bank Exit Fee, original maturity September 2015	—	2,251

Other secured notes payable
Promissory notes, interest ranging 1% to 6%, maturing through 2014, secured by deeds of trust on inventory	2,328	1,954

Total notes payable	$752,328	$730,005

On November 16, 2010, the Company and JFSCI, as borrowers, executed loan modifications and extensions to its unsecured revolving bank line of credit, unsecured private placement debt and unsecured term loans (the “Unsecured Facilities”), resulting in the effective exchange for senior secured notes payable and senior secured subordinated notes payable (the “Secured Facilities”). The Secured Facilities included the securitization of the notes by the Company’s assets, the release of J.F. Shea Construction, Inc., a related party, as a guarantor, and issuance of $80.0 million of additional principal.

In accordance with ASC 470, the present value of the cash flows under the Secured Facilities and the Unsecured Facilities were compared to determine if the Secured Facilities should be accounted for as a loan modification or extinguishment of debt. The Unsecured Facilities’ cash flows included principal payments, interest payments and additional payments for differences in interest rates between the debt instrument and the current market. The discount rate used for both the Secured Facilities and Unsecured Facilities’ cash flows to compute the present value was the effective rate of the Unsecured Facilities. As the difference in the present value of the cash flows under the Secured Facilities and the Unsecured Facilities was less than the required 10% threshold according to ASC 470, the Secured Facilities were accounted for as a debt modification, which required the $80.0 million of additional principal be recorded as interest expense over the term of the notes and the Secured Facilities be recorded net of related discount or premium. The carrying value of the Secured Facilities was unchanged as a result of the modification. At December 31, 2010, the face value of the obligation under the Secured Facilities was $800.4 million.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

On May 10, 2011, 8.625% senior secured notes were issued in the aggregate principal amount of $750.0 million (the “Secured Notes”) and the outstanding obligations of the Secured Facilities were paid. Principal and interest paid under the Secured Facilities was $779.6 million and $2.5 million, respectively. In connection with payment of the Secured Facilities, all payable-in-kind (PIK) interest, $5.0 million of principal and certain fees were waived. In addition, of $19.1 million of then outstanding letters of credit, $4.0 million was returned and $15.1 million was paid by the Company, with $14.5 million reimbursed by JFSCI for its share of the letters of credit paid by the Company.

Concurrent with the payoff of the Secured Facilities, an $88.4 million loss on debt extinguishment was recognized for the $65.0 million write-off of the Secured Facilities discount, which increased the Secured Facilities principal to its face value, $779.6 million, and the $23.4 million write-off of prepaid professional and loan fees incurred in connection with the Secured Facilities.

The Secured Notes were issued pursuant to Rule 144A and Regulation S, with registration rights. The Secured Notes bear interest at 8.625% paid semi-annually on May 15 and November 15, and do not require principal payments until maturity on May 15, 2019. At September 30, 2011, there was $25.5 million of accrued interest.

Holders of the Secured Notes are entitled to the benefits of a registration rights agreement dated November 14, 2011 (“Registration Rights Agreement”), between us and the initial purchasers listed therein. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the Securities Exchange Commission for an offer to exchange the Secured Notes for a new issuance of substantially identical notes issued under the Securities Act on or before 180 days after May 10, 2011, and to consummate the exchange offer registered thereby on or before 360 days after May 10, 2011. The Registration Rights Agreement provides that we will be obligated to pay additional interest with respect to the Secured Notes in the event we fail to consummate such exchange offer on or before 360 days after May 10, 2011 and in certain other limited circumstances. Such additional interest will accrue at a rate of (1) $0.05 per week per $1,000 principal amount of Secured Notes with respect to the first 90-day period immediately following a registration default (as defined in the Registration Rights Agreement) and (2) an amount equal to $0.05 per week per $1,000 principal amount of Secured Notes with respect to each subsequent 90-day period until all registration defaults have been cured. Other than the Registration Rights Agreement relating to the Secured Notes described above, we are not subject to any other registration rights agreements with respect to any notes payable.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

12. Other Liabilities

At September 30, 2011 and December 31, 2010, other liabilities were as follows:

	September 30, 2011	December 31, 2010
	(In thousands)
Completed operations	$114,149	$118,473
Warranty reserves	16,080	16,238
Deferred revenue	23,523	22,799
Provisions for closed homes/communities	11,961	13,107
Deposits	14,060	7,482
Legal reserves	7,981	6,106
Accrued interest	25,543	4,680
Accrued compensation and benefits	5,029	2,971
Deficit Distributions (see Note 8)	544	878
Other	11,686	12,589

Total other liabilities	$230,556	$205,323

Completed Operations

Reserves for completed operations primarily represent claims for property damage to completed homes and projects outside of our one-to-two year warranty period. Specific terms and conditions of completed operations warranties vary depending on the market in which homes are closed and can range up to 12 years. Expenses and liabilities are recorded for potential completed operations claims based upon aggregated loss experience, which includes an estimate of completed operations claims incurred but not reported, and is actuarially estimated using individual case-basis valuations and statistical analysis. From August 1, 2001 to July 31, 2007, completed operations claims were insured through PIC, and from August 1, 2007 to July 31, 2009, were insured with an affiliate insurance carrier.

Since August 1, 2009, we were self-insured for completed operations coverage. Through December 31, 2010, in anticipation of obtaining coverage, $15.6 million of insurance premiums was paid to JFSCI which, in February 2011, was applied to the purchase of completed operations insurance from an affiliate insurance carrier, retroactive to August 1, 2009.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

For the nine months ended September 30, 2011 and 2010, changes in completed operations were as follows:

	Nine Months Ended September 30,
	2011	2010
	(In thousands)
Insured completed operations
Balance, beginning of the period	$102,860	$133,000
Reserves provided (relieved)	3,012	(9,458)
Insurance purchased	16,520	—
Claims paid	(8,243)	(6,783)

Balance, end of the period	114,149	116,759

Self-insured completed operations
Balance, beginning of the period	15,613	4,768
Reserves provided	907	7,917
Insurance purchased	(16,520)	—
Claims paid	—	—

Balance, end of the period	—	12,685

Total completed operations	$114,149	$129,444

Reserves provided (relieved) for self-insured completed operations are included in cost of sales. Reserves provided (relieved) for insured completed operations are offset by changes in insurance receivables (see Note 6), however, premiums paid for insured completed operations are included in cost of sales.

In December 2009, PIC entered into a series of novation and reinsurance transactions (the “PIC Transaction”). First, PIC entered into a novation agreement with JFSCI to novate its deductible reimbursement obligations related to its workers’ compensation and general liability risks at September 30, 2009, and its completed operations claims from August 1, 2005 to July 31, 2007. Concurrently, JFSCI entered into insurance arrangements with unrelated third-party insurance carriers to insure these programs. As a result of this novation, PIC recorded a $19.2 million gain, which was deferred in these consolidated financial statements and will be recognized as income (expense) when related claims are paid or actuarial estimates are adjusted. At September 30, 2011 and December 31, 2010, the remaining deferred revenue was $15.4 million and $16.6 million, respectively. For the three and nine months ended September 30, 2011, we recognized $0.3 million and $1.2 million, respectively, of this deferral as income, which was included in interest and other expense, net. For the three and nine months ended September 30, 2010, we recognized $0.2 million and $2.3 million, respectively, of this deferral as income, which was included in interest and other expense.

Second, PIC entered into reinsurance agreements with various unrelated reinsurers that reinsures 100% of the completed operations claims coverage from August 1, 2001 to July 31, 2005. As a result of the reinsurance, the $15.6 million gain was deferred in these consolidated financial statements and will be recognized as income (expense) when the related claims are paid or actuarial estimates are adjusted. At September 30, 2011 and December 31, 2010, the remaining deferred revenue was $4.3 million and $3.2 million, respectively. For the three and nine months ended September 30, 2011, we recognized $0.4 million and $(1.1) million of this deferral as income (expense), which was included in interest and other expense, net. For the three and nine months ended September 30, 2010, we recognized $0.3 million and $4.3 million, respectively, of this deferral as income, which was included in interest and other expense, net.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

At September 30, 2011 and December 31, 2010, completed operations claims reserves were $114.1 million and $118.5 million, respectively. For actual completed operations claims and estimates of completed operations claims incurred but not reported, we estimate and record insurance receivables under applicable policies when recovery is probable. At September 30, 2011 and December 31, 2010, insurance receivables were $114.1 million and $102.9 million, respectively (see Note 6).

Expenses, liabilities and receivables related to these claims are subject to a high degree of variability due to uncertainties such as trends in completed operations claims related to our markets and products built, claim settlement patterns and insurance industry practices. Although considerable variability is inherent in such estimates, we believe reserves for completed operations claims are adequate.

Warranty Reserve

We offer a limited one or two year warranty for our homes. The specific terms and conditions of these warranties vary depending on the market in which homes are closed. We estimate warranty costs to be incurred and record a liability and an expense to cost of sales when home revenue is recognized. We also include in our warranty reserve the uncovered losses related to the completed operations coverage, which approximates 12.5% of the total property damage. Factors affecting warranty liability include number of homes closed, historical and anticipated warranty claims, and cost per claim. We periodically assess adequacy of our warranty liabilities and adjust amounts as necessary.

For the nine months ended September 30, 2011 and 2010, changes in warranty liability were as follows:

	Nine Months Ended September 30,
	2011	2010
	(In thousands)
Balance, beginning of the period	$16,238	$17,792
Provision for warranties	7,399	6,067
Warranty costs paid	(7,557)	(7,031)

Balance, end of the period	$16,080	$16,828

13. Related Party Transactions

Related Party Receivables and Payables

At September 30, 2011 and December 31, 2010, receivables from related parties, net were as follows:

	September 30, 2011	December 31, 2010
	(In thousands)
Note receivables from JFSCI, net	$25,130	$177,011
Note receivables from unconsolidated joint ventures	25,442	24,817
Note receivables from related parties	21,260	13,100
Reserves for note receivables from related parties	(12,680)	(12,896)
Receivables from related parties	3,691	2,380

Total receivables from related parties, net	$62,843	$204,412

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Until August 2011, we participated in a centralized cash management function operated by JFSCI, whereby net cash flows from operations were transferred daily with JFSCI and resulted in related party transactions and monetary transfers to settle amounts owed. In August 2011, we ceased participation in this function and performed it independently. JFSCI still provides corporate services to us, including management, legal, tax, information technology, facilities, accounting, treasury and human resources. This function and services require related party transactions and monetary transfers to settle amounts owed between entities. At December 31, 2010, the resultant note receivables and payables were unsecured, due on demand, and accrued interest monthly at market rates based on Prime less 2.05% (1.2% at December 31, 2010). These note receivables and payables had the right of offset due to common control of the Company and its subsidiaries and were therefore presented as a net note receivable from JFSCI. At December 31, 2010, net note receivable due from JFSCI was $177.0 million. In May 2011, concurrent with issuance of the Secured Notes, through a $75.0 million cash payment and $41.5 million contribution of assets, the receivable from JFSCI was paid down by JFSCI and converted to a $38.9 million unsecured term note receivable from JFSCI, bearing 4% interest, payable in equal quarterly installments and maturing May 15, 2019. In June 2011 and August 2011, JFSCI elected to make prepayments, including accrued interest, of $7.7 million and $6.6 million, respectively, and apply these prepayments to future installments such that JFSCI would not be required to make a payment until February 2014. At September 30, 2011, the note receivable from JFSCI, including accrued interest, was $25.1 million. Quarterly, we evaluate collectability of the note receivable from JFSCI, which includes consideration of JFSCI’s payment history, operating performance and future payment requirements under the note. Based on this criterion, and as JFSCI applied prepayments under the note to defer future installments until February 2014, we do not presently anticipate collection risks on the note receivable from JFSCI.

Notes receivables from unconsolidated joint ventures at September 30, 2011 and December 31, 2010 were $25.4 million and $24.8 million, respectively, of which $7.7 million is secured by real property. These notes from unconsolidated joint ventures bear interest ranging from 4.17% to 8% and mature from 2013 through 2020. The note receivable maturing in 2020 earns additional interest to achieve a 17.5% internal rate of return, subject to available cash flows of the joint venture, and can be repaid prior to 2020. Quarterly, we evaluate collectability of note receivables from unconsolidated joint ventures, which includes consideration of prior payment history, operating performance and future payment requirements under the applicable notes. Based on the above criterion, we do not presently anticipate collection risks on note receivables from unconsolidated joint ventures.

Note receivables from other related parties at September 30, 2011 and December 31, 2010 were $8.6 million and $0.2 million, respectively, net of related reserves of $12.7 million and $12.9 million, respectively. These notes receivables are unsecured and mature through 2021. At September 30, 2011, the notes receivable bore interest ranging from Prime less .75% (2.5%) to 4.2%, and at December 31, 2010, bore interest ranging from Prime less 2.05% (1.2%) to Prime plus 1% (4.25%). Quarterly, we evaluate the collectability of note receivables from related parties. Our evaluation includes consideration of prior payment history, operating performance and future payment requirements under the applicable notes. At December 31, 2009, based on this criterion, the note receivables from Shea Management LLC and Shea Properties Management Company, Inc. were deemed uncollectible and were fully reserved. In June 2011, Shea Properties Management Company, Inc. paid the accrued interest for 2010 and 2011. Therefore, unpaid interest in 2011 from Shea Properties Management Company, Inc. is not reserved; accrued interest prior to 2010 and the principal balance remains reserved. In addition, based on the above criterion, we do not presently anticipate collection risks on the other note receivables from related parties.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

The Company, entities under common control and these unconsolidated joint ventures also engage in transactions on behalf of the other, such as payment of invoices and payroll. The amounts resulting from these transactions are recorded in receivables from related parties or payables to related parties, non-interest bearing and due on demand. At September 30, 2011 and December 31, 2010, these receivables were $3.7 million and $2.4 million, respectively, and these payables were $0.1 million and $9.2 million, respectively.

Real Property and Joint Venture Transactions

In September 2011, we sold fixed assets in Highlands Ranch, Colorado, comprised of three buildings and related improvements and land, to a related party. The consideration received was $14.4 million cash and a $6.5 million note receivable at 4.2% interest, payable in equal monthly installments and maturing August 2016. The $1.5 million of consideration received in excess of net book value was recorded as an equity contribution.

In April 2011, through our consolidated joint venture Shea Colorado, LLC, we entered into transactions with the joint venture partner of two unconsolidated joint ventures in Colorado, in which we own a 50% ownership interest in each, SB Meridian Villages, LLC (SBMV) and TCD Bradbury LLC (TCDB). First, we assigned our membership interest in SBMV to our joint venture partner for $4.5 million, resulting in a $0.5 million gain. Second, we contributed $11.5 million cash to TCDB and received $15.4 million of land and a $0.6 million secured promissory note payable, and the joint venture partner received $12.2 million and $6.5 million of land and cash, respectively. TCDB then paid off a bank note payable that was secured by the land distributed to the TCDB partners.

At September 30, 2011 and 2010, we were the managing member for nine and ten, respectively, unconsolidated joint ventures and received a management fee from these joint ventures as reimbursement for direct and overhead costs incurred on behalf of the joint ventures. Fees from joint ventures representing reimbursement of our costs are recorded as a reduction to general and administrative expense. Fees from joint ventures representing profit are recorded to revenues. For the three and nine months ended September 30, 2011, $0.8 million and $2.5 million of management fees, respectively, were offset against general and administrative expenses, and $0.6 million and $1.2 million of management fees, respectively, were included in revenues. For the three and nine months ended September 30, 2010, $1.4 million and $3.7 million of management fees, respectively, were offset against general and administrative expenses, and $0.3 million and $1.0 million of management fees, respectively, were included in revenues.

General and Administrative Related Party Transactions

For the three and nine months ended September 30, 2011, general and administrative expenses included $4.2 million and $11.5 million, respectively, for corporate services provided by JFSCI. For the three and nine months ended September 30, 2010, general and administrative expenses included $2.5 million and $9.8 million, respectively, for corporate services provided by JFSCI.

We lease office space from related parties under non-cancelable operating leases. Leases are for five to ten year terms and generally provide for five year renewal options. For the three and nine months ended September 30, 2011, related-party lease expense was $0.2 million and $0.6 million, respectively. For the three and nine months ended September 30, 2010, related-party lease expense was $0.2 million and $0.6 million, respectively.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

14. Income Taxes

For the nine months ended September 30, 2011, income tax benefit was $3.9 million, primarily from the decrease in the deferred tax asset valuation allowance. At September 30, 2011, the net deferred tax asset was $40.7 million, which primarily related to available loss carryforwards, impairments of inventory and available-for-sale investments, housing inventory and land basis differences, and timing of income recognition. The $40.7 million deferred tax asset valuation allowance fully reserves the net deferred tax asset due to inherent uncertainty of future income. The deferred tax asset valuation allowance decreased from $48.8 million at December 31, 2010 due to decreases in net deferred tax assets. To the extent eligible taxable income exists, which allows tax benefits of these deferred tax assets to be utilized, the effective tax rate may be reduced, subject to certain limitations under Internal Revenue Code Section 382 (“Section 382”), by reducing the valuation allowance and offsetting a portion of taxable income.

In 2009, we filed a petition with the United States Tax Court regarding our position on the completed contract method for homebuilding activities in tax years 2003–2006 for SHLP and 2004–2005 for SHI and subsidiaries. This petition is in the preliminary stage, however, we believe our position will prevail. Accordingly, as this matter is not considered an uncertain tax position in accordance with ASC 740, no liability has been recorded for SHI and subsidiaries. Furthermore, as a limited partnership, any interest or penalties imposed on SHLP, if this matter were to be resolved unfavorably, would be the responsibility of the Partners and not be reflected in the consolidated statements of operations. SHLP does have an agreement with the Partners that requires the Company to pay a portion of the tax liability, as defined, through an equity distribution to the Partners.

15. Comprehensive (Loss ) Income

The components of comprehensive (loss) income were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Net (loss) income	$2,362	$(55,717)	$(106,594)	$(60,230)
Unrealized gains (losses) in marketable securities, net	(601)	404	1,350	(4,941)

Total comprehensive (loss) income	$1,761	$(55,313)	$(105,244)	$(65,171)

16. Owners’ Equity

Owners’ equity consists of partners’ preferred and common capital. Common capital was comprised of limited partners with a collective 78.38% ownership and general partner with a 20.62% ownership. Preferred capital was comprised of limited partners with either series B (“Series B”) or series D (“Series D”) classification. Series B had no ownership but earned a preferred return at Prime less 2.05% (1.2% at September 30, 2011 and December 31, 2010) per annum on unreturned capital balances. At September 30, 2011 and December 31, 2010, accumulated undistributed preferred returns for Series B were $18.4 million and $17.0 million, respectively. Series D had a 1% ownership interest and earned a preferred return at 7% per annum on unreturned preferred capital balances. At September 30, 2011 and December 31, 2010, accumulated undistributed preferred returns for Series D were $37.3 million and $28.7 million, respectively.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Net income is allocated to Partners in a priority order that considers previously allocated net losses and preferred return considerations and, thereafter, in proportion to their respective ownership interests. Net loss is allocated to Partners generally in proportion to their ownership interests and adjusted capital account balances, and, thereafter, to the general partner.

The general partner, in its sole discretion, may make additional capital contributions or accept additional capital contributions from the limited partners. Cash distributions are made to Partners in proportion to their unpaid preferred returns and, thereafter, in proportion to their ownership interests. Distributions to Partners are made at the discretion of the general partner, including payment of personal income taxes related to the Company or other entities under control of Shea family members. Similarly, distributions to Partners from other entities under control of Shea family members, such as JFSCI, are used for payment of personal incomes taxes related to the Company and other uses.

17. Contingencies and Commitments

Lawsuits, claims and proceedings have been or may be instituted or asserted against us in the normal course of business, including actions brought on behalf of various classes of claimants. We are also subject to local, state and federal laws and regulations related to land development activities, house construction standards, sales practices, employment practices and environmental protection. As a result, we are subject to periodic examinations or inquiry by agencies that administer these laws and regulations.

We record a reserve for potential legal claims and regulatory matters when they are probable of occurring and a potential loss is reasonably estimable. We accrue for these matters based on the facts and circumstances specific to each matter and revise these estimates when necessary. At September 30, 2011 and December 31, 2010, we had reserves of $8.0 million and $6.1 million, respectively, relating to these matters. While their outcome cannot be predicted with certainty, we believe we have appropriately reserved for these claims or matters. However, to the extent the liability arising from their ultimate resolution exceeds their recorded reserves, we could incur additional charges that could be significant.

In view of the inherent difficulty of predicting the outcome of legal claims and related contingencies, we generally cannot predict their ultimate resolution, related timing or eventual loss. If our evaluations indicate loss contingencies that could be material are not probable, but are reasonably possible, we will disclose their nature with an estimate of the possible range of loss or a statement that such loss is not reasonably estimable.

At September 30, 2011 and December 31, 2010, in addition to guarantees on our joint venture’s outstanding borrowings, an unconditional loan-to-value maintenance guarantee was issued, on a joint and several basis, for a secured development loan for Baker Ranch, a related party in which we have no ownership interest (see Note 9). At September 30, 2011 and December 31, 2010, the loan had a $25.4 million outstanding principal balance. A liability was not recorded for this guarantee as the fair value of the secured real estate assets exceeded the outstanding notes payable.

At September 30, 2011 and December 31, 2010, joint and several non-recourse (“bad boy”) guarantees were issued for secured permanent financing loans of related parties in which we have no ownership interest. The bad boy guarantee may become a liability for us upon a voluntary bankruptcy filing by the related party borrower or the occurrence of other “bad” acts, including fraud or a material misrepresentation by the related party borrower. At September 30, 2011 and December 31, 2010, these loans had a $46.4 million and $47.3 million outstanding principal balance, respectively. These loans have maturity dates between December 2011 and September 2012. A liability was not recorded for these guarantees as the probability of payment on these guarantees is remote.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

At December 31, 2010, we had an $83.0 million letter of credit facility, which was reduced by $18.5 million of outstanding letters of credit issued by JFSCI. On May 10, 2011, concurrent with issuance of the Secured Notes and payoff of the Secured Facilities, this facility was canceled and we entered into a new $75.0 million letter of credit facility (see Note 11). At September 30, 2011, outstanding letters of credit against the new letter of credit facility was $4.5 million.

We are required to provide surety bonds that guarantee completion of certain homebuilding projects. At September 30, 2011 and December 31, 2010, we had a $70.8 million and $77.5 million, respectively, exposure in connection with $179.2 million and $180.7 million, respectively, of surety bonds issued for our projects.

We also provided indemnification for bonds issued by unconsolidated joint ventures and other related party projects in which we have no ownership interest. At September 30, 2011 and December 31, 2010, we had a $29.3 million and $44.6 million exposure in connection with $69.0 million and $80.2 million, respectively, of surety bonds issued for unconsolidated joint venture projects, and a $3.7 million and $9.4 million exposure in connection with $7.7 million and $14.1 million, respectively, of surety bonds issued for related party projects in which we have no ownership interest.

Certain of our consolidated and joint ventures’ homebuilding projects utilize and may continue to utilize community facility district, metro-district and other local government bond financing programs to fund construction or acquisition of infrastructure improvements. Interest and principal on these bonds are typically paid from taxes and assessments levied on homeowners following the sale of new homes within the project. From time to time we enter into credit support arrangements where we are required to make interest and principal payments on these bonds if the taxes and assessments levied on homeowners are insufficient to cover such obligations. Furthermore, reimbursement of these payments to us is dependent on the district or local government’s ability to generate sufficient tax and assessment revenues from the sale of new homes.

In certain consolidated homebuilding projects, we have contractual obligations to purchase and receive water system connection rights which, at September 30, 2011 and December 31, 2010, were $39.7 million. These water system connection rights are held and then transferred to homebuyers upon closing of their home or transferred upon the sale of land to the respective buyer. These water system connection rights can also be sold or leased but generally only within the local jurisdiction.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

18. Supplemental Disclosure to Consolidated Statements of Cash Flows

Supplemental disclosures to the consolidated statements of cash flows were as follows:

	Nine Months Ended September 30,
	2011	2010
	(In thousands)
Supplemental disclosure of cash flow information
Income taxes paid	$59	$4,129
Interest paid, net of amounts capitalized	$7,825	$5,422

Supplemental disclosure of non-cash activities
Unrealized gain (loss) on available-for-sale investments, net	$1,350	$(4,941)
Reclassification of Deficit Distributions to unconsolidated joint ventures from other liabilities	$(334)	$(14,647)
Purchase of land in exchange for note payable	$1,134	$1,917
Contribution of net assets for payment on notes receivables from related parties	$41,524	$—
Distribution of land from unconsolidated joint venture	$15,422	$—
Distribution of note payable from unconsolidated joint venture	$599	$—
Transfer of land from inventory to property and equipment	$1,838	$—
Sale of property and equipment in exchange for note receivable from related party	$6,500	$—
Sale of property and equipment in exchange for relief of prepaid assets and assumption of payables, net	$591	$—

19. Segment Information

Our homebuilding business, which is responsible for nearly all of our operating results, constructs and sells single-family attached and detached homes designed to appeal to first-time, move-up and active adult homebuyers. Our homebuilding business also provides management services to joint ventures and other related parties. The homebuilding reportable segments conduct operations in the following locations:

•	California South, comprised of the results of our communities in Los Angeles, Ventura, Orange County, Inland Empire and San Diego;
•	California North, comprised of the results of our communities in northern and central California; and
•	Mountain West/Other, comprised of the results of our communities in Arizona, Colorado, Washington, Nevada and Florida.

In accordance with ASC 280, Segment Reporting, these reportable segments are based on similar economic and other characteristics, including product types, production processes, suppliers, subcontractors, jurisdictional and political environments, land availability and values, and underlying demand and supply.

Our Corporate segment primarily provides management services to our operating segments, and includes the results of our captive insurance provider, which primarily administers claims that were reinsured by third-party carriers. Results of our insurance brokerage services business are also included in our Corporate segment. Results of our traditional escrow services business, which ceased operations in 2010, are included in the 2010 results of our Corporate segment.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

The reportable segments follow the same accounting policies as our consolidated financial statements described in Note 2. Operational results of each reportable segment are not necessarily indicative of the results that would have been achieved had the reportable segment been an independent, stand-alone entity during the periods presented. As a result of certain organization changes that became effective March 31, 2011, we reclassified certain 2010 amounts to conform to the current year segment presentation.

Financial information relating to reportable segments was as follows:

	September 30, 2011	December 31, 2010
	(In thousands)
Total assets:
California South	$357,029	$319,692
California North	234,712	216,414
Mountain West/Other	499,967	469,746

Total homebuilding assets	1,091,708	1,005,852
Corporate	275,675	409,034

Total assets	$1,367,383	$1,414,886

	September 30, 2011	December 31, 2010
	(In thousands)
Inventory:
California South	$301,244	$267,011
California North	217,380	197,303
Mountain West/Other	357,613	335,708

Total homebuilding inventory	876,237	800,022
Corporate	—	7

Total inventory	$876,237	$800,029

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Revenues:
California South	$72,988	$54,880	$138,487	$169,603
California North	25,656	23,178	68,069	93,670
Mountain West/Other	58,330	46,384	138,886	158,591

Total homebuilding revenues	156,974	124,442	345,442	421,864
Corporate	326	162	851	992

Total revenues	$157,300	$124,604	$346,293	$422,856

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
(Loss) income before income taxes:
California South	$4,566	$(39,891)	$(9,211)	$(31,705)
California North	(1,433)	843	(3,496)	2,640
Mountain West/Other	(3,799)	(4,402)	(10,064)	(10,419)

Total homebuilding loss before income taxes	(666)	(43,450)	(22,771)	(39,484)
Corporate	177	(3,737)	(87,691)	(10,719)

Total loss before income taxes	$(489)	$(47,187)	$(110,462)	$(50,203)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Impairment:
California South	$—	$42,406	$9,684	$43,637
California North	—	—	—	—
Mountain West/Other	—	642	618	2,261

Total impairment	$—	$43,048	$10,302	$45,898

20. Supplemental Guarantor Information

On May 10, 2011, SHLP and Shea Homes Funding Corp., a wholly-owned subsidiary of SHLP (collectively “SHLP Corp”), issued 8.625% senior secured notes in the aggregate principal amount of $750.0 million (the “Secured Notes”) and the outstanding obligations of the Secured Facilities were paid. Certain of SHLP’s wholly-owned direct and indirect subsidiaries guarantee the Secured Notes. The guarantees are full and unconditional, and joint and several. Vistancia Marketing, LLC and Vistancia Construction, LLC, two of our limited liability company subsidiaries that guarantee the notes, are currently organized as single member limited liability companies under Vistancia, LLC, a non-guarantor subsidiary that is 83% owned by Shea Homes Southwest, Inc. However, pursuant to the terms of the Vistancia, LLC limited liability company agreement, Shea Homes Southwest, Inc. owns 100% of the economic and voting interests in Vistancia Marketing, LLC and Vistancia Construction, LLC.

The obligations under the Secured Notes are not guaranteed by any SHLP joint venture where SHLP Corp does not own 100% of the economic interest, including those that are consolidated for financial reporting purposes, and the collateral securing the Secured Notes does not include a pledge of the capital stock of any subsidiary to the extent that such pledge would result in a requirement that SHLP Corp file separate financial statements with respect to such subsidiary pursuant to Rule 3-16 of Regulation S-X under the Securities Act. Presented herein are the condensed consolidated financial statements for the guarantor subsidiaries and non-guarantor subsidiaries.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Consolidating Balance Sheet

September 30, 2011

	SHLP Corp (a)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Assets
Cash and cash equivalents	$80,574	$113,113	$15,349	$—	$209,036
Restricted cash	11,933	1,428	437	—	13,798
Investments	—	13,250	—	—	13,250
Accounts and other receivables, net	101,810	21,865	44,796	(41,474)	126,997
Receivables from related parties, net	9,301	25,637	25,060	2,845	62,843
Inventory	648,571	187,379	41,688	(1,401)	876,237
Investments in joint ventures	3,934	2,283	23,743	—	29,960
Investments in subsidiaries	706,456	97,144	101,209	(904,809)	—
Property and equipment, net	371	1,525	—	—	1,896
Other assets, net	18,714	14,537	115	—	33,366

Total assets	$1,581,664	$478,161	$252,397	$(944,839)	$1,367,383

Liabilities and equity
Liabilities:
Notes payable	$751,729	$—	$599	$—	$752,328
Payables to related parties	40	—	—	—	40
Accounts payable	41,008	11,224	492	(548)	52,176
Other liabilities	170,249	35,341	68,018	(43,052)	230,556
Intercompany	310,814	(338,540)	24,156	3,570	—

Total liabilities	1,273,840	(291,975)	93,265	(40,030)	1,035,100
Equity:
SHLP equity:
Owners’ equity	301,111	763,423	134,673	(898,096)	301,111
Accumulated other comprehensive income	6,713	6,713	—	(6,713)	6,713

Total SHLP equity	307,824	770,136	134,673	(904,809)	307,824
Non-controlling interests	—	—	24,459	—	24,459

Total equity	307,824	770,136	159,132	(904,809)	332,283

Total liabilities and equity	$1,581,664	$478,161	$252,397	$(944,839)	$1,367,383

(a)	Includes Shea Homes Funding Corp. since inception on April 26, 2011, which financial position at September 30, 2011 was not material.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Consolidating Balance Sheet

December 31, 2010

	SHLP Corp (b)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Assets
Cash and cash equivalents	$99,511	$54,393	$12,970	$—	$166,874
Restricted cash	11,375	—	320	—	11,695
Investments	—	11,822	—	—	11,822
Accounts and other receivables, net	79,668	27,235	47,627	(47,107)	107,423
Receivables from related parties, net	606	2,384	24,411	177,011	204,412
Inventory	664,403	110,426	26,840	(1,640)	800,029
Investments in joint ventures	4,337	3,632	28,584	—	36,553
Investments in subsidiaries	697,057	88,823	91,824	(877,704)	—
Property and equipment, net	16,780	1,589	—	—	18,369
Other assets, net	43,444	13,639	626	—	57,709

Total assets	$1,617,181	$313,943	$233,202	$(749,440)	$1,414,886

Liabilities and equity
Liabilities:
Notes payable	$730,005	$—	$—	$—	$730,005
Payables to related parties	40	48	28	9,094	9,210
Accounts payable	28,989	9,012	585	(551)	38,035
Other liabilities	141,472	39,846	72,202	(48,197)	205,323
Intercompany	304,449	(492,384)	20,017	167,918	—

Total liabilities	1,204,955	(443,478)	92,832	128,264	982,573
Equity:
SHLP equity:
Owners’ equity	406,863	752,058	120,283	(872,341)	406,863
Accumulated other comprehensive income	5,363	5,363	—	(5,363)	5,363

Total SHLP equity	412,226	757,421	120,283	(877,704)	412,226
Non-controlling interests	—	—	20,087	—	20,087

Total equity	412,226	757,421	140,370	(877,704)	432,313

Total liabilities and equity	$1,617,181	$313,943	$233,202	$(749,440)	$1,414,886

(b)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Consolidating Statement of Operations

Three Months Ended September 30, 2011

	SHLP Corp (a)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Revenues	$123,822	$30,523	$2,955	$—	$157,300
Cost of sales	(104,095)	(28,098)	(1,547)	95	(133,645)

Gross margin	19,727	2,425	1,408	95	23,655
Selling expenses	(7,140)	(2,685)	(1,316)	—	(11,141)
General and administrative expenses	(6,775)	(1,663)	(698)	—	(9,136)
Equity in (loss) income from joint ventures	(650)	4	445	—	(201)
Equity in income from subsidiaries	851	8,946	10,233	(20,030)	—
Interest and other (expense) income, net	(3,915)	441	(97)	(95)	(3,666)

(Loss) income before income taxes	2,098	7,468	9,975	(20,030)	(489)
Income tax benefit	—	2,850	1	—	2,851

Net income	2,098	10,318	9,976	(20,030)	2,362
Less: Net income attributable to non-controlling interests	—	—	(264)	—	(264)

Net income attributable to SHLP	$2,098	$10,318	$9,712	$(20,030)	$2,098

(a)	Includes Shea Homes Funding Corp. since inception on April 26, 2011; no significant activity has occurred for the financial statement period presented above.

Consolidating Statement of Operations

Three Months Ended September 30, 2010

	SHLP Corp (b)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Revenues	$108,351	$15,666	$587	$—	$124,604
Cost of sales	(133,272)	(13,866)	(591)	112	(147,617)

Gross margin	(24,921)	1,800	(4)	112	(23,013)
Selling expenses	(6,751)	(1,849)	(1,662)	—	(10,262)
General and administrative expenses	(7,708)	504	(597)	—	(7,801)
Equity in income (loss) from joint ventures	1,210	558	(145)	—	1,623
Equity in loss from subsidiaries	(10,491)	(300)	(791)	11,582	—
Interest and other (expense) income, net	(7,090)	(2,150)	1,618	(112)	(7,734)

Loss before income taxes	(55,751)	(1,437)	(1,581)	11,582	(47,817)
Income tax (expense) benefit	(1)	(8,530)	1	—	(8,530)

Net loss	(55,752)	(9,967)	(1,580)	11,582	(55,717)
Less: Net income attributable to non-controlling interests	—	—	(35)	—	(35)

Net loss attributable to SHLP	$(55,752)	$(9,967)	$(1,615)	$11,582	$(55,752)

(b)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Consolidating Statement of Operations

Nine Months Ended September 30, 2011

	SHLP Corp (a)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Revenues	$270,095	$69,390	$6,808	$—	$346,293
Cost of sales	(237,830)	(60,284)	(4,071)	238	(301,947)

Gross margin	32,265	9,106	2,737	238	44,346
Selling expenses	(19,424)	(7,361)	(3,744)	—	(30,529)
General and administrative expenses	(19,211)	(4,617)	(1,796)	—	(25,624)
Equity in (loss) income from joint ventures	(1,076)	19	361	—	(696)
Equity in income from subsidiaries	1,864	7,534	9,418	(18,816)	—
Loss on debt extinguishment	(88,384)	—	—	—	(88,384)
Interest and other (expense) income, net	(13,327)	2,780	1,210	(238)	(9,575)

(Loss) income before income taxes	(107,293)	7,461	8,186	(18,816)	(110,462)
Income tax benefit (expense)	(3)	3,884	(13)	—	3,868

Net (loss) income	(107,296)	11,345	8,173	(18,816)	(106,594)
Less: Net income attributable to non-controlling interests	—	—	(702)	—	(702)

Net (loss) income attributable to SHLP	$(107,296)	$11,345	$7,471	$(18,816)	$(107,296)

(a)	Includes Shea Homes Funding Corp. since inception on April 26, 2011; no significant activity has occurred for the financial statement period presented above.

Consolidating Statement of Operations

Nine Months Ended September 30, 2010

	SHLP Corp (b)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Revenues	$349,722	$70,482	$2,652	$—	$422,856
Cost of sales	(339,157)	(59,970)	(1,455)	334	(400,248)

Gross margin	10,565	10,512	1,197	334	22,608
Selling expenses	(21,403)	(6,272)	(5,889)	—	(33,564)
General and administrative expenses	(20,406)	(3,199)	(2,288)	—	(25,893)
Equity in income from joint ventures	592	545	7,555	—	8,692
Equity in income (loss) from subsidiaries	(820)	16,255	(748)	(14,687)	—
Interest and other (expense) income, net	(34,951)	(6,216)	19,455	(334)	(22,046)

(Loss) income before income taxes	(66,423)	11,625	19,282	(14,687)	(50,203)
Income tax expense	(7)	(9,644)	(376)	—	(10,027)

Net (loss) income	(66,430)	1,981	18,906	(14,687)	(60,230)
Less: Net income attributable to non-controlling interests	—	—	(6,200)	—	(6,200)

Net (loss) income attributable to SHLP	$(66,430)	$1,981	$12,706	$(14,687)	$(66,430)

(b)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Condensed Consolidating Statement of Cash Flows

Nine Months Ended September 30, 2011

	SHLP Corp (a)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Operating activities
Net cash (used in) provided by operating activities	$15,144	$(30,506)	$(1,391)	$(12,663)	$(29,416)

Investing activities
Net decrease (increase) in promissory notes from related parties	(2,057)	(24,902)	(672)	135,487	107,856
Investments in joint ventures	(500)	(103)	(15,844)	—	(16,447)
Proceeds from sale of property and equipment	12,872	21	—	—	12,893
Other investing activities	(1,680)	2,657	5,525	—	6,502

Net cash provided by (used in) investing activities	8,635	(22,327)	(10,991)	135,487	110,804

Financing activities
Repayments on revolving lines of credit	(80,448)	—	—	—	(80,448)
Borrowings from financial institutions	750,000	—	—	—	750,000
Principal payments to financial institutions and others	(721,358)	—	—	—	(721,358)
Intercompany	180	111,553	11,091	(122,824)	—
Other financing activities	8,910	—	3,670	—	12,580

Net cash (used in) provided by financing activities	(42,716)	111,553	14,761	(122,824)	(39,226)

Net increase (decrease) in cash and cash equivalents	(18,937)	58,720	2,379	—	42,162
Cash and cash equivalents at beginning of period	99,511	54,393	12,970	—	166,874

Cash and cash equivalents at end of period	$80,574	$113,113	$15,349	$—	$209,036

(a)	Includes Shea Homes Funding Corp. since inception on April 26, 2011; no significant activity has occurred for the financial statement period presented above.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

September 30, 2011

Condensed Consolidating Statement of Cash Flows

Nine Months Ended September 30, 2010

	SHLP Corp (b)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Operating activities
Net cash used in operating activities	$(23,236)	$(15,496)	$(80,717)	$(3,275)	$(122,724)

Investing activities
Proceeds from sale of available-for-sale investments	—	5,180	46,930	—	52,110
Investments in joint ventures	(13,533)	(675)	(3,830)	—	(18,038)
Other investing activities	(4,909)	1,601	509	5,504	2,705

Net cash provided by (used in) investing activities	(18,442)	6,106	43,609	5,504	36,777

Financing activities
Borrowings on revolving lines of credit	12,647	—	—	—	12,647
Contributions from owners	12,500	—	—	—	12,500
Intercompany	24,933	(27,034)	4,330	(2,229)	—
Other financing activities	(100)	—	491	—	391

Net cash provided by (used in) financing activities	49,980	(27,034)	4,821	(2,229)	25,538

Net (decrease) increase in cash and cash equivalents	8,302	(36,424)	(32,287)	—	(60,409)
Cash and cash equivalents at beginning of period	89,349	68,674	45,053	—	203,076

Cash and cash equivalents at end of period	$97,651	$32,250	$12,766	$—	$142,667

(b)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

21. Subsequent Events

We have evaluated subsequent events through December 22, 2011, which is the issuance date of these consolidated financial statements. Other than as disclosed, these events do not have a material effect on the consolidated financial position or results of operations.

Report of Independent Registered Public Accounting Firm

The Shareholders, Board of Directors and Partners

Shea Homes Limited Partner

We have audited the accompanying consolidated balance sheets of Shea Homes Limited Partnership (the Company), a California limited partnership, as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in equity, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shea Homes Limited Partnership at December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with U. S. generally accepted accounting principles.

March 28, 2011	/s/ Ernst & Young LLP
Except for Notes 18, 20, 21, and 22, as to which the date is December 22, 2011	Los Angeles, California

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Balance Sheets

(In thousands)

	December 31,
	2010	2009
Assets
Cash and cash equivalents	$166,874	$203,076
Restricted cash	11,695	23,500
Investments	11,822	61,413
Accounts and other receivables, net	107,423	140,156
Receivables from related parties, net	204,412	222,188
Inventory	800,029	903,504
Investments in joint ventures	36,553	27,794
Property and equipment, net	18,369	8,854
Interest and other assets, net	57,709	28,275

Total assets	$1,414,886	$1,618,760

Liabilities and equity
Liabilities:
Notes payable	$730,005	$745,017
Payables to related parties	9,210	7,538
Accounts payable	38,035	36,186
Other liabilities	205,323	348,813

Total liabilities	982,573	1,137,554

Equity:
SHLP equity:
Owners’ equity	406,863	454,452
Accumulated other comprehensive income	5,363	9,398

Total SHLP equity	412,226	463,850
Non-controlling interests	20,087	17,356

Total equity	432,313	481,206

Total liabilities and equity	$1,414,886	$1,618,760

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Statements of Operations

(In thousands)

	Years Ended December 31,
	2010	2009	2008
Revenues	$639,566	$611,463	$1,078,330
Cost of sales	(609,097)	(986,206)	(1,317,642)

Gross margin	30,469	(374,743)	(239,312)

Selling expenses	(46,665)	(48,949)	(98,537)
General and administrative expenses	(32,440)	(29,459)	(64,832)
Equity in income (loss) from joint ventures	8,613	(35,089)	(43,621)
Loss from disposition of joint ventures	—	—	(167,805)
Interest and other (expense) income, net	(18,759)	19,962	(30,421)

Loss before income taxes	(58,782)	(468,278)	(644,528)

Income tax benefit	3,567	45,218	35,011

Net loss	(55,215)	(423,060)	(609,517)
Less: Net (income) loss attributable to non-controlling interests	(4,874)	30,717	14,802

Net loss attributable to SHLP	$(60,089)	$(392,343)	$(594,715)

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Statements of Changes in Equity

(In thousands)

	Shea Homes Limited Partnership							Non- controlling Interests	Total Equity
	Limited Partner			General Partner	Total Owners’ Equity	Accumulated Other Comprehensive Income (Loss)	Total SHLP Equity
	Common	Preferred Series B	Preferred Series D	Common
Balance, December 31, 2007	$888,960	$194,240	$120,000	$233,690	$1,436,890	$(973)	$1,435,917	$54,767	$1,490,684
Comprehensive loss:
Net loss	(466,556)	—	(5,926)	(122,233)	(594,715)	—	(594,715)	(14,802)	(609,517)
Change in unrealized gains, net	—	—	—	—	—	668	668	—	668

Total comprehensive loss							(594,047)	(14,802)	(608,849)
Consolidation of subsidiary	3,616	—	46	952	4,614	—	4,614	300	4,914
Contributions from owners	—	—	34,858	—	34,858	—	34,858	—	34,858
Distributions to owners and non-controlling interests	6	—	(34,858)	—	(34,852)	—	(34,852)	(2,372)	(37,224)

Balance, December 31, 2008	426,026	194,240	114,120	112,409	846,795	(305)	846,490	37,893	884,383
Comprehensive loss:
Net loss	(307,092)	—	(4,128)	(81,123)	(392,343)	—	(392,343)	(30,717)	(423,060)
Change in unrealized gains, net	—	—	—	—	—	9,703	9,703	—	9,703

Total comprehensive loss							(382,640)	(30,717)	(413,357)
Contributions from non-controlling interests	—	—	—	—	—	—	—	10,605	10,605
Distributions to non-controlling interests	—	—	—	—	—	—	—	(425)	(425)

Balance, December 31, 2009	118,934	194,240	109,992	31,286	454,452	9,398	463,850	17,356	481,206
Comprehensive (loss) income:
Net (loss) income	(47,104)	—	(600)	(12,385)	(60,089)	—	(60,089)	4,874	(55,215)
Change in unrealized losses, net	—	—	—	—	—	(4,035)	(4,035)	—	(4,035)

Total comprehensive (loss) income							(64,124)	4,874	(59,250)
Contributions from owners and non-controlling interests	—	—	12,500	—	12,500	—	12,500	975	13,475
Distributions to non-controlling interests	—	—	—	—	—	—	—	(3,118)	(3,118)

Balance, December 31, 2010	$71,830	$194,240	$121,892	$18,901	$406,863	$5,363	$412,226	$20,087	$432,313

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Consolidated Statements of Cash Flows

(In thousands)

	Years Ended December 31,
	2010	2009	2008
Operating activities
Net loss	$(55,215)	$(423,060)	$(609,517)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Equity in (income) loss from joint ventures	(9,875)	4,629	8,698
Loss from disposition of joint ventures	—	—	167,805
Write-off of professional fees in connection with debt modification	25,747	—	—
Net gain on sale of available-for-sale investments	(4,664)	(3,313)	(293)
Net loss on change in fair value of investments	—	—	2,784
Net loss on sale of property and equipment	—	3,364	1,299
Depreciation and amortization expense	11,510	10,367	23,869
Impairment of inventory	72,629	219,846	403,278
Impairment of investments in joint ventures	1,262	30,460	35,114
Impairment of available-for-sale investments	—	504	17,391
Net interest capitalized on investments in joint ventures	(477)	(2,249)	(41)
Distributions of earnings from joint ventures	400	630	937
Changes in operating assets and liabilities:
Restricted cash	11,805	(9,110)	18,925
Receivables and other assets	(23,923)	(87,705)	8,214
Inventory	24,050	446,088	125,513
Payables and other liabilities	(128,297)	(97,157)	(48,017)

Net cash (used in) provided by operating activities	(75,048)	93,294	155,959

Investing activities
Purchase of available-for-sale investments	—	(63,956)	(37,195)
Proceeds from sale of available-for-sale investments	53,112	59,685	36,359
Proceeds from sale of held-to-maturity investments	—	2,100	4,325
Proceeds from sale of investments in joint venture	—	—	45,144
Net decrease (increase) in promissory notes from related parties	19,251	17,446	(58,412)
Investments in joint ventures	(18,035)	(11,493)	(310,683)
Distributions from joint ventures	3,406	1,382	44,877
Cash received from consolidation of joint venture and subsidiary	—	—	3,023
Purchase of property and equipment	(11,678)	(1,124)	(473)
Proceeds from sale of property and equipment	—	12,564	7,728

Net cash provided by (used in) investing activities	46,056	16,604	(265,307)

Financing activities
Borrowings on revolving lines of credit and promissory notes to related parties	5,448	—	223,113
Borrowings from financial institutions	—	—	12,146
Principal payments to financial institutions and others	(25,618)	(113,521)	(59,813)
Accrued interest on notes payable	674	—	—
Amortization of notes payable discount	1,929	—	—
Contributions from non-controlling interests	975	1,503	—
Distributions to non-controlling interests	(3,118)	(425)	(2,372)
Contributions from owners	12,500	—	34,858
Distributions to owners	—	—	(34,852)

Net cash (used in) provided by financing activities	(7,210)	(112,443)	173,080

Net (decrease) increase in cash and cash equivalents	(36,202)	(2,545)	63,732
Cash and cash equivalents at beginning of year	203,076	205,621	141,889

Cash and cash equivalents at end of year	$166,874	$203,076	$205,621

See accompanying notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements

December 31, 2010

1. Organization

Shea Homes Limited Partnership (“SHLP”), a California limited partnership, was formed on January 4, 1989, pursuant to an agreement of partnership (the “Agreement”), as most recently amended January 1, 2009, by and between J.F. Shea, LP, a Delaware limited partnership, as general partner, and the Company’s limited partners who are comprised of entities and trusts, including J.F. Shea Co., Inc. (“JFSCI”), that are under the common control of Shea family members (collectively, the “Partners”). J.F. Shea, LP is 96% owned by JFSCI.

Nature of Operations

Our principal business purpose is homebuilding, which includes acquiring and developing land and constructing and selling residential homes thereon. Our principal markets are California, Arizona, Colorado, Washington, Nevada and Florida.

We own a captive insurance company, Partners Insurance Company, Inc. (“PIC”), which provided warranty, general liability, workers’ compensation and completed operations insurance for related companies and third-party subcontractors. Effective for the policy years commencing in 2007, PIC ceased issuing policies for these coverages. Thereafter, our warranty coverage became self-insured, and the general liability, workers’ compensation and completed operations (through July 31, 2009) coverages were insured by an affiliate insurance carrier for primary coverage and by third-party insurance carriers for excess coverage. In February 2011, we purchased completed operations insurance from an affiliate insurance carrier, retroactive to August 1, 2009 (see Note 11).

Since 2006, the homebuilding industry has been adversely impacted by depressed economic and market conditions which have affected our results of operations, most notably through inventory impairment as described in Note 7. In response to these economic conditions, we reduced selling, general and administrative expenses to better align costs and revenues, slowed land acquisition, delayed land development and construction activities, and sold developed lots and land parcels. Additional similar initiatives may be required in 2011 if the downturn continues.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of SHLP and its wholly-owned subsidiaries, including Shea Homes, Inc. (“SHI”) and its wholly-owned subsidiaries, including PIC. The Company consolidates all joint ventures in which it has a controlling interest or other ventures in which it is the primary beneficiary of a variable interest entity (“VIE”). Material intercompany accounts and transactions are eliminated.

Unless the context otherwise requires, the terms “we”, “us”, “our” and “the Company” refer to SHLP and its subsidiaries.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates relate primarily to the valuation of certain real estate and reserves for self-insured risks. Actual results could differ significantly from those estimates.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Reclassifications

Certain reclassifications were made in the prior year’s consolidated financial statements to conform to classifications used in the current year. At December 31, 2009, deficit investment balances resulting from distributions to the Company from joint ventures in excess of the carrying amount of the investment balance were reclassified from investments in joint ventures to other liabilities. Additionally, for the year ended December 31, 2009, the corresponding changes were made to the consolidated statement of cash flows.

Cash and Cash Equivalents

All highly liquid investments (original maturities of 90 days or less) are considered to be cash equivalents. Outstanding checks on zero balance cash accounts are included in accounts payable.

Concentration of Credit Risk

Financial instruments representing concentrations of credit risk are primarily cash, cash equivalents, investments and insurance receivables.

Cash in bank exceeded the federally insured limits; cash equivalents primarily comprised of money market securities and securities backed by the U.S. government; investments were diversified throughout many industries and geographic regions; and insurance receivables were with highly rated insurers and/or collateralized. We incurred no losses on deposits of cash and cash equivalents, limited the amount of credit exposure with any one financial institution, and believed our depository institutions were financially sound and presented minimal credit risk.

Inventory

We capitalize preacquisition, land, development and other allocated costs, including interest, during development and home construction. Applicable costs incurred after development or construction is substantially complete are charged to selling, general and administrative, and other expenses as appropriate. Preacquisition costs, including non-refundable land deposits, are expensed to interest and other (expense) income, net when it is determined continuation of the respective project is not probable.

Land, development and other indirect costs are typically allocated to inventory using a methodology that approximates the relative-sales-value method. Home construction costs are recorded using the specific identification method. Cost of sales for homes closed includes the specific construction costs of each home and all applicable land acquisition, land development and related costs (both incurred and estimated to be incurred) based upon the total number of homes expected to be closed in each community. Changes to the estimated total development costs subsequent to the initial home closings in a community are generally allocated on a relative-sales-value method to the remaining homes in the community.

Inventories are stated at cost, unless the carrying amount is determined not to be recoverable, in which case inventories are written down to fair value. Quarterly, we review our real estate assets at each community for indicators of impairment. Our real estate assets include projects actively selling and projects under development or held for future development. Indicators of impairment include, but are not limited to, significant decreases in local housing market values and selling prices of comparable homes, significant decreases in gross margins and sales absorption rates, costs in excess of budget, and actual or projected cash flow losses.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Annually, we perform a detailed budget and cash flow review of our real estate assets to determine whether the estimated remaining undiscounted future cash flows of the project are more or less than the asset’s carrying value. If the undiscounted cash flows are more than the asset’s carrying value, no impairment adjustment is required. However, if the undiscounted cash flows are less than the asset’s carrying value, the asset is deemed impaired and is written down to its fair value. These impairment evaluations require us to make estimates and assumptions regarding future conditions, including timing and amounts of development costs and sales prices of real estate assets, to determine whether expected future undiscounted cash flows will be sufficient to recover the asset’s carrying value.

When estimating undiscounted cash flows of a community, we make various assumptions, including: (i) expected sales prices and sales incentives to be offered, including the number of homes available, pricing and incentives being offered by us or other builders in other communities, and future sales price adjustments based on market and economic trends; (ii) expected sales pace and cancellation rates based on local housing market conditions, competition and historical trends; (iii) costs expended to date and expected to be incurred in the future, including, but not limited to, land and land development costs, home construction costs, interest costs, indirect construction and overhead costs, and selling and marketing costs; (iv) alternative product offerings that may be offered that could have an impact on sales pace, sales price and/or building costs; and (v) alternative uses for the property.

Many assumptions are interdependent and a change in one may require a corresponding change to other assumptions. For example, increasing or decreasing sales absorption rates has a direct impact on the estimated per unit sales price of a home, the level of time sensitive costs (such as indirect construction, overhead and carrying costs), and selling and marketing costs (such as model maintenance costs and advertising costs). Depending on the underlying objective of the community, assumptions could have a significant impact on the projected cash flow analysis. For example, if our objective is to preserve operating margins, our cash flow analysis will be different than if the objective is to increase sales. These objectives may vary significantly from community to community and over time.

If assets are considered impaired, impairment is determined by the amount the asset’s carrying value exceeds its fair value. Fair value is determined based on estimated future cash flows discounted for inherent risks associated with real estate assets or other valuation techniques. These discounted cash flows are impacted by expected risk based on estimated land development, construction and delivery timelines; market risk of price erosion; uncertainty of development or construction cost increases; and other risks specific to the asset or market conditions where the asset is located when assessment is made. These factors are specific to each community and may vary among communities. The discount rate used in determining each asset’s fair value depends on the community’s projected life and development stage. We generally use discount rates ranging from 10% to 25%, subject to perceived risks associated with the community’s cash flow streams relative to its inventory.

Completed Operations Claim Costs

We maintain, and require our subcontractors to maintain general liability insurance which includes coverage for completed operations losses and damages. Most of our subcontractors carry this insurance through our “rolling wrap-up” insurance program, where our risks and risks of participating subcontractors working on our projects are insured through a set of master policies.

We record expenses and liabilities related to the estimated costs of completed operations claims when received in the ordinary course of business. We also record expenses and liabilities for estimated costs of

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

potential completed operations claims based upon aggregated loss experience, which includes an estimate of completed operations claims incurred but not reported and is actuarially estimated using individual case-basis valuations and statistical analysis. These estimates make up our entire reserve and are subject to a high degree of variability due to uncertainties such as trends in completed operations claims related to our markets and products built, changes in claims reporting and settlement patterns, third party recoveries, insurance industry practices, insurance regulations and legal precedent. Because state regulations vary, completed operations claims are reported and resolved over an extended period, sometimes exceeding twelve years. As a result, actual costs may differ significantly from estimates.

Completed operations claims reserves primarily represent claims for property damage to completed homes and projects outside of our one-to-two year warranty period. Specific terms and conditions of completed operations warranties vary depending on the market in which homes are closed.

The actuarial analyses that determined these incurred but not reported claims consider various factors, including frequency and severity of losses, which are based on our historical claims experience supplemented by industry data. The actuarial analyses of these claims and reserves also consider historical third party recovery rates and claims management expenses. Due to the inherent uncertainty related to each of these factors, periodic changes to such factors based on updated relevant information could result in actual costs to differ significantly from estimated costs.

In accordance with our underlying completed operations insurance policies, these completed operations claims costs are recoverable from our subcontractors or insurance carriers. Effective December 2009, completed operations claims commencing August 1, 2009 are insured with an affiliate insurance carrier.

Revenues

Revenues from housing and other real estate sales are recognized in accordance with Accounting Standards Codification (“ASC”) 360 when the respective units are closed. Housing and other real estate sales are closed when all conditions of escrow are met, including delivery of the home or other real estate asset, title passage, appropriate consideration is received and collection of associated receivables, if any, is reasonably assured. Sales incentives are a reduction of revenues when the respective unit is closed.

Income Taxes

SHLP is treated as a partnership for income tax purposes. As a limited partnership, SHLP is subject to certain minimal state taxes and fees; however, taxes on income or losses realized by SHLP are generally the obligation of the Partners and their owners.

SHI and PIC are C corporations. Federal and state income taxes are provided for these entities in accordance with the provisions of ASC 740. The provision for, or benefit from, income taxes is calculated using the asset and liability method, under which deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are evaluated to determine whether a valuation allowance should be established based on its determination of whether it is more likely than not some or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets depends primarily on the generation of future taxable income during the periods in which those temporary differences become deductible. Judgment

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

is required in determining future tax consequences of events that have been recognized in the consolidated financial statements and/or tax returns. Differences between anticipated and actual outcomes of these future tax consequences could have a material impact on the consolidated financial position or results of operations.

Effective January 1, 2009, the Company adopted accounting guidance on how uncertain tax positions should be accounted for and disclosed in the financial statements. The guidance requires the assessment of tax positions taken or expected to be taken in the tax returns and to determine whether the tax positions are “more-likely-than-not” of being sustained upon examination by the applicable tax authority. Tax positions deemed to meet the more-likely-than-not criteria would be recorded as a tax benefit or expense in the current year. We are required to assess open tax years, as defined by the statute of limitations, for all major jurisdictions, including federal and certain states. Open tax years are those that are open for examination by taxing authorities. We have examinations in progress but believe there are no uncertain tax positions that do not meet the more-likely-than-not level of authority (see Note 15).

Advertising Costs

We expense advertising costs as incurred. For the years ended December 31, 2010, 2009 and 2008, we incurred and expensed advertising costs of $6.1 million, $4.8 million and $15.7 million, respectively.

New Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) revised its guidance for determining the primary beneficiary of a VIE and replaced the quantitative-based risks and rewards calculation (to determine which reporting entity has a controlling financial interest in a VIE) with an approach that identifies which reporting entity has the power to direct the activities of a VIE and has the obligation to absorb losses of the entity or the right to receive benefits from the entity. This guidance was effective January 1, 2010 and required additional disclosures about a reporting entity’s involvement with VIEs. The adoption of this guidance did not have a material impact to the Company’s consolidated financial position or results of operations.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Improving Disclosures About Fair Value Measurements (“ASU 2010-06”), which provides amendments to ASC Subtopic No. 820-10, Fair Value Measurements and Disclosures—Overall. ASU 2010-06 requires additional disclosures and clarifications of existing disclosures for recurring and nonrecurring fair value measurements. The revised guidance was effective January 1, 2010. The adoption of this guidance did not have a material impact to the Company’s consolidated financial position or results of operations.

3. Restricted Cash

Restricted cash related to the homebuilding operations included cash used as collateral for potential obligations paid by the Company’s bank, customer deposits temporarily restricted in accordance with regulatory requirements, and cash used in lieu of bonds. At December 31, 2010 and 2009, restricted cash related to homebuilding operations was $11.4 million and $10.7 million, respectively.

At December 31, 2010, restricted cash of PIC included cash held in escrow by PIC’s claim administrators. In addition, at December 31, 2009, restricted cash included cash used as collateral for $9.8 million of JFSCI’s outstanding letters of credit. At December 30, 2009, these letters of credit were returned to JFSCI, which were

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

delivered to the issuing banks. In January 2010, these letters of credit were formally canceled by the issuing banks and the underlying cash restrictions were released. At December 31, 2010 and 2009, restricted cash related to PIC was $0.3 million and $12.8 million, respectively.

4. Investments

At December 31, 2010 and 2009, investments consist of available-for-sale securities and are measured at fair value, which is based on quoted market prices or cash flow models. Accordingly, unrealized gains and temporary losses on investments, net of tax, are reported as accumulated other comprehensive income (loss). Realized gains and losses are determined using the specific identification method.

At December 31, 2009, investments of $54.9 million were pledged to collateralize $31.1 million of JFSCI’s outstanding letters of credit. At December 30, 2009, these letters of credit were returned to JFSCI, which were delivered to the issuing banks. In January 2010, these letters of credit were formally canceled by the issuing banks and the collateralization of the underlying investments was released.

At December 31, 2010 and 2009, investments were as follows:

	December 31, 2010
	Cost / Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Debt securities:
Corporate obligations	$1,124	$224	$—	$1,348
Mortgage/asset-backed securities	588	279	—	867
Private debt obligations (a)	1,834	7,748	—	9,582

Total debt securities	3,546	8,251	—	11,797
Equity securities	25	4	(4)	25

Total investments	$3,571	$8,255	$(4)	$11,822

	December 31, 2009
	Cost / Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
Debt securities:
U.S. government and agency obligations	$1,866	$10	$—	$1,876
Municipal obligations	4,963	218	—	5,181
Corporate obligations	31,877	2,607	—	34,484
Mortgage/asset-backed securities	6,301	645	—	6,946
Private debt obligations (a)	6,746	5,840	—	12,586

Total debt securities	51,753	9,320	—	61,073
Equity securities	262	78	—	340

Total investments	$52,015	$9,398	$—	$61,413

(a)	At December 31, 2009, certain private debt obligations experienced an other-than-temporary impairment and a $13.2 million impairment was recorded. Unrealized gains of private debt obligations are stated at the difference between their fair value and cost basis, net of impairment.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Available-for-Sale Securities

For the years ended December 31, 2010, 2009 and 2008, realized gains on sales of available-for-sale securities were $4.7 million, $3.6 million and $0.6 million, respectively, and losses of approximately $0 million, $(0.3) million and $(0.4) million, respectively, which were included in interest and other (expense) income, net.

For the year ended December 31, 2010, included in other comprehensive income (loss) were unrealized losses of $(4.7) million, reclassification adjustments for realized gains of $3.6 million and tax expense of $(2.9) million. For the year ended December 31, 2009, included in other comprehensive income (loss) were unrealized gains of $10.0 million, reclassification adjustments for realized gains of $0.1 million and tax expense of $(0.2) million. For the year ended December 31, 2008, included in other comprehensive income (loss) were unrealized gains of $1.1 million, reclassification adjustments for realized gains of $0.1 million and tax expense of $(0.3) million.

At December 31, 2010, the contractual maturities of debt securities classified as available-for-sale were as follows:

	December 31, 2010
	Cost	Fair Value
	(In thousands)
Due in one year or less	$—	$—
Due after one year through five years	134	152
Due after five years through ten years	1,385	1,557
Due after ten years	1,439	9,221
Mortgage-backed securities	588	867

Total	$3,546	$11,797

Actual maturities may differ from the contractual maturities because certain borrowers have the right to call or prepay obligations with or without penalty.

At December 31, 2010, there were equity securities with nominal fair value and unrealized losses that were in a continuous unrealized loss position for less than one year. At December 31, 2009, there were no available-for-sale securities in an unrealized loss position.

For the years ended December 31, 2009 and 2008, we determined $12.1 million and $33.2 million, respectively, of the available-for-sale securities with unrealized losses experienced an other-than-temporary impairment. As a result, the securities were written down to their fair values and impairment charges of $(0.5) million and $(17.4) million, respectively, were recorded to interest and other (expense) income, net. This evaluation was based on various factors, including length of time securities were in a loss position, ability and intent to hold investments until temporary losses were recovered or they mature, investee’s industry and amount of the unrealized loss. At December 31, 2010, the nominal unrealized losses were not deemed as an other-than-temporary impairment based on the factors noted above.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Held-to-Maturity Securities

At December 31, 2008, we had a held-to-maturity security that consisted of a structured note with a cost of $5.0 million and an embedded derivative linked to U.S. Treasury Yields that had a fair value of $(2.9) million, resulting in a total fair value of $2.1 million. For the year ended December 31, 2008, the realized loss on the embedded derivative was $(2.9) million, which was included in interest and other (expense) income, net. For the year ended December 31, 2008, one held-to-maturity security matured and the realized gain of $0.1 million was included in interest and other (expense) income, net. In February 2009, the remaining held-to-maturity security matured and settled for $2.1 million.

5. Fair Value Disclosures

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at measurement date and requires assets and liabilities carried at fair value to be classified and disclosed in the following three categories:

•	Level 1 – Quoted prices for identical instruments in active markets

•

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are inactive; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets at measurement date

•	Level 3 – Valuations derived from techniques where one or more significant inputs or significant value drivers are unobservable in active markets at measurement date

The financial instruments measured at fair value on a recurring basis were as follows:

	December 31, 2010
Description	Level 1	Level 2	Level 3	Total
	(In thousands)
Debt securities	$—	$3,199	$8,598	$11,797
Equity securities	—	25	—	25

Total investments	$—	$3,224	$8,598	$11,822

The Level 2 financial instruments are primarily debt and equity securities in which fair values were determined from quoted prices in an inactive market or for similar instruments in an active market. The Level 3 financial instruments are comprised of private debt securities where fair value was determined using a cash flow model that considered estimated interest rates, discount rates, prepayments and defaults.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

At December 31, 2010, the summary of changes in fair value of the Level 3 financial instruments was as follows:

	Private Debt Obligation	Auction Rate Security	Total
	(In thousands)
Fair value at December 31, 2009	$6,494	$350	$6,844
Purchases and settlements, net	—	(500)	(500)
Unrealized gains	2,104	—	2,104
Realized gains	—	150	150

Fair value at December 31, 2010	$8,598	$—	$8,598

At December 31, 2010, the non-financial instruments measured at fair value on a non-recurring basis were as follows:

	Year Ended December 31, 2010(a)	Fair Value Measurements Using
Description		Level 1	Level 2	Level 3	Total Losses
	(In thousands)
Inventory	$118,172	$—	$2,000	$116,172	$(72,629)
Investments in joint ventures	—	—	—	—	(1,262)

Total	$118,172	$—	$2,000	$116,172	$(73,891)

(a)	Amount represents aggregate fair value for communities and joint ventures where we recorded impairments at the fair value measurement date. Net book value for these communities and joint ventures may have increased or decreased since the measurement date.

For the year ended December 31, 2010, in accordance with ASC 360, inventories with a $190.8 million net book value were written down to an $118.2 million fair value, resulting in a $(72.6) million impairment, which was included in cost of sales. Investments in joint ventures with a $1.3 million net book value were written off, resulting in a $(1.3) million impairment, which was included in equity in income (loss) from joint ventures.

Fair values for inventory using Level 2 inputs were primarily based on contracted amounts for the respective project in an inactive market. Fair values for inventories and investments in joint ventures using Level 3 inputs were primarily based on estimated future cash flows discounted for inherent risk associated with each asset. These discounted cash flows were impacted by expected risk based on estimated land development, construction and delivery timelines; market risk of price erosion; uncertainty of development or construction cost increases; and other risks specific to the asset or market conditions where the asset was located when assessment was made. These factors were specific to each community and may vary among communities. The discount rate used in determining each asset’s fair value depended on the community’s projected life and development stage. We generally use discount rates from 10% to 25%, subject to perceived risks associated with the community’s cash flow streams relative to its inventory.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

At December 31, 2010 and 2009, as required by ASC 825, Financial Instruments, the following presents net book values and estimated fair values of notes payable.

	December 31, 2010		December 31, 2009
	Net Book Value	Estimated Fair Value	Net Book Value	Estimated Fair Value
	(In thousands)
$145,000 secured bank term facility	$135,202	$137,315	$—	$—
$440,000 Series A term loan	$360,003	$425,488	$—	$—
$30,000 Series A-1 term loan	$25,008	$30,000	$—	$—
$85,000 Series B term loan	$73,284	$82,197	$—	$—
$25,000 secured subordinated loan	$31,398	$24,784	$—	$—
$20,000 secured subordinated loan	$16,888	$19,948	$—	$—
$5,000 secured subordinated loan	$3,569	$4,240	$—	$—
$75,000 secured bank revolving credit facility	$75,000	$75,000	$—	$—
Funded letters of credit	$5,448	$5,448	$—	$—
Secured Bank Exit Fee	$2,251	$3,241	$—	$—
Secured promissory notes	$1,954	$1,954	$17	$17
$303,000 unsecured revolving bank credit facility	$—	$—	$220,000	$217,825
$130,000 unsecured private placement debt	$—	$—	$130,000	$107,377
$150,000 unsecured private placement debt	$—	$—	$150,000	$117,116
$160,000 unsecured term loan	$—	$—	$160,000	$130,835
$75,000 unsecured term loan	$—	$—	$75,000	$73,767
$10,000 unsecured term loan	$—	$—	$10,000	$10,000

Estimated fair values of the outstanding notes payable were based on cash flow models discounted at market interest rates that considered underlying risks of the debt.

The Company’s other financial instruments consist primarily of cash and cash equivalents, restricted cash, accounts and other receivables, accounts payable and other liabilities. The book values of these financial instruments approximate their fair values due to their relatively short-term nature.

6. Accounts and Other Receivables, Net

At December 31, 2010 and 2009, accounts and other receivables were as follows:

	December 31,
	2010	2009
	(In thousands)
Insurance receivables	$102,860	$133,000
Escrow receivables	1,774	754
Other receivables	6,382	11,786
Reserve	(3,593)	(5,384)

Total accounts and other receivables, net	$107,423	$140,156

We record insurance receivables from insurance carriers for reimbursable claims pertaining to resultant damage and injuries from construction defects on our closed homes. At December 31, 2009, as part of the PIC Transaction (see Note 13), we insured our closed homes with third-party insurance carriers for policy years August 1, 2001 to July 31, 2009.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

We record a reserve for uncollectible receivables that are specifically identified or outstanding for more than 120 days.

7. Inventory

At December 31, 2010 and 2009, inventory was as follows:

	December 31,
	2010	2009
	(In thousands)
Model homes	$91,267	$106,198
Completed homes for sale	34,918	26,372
Homes under construction	92,988	117,229
Lots available for construction	294,234	382,593
Land under development	174,245	152,265
Land held for future development	104,217	110,848
Land deposits and preacquisition costs	8,160	7,999

Total inventory	$800,029	$903,504

Model homes, completed homes for sale and homes under construction include all costs associated with home construction, including land, development, indirects, permits and vertical construction. Lots available for construction include costs incurred prior to home construction such as land, development, indirects and permits. Land under development includes costs incurred during site development such as land, development, indirects and permits. Land under development transfers to lots available for construction once site development is complete and is ready for vertical construction. Land is classified as held for future development if no significant development has occurred.

Impairment

Inventory, including all captions listed above, are stated at cost, unless the carrying amount is determined to be unrecoverable, in which case inventories are written down to fair value (see Note 2).

For the years ended December 31, 2010, 2009 and 2008, inventory impairment was as follows:

	Years Ended December 31,
	2010	2009	2008
	(Dollars in thousands)
Inventory impairment	$72,629	$219,846	$403,279

Remaining carrying value of inventory impaired at end of year	$92,443	$161,425	$168,458

Projects impaired	23	48	67

Projects evaluated for impairment (a)	132	139	173

(a)	Large land parcels not subdivided into communities are counted as one project. Once parcels are subdivided, the project count will increase accordingly.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Inventory impairment was included in cost of sales in the accompanying consolidated statements of operations and primarily attributable to lower home prices driven by increased incentives and price reductions required in response to weak demand and economic conditions, including record foreclosures, high unemployment, lower consumer confidence and tighter mortgage credit standards. Of these impairment charges, $1.9 million, $0 million and $17.9 million were attributable to non-controlling interests.

Write-off of Deposits and Preacquisition Costs

Land deposits and preacquisition costs for potential acquisitions and land option contracts are included in inventory. When a potential acquisition or land option contract is abandoned, the related deposits and preacquisition costs are written off to interest and other (expense) income, net. For the years ended December 31, 2010, 2009 and 2008, write-offs of deposits and preacquisition costs were $3.5 million, $2.2 million and $2.7 million, respectively.

For the years ended December 31, 2010, 2009 and 2008, the number of option lots abandoned was as follows:

Lots Abandoned
2010	106
2009	3,661
2008	—

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Interest Capitalization

Interest is capitalized on inventory and investments in joint ventures during development and other qualifying activities. Interest capitalized as cost of inventory is included in cost of sales as related units are closed. Interest capitalized as cost of investment in joint ventures is included in equity in income (loss) as related units in the joint venture are closed.

For the years ended December 31, 2010, 2009 and 2008, interest incurred, capitalized and expensed was as follows:

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Total interest incurred	$62,290	$59,512	$58,912

Interest expensed (a)	$8,558	$—	$—

Total interest capitalized as a cost of inventory	$52,583	$57,263	$54,690

Interest previously capitalized as a cost of inventory, included in cost of sales	$(48,321)	$(78,479)	$(38,636)

Interest previously capitalized as a cost of inventory, transferred from investments in joint ventures	$672	$—	$—

Capitalized interest in ending inventory (b)	$105,951	$101,017	$122,233

Total interest capitalized as a cost of investment in joint ventures	$1,149	$2,249	$4,222

Interest previously capitalized as a cost of investment in joint ventures, included in equity in income (loss) from joint ventures	$(484)	$(3,820)	$(7,592)

Interest previously capitalized as a cost of investment in joint ventures, transferred to inventory	$(672)	$—	$—

Capitalized interest in ending investments in joint ventures	$946	$953	$2,524

(a)	For the year ended December 31, 2010, assets qualifying for interest capitalization did not exceed debt; therefore, non-qualifying interest was expensed and included in interest and other (expense) income, net.
(b)	Inventory impairment charges are recorded against total inventory of a community. Capitalized interest reflects the gross amount of capitalized interest as impairment charges recognized were not generally allocated to specific components of inventory.

Model Homes Costs

Certain costs of model homes are capitalized and subsequently amortized as selling expense when the related units in the respective communities are closed. For the years ended December 31, 2010, 2009 and 2008, amortized model homes costs were $9.4 million, $9.1 million and $19.1 million, respectively.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

8. Investments in Joint Ventures

Unconsolidated Joint Ventures

Unconsolidated joint ventures, which we do not control but have significant influence through ownership interests generally up to 50%, are accounted for using the equity method of accounting. These joint ventures are generally involved in real property development. Earnings and losses are allocated in accordance with terms of joint venture agreements.

Distributions from joint ventures in excess of the carrying amount of our investment and losses in excess of our investment (“Deficit Distributions”) are included in other liabilities. We record Deficit Distributions since we are liable for this deficit to respective joint ventures. Deficit Distributions are offset by future earnings of, or future contributions to, joint ventures. At December 31, 2010 and 2009, Deficit Distributions were $0.9 million and $15.4 million, respectively, which were included in owners’ equity in the following condensed financial information of our investments in joint ventures.

For the years ended December 31, 2010, 2009 and 2008, impairment on investments in joint ventures were $1.3 million, $30.5 million and $35.1 million, respectively, which were included in equity in income (loss) from joint ventures. Additionally, the year ended December 31, 2010 included a $6.5 million charge related to the non-realization of a non-controlling interest’s deficit capital balance.

For the years ended December 31, 2009 and 2008, included in the $30.5 million and $35.1 million of impairment on investments in joint ventures, respectively, were impairments of $3.7 million and $18.7 million, respectively, related to our investment in the joint venture, Tustin Legacy Community Partners, LLC (“Tustin Legacy”), due to inherent uncertainty of project completion and reconveyance of the underlying land to the City of Tustin, California. Included in the impairment was our share of the underlying project loan of $12.5 million and estimated liability of certain project completion costs. At December 31, 2009, this liability of $15.4 million was included in other liabilities. In June 2010, we paid $12.5 million to the note holder in satisfaction of our complete share of the project loan and was released as a guarantor with no further liability on the unpaid principal balance of $35.4 million at December 31, 2010.

In May 2008, we signed an agreement with California Public Employees’ Retirement System (“CalPERS”) to restructure three joint ventures that each holds an ownership interest (the “CalPERS Exchange”). As a result of the CalPERS Exchange, CalPERS purchased our entire interest in two joint ventures, Shea Capital I, LLC and Shea Mountain House, LLC, and we purchased CalPERS’ entire interest in Shea Capital II, LLC. We made a net cash payment of $16.0 million, which satisfied certain conditions of the CalPERS Exchange, including the fulfillment of capital obligations, a market value adjustment for lots previously purchased and payoff of a debt obligation. We also incurred a $167.6 million loss, which was included in loss from disposition of joint ventures. In addition, we consolidated Shea Capital II, LLC, which increased total assets and debt of the Company by $16.4 million and $1.0 million, respectively.

In December 2008, we sold our 1% interest in a homebuilding joint venture in North Carolina for $0.1 million, resulting in a $0.2 million loss, which was included in loss from disposition of joint ventures.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

At December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008, condensed financial information of investments in unconsolidated joint ventures were as follows:

Balance Sheet Information

	December 31,
	2010	2009
	(In thousands)
Assets
Investments in real property	$219,856	$216,288
Other assets	55,243	40,730

Total assets	$275,099	$257,018

Liabilities and owners’ equity
Notes payable	$126,348	$144,246
Other liabilities	42,271	36,691

Total liabilities	168,619	180,937
Owners’ equity:
The Company	35,675	12,356
Others	70,805	63,725

Total owners’ equity	106,480	76,081

Total liabilities and owners’ equity	$275,099	$257,018

Income Statement Information

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Revenues	$54,216	$103,484	$336,303
Expenses	(58,563)	(180,567)	(453,910)

Net loss	(4,347)	(77,083)	(117,607)

The Company’s share of net income (loss) (a)	$8,613	$(35,089)	$(43,621)

(a)	For the year ended December 31, 2010, we reversed a prior accrual of $2.4 million related to one joint venture due to the release of an obligation. Also during the year ended December 31, 2010, our share of net income includes an adjustment of $6.7 million to recognize additional income to correct the cumulative allocation of income previously recognized by the partners in another joint venture under the hypothetical-liquidation-at-book-value method. Based on an evaluation of the materiality of the adjustment, we concluded that correcting this error would be immaterial to any individual prior period and the cumulative error would not be material to the 2010 results or affect the financial statement trends.

At December 31, 2010, total unconsolidated joint ventures’ notes payable were $126.3 million and included $77.4 million of bank and seller financing notes payable secured by real property and $48.9 million of notes

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

payable with joint ventures’ partners, of which $15.4 million was secured by real property. At December 31, 2009, total unconsolidated joint ventures’ notes payable were $144.2 million and included $100.2 million of bank and seller financing notes payable secured by real property and $44.0 million of notes payable with joint ventures’ partners, of which $15.4 million was secured by real property. In addition, at December 31, 2010 and 2009, we had an indirect 12.3% effective ownership in a joint venture that had bank notes payable secured by real property of $7.2 million, in which we have not provided guarantees.

At December 31, 2010 and 2009, of the $77.4 million and $100.2 million in our unconsolidated joint ventures’ outstanding bank and seller financing secured notes payable, respectively, we provided guarantees on a joint and several basis for $19.5 million and $84.6 million, respectively. These guarantees include, but are not limited to, project completion and loan-to-value maintenance guarantees. In addition, we have an indemnification agreement from a joint venture partner for 90% of a secured note payable of $19.5 million and $24.4 million, respectively. We have not provided guarantees on bank and seller financing secured notes payable of $57.9 million and $15.6 million, respectively, or on notes payable to joint ventures’ partners of $48.9 million and $44.0 million, respectively.

At December 31, 2009, of the $84.6 million of guarantees on bank and seller financing secured notes payable, we included a $12.6 million liability in other liabilities for our share of the Tustin Legacy project loan, which was subsequently paid in June 2010 and we were fully released as a guarantor of the unpaid balance with no further liability. No other liabilities were recorded for these guarantees at December 31, 2010 and 2009 as the fair value of secured real estate exceeded the outstanding notes payables.

Consolidated Joint Ventures

In August 2009, through our consolidated joint venture, Vistancia, LLC, we contributed certain land under development into single member limited liability companies (“LLCs”) and sold 90% of our interest in these LLCs to an unrelated third party for $67.5 million. The cash consideration from this transaction and contributions from the partners of Vistancia, LLC were used to pay down the principal loan balance that was secured by the underlying land, which outstanding balance with accrued interest was $107.9 million. The resultant unpaid principal of $33.1 million was canceled by the creditor bank. From this transaction, we incurred a $195.7 million pre-tax loss, of which $228.8 million was included in cost of sales and $33.1 million in interest and other (expense) income, net from the debt cancellation, net of unamortized deferred loan fees. Of the $195.7 million loss, $32.1 million was attributable to non-controlling interests.

9. Variable Interest Entities

ASC 810 requires a VIE to be consolidated in the financial statements of a company if it is the primary beneficiary of the VIE. Accordingly, the primary beneficiary absorbs a majority of the VIE’s expected losses or receives a majority of the VIE’s expected residual return, or otherwise controls the VIE, as a result of ownership, contractual or other financial interest in the VIE. All VIEs with which we were involved at December 31, 2010 and 2009 were evaluated to determine the primary beneficiary.

Joint Ventures

We routinely enter into joint ventures for homebuilding activities. Investment in these joint ventures may create a variable interest in a VIE, depending on contractual terms of the arrangement. We analyze our joint ventures in accordance with ASC 810 to determine whether they are VIEs and, if so, whether we are the primary

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

beneficiary. At December 31, 2010 and 2009, these joint ventures were not consolidated into our consolidated financial statements since they were not VIEs, or in the event that they were VIEs, we were not the primary beneficiary.

At December 31, 2010 and 2009, we have a variable interest in a joint venture which we do not hold a direct, or indirect, investment, and the joint venture was determined to be a VIE. The joint venture, Shea/Baker Ranch Associates, LLC (“Baker Ranch”), is owned 50% by an affiliate and 50% by a third-party. We issued an unconditional loan-to-value maintenance guarantee on Baker Ranch’s outstanding bank notes payable which, at December 31, 2010 and 2009, was $25.4 million. We have not recorded a liability for this obligation as the fair value of the secured real estate assets exceeded the outstanding notes payable (see Note 18).

In accordance with ASC 810, we determined we were not the primary beneficiary of Baker Ranch because we did not have the power to direct activities that most significantly impact the economic performance of Baker Ranch, such as determining or limiting the scope or purpose of the entity, selling or transferring property owned or controlled by the entity, and arranging financing for the entity.

Land Option Contracts

We enter into land option contracts to procure land for home construction. Use of land option and similar contracts allows us to reduce market risks associated with direct land ownership and development, reduces capital and financial commitments, including interest and other carrying costs, and minimizes land inventory. Under these contracts, we pay a specified deposit for the right to purchase land, usually at a predetermined price. Under the requirements of ASC 810, certain contracts may create a variable interest with the land seller.

In compliance with ASC 810, we analyzed our land option and similar contracts to determine if respective land sellers are VIEs and, if so, if we are the primary beneficiary. Although we do not have legal title to the optioned land, ASC 810 requires us to consolidate a VIE if we are the primary beneficiary. At December 31, 2010 and 2009, we determined we were not the primary beneficiary of such VIEs because we did not have the power to direct activities of the VIE that most significantly impact the VIE’s economic performance, such as selling, transferring, or developing land owned by the VIE.

At December 31, 2010, we had $6.0 million of non-refundable cash deposits associated with land option contracts with unconsolidated VIEs, having a $95.7 million remaining purchase price and subject to a specific performance clause. We also had $1.9 million of refundable and non-refundable cash deposits associated with land option contracts that were not with VIEs, having a $36.8 million remaining purchase price.

Our loss exposure on land option contracts consisted of non-refundable deposits, which were $7.2 million and $6.9 million at December 31, 2010 and 2009, respectively, and were included in inventory in the consolidated balance sheets.

10. Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using accelerated and straight-line methods over periods ranging from three to 40 years.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

At December 31, 2010 and 2009, property and equipment was as follows:

	December 31,
	2010	2009
	(In thousands)
Buildings and improvements	$3,570	$3,426
Machinery and equipment	270	280
Furniture and fixtures	3,624	3,921
Rental property	17,580	6,178
Golf course property	3,695	3,587

Subtotal	28,739	17,392
Less, accumulated depreciation	(10,370)	(8,538)

Total property and equipment, net	$18,369	$8,854

11. Other Assets, Net

At December 31, 2010 and 2009, other assets were as follows:

	December 31,
	2010	2009
	(In thousands)
Income tax receivable	$9,376	$1,818
Prepaid professional fees	11,295	19,513
Prepaid loan fees	13,470	4,494
Deposits in lieu of letters of credit	5,319	—
Prepaid completed operations insurance	15,613	—
Other	2,636	2,450

Total other assets, net	$57,709	$28,275

Prepaid Professional and Loan Fees

In accordance with ASC 470, debt issuance costs and loan modification and waiver fees are capitalized to other assets. These costs and fees are amortized as interest expense over the term of the related debt. In accordance with ASC 835, interest expense is capitalized to inventory and investments in joint ventures. On November 16, 2010, as part of modifications and extensions to our Unsecured Facilities (see Note 12), in accordance with ASC 470 for debt modification, $25.7 million of professional fees related to the unsecured private placement debt and unsecured term loans were expensed to interest and other (expense) income, net.

Deposits in Lieu of Letters of Credit

In June 2010, due to maturity of the unsecured bank revolving credit facility (see Note 12), $12.6 million of letters of credit collateralized by this facility were presented for payment and recorded as deposits in lieu of letters of credit. These deposits may be returned and replaced with new letters of credit or as the collateralization requirement decreases. For the year ended December 31, 2010, $7.3 million were returned to the Company, of which $7.2 million was paid to the lender through December 31, 2010 and $0.1 million in January 2011.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Prepaid Completed Operations Insurance

Since August 1, 2009, we were self-insured for our completed operations coverage. In anticipation of obtaining coverage, through December 31, 2010, $15.6 million of insurance premiums were paid to JFSCI which, in February 2011, was applied to the purchase of completed operations insurance from an affiliate insurance carrier, retroactive to August 1, 2009.

12. Notes Payable

At December 31, 2010 and 2009, notes payable were as follows:

	December 31,
	2010	2009
	(In thousands)
Senior secured notes payable
$75,000 bank revolving credit facility, due September 2015 at LIBOR plus 3% to 5% (3.32% to 5.32% at December 31, 2010)	$75,000	$—
$145,000 bank term facility, due September 2015 at 7.5%	135,202	—
Funded letters of credit against $83,000 revolving letter of credit facility, due September 2015 at 7.5% (see Note 11)	5,448	—
$440,000 Series A term loan, due September 2015 at 7.5%	360,003	—
$30,000 Series A-1 term loan, due September 2015 at 7.5%	25,008	—
$85,000 Series B term loan, due September 2017 at 8.34%	73,284	—

Senior secured subordinated notes payable
$25,000 term loan, due September 2018 at 15%, PIK interest through September 2015	31,398	—
$20,000 term loan, due September 2015 at 8.19% PIK interest	16,888	—
$5,000 term loan, due September 2015 at 8.19% PIK interest	3,569	—
Bank Exit Fee, due September 2015	2,251	—

Other secured notes payable
Promissory notes, interest at 1%, maturing through 2011, secured by deeds of trust on inventory	1,954	17

Unsecured notes payable
$303,000 bank revolving credit facility, due June 30, 2010 at Prime less 0.20% or LIBOR plus 1.65% at December 31, 2009 (3.05% or 1.90%, respectively)	—	220,000
$130,000 private placement, due August 2016 at 6.35%	—	130,000
$150,000 private placement, due November 2, 2017 at 6.09%	—	150,000
$160,000 private placement, due September 6, 2018 at 7.34%	—	160,000
Term loan, due March 2013 at 9.92%	—	75,000
Term loan, original maturity March 2009 at 9.22%	—	10,000

Total notes payable	$730,005	$745,017

The Company and JFSCI, as borrowers, were obligated for the repayment of the $303.0 million unsecured revolving bank line of credit, unsecured private placement debt, and the two unsecured term loans, whose combined outstanding balance was $745.0 million at December 31, 2009. We were also obligated for the repayment of secured notes payable issued in connection with seller financing of land acquisitions.

At December 31, 2009, we operated under an amended unsecured revolving bank line of credit and limited waiver/modification agreements to our unsecured private placement debt and unsecured term loans (the

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

“Unsecured Facilities”) that waived any default resulting from noncompliance with net worth, interest coverage ratio and investment in land covenants. Under these waivers, our ability to pay principal payments was prohibited and, under the bank waiver, the maximum availability and borrowing capacity were reduced to $303.0 million and $220.0 million, respectively.

On November 16, 2010 (the “Closing”), the Company and JFSCI executed loan modifications and extensions to the Unsecured Facilities, resulting in the effective exchange for senior secured notes payable and senior secured subordinated notes payable (the “Secured Facilities”). The Secured Facilities included the securitization of the notes by the Company’s assets, the release of J.F. Shea Construction, Inc., a related party, as a guarantor, and issuance of $80.0 million of additional principal.

In accordance with ASC 470, the present value of the cash flows under the Secured Facilities and the Unsecured Facilities were compared to determine if the Secured Facilities should be accounted for as a loan modification or extinguishment of debt. The Unsecured Facilities’ cash flows included principal payments, interest payments and additional payments for differences in interest rates between the debt instrument and the current market. The discount rate used for both the Secured Facilities and Unsecured Facilities’ cash flows to compute the present value was the effective rate of the Unsecured Facilities. As the difference in the present value of the cash flows under the Secured Facilities and the Unsecured Facilities was less than the required 10% threshold according to ASC 470, the Secured Facilities were accounted for as a debt modification, which required the $80.0 million of additional principal be recorded as interest expense over the term of the notes and the Secured Facilities be recorded net of related discount or premium. The carrying value of the Secured Facilities was unchanged as a result of the modification. At December 31, 2010, the face value of the obligation under the Secured Facilities was $800.4 million.

Payment and performance under the Secured Facilities are unconditionally and irrevocably guaranteed by SHLP, JFSCI, SHI, J.F. Shea, LP and Shea Homes at Montage, LLC, and their respective wholly-owned subsidiaries. J.F. Shea Construction, Inc. was released as a guarantor on February 15, 2011.

The Secured Facilities are governed by a master covenant agreement, which places certain restrictions on the amount of land acquisitions, asset sales, joint venture capital contributions, joint venture debt and guarantees for related entities and joint ventures. In addition, the Company must comply with financial covenants, such as ratios based on tangible net worth, interest coverage and inventory as a percentage of total homebuilding assets. At December 31, 2010, we were in compliance with these covenants.

Senior Secured Notes Payable

These notes replaced the original $440.0 million private placement debt, $85.0 million term loans and $220.0 million bank revolving credit facility, and the funded letters of credit, which balance was $12.6 million at Closing (see Note 11).

Senior Secured Series A

$440.0 million note, bears stated interest of 7.50% payable monthly and matures September 30, 2015. The note requires principal payments of $14.5 million at Closing, $14.5 million at December 31, 2011, $29.0 million at October 15, 2013 and $66.4 million at October 15, 2014. At December 31, 2010, the balance was $360.0 million, net of a $65.5 million discount.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Senior Secured Series A-1

$30.0 million note, bears stated interest of 7.50% payable monthly, matures September 30, 2015, and is payable to the holders of the Senior Secured Series A and Senior Secured Series B. At December 31, 2010, the balance was $25.0 million, net of a $5.0 million discount.

Senior Secured Series B

$85.0 million note, bears stated interest of 8.34% payable monthly and matures September 30, 2017. The note requires principal payments of $2.8 million at Closing, and estimated payments of $2.2 million at December 31, 2011, $4.3 million at October 15, 2013, and $12.0 million at October 15, 2014. The principal payments are reduced by the difference in interest rates between the Senior Secured Series A and the Senior Secured Series B. At December 31, 2010, the balance was $73.3 million, net of a $8.9 million discount.

Bank Credit Facility

The loan was modified to provide a $303.0 million bank revolving credit facility, which included a $75.0 million revolver (Bank Revolver), a $145.0 million term (Bank Term) and an $83.0 million letter of credit capacity.

The Bank Revolver bears stated interest of LIBOR plus a range of 3% to 5% on borrowings (3.32% to 5.32% at December 31, 2010), and 3.5% for the unused portion, payable monthly, with $4.4 million of capacity maturing June 30, 2014 and the balance September 30, 2015. At December 31, 2010, the balance was $75.0 million. Borrowings and repayments under the Bank Revolver are subject to certain cash balances of the Company, which may limit the amount borrowed or dictate the amount repaid.

The Bank Term bears stated interest at a range of 5.50% to 7.50% payable monthly and matures September 30, 2015. The note requires principal amortization payments of $7.7 million at Closing, $7.7 million at December 31, 2011, $15.4 million at October 15, 2013, $8.5 million at June 30, 2014 and $37.3 million at October 15, 2014. At December 31, 2010, the balance was $135.2 million, net of a $2.1 million discount.

The Bank Credit Facility provides $83.0 million of letter of credit capacity, with $4.8 million maturing June 30, 2014 and the balance September 30, 2015. In June 2010, $12.6 million of letters of credit was funded against the previous revolving letter of credit facility. At Closing and through December 31, 2010, $7.2 million was returned to the Company and paid to the bank, leaving an outstanding balance of $5.4 million at December 31, 2010, bearing interest at a range of 5.5% to 7.5% payable monthly. As the cash used in lieu of letters of credit are returned to the Company, such proceeds will pay down the outstanding balance. At December 31, 2010, we had $64.5 million of availability under our letter of credit facility.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

The five-year payment schedule for the Senior Secured Notes Payable, excluding the Bank Revolver, was as follows:

December 31,
Payments Due By Year	(In thousands)
2011	$24,398
2012	—
2013	48,694
2014	124,527
2015 and thereafter	482,829

Total	$680,448

Principal payments due in 2011, 2013 and 2014 are stated net of the difference in interest rates between the Senior Secured Series A and Senior Secured Series B. The amount of the reductions are payable on September 30, 2017.

Senior Secured Subordinated Notes Payable

Principal amounts totaling $50.0 million that are secured by the Company’s assets, subordinate to the Senior Secured Notes Payable, and payable to the holders of the Senior Secured Series A and Senior Secured Series B. In most cases, these notes payable provide for interest payable to be payment-in-kind, or PIK. To the extent the interest is PIK, it is payable through the increase of the principal amount of the note by the amount of the interest due on the then outstanding principal amount of the note.

15% Subordinated Secured Note

$25.0 million note, bears stated interest of 15%, with principal and PIK interest due September 30, 2018. PIK interest accrues quarterly through September 30, 2015 and payable monthly thereafter to maturity. Under certain conditions, the PIK interest is waived if the Secured Facility is paid off by November 16, 2012. At December 31, 2010, the balance was $31.4 million, which included PIK interest of $0.5 million and a $5.9 million premium.

8.19% Subordinated Secured Note

$20.0 million note, bears stated interest of 8.19%, with principal and PIK interest due September 30, 2015. PIK interest accrues quarterly through maturity. At the Company’s option and subject to certain restrictions, the maturity can be extended three years, bearing interest at 15% payable monthly. Under certain conditions, the PIK interest is waived if the Secured Facility is paid off by November 16, 2012. At December 31, 2010, the balance was $16.9 million, which included PIK interest of $0.2 million and a $3.3 million discount.

8.19% Subordinated Secured Refinancing Note

$5.0 million note, bears stated interest of 8.19%, with principal and PIK interest due September 30, 2015. Commencing November 16, 2012, PIK interest accrues quarterly through maturity. At the Company’s option and subject to certain restrictions, the maturity can be extended three years, bearing interest at 15% payable monthly. Under certain conditions, the principal and PIK interest are waived if the Secured Facility is paid off by November 16, 2012. At December 31, 2010, the balance was $3.6 million, net of a $1.4 million discount.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Bank Exit Fee

The Bank Exit Fee is payable to the holders of the Bank Credit Facility and is calculated at 29.53% of $5.0 million plus PIK interest on interest from the 8.19% Subordinated Secured Note and 8.19% Subordinated Secured Refinancing Note, commencing November 16, 2012 and maturing September 30, 2015, at which time the total Bank Exit Fee will be $4.9 million. At the Company’s option and subject to certain conditions, the Bank Exit Fee’s maturity can be extended for three years, bearing interest at 15% payable monthly. Under certain conditions, the Bank Exit Fee is waived if the Secured Facility is paid off by November 16, 2012. At December 31, 2010, the carrying value was $2.3 million.

13. Other Liabilities

At December 31, 2010 and 2009, other liabilities were as follows:

	December 31,
	2010	2009
	(In thousands)
Completed operations	$118,473	$137,768
Warranty reserves	16,238	17,792
Reinsurance premiums payable	—	86,165
Deferred revenue	22,799	36,976
Provisions for closed homes/communities	13,107	12,783
Deposits	7,482	12,051
Legal reserves	6,106	5,939
Accrued interest	4,680	4,578
Accrued compensation and benefits	2,971	4,446
Deficit Distributions (see Note 8)	878	15,438
Other	12,589	14,877

Total other liabilities	$205,323	$348,813

Completed Operations

Reserves for completed operations primarily represent claims for property damage to completed homes and projects outside of our one-to-two year warranty period. Specific terms and conditions of completed operations warranties vary depending on the market in which homes are closed and can range up to 12 years. Expenses and liabilities are recorded for potential completed operations claims based upon aggregated loss experience, which includes an estimate of completed operations claims incurred but not reported, and is actuarially estimated using individual case-basis valuations and statistical analysis. From August 1, 2001 to July 31, 2007, completed operations claims were insured through PIC, and from August 2007 to July 31, 2009, were insured with an affiliate insurance carrier.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

For the years ended December 31, 2010, 2009 and 2008, changes in completed operations were as follows:

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Insured completed operations
Balance, beginning of the year	$133,000	$18,620	$6,750
Reserves provided (relieved)	(20,683)	9,108	11,871
Insurance purchased	—	105,729	—
Claims paid	(9,457)	(457)	(1)

Balance, end of the year	102,860	133,000	18,620

Self-insured completed operations
Balance, beginning of the year	4,768	110,106	120,157
Reserves provided (relieved)	10,845	9,162	(5,110)
Insurance purchased	—	(105,729)	—
Claims paid	—	(8,771)	(4,941)

Balance, end of the year	15,613	4,768	110,106

Total completed operations	$118,473	$137,768	$128,726

Reserves provided (relieved) for self-insured completed operations are included in cost of sales. Reserves provided (relieved) for insured completed operations are offset by changes in insurance receivables (see Note 6), however, premiums paid for insured completed operations are included in cost of sales.

In December 2009, PIC entered into a series of novation and reinsurance transactions (the “PIC Transaction”). First, PIC entered into a novation agreement with JFSCI to novate its deductible reimbursement obligations related to its workers’ compensation and general liability risks at September 30, 2009, and its completed operations claims from August 1, 2005 to July 31, 2007. Concurrently, JFSCI entered into insurance arrangements with unrelated third-party insurance carriers to insure these programs. As a result of this novation, PIC recorded a $36.5 million reinsurance premium payable to JFSCI. In addition, PIC recorded a $3.0 million loss related to the workers’ compensation and general liability risks, and a $19.2 million gain related to the completed operations claims, which $19.2 million gain was deferred in these consolidated financial statements and will be recognized as income (expense) when related claims are paid or actuarial estimates are adjusted. In 2010, the $36.5 million payable was paid and, for the year ended December 31, 2010, we recognized $2.6 million of this deferral as income, which was included in interest and other (expense) income, net.

Second, PIC entered into reinsurance agreements with various unrelated reinsurers for $50.5 million, of which $0.9 million was paid and $49.6 million was recorded as a reinsurance premium payable at December 31, 2009. This agreement reinsures 100% of the completed operations claims coverage from August 1, 2001 to July 31, 2005. As a result of the reinsurance, the $15.6 million gain was deferred in these consolidated financial statements and will be recognized as income (expense) when the related claims are paid or actuarial estimates are adjusted. In 2010, the $49.6 million payable was paid and, for the year ended December 31, 2010, we recognized $12.4 million of this deferral as income, which was included in interest and other (expense) income, net.

At December 31, 2010 and 2009, completed operations claims reserves were $118.5 million and $137.8 million, respectively. For actual completed operations claims and estimates of completed operations claims incurred but not reported, we estimate and record insurance receivables under applicable insurance policies when recovery is probable. At December 31, 2010 and 2009, insurance receivables were $102.9 million and $133.0 million, respectively (See Note 6).

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Expenses, liabilities and receivables related to these claims are subject to a high degree of variability due to uncertainties such as trends in completed operations claims related to our markets and products built, claim settlement patterns and insurance industry practices. Although considerable variability is inherent in such estimates, we believe reserves for completed operations claims are adequate.

Warranty Reserves

We offer a limited one or two year warranty for our homes. The specific terms and conditions of these warranties vary depending on the market in which the homes are closed. We estimate warranty costs to be incurred and record a liability and an expense to cost of sales when home revenue is recognized. We also include in our warranty reserve the uncovered losses related to the completed operations coverage, which approximates 12.5% of the total property damage. Factors affecting warranty liability include number of homes closed, historical and anticipated warranty claims, and cost per claim. We periodically assess adequacy of our warranty liabilities and adjust amounts as necessary.

For the years ended December 31, 2010, 2009 and 2008, changes in warranty liability were as follows:

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Balance, beginning of the year	$17,792	$20,059	$22,563
Provision for warranties	7,268	6,572	10,438
Warranty costs paid	(8,822)	(8,839)	(12,942)

Balance, end of the year	$16,238	$17,792	$20,059

14. Related Party Transactions

Related Party Receivables and Payables

At December 31, 2010 and 2009, receivables from related parties, net were as follows:

	December 31,
	2010	2009
	(In thousands)
Note receivables from JFSCI, net	$177,011	$192,335
Note receivables from unconsolidated joint ventures	24,817	24,117
Note receivables from related parties	13,100	17,394
Reserves for note receivables from related parties	(12,896)	(12,563)
Receivables from related parties	2,380	905

Total receivables from related parties, net	$204,412	$222,188

We participate in a centralized cash management function operated by JFSCI, whereby net cash flows from operations are transferred daily with JFSCI. JFSCI also provides corporate services to us, including management, legal, tax, information technology, facilities, accounting, treasury and human resources. This function and services require related party transactions and monetary transfers to settle amounts owed between entities. The resultant note receivables and payables are unsecured, due on demand, and accrue interest monthly at market rates based on Prime less 2.05% (1.2% at December 31, 2010 and 2009). These notes receivables and payables

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

have the right of offset due to common control of the Company and its subsidiaries and are therefore presented as a net note receivable from JFSCI. At December 31, 2010 and 2009, the net note receivable due from JFSCI was $177.0 million and $192.3 million, respectively. Quarterly, we evaluate collectability of the note receivable from JFSCI, which includes consideration of JFSCI’s payment history, operating performance and future payment requirements under the note. Based on this criterion, and the payments applied to the note as discussed in Note 22, we do not presently anticipate collection risks on the note receivable from JFSCI.

Notes receivables from unconsolidated joint ventures at December 31, 2010 and 2009 were $24.8 million and $24.1 million, respectively, of which $7.7 million is secured by real property. These notes from unconsolidated joint ventures bear interest ranging from 4.17% to 8% and mature from 2013 through 2020. The note receivable maturing in 2020 earns additional interest to achieve a 17.5% internal rate of return, subject to available cash flows of the joint venture, and can be repaid prior to 2020. Quarterly, we evaluate collectability of note receivables from unconsolidated joint ventures, which includes consideration of prior payment history, operating performance and future payment requirements under the applicable notes. Based on the above criterion, we do not presently anticipate collection risks on note receivables from unconsolidated joint ventures.

Note receivables from other related parties at December 31, 2010 and 2009 were $0.2 million and $4.8 million, respectively, net of related reserves of $12.9 million and $12.6 million, respectively. These notes receivables are unsecured, bear interest ranging from Prime less 2.05% (1.2% at December 31, 2010 and 2009) to Prime (3.25% at December 31, 2010 and 2009), and due through 2019. Quarterly, we evaluate the collectability of note receivables from related parties. Our evaluation includes consideration of prior payment history, operating performance and future payment requirements under the applicable notes. At December 31, 2009, based on this criterion, the note receivables from Shea Management LLC and Shea Properties Management Company, Inc. were deemed uncollectible and were fully reserved. In addition, based on the above criterion, we do not presently anticipate collection risks on the other note receivables from related parties.

The Company, entities under common control and these unconsolidated joint ventures also engage in transactions on behalf of the other, such as payment of invoices and payroll. The amounts resulting from these transactions are recorded in receivables from related parties or payables to related parties, non-interest bearing and due on demand. At December 31, 2010 and 2009, these receivables were $2.4 million and $0.9 million, respectively, and these payables were $9.2 million and $7.5 million, respectively.

Real Property and Joint Venture Transactions

In March 2009, we sold a housing project and related land in northern California to a related party for $0.1 million. For the year ended December 31, 2008, we recorded a $72.8 million inventory impairment for this property. We manage this property for a fee.

On December 20, 2007, we sold land and an adjoining apartment building in Irvine, California, to a wholly-owned subsidiary of Shea Properties Management Company, Inc., a related party. In 2009, as a condition of sale, the fair value of the building and land at completion was revalued, resulting in a $4.8 million purchase price increase, which was included in revenues for the year ended December 31, 2009.

At December 31, 2010 and 2009, we were the managing member for ten and nine, respectively, unconsolidated joint ventures and received a management fee from these joint ventures as reimbursement for direct and overhead costs incurred on behalf of the joint ventures. Fees from joint ventures representing reimbursement of our costs are recorded as a reduction to general and administrative expense. Fees from joint ventures representing profit are recorded to revenues. For the years ended December 31, 2010, 2009 and 2008,

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

$4.5 million, $4.5 million and $7.7 million of management fees, respectively, were offset against general and administrative expenses, and $1.6 million, $0.5 million and $2.4 million of management fees, respectively, were included in revenues.

General and Administrative Related Party Transactions

For the years ended December 31, 2010, 2009 and 2008, general and administrative expenses included $14.4 million, $14.1 million and $22.3 million, respectively, for corporate services provided by JFSCI.

15. Income Taxes

For the years ended December 31, 2010, 2009 and 2008, major components of the income tax benefit were as follows:

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Current:
Federal	$(1,600)	$(2,496)	$500
State	(324)	(3,115)	(1,662)

Total current	(1,924)	(5,611)	(1,162)

Deferred:
Federal	3,233	36,437	25,915
State	2,258	14,392	10,258

Total deferred	5,491	50,829	36,173

Total income tax benefit	$3,567	$45,218	$35,011

At December 31, 2010 and 2009, the tax effects of temporary differences that give rise to significant portions of deferred taxes were as follows:

	December 31,
	2010	2009
	(In thousands)
Deferred tax assets:
Housing and land inventory basis differences	$3,813	$8,528
Available loss carryforwards	13,617	16,120
Impairments of inventories and investments	9,553	15,514
Income recognition	21,738	4,501
Other	120	7,830

Total deferred tax assets	48,841	52,493

Deferred tax liabilities:
Other	—	(564)

Total deferred tax liabilities	—	(564)

Subtotal	48,841	51,929
Valuation allowance	(48,841)	(51,929)

Net deferred tax assets	$—	$—

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

For the years ended December 31, 2010, 2009 and 2008, the effective tax rate differed from the federal statutory rate of 35% due to the following:

	Years Ended December 31,
	2010	2009	2008
	(Dollars in thousands)
Loss before taxes	$(58,782)	$(468,278)	$(644,528)

Income tax benefit computed at statutory rate	$20,574	$163,897	$225,585
Increase (decrease) resulting from:
Non-taxable entities loss (a)	(28,143)	(101,570)	(195,950)
State taxes, net of federal income tax benefit	1,968	11,688	3,573
Small insurance company election (831b)	4,356	5,435	739
Cancellation of debt income deferral	—	9,652	—
Write-off of deferred tax assets	—	(11,642)	—
Valuation allowance for deferred tax assets	3,088	(32,706)	(4,728)
Other, net	1,724	464	5,792

Total income tax benefit	$3,567	$45,218	$35,011

Effective tax rate	6.1%	9.7%	5.4%

(a)	Non-taxable entities represents income or loss related to non-controlling interests and consolidated limited partnerships and limited liability companies in which the taxable income or loss is reflected on the respective partners’ tax return.

We recognized an income tax benefit of $3.6 million, $45.2 million and $35.0 million for the years ended December 31, 2010, 2009 and 2008, respectively. These amounts represent effective tax rates of approximately 6.1% for 2010, 9.7% for 2009 and 5.4% for 2008. The difference in the effective tax rate for 2010 compared to 2009 was primarily due to losses from pass thru entities and the change in the deferred tax asset valuation allowance. The difference in the effective tax rate for 2009 compared to 2008 was primarily due to losses from non-taxable entities and the disallowance of tax benefits related to the 2009 loss as a result of a full valuation allowance and write-off of deferred tax assets.

In accordance with ASC 740, deferred tax assets are evaluated to determine if valuation allowances are required. ASC 740 requires companies to assess valuation allowances based on evidence using a “more-likely-than-not” standard. A valuation allowance was recorded to reflect the estimated amount of acquired deferred tax assets that may not be realized due to the inherent uncertainty of future income from the homebuilding activities of SHI and subsidiaries and the potential expiration of the net operating loss (the “NOL”) carryforwards. The amount of the deferred tax asset considered realizable may change in the future, depending on profitability.

For the year ended December 31, 2009, SHI and its subsidiaries had cumulative pretax losses. Based on tax strategies, and estimated future reversals of deferred tax assets and liabilities, it was more-likely-than-not that all of the net deferred tax asset of $51.9 million at December 31, 2009 would not be realized. Accordingly, for the year ended December 31, 2009, the deferred tax asset valuation allowance increased $32.7 million to fully reserve the net deferred tax asset. At December 31, 2010, our assessment of deferred tax assets was consistent with the prior year and the net deferred tax asset of $48.8 million remained fully reserved.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

As a result of the change in ownership of SHI in 1998 and Foundation Administration Services Corp. in 2001, the amount of the NOL carryforwards that may be utilized in a given year to offset future taxable income is subject to an annual limitation of approximately $8.0 million pursuant to Section 382 of the Internal Revenue Code. Accordingly, available NOL carryforwards have been reduced by the amount expected to expire as a result of this annual limitation. At December 31, 2010, SHI and subsidiaries had NOL carryforwards of approximately $38.0 million that expire by 2018 and are subject to annual limitations ranging from $4.5 million to $8.0 million.

In 2009, we filed a petition with the United States Tax Court regarding our position on the completed contract method for homebuilding activities in the tax years 2003 – 2006 for SHLP and 2004 – 2005 for SHI and subsidiaries. This petition is in the preliminary stage, however, we believe our position will prevail. Accordingly, as this matter is not considered an uncertain tax position in accordance with ASC 740, no liability has been recorded for SHI and subsidiaries. Furthermore, as a limited partnership, any interest or penalties imposed on SHLP, if this matter were to be resolved unfavorably, would be the responsibility of the Partners and not be reflected in the consolidated statements of operations. SHLP does have an agreement with the Partners that requires the Company to pay a portion of the tax liability, as defined, through an equity distribution to the Partners.

16. Owners’ Equity

Owners’ equity consists of partners’ preferred and common capital. Common capital was comprised of limited partners with a collective 78.38% ownership and general partner with a 20.62% ownership. Preferred capital was comprised of limited partners with either series B (“Series B”) or series D (“Series D”) classification. Series B had no ownership interest but earned a preferred return at Prime less 2.05% (1.2% at December 31, 2010 and 2009) per annum on unreturned capital balances. At December 31, 2010 and 2009, accumulated undistributed preferred returns for Series B were $17.0 million and $15.2 million, respectively. Series D had a 1% ownership interest and earned a preferred return at 7% per annum on unreturned preferred capital balances. At December 31, 2010 and 2009, accumulated undistributed preferred returns for Series D were $28.7 million and $18.2 million, respectively.

Net income is allocated to Partners in a priority order that considers previously allocated net losses and preferred return considerations and, thereafter, in proportion to their respective ownership interests. Net loss is allocated to Partners generally in proportion to their ownership interests and adjusted capital account balances, and, thereafter, to the general partner.

The general partner, in its sole discretion, may make additional capital contributions or accept additional capital contributions from the limited partners. Cash distributions are made to Partners in proportion to their unpaid preferred returns and, thereafter, in proportion to their ownership interests. Distributions to Partners are made at the discretion of the general partner, including payment of personal income taxes related to the Company or other entities under control of Shea family members. Similarly, distributions to Partners from other entities under control of Shea family members, such as JFSCI, are used for payment of personal incomes taxes related to the Company and other uses.

17. Retirement Savings Plan

JFSCI, on our behalf, maintains a 401(k) Retirement Savings Plan that includes a profit sharing component covering all eligible employees. The plan includes employer participation in accordance with provisions of Section 401(k) of the Internal Revenue Code. The plan allows participants to make pre-tax contributions. On a discretionary basis, we may match employee contributions up to 5% of the employee’s salary. The profit sharing

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

portion of the plan is discretionary and non-contributory, allowing us to make additional contributions of up to 5% of the employee’s salary. All amounts contributed to the plan are deposited into a trust fund administered by independent trustees. For the years ended December 31, 2010, 2009 and 2008, there were no matching 401(k) contributions or profit sharing contributions.

18. Contingencies and Commitments

Lawsuits, claims and proceedings have been or may be instituted or asserted against us in the normal course of business, including actions brought on behalf of various classes of claimants. We are also subject to local, state and federal laws and regulations related to land development activities, house construction standards, sales practices, employment practices and environmental protection. As a result, we are subject to periodic examinations or inquiry by agencies that administer these laws and regulations.

We record a reserve for potential legal claims and regulatory matters when they are probable of occurring and a potential loss is reasonably estimable. We accrue for these matters based on the facts and circumstances specific to each matter and revise these estimates when necessary. At December 31, 2010 and 2009, we had reserves of $6.1 million and $5.9 million, respectively, relating to these matters. While their outcome cannot be predicted with certainty, we believe we have appropriately reserved for these claims or matters. However, to the extent the liability arising from their ultimate resolution exceeds their recorded reserves, we could incur additional charges that could be significant.

In view of the inherent difficulty of predicting the outcome of legal claims and related contingencies, we generally cannot predict their ultimate resolution, related timing or eventual loss. If our evaluations indicate loss contingencies that could be material are not probable, but are reasonably possible, we will disclose their nature with an estimate of the possible range of loss or a statement that such loss is not reasonably estimable.

At December 31, 2009, in addition to guarantees on our joint ventures’ outstanding borrowings, we guaranteed, on a joint and several basis, certain secured development loans of related parties in which we had no economic interest. The guarantees were partial or contingent guarantees that included, but not limited to, project completion guarantees and loan-to-value maintenance guarantees. At December 31, 2009, these loans had a $62.5 million aggregate outstanding principal balance and no liability was recorded for these guarantees. At June 30, 2010, the majority of these loans were modified and we were released as a guarantor. At December 31, 2010, the remaining unconditional loan-to-value maintenance guarantee issued on a joint and several basis was for a secured development loan for Baker Ranch (see Note 9), which loan had a $25.4 million outstanding principal balance. A liability was not recorded for this guarantee as the fair value of the secured real estate assets exceeded the outstanding notes payable.

At December 31, 2010 and 2009, joint and several non-recourse (“bad boy”) guarantees were issued for secured permanent financing loans of related parties in which we have no ownership interest. The bad boy guarantee may become a liability for us upon a voluntary bankruptcy filing by the related party borrower or the occurrence of other “bad” acts, including fraud or a material misrepresentation by the related party borrower. At December 31, 2009, these loans had a $183.3 million outstanding principal balance. In June 2010, SHLP was released as a guarantor from two of these loans. At December 31, 2010, the remaining three loans had a $47.3 million outstanding principal balance. These loans have maturity dates between December 2011 and September 2012. A liability was not recorded for these guarantees as the probability of payment on these guarantees is remote.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

At December 31, 2009, we were contingently liable under outstanding letters of credit aggregating $22.7 million. These letters of credit were collateralized against the bank revolving credit facility, which collateralization expired June 15, 2010 and certain letters of credit were presented and paid (see Note 11). On November 16, 2010, we executed an $83.0 million letter of credit facility, which was reduced by $18.5 million of letters of credit issued by JFSCI that were outstanding at December 31, 2010, leaving $64.5 million of availability under the letter of credit facility.

We are required to provide surety bonds that guarantee completion of certain homebuilding projects. At December 31, 2010 and 2009, we had a $77.5 million and $110.4 million, respectively, exposure in connection with $180.7 million and $264.4 million, respectively, of surety bonds issued for our projects.

We also provided indemnification for bonds issued by unconsolidated joint ventures and other related party projects in which we have no ownership interest. At December 31, 2010 and 2009, we had a $44.6 million and $53.2 million, respectively, exposure in connection with $80.2 million and $104.7 million, respectively, of surety bonds issued for unconsolidated joint venture projects, and a $9.4 million and $14.0 million, respectively, exposure in connection with $14.1 million and $23.6 million, respectively, of surety bonds issued for related party projects.

Certain of our consolidated and joint ventures’ homebuilding projects utilize and may continue to utilize community facility district, metro-district and other local government bond financing programs to fund construction or acquisition of infrastructure improvements. Interest and principal on these bonds are typically paid from taxes and assessments levied on homeowners following the sale of new homes within the project. From time to time we enter into credit support arrangements where we are required to make interest and principal payments on these bonds if the taxes and assessments levied on homeowners are insufficient to cover such obligations. Furthermore, reimbursement of these payments to us is dependent on the district or local government’s ability to generate sufficient tax and assessment revenues from the sale of new homes.

In certain consolidated homebuilding projects, we have contractual obligations to purchase and receive water system connection rights which, at December 31, 2010 and 2009, were $39.7 million and $42.7 million, respectively. These water system connection rights are held and then transferred to homebuyers upon closing of their home or transferred upon the sale of land to the respective buyer. These water system connection rights can also be sold or leased but generally only within the local jurisdiction.

We lease certain property and equipment under non-cancelable operating leases. Office leases are for terms of seven years and generally provide renewal options for terms up to an additional five years. In most cases, we expect that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Equipment leases are typically for terms of three to four years.

At December 31, 2010, future minimum rental payments under operating leases, which primarily consisted of office leases having initial or remaining non-cancelable lease terms in excess of one year, were as follows:

Payments Due By Year	December 31,
(In thousands)
2011	$1,997
2012	1,785
2013	1,362
2014	533
2015 and thereafter	19

Total	$5,696

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

For the years ended December 31, 2010, 2009 and 2008, rental expense was $2.1 million, $3.7 million and $5.6 million, respectively.

We also lease office space from related parties under non-cancelable operating leases. The leases are for terms of five to ten years and generally provide renewal options for terms up to an additional five years.

At December 31, 2010, future minimal rental payments under related-party operating leases were as follows:

Payments Due By Year	December 31,
(In thousands)
2011	$2,461
2012	2,365
2013	1,600
2014	1,442
2015 and thereafter	1,195

Total	$9,063

For the years ended December 31, 2010, 2009 and 2008, related-party rental expense was $0.9 million, $0.9 million and $2.6 million, respectively.

For the year ended December 31, 2008, as part of a reduction in workforce, we vacated certain offices and reduced the vacancy of most other leased offices and recorded to interest and other (expense) income, net a $11.4 million charge for future lease obligation costs. The effect of this charge, beginning in 2009, was to better align the cost of office vacancy and actual usage.

19. Supplemental Disclosure to Consolidated Statements of Cash Flows

Supplemental disclosures to the consolidated statements of cash flows were as follows:

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Supplemental disclosure of cash flow information
Income taxes paid (refunded)	$6,879	$(10,050)	$18,906
Interest paid, net of amounts capitalized	$8,696	$—	$—

Supplemental disclosure of noncash activities
Unrealized (loss) gain on available-for-sale investments, net	$(4,035)	$9,703	$688
Reclassification of Deficit Distributions (to) from unconsolidated joint ventures (from) to other liabilities	$(14,560)	$15,438	$—
Purchase of land in exchange for note payable	$2,555	$—	$—
Deferred income on joint venture land sale to the Company	$—	$(112)	$(2,691)
Conversion of note payable and accrued interest to non-controlling interests	$—	$9,102	$—
Transfer of income producing property from inventory to property and equipment	$—	$6,178	$—
Distribution of land from joint ventures to inventory	$—	$—	$92,888
Purchase price adjustment to notes receivable and investment in unconsolidated joint ventures	$—	$—	$8,710
Consolidation of subsidiary net assets	$—	$—	$4,914
Consolidation of joint venture net assets	$—	$—	$15,063

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

20. Segment Information

Our homebuilding business, which is responsible for nearly all of our operating results, constructs and sells single-family attached and detached homes designed to appeal to first-time, move-up and active adult homebuyers. Our homebuilding business also provides management services to joint ventures and other related parties. The homebuilding reportable segments conduct operations in the following locations:

•	California South, comprised of the results of our communities in Los Angeles, Ventura, Orange County, Inland Empire and San Diego;
•	California North, comprised of the results of our communities in northern and central California; and
•	Mountain West/Other, comprised of the results of our communities in Arizona, Colorado, Washington, Nevada and Florida.

In accordance with ASC 280, Segment Reporting, these reportable segments are based on similar economic and other characteristics, including product types, production processes, suppliers, subcontractors, jurisdictional and political environment, land availability and values, and underlying demand and supply.

Our Corporate segment primarily provides management services to our operating segments, and includes the results of our captive insurance provider, which primarily administers claims that were reinsured by third-party carriers. Results of our insurance brokerage services business are also included in our Corporate segment. Results of our traditional escrow services business, which ceased operations in 2010, are included in the 2010 results of our Corporate segment.

The reportable segments follow the same accounting policies as our consolidated financial statements described in Note 2. Operational results of each reportable segment are not necessarily indicative of the results that would have been achieved had the reportable segment been an independent, stand-alone entity during the periods presented. As a result of certain organization changes that became effective March 31, 2011, we reclassified the amounts herein to conform to the current segments of the Company.

Financial information relating to reportable segments was as follows:

	December 31,
	2010	2009
	(In thousands)
Total assets:
California South	$319,692	$398,134
California North	216,414	235,623
Mountain West/Other	469,746	482,118

Total homebuilding assets	1,005,852	1,115,875
Corporate	409,034	502,885

Total assets	$1,414,886	$1,618,760

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

	December 31,
	2010	2009
	(In thousands)
Inventory:
California South	$267,011	$337,259
California North	197,303	209,398
Mountain West/Other	335,708	356,423

Total homebuilding inventory	800,022	903,080
Corporate	7	424

Total inventory	$800,029	$903,504

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Revenues:
California South	$270,749	$254,604	$437,809
California North	121,951	101,034	170,913
Mountain West/Other	245,739	254,873	476,112

Total homebuilding revenues	638,439	610,511	1,084,834
Corporate	1,127	952	(6,504)

Total revenues	$639,566	$611,463	$1,078,330

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
(Loss) income before taxes:
California South	$(27,420)	$(138,363)	$(132,416)
California North	2,334	(84,942)	(405,288)
Mountain West/Other	(28,214)	(253,818)	(75,241)

Total homebuilding loss before taxes	(53,300)	(477,123)	(612,945)
Corporate	(5,482)	8,845	(31,583)

Total loss before taxes	$(58,782)	$(468,278)	$(644,528)

	Years Ended December 31,
	2010	2009	2008
	(In thousands)
Impairment:
California South	$51,099	$123,900	$130,598
California North	81	71,281	232,103
Mountain West/Other	22,711	54,926	75,691

Total homebuilding impairment	73,891	250,107	438,392
Corporate	—	199	—

Total impairment	$73,891	$250,306	$438,392

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

21. Supplemental Guarantor Information

On May 10, 2011, SHLP and Shea Homes Funding Corp., a wholly-owned subsidiary of SHLP (collectively “SHLP Corp”), issued 8.625% senior secured notes in the aggregate principal amount of $750.0 million (the “Secured Notes”) and the outstanding obligations of the Secured Facilities were paid (see Note 22). Certain of SHLP’s wholly-owned direct and indirect subsidiaries guarantee the Secured Notes. The guarantees are full and unconditional, and joint and several. Vistancia Marketing, LLC and Vistancia Construction, LLC, two of our limited liability company subsidiaries that guarantee the notes, are currently organized as single member limited liability companies under Vistancia, LLC, a non-guarantor subsidiary that is 83% owned by Shea Homes Southwest, Inc. However, pursuant to the terms of the Vistancia, LLC limited liability company agreement, Shea Homes Southwest, Inc. owns 100% of the economic and voting interests in Vistancia Marketing, LLC and Vistancia Construction, LLC.

The obligations under the Secured Notes are not guaranteed by any SHLP joint venture where SHLP Corp does not own 100% of the economic interest, including those that are consolidated for financial reporting purposes, and the collateral securing the Secured Notes does not include a pledge of the capital stock of any subsidiary to the extent that such pledge would result in a requirement that SHLP Corp file separate financial statements with respect to such subsidiary pursuant to Rule 3-16 of Regulation S-X under the Securities Act. Presented herein are the condensed consolidated financial statements for the guarantor subsidiaries and non-guarantor subsidiaries.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Consolidating Balance Sheet

December 31, 2010

	SHLP Corp (a)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Assets
Cash and cash equivalents	$99,511	$54,393	$12,970	$—	$166,874
Restricted cash	11,375	—	320	—	11,695
Investments	—	11,822	—	—	11,822
Accounts and other receivables, net	79,668	27,235	47,627	(47,107)	107,423
Receivables from related parties, net	606	2,384	24,411	177,011	204,412
Inventory	664,403	110,426	26,840	(1,640)	800,029
Investments in joint ventures	4,337	3,632	28,584	—	36,553
Investments in subsidiaries	697,057	88,823	91,824	(877,704)	—
Property and equipment, net	16,780	1,589	—	—	18,369
Other assets, net	43,444	13,639	626	—	57,709

Total assets	$1,617,181	$313,943	$233,202	$(749,440)	$1,414,886

Liabilities and equity
Liabilities:
Notes payable	$730,005	$—	$—	$—	$730,005
Payables to related parties	40	48	28	9,094	9,210
Accounts payable	28,989	9,012	585	(551)	38,035
Other liabilities	141,472	39,846	72,202	(48,197)	205,323
Intercompany	304,449	(492,384)	20,017	167,918	—

Total liabilities	1,204,955	(443,478)	92,832	128,264	982,573
Equity:
SHLP equity:
Owners’ equity	406,863	752,058	120,283	(872,341)	406,863
Accumulated other comprehensive income	5,363	5,363	—	(5,363)	5,363

Total SHLP equity	412,226	757,421	120,283	(877,704)	412,226
Non-controlling interests	—	—	20,087	—	20,087

Total equity	412,226	757,421	140,370	(877,704)	432,313

Total liabilities and equity	$1,617,181	$313,943	$233,202	$(749,440)	$1,414,886

(a)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Consolidating Balance Sheet

December 31, 2009

	SHLP Corp (b)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Assets
Cash and cash equivalents	$89,349	$68,674	$45,053	$—	$203,076
Restricted cash	10,605	—	12,895	—	23,500
Investments	—	—	61,413	—	61,413
Accounts and other receivables, net	95,781	43,498	67,306	(66,429)	140,156
Receivables from related parties, net	(352)	1,451	28,820	192,269	222,188
Inventory	765,716	110,456	29,464	(2,132)	903,504
Investments in joint ventures	5,725	5,810	16,259	—	27,794
Investments in subsidiaries	685,766	161,209	92,174	(939,149)	—
Property and equipment, net	6,701	2,150	3	—	8,854
Other assets, net	26,053	2,194	28	—	28,275

Total assets	$1,685,344	$395,442	$353,415	$(815,441)	$1,618,760

Liabilities and equity
Liabilities:
Notes payable	$745,017	$—	$—	$—	$745,017
Payables to related parties	458	29	18	7,033	7,538
Accounts payable	26,898	8,669	812	(193)	36,186
Other liabilities	164,467	53,629	198,978	(68,261)	348,813
Intercompany	284,654	(404,054)	(65,729)	185,129	—

Total liabilities	1,221,494	(341,727)	134,079	123,708	1,137,554
Equity:
SHLP equity:
Owners’ equity	454,452	727,771	192,582	(920,353)	454,452
Accumulated other comprehensive income	9,398	9,398	9,398	(18,796)	9,398

Total SHLP equity	463,850	737,169	201,980	(939,149)	463,850
Non-controlling interests	—	—	17,356	—	17,356

Total equity	463,850	737,169	219,336	(939,149)	481,206

Total liabilities and equity	$1,685,344	$395,442	$353,415	$(815,441)	$1,618,760

(b)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Consolidating Statement of Operations

Year Ended December 31, 2010

	SHLP Corp (a)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Revenues	$531,898	$104,231	$3,437	$—	$639,566
Cost of sales	(513,842)	(89,270)	(6,478)	493	(609,097)

Gross margin	18,056	14,961	(3,041)	493	30,469
Selling expenses	(30,682)	(8,532)	(7,451)	—	(46,665)
General and administrative expenses	(24,007)	(5,611)	(2,822)	—	(32,440)
Equity in income from joint ventures	122	472	8,019	—	8,613
Equity in income (loss) from subsidiaries	17,758	24,518	(457)	(41,819)	—
Interest and other (expense) income, net	(41,329)	(5,621)	28,684	(493)	(18,759)

(Loss) income before income taxes	(60,082)	20,187	22,932	(41,819)	(58,782)
Income tax benefit (expense)	(7)	4,025	(451)	—	3,567

Net (loss) income	(60,089)	24,212	22,481	(41,819)	(55,215)
Less: Net income attributable to non-controlling interests	—	—	(4,874)	—	(4,874)

Net (loss) income attributable to SHLP	$(60,089)	$24,212	$17,607	$(41,819)	$(60,089)

(a)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Consolidating Statement of Operations

Year Ended December 31, 2009

	SHLP Corp (b)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Revenues	$490,645	$115,335	$5,483	$—	$611,463
Cost of sales	(539,499)	(222,383)	(224,884)	560	(986,206)

Gross margin	(48,854)	(107,048)	(219,401)	560	(374,743)
Selling expenses	(29,324)	(10,785)	(8,840)	—	(48,949)
General and administrative expenses	(16,607)	(9,096)	(3,756)	—	(29,459)
Equity in (loss) income from joint ventures	(32,060)	(3,919)	890	—	(35,089)
Equity in loss from subsidiaries	(251,953)	(155,122)	(4,730)	411,805	—
Interest and other (expense) income, net	(13,544)	708	33,358	(560)	19,962

Loss before income taxes	(392,342)	(285,262)	(202,479)	411,805	(468,278)
Income tax benefit (expense)	(1)	47,764	(2,545)	—	45,218

Net loss	(392,343)	(237,498)	(205,024)	411,805	(423,060)
Less: Net loss attributable to non-controlling interests	—	—	30,717	—	30,717

Net loss attributable to SHLP	$(392,343)	$(237,498)	$(174,307)	$411,805	$(392,343)

(b)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Consolidating Statement of Operations

Year Ended December 31, 2008

	SHLP Corp (c)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Revenues	$768,297	$301,390	$8,643	$—	$1,078,330
Cost of sales	(940,264)	(338,797)	(42,569)	3,988	(1,317,642)

Gross margin	(171,967)	(37,407)	(33,926)	3,988	(239,312)
Selling expenses	(59,985)	(25,235)	(13,317)	—	(98,537)
General and administrative expenses	(39,460)	(17,521)	(7,851)	—	(64,832)
Equity in loss from joint ventures	(24,741)	(4,140)	(14,740)	—	(43,621)
Equity in loss from subsidiaries	(106,566)	(13,423)	(1,271)	121,260	—
Loss from disposition of joint ventures	(162,705)	—	(5,100)	—	(167,805)
Interest and other (expense) income, net	(29,289)	8,470	(5,614)	(3,988)	(30,421)

Loss before income taxes	(594,713)	(89,256)	(81,819)	121,260	(644,528)
Income tax benefit (expense)	(2)	36,077	(1,064)	—	35,011

Net loss	(594,715)	(53,179)	(82,883)	121,260	(609,517)
Less: Net loss attributable to non-controlling interests	—	—	14,802	—	14,802

Net loss attributable to SHLP	$(594,715)	$(53,179)	$(68,081)	$121,260	$(594,715)

(c)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Condensed Consolidating Statement of Cash Flows

Year Ended December 31, 2010

	SHLP Corp (a)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Operating activities
Net cash (used in) provided by operating activities	$18,198	$(12,661)	$(82,538)	$1,953	$(75,048)

Investing activities
Proceeds from sale of available-for-sale investments	—	6,182	46,930	—	53,112
Net decrease (increase) in promissory notes from related parties	—	(432)	4,425	15,258	19,251
Investments in joint ventures	(13,706)	(378)	(3,951)	—	(18,035)
Purchase of property and equipment	(11,570)	(108)	—	—	(11,678)
Other investing activities	80	2,567	759	—	3,406

Net cash provided by (used in) investing activities	(25,196)	7,831	48,163	15,258	46,056

Financing activities
Principal payments to financial institutions and others	(25,618)	—	—	—	(25,618)
Contributions from owners	12,500	—	—	—	12,500
Intercompany	22,227	(9,451)	4,435	(17,211)	—
Other financing activities	8,051	—	(2,143)	—	5,908

Net cash (used in) provided by financing activities	17,160	(9,451)	2,292	(17,211)	(7,210)

Net (decrease) increase in cash and cash equivalents	10,162	(14,281)	(32,083)	—	(36,202)
Cash and cash equivalents at beginning of year	89,349	68,674	45,053	—	203,076

Cash and cash equivalents at end of year	$99,511	$54,393	$12,970	$—	$166,874

(a)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Condensed Consolidating Statement of Cash Flows

Year Ended December 31, 2009

	SHLP Corp (b)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Operating activities
Net cash provided by operating activities	$39,649	$47,887	$78,322	$(72,564)	$93,294

Investing activities
Purchase of available-for-sale investments	—	—	(63,956)	—	(63,956)
Proceeds from sale of available-for-sale investments	—	—	59,685	—	59,685
Net decrease in promissory notes from related parties	1,942	5,712	11,751	(1,959)	17,446
Proceeds from sale of property and equipment	51	12,513	—	—	12,564
Other investing activities	(2,047)	(2,447)	(4,641)	—	(9,135)

Net cash provided by (used in) investing activities	(54)	15,778	2,839	(1,959)	16,604

Financing activities
Principal payments to financial institutions and others	(19)	(684)	(112,818)	—	(113,521)
Intercompany	(62,651)	(42,573)	30,701	74,523	—
Other financing activities	—	—	1,078	—	1,078

Net cash used in financing activities	(62,670)	(43,257)	(81,039)	74,523	(112,443)

Net (decrease) increase in cash and cash equivalents	(23,075)	20,408	122	—	(2,545)
Cash and cash equivalents at beginning of year	112,424	48,266	44,931	—	205,621

Cash and cash equivalents at end of year	$89,349	$68,674	$45,053	$—	$203,076

(b)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

Condensed Consolidating Statement of Cash Flows

Year Ended December 31, 2008

	SHLP Corp (c)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total
	(In thousands)
Operating activities
Net cash provided by (used in) operating activities	$219,826	$49,557	$(134,979)	$21,555	$155,959

Investing activities
Purchase of available-for-sale investments	—	—	(37,195)	—	(37,195)
Proceeds from sale of available-for-sale investments	—	—	36,359	—	36,359
Proceeds from sale of investments in joint venture	45,144	—	—	—	45,144
Net increase in promissory notes from related parties	(97)	(5,913)	(8,683)	(43,719)	(58,412)
Investments in joint ventures	(252,005)	(48,682)	(9,996)	—	(310,683)
Distributions from joint ventures	5,434	4,740	34,703	—	44,877
Other investing activities	(95)	8,231	6,467	—	14,603

Net cash (used in) provided by investing activities	(201,619)	(41,624)	21,655	(43,719)	(265,307)

Financing activities
Net increase in revolving lines of credit and promissory notes to related parties	220,000	—	3,113	—	223,113
Principal payments to financial institutions and others	(27,750)	(16,794)	(15,269)	—	(59,813)
Contributions from owners	34,858	—	—	—	34,858
Distributions to owners	(34,852)	—	—	—	(34,852)
Intercompany	(99,850)	57,123	20,563	22,164	—
Other investing activities	—	—	9,774	—	9,774

Net cash provided by financing activities	92,406	40,329	18,181	22,164	173,080

Net increase (decrease) in cash and cash equivalents	110,613	48,262	(95,143)	—	63,732
Cash and cash equivalents at beginning of year	1,811	4	140,074	—	141,889

Cash and cash equivalents at end of year	$112,424	$48,266	$44,931	$—	$205,621

(c)	Shea Homes Funding Corp. was formed on April 26, 2011, therefore no amounts are included for any financial statement period before this date.

Shea Homes Limited Partnership

(A California Limited Partnership)

Notes to Consolidated Financial Statements (continued)

December 31, 2010

22. Subsequent Events

In January 2011, we made a $20.0 million prepayment on our Senior Secured Notes Payable, of which $11.4 million was applied to the Senior Secured Series A, $2.2 million to the Senior Secured Series B and $6.4 million to the Bank Term.

On May 10, 2011, we issued the Secured Notes and paid the outstanding obligations of the Secured Facilities. The Secured Notes were issued pursuant to Rule 144A and Regulation S, with registration rights. The Secured Notes bear interest at 8.625% paid semi-annually on May 15 and November 15, and do not require principal payments until maturity on May 15, 2019.

The payoff of the Secured Facilities, including interest, was $782.1 million. In connection with the payment, all payable-in-kind (PIK) interest, $5.0 million of principal and certain fees were waived. In addition, of $19.1 million of the then outstanding letters of credit, $4.0 million was returned and $15.1 million was paid by the Company, with $14.5 million reimbursed by JFSCI for its share of the letters of credit paid by the Company.

Concurrent with the payoff of the Secured Facilities, an $88.4 million loss on debt extinguishment was recognized for the $65.0 million write-off of the Secured Facilities discount, which increased the Secured Facilities principal to its face value, $779.6 million, and the $23.4 million write-off of prepaid professional and loan fees incurred in connection with the Secured Facilities.

In May 2011, concurrent with issuance of the Secured Notes, through a $75.0 million cash payment and $41.5 million contribution of assets, the receivable from JFSCI was paid down by JFSCI and converted to a $38.9 million unsecured term note receivable from JFSCI, bearing 4% interest, payable in equal quarterly installments and maturing May 15, 2019. In June 2011 and August 2011, JFSCI elected to make prepayments, including accrued interest, of $7.7 million and $6.6 million, respectively, and apply these prepayments to future installments such that JFSCI would not be required to make a payment until February 2014.

In September 2011, we sold fixed assets in Highlands Ranch, Colorado, comprised of three buildings and related improvements and land, to a related party. The consideration received was $14.4 million cash and a $6.5 million note receivable at 4.2% interest, payable in equal monthly installments and maturing August 2016. The $1.5 million of consideration received in excess of net book value will be recorded as an equity contribution.

We have evaluated subsequent events through December 22, 2011, which is the issuance date of these consolidated financial statements. Other than as disclosed, these events do not have a material effect on the consolidated financial position or results of operations.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. Investors must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

Until                     , 2011 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus

$750,000,000

SHEA HOMES LIMITED PARTNERSHIP

SHEA HOMES FUNDING CORP.

Exchange Offer for All Outstanding

8.625% Senior Secured Notes due 2019

(CUSIP Nos. 82088K AA6 and U82091 AA4)

for new

8.625% Senior Secured Notes due 2019

that have been registered under the Securities Act of 1933

                    , 2011

PART II

Item 20.	Indemnification of Directors and Officers

Shea Homes Limited Partnership

The limited partnership agreement of Shea Homes Limited Partnership (“SHLP”) provides that SHLP will indemnify and hold harmless the general partner, its affiliates, and the officers, agents, partners and employees of the general partner and its affiliates from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts or omissions arising out of their activities on behalf of SHLP or in furtherance of the interests of SHLP, provided, that none of the general partner, or any of its affiliates, any officer, agent or employee of the general partner of any of its affiliates will be entitled to indemnification if the acts or omissions were performed or omitted fraudulently or in bad faith or constituted gross negligence or willful misconduct. The limited partnership agreement of SHLP also provides that SHLP will indemnify and hold harmless the limited partners, including, but not limited to, their trustees and beneficiaries, from and against any loss, expense, damage or injury suffered or sustained by them, by reason of any acts or omissions arising out of their activities on behalf of SHLP or in furtherance of the interests of SHLP, provided, that none of the limited partners, any of their affiliates, any officer, agent or employee of the limited partners or any of their affiliates shall be entitled to indemnification if the acts or omissions were performed or omitted fraudulently or in bad faith or constituted gross negligence or willful misconduct. Any indemnification pursuant to the limited partnership agreement of SHLP shall be only from the assets of SHLP.

SHLP also currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of SHLP or its subsidiaries.

Shea Homes Funding Corp.

Shea Homes Funding Corp. is a Delaware corporation. Shea Homes Funding Corp.’s Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), Shea Homes Funding Corp. will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the corporation or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee, or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as an indemnitee may bring a proceeding against the corporation to enforce the indemnitee’s rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Shea Homes Funding Corp. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

In addition, Section 102(b)(7) of the DGCL provides that a corporation is restricted from relieving its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transactions from which the director derived an improper personal benefit.

Co-Registrants

Certain officers of Shea Homes Limited Partnership serve at the request of Shea Homes Limited Partnership as a director, officer, manager, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by Shea Homes

Limited Partnership, the directors, officers, managers, employees and agents of the co-registrants are also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the co-registrants are organized as described below. The following description is qualified in its entirety by reference to the co-registrant’s organizational documents, copies of which have been filed as exhibits to this registration statement and are incorporated herein by reference.

Arizona Corporations

Mountainbrook Village Company, Shea Homes Southwest, Inc. and UDC Home Construction, Inc. are incorporated under the laws of the State of Arizona. Arizona Revised Statutes (“ARS”) § 10-851 allows a corporation, in certain circumstances, to indemnify its directors against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors of the corporation, if such persons, conduct was in good faith and either (i) in a manner they reasonably believed to be in the best interests of the corporation (if acting in an official capacity), or (ii) in a manner they reasonably believed was at least not opposed to the corporation’s best interests (in all other cases). A corporation may indemnify its directors with respect to any criminal action or proceeding if, in addition to the above conditions being met, the individual had no reasonable cause to believe his or her conduct was unlawful. Directors may not be indemnified under ARS § 10-851 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. In addition, under ARS § 10-202(B), a corporation’s articles of incorporation may indemnify a director for conduct for which broader indemnification has been made permissible or mandatory under other ARS provisions.

ARS § 10-202(B) provides that the articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages, and permitting or making obligatory indemnification of a director, for liability for any action taken or any failure to take any action as a director, except liability for any of the following: (a) the amount of a financial benefit received by a director to which the director is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) unlawful distributions; and (d) an intentional violation of criminal law.

ARS § 10-852 provides for mandatory indemnification in certain situations such that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ARS § 10-856 provides that a corporation may indemnify its officers against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties because the individual is or was an officer of the corporation to the same extent as a director. If the individual is an officer but not a director (or is both but is made a party to the proceeding solely because of an act or omission as an officer), a corporation may indemnify and advance expenses to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or (ii) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, or (c) an intentional violation of criminal law. An officer of a corporation who is not a director is entitled to mandatory indemnification as a prevailing party under ARS § 10-852.

ARS § 10-850 defines a director as including an individual who is or was a director of a corporation or an individual while a director of a corporation is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other entity.

The articles of incorporation and bylaws of Mountainbrook Village Company provide that the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them, other than an action by or in the right of the corporation, for or on account of any action or omission alleged to have been committed while acting within the scope of employment or service as director, officer, employee, or agent of the corporation, if he or she acted, or failed to act, or refused to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Subject to the further provisions in this paragraph below, the articles of incorporation and bylaws provide that corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to, legal fees (but excluding judgments, penalties, and, except as set forth below, amounts paid in settlement or compromise), which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them by or in the right of the corporation, for or on account of any action or omission alleged to have been committed while acting within the scope of employment or service as a director, officer, employee, or agent of the corporation, if he or she acted, or failed to act, or refused to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, whether or not any action is or has been filed against them and except that no indemnification shall be made under this sentence in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. In connection with any action referred to in the previous sentence, if a court shall determine that indemnity for amounts paid in settlement is proper, indemnification shall be mandatory and shall be automatically extended by the corporation for the amounts so paid in settlement and for expenses, including attorneys’ fees to the extent the court deems proper. The corporation has the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action. However, indemnification against expenses, including attorneys’ fees shall be mandatory and shall be automatically extended by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person to the extent the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above.

The articles of incorporation of Shea Homes Southwest, Inc. provide that the corporation shall indemnify, to the extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

For an action by or in the right of Shea Homes Southwest, Inc., the articles of incorporation provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect, of any claim, issue or matter as to which such person shall have been, adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. The indemnification provided by the Shea Homes Southwest, Inc. certificate of incorporation are not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The articles of incorporation and bylaws of UDC Homes Construction, Inc. provide that the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment or service as director, officer, employee, or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person. Whenever any existing or former director, officer, employee, or agent shall report to the president of the corporation or the chairman of the corporation’s board of directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment or service as director, officer, employee, or agent of the corporation, the board of directors shall, at its next regular or a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, refused to act willfully, or acted with gross negligence or with fraudulent or criminal intent. If the board of directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or act with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein, provided, however, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

Arizona Limited Liability Companies

Seville Golf and Country Club, LLC is a limited liability company organized under the laws of the State of Arizona. Section 29-610(A)(13) of the Arizona Limited Liability Company Act allows a limited liability company to indemnify a member, manager, employee, officer or agent or any other person. The Operating Agreement of Seville Golf and Country Club, LLC, as in effect as of the date hereof, does not provide for the indemnification of any member, manager, employee, officer or agent or any other person.

California Corporations

Shea Financial Services, Inc. and Shea Insurance Services, Inc. are incorporated under the laws of the State of California. Section 317 of the California General Corporation Law (the “CGCL”) provides that a corporation may indemnify directors and officers who are parties or are threatened to be made parties to any proceeding (except actions by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action is or was pending determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for expenses. Section 317 of the CGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise.

The bylaws of Shea Financial Services, Inc. and the bylaws of Shea Insurance Services, Inc. provide that each person who was or is made a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or other, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the California General Corporation Law.

California Limited Liability Companies

Serenade at Natomas, LLC, Shea Homes at Montage, LLC, Shea Homes Vantis, LLC, Shea La Quinta LLC, Shea Otay Village 11, LLC, Shea Proctor Valley, LLC, Shea Rivermark Village, LLC and Trilogy Antioch, LLC Are California limited liability companies that are subject to Section 17155 of the Beverly-Killea Limited Liability Company Act, which provides that, except for a breach of certain fiduciary duties, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. Such section also provides that the company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the company.

The limited liability company agreement of Shea Homes at Montage, LLC provides for indemnification of each member of the executive committee, each member, each officer and any members, managers, partners, stockholders, officers, directors, employees, agents, successors or assigns of any member of the executive committee against any claims, demands, damages, costs, expenses and liabilities incurred by reason of any act performed or committed in connection with the business of the company, including attorneys’ fees incurred by such indemnified person, in connection with the defense of any action based on any such act or omission, which attorney’s fees may be paid as incurred, and including all damages arising under federal and state securities laws.

Delaware Corporations

Shea Communities Marketing Company and Shea Homes, Inc. are Delaware corporations are subject to the provisions of the DGCL described above with respect to Shea Homes Funding Corp.

The bylaws of Shea Communities Marketing Company provide that the corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent, shall not create a presumption that the person did not act in good faith and in such a manner which he reasonable believed to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful. The bylaws of Shea Communities Marketing Company also provide that the corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or wall serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem necessary and proper. Any decision to provide indemnification pursuant to this paragraph shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is necessary and proper in the circumstance, because he has met the applicable standard of conduct set forth above.

The bylaws of Shea Homes, Inc. provide for indemnification of past and present directors, officers, employees and agents of the company to the full extent permitted by the DGCL.

Delaware Limited Liability Companies

Monty Green Holdings, LLC, Shea Brea Development, LLC, Shea Capital II, LLC, Shea Tonner Hills, LLC, SH Jubilee, LLC, SH Jubilee Management, LLC, SHI JV Holdings, LLC, SHLP JV Holdings, LLC, Vistancia Construction, LLC, Vistancia Marketing, LLC are Delaware limited liability companies. These co-registrants are subject to Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”), which provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Shea Brea Development, LLC provides that the company shall, to the fullest and broadest extent permitted by law, indemnify and hold harmless each member, affiliate of a member, and any manager, partner, officer, director, attorney, agent, representative or employee of any member or affiliate of a member, against losses, damages, liabilities or expenses, of any kind or nature, incurred by it in connection with, or while acting (or omitting to act) on behalf of, the company. Without limiting the generality of the foregoing, the company also agrees to indemnify each indemnified person, and to save and hold him or it harmless, from and in respect of (i) all fees, costs and expenses incurred in connection with or resulting from any demand, claim, action or proceeding against such indemnified person or the company which arises out of or in any way relates to the company or its properties, business or affairs, and (ii) all such demands, claims, actions and proceedings and any losses or damages resulting therefrom, including judgments, fines and amounts paid in settlement or compromise of any such demand, claim, action or proceeding; provided, however, that this indemnity shall not extend to conduct by an indemnified person proved to constitute actual fraud or willful malfeasance. Unless the member otherwise determines, the company shall pay the expenses incurred by any indemnified person in connection with any proceeding in advance of the final disposition of such proceeding, upon receipt by the Company of an undertaking of such indemnified person to repay such payment if there shall be a final adjudication or determination that such indemnified person is not entitled to indemnification as provided herein. Notwithstanding any provision above or of any other document governing the formation, management or operation of the company to the contrary, any indemnification shall be fully subordinated to any obligations respecting the company’s property and shall not constitute a claim against the company in the event that cash flow is insufficient to pay such obligations.

The limited liability company agreements of SHI JV Holdings, LLC and SHLP JV Holdings, LLC entitle the member and its respective employees, agents, affiliates and assigns to indemnification, to the fullest extent permitted by law, from the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority conferred by the limited liability company agreement of SHI JV Holdings, LLC or SHLP JV Holdings, LLC, as applicable.

Colorado Corporations

Sand Creek Cattle Company, Highlands Ranch Development Corporation and Shea Properties of Colorado, Inc. are incorporated under the laws of the State of Colorado. The Colorado Business Corporation Act provides that a corporation may indemnify directors or officers made party to proceedings because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith; (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. A Colorado corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted under the Colorado Business Corporation Act in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The Colorado Business Corporation Act further provides that unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

The articles of incorporation of Highlands Ranch Development Corporation and Shea Properties of Colorado, Inc. each provide that any director or officer of former director or officer of the corporation shall be indemnified by the corporation against all costs and expenses actually and reasonably incurred by him for advice or assistance concerning, or in connection with the defense of any action, suit or proceeding, civil, criminal or administrative, except in relation to the liabilities under the Securities Act of 1933, as amended, the securities laws of the State of Colorado, or other applicable securities laws, in which he is made a party by reason of being or having been a director or officer of the Corporation, whether or not he continues to be a director or officer at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such director or officer shall have been derelict in the performance of his duty as such director or officer (a) in a matter which shall have been subject of a suit or proceeding in which he shall have been finally adjudged in such suit or proceeding to have been derelict in the performance of his duty as such director or officer, or (b) in a matter not falling within (a) above, if either all disinterested directors of the corporation or a committee of disinterested stockholders of the corporation shall determine that he is derelict.

The articles of incorporation of Sand Creek Cattle Company provide that the corporation shall indemnify any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys fees) actually and reasonably incurred by him in connection with any suit or proceeding or threatened suit or proceeding, whether civil, criminal, administrative or investigative, in which the indemnified person was or is a party or threatened to be made a party by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in respect of any claim, issue or matter to which the indemnified person has been adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless, and only to the extent that, the court In which such proceeding was brought determines, upon application, that despite the adjudication of liability, but in the view of all circumstances of the case, such indemnified person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper. Indemnification under the above provisions shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances.

Colorado Limited Liability Companies

Shea Ninth and Colorado, LLC, Tower 104 Gathering, LLC and Tower 104 Oil, LLC are organized under the laws of the State of Colorado. Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

Florida Limited Liability Companies

Shea Victoria Gardens, LLC is organized under the laws of the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act indemnifies members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Illinois Corporations

UDC Advisory Services, Inc. is organized under the laws of the State of Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides for a limitation of director liability. Under Section 8.75 of the IBCA, directors and officers may be indemnified by a corporation against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as representative, or by reason of the fact that such director or officer serves or served as a representative of another entity at the corporation’s request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests.

The bylaws of UDC Advisory Services, Inc. provide that the corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The bylaws of UDC Advisory Services, Inc. also provide that the corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification under the above provisions shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

(b) Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because the required information is not applicable or because the information required has been included in the financial statements or notes thereto included herein.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, Shea Homes Limited Partnership has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA HOMES LIMITED PARTNERSHIP

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:

J.F. Shea, L.P., a Delaware limited partnership, its sole General Partner

By:

JFS Management, L.P., a Delaware limited partnership, its sole General Partner

By:

J.F. Shea Construction Management, Inc., a California corporation, its sole General Partner

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons on December 22, 2011 in the capacities indicated below.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA HOMES FUNDING CORP.

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

HIGHLANDS RANCH DEVELOPMENT CORPORATION

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

MONTY GREEN HOLDINGS, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its Manager

By:

/s/ Bruce J. Varker	Manager	December 22, 2011
Bruce J. Varker, its Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

MOUNTAINBROOK VILLAGE COMPANY

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SAND CREEK CATTLE COMPANY

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SERENADE AT NATOMAS, LLC

By:

Shea Homes, Inc., a Delaware corporation, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes, Inc. A Delaware corporation, Its sole Member

By:

/s/ Bruce J. Varker	Member	December 22, 2011
Bruce J. Varker, its Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SEVILLE GOLF AND COUNTRY CLUB LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its sole Member

By:

/s/ Bruce J. Varker	Member	December 22, 2011
Bruce J. Varker, its Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA BREA DEVELOPMENT, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its sole Member

By:

/s/ Bruce J. Varker	Member	December 22, 2011
Bruce J. Varker, its Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA CAPITAL II, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its Manager

By:

/s/ Bruce J. Varker	Manager	December 22, 2011
Bruce J. Varker

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA COMMUNITIES MARKETING COMPANY

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA FINANCIAL SERVICES, INC.

By:	/s/ Joel VanRyckeghen
Name: Joel VanRyckeghen
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA HOMES, INC.

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA HOMES AT MONTAGE, LLC

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA HOMES SOUTHWEST, INC.

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA HOMES VANTIS, LLC

By:

Shea Homes, Inc. a Delaware corporation, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes, Inc. A Delaware corporation, Its sole Member

By:

/s/ Bruce J. Varker	Member	December 22, 2011
Bruce J. Varker, its Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA INSURANCE SERVICES, INC.

By:	/s/ Joel VanRyckeghen
Name: Joel VanRyckeghen
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel VanRyckeghen Joel VanRyckeghen	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ David Hada David Hada	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Cherie Edborg Cherie Edborg	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA LA QUINTA LLC

By:

Shea Homes, Inc., a Delaware corporation, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes, Inc. A Delaware corporation, Its sole Member

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Member	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA NINTH AND COLORADO, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its Manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA OTAY VILLAGE 11, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its sole Member By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Member	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA PROCTOR VALLEY, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its sole Member By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Member	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA PROPERTIES OF COLORADO, INC.

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA RIVERMARK VILLAGE, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its sole Member

By:

/s/ Bruce J. Varker	Member	December 22, 2011
Bruce J. Varker, its Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA TONNER HILLS, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its sole Member

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its sole Member

By:

/s/ Bruce J. Varker	Member	December 22, 2011
Bruce J. Varker, its Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHEA VICTORIA GARDENS, LLC

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Executive Committee Member	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Executive Committee Member	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Executive Committee Member	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Executive Committee Member	December 22, 2011

/s/ James G. Shontere James G. Shontere	Executive Committee Member	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SH JUBILEE, LLC

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Executive Committee Member	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Executive Committee Member	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Executive Committee Member	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Executive Committee Member	December 22, 2011

/s/ James G. Shontere James G. Shontere	Executive Committee Member	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SH JUBILEE MANAGEMENT, LLC

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Executive Committee Member	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Executive Committee Member	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Executive Committee Member	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Executive Committee Member	December 22, 2011

/s/ James G. Shontere James G. Shontere	Executive Committee Member	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHI JV HOLDINGS, LLC

By:

Shea Homes, Inc., a Delaware corporation, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes, Inc., A Delaware corporation, Its Manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

SHLP JV HOLDINGS, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its Manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

TOWER 104 GATHERING, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its Manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

TOWER 104 OIL, LLC

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Limited Partnership, A California limited Partnership, Its Manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

TRILOGY ANTIOCH, LLC

By:

Shea Capital II, LLC, a Delaware limited liability company, its Manager

By:

Shea Homes Limited Partnership, a California limited partnership, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Capital II, LLC, A Delaware limited liability company Its Manager

By:

Shea Homes Limited Partnership, A California limited Partnership, Its manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

UDC ADVISORY SERVICES, INC.

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

UDC HOMES CONSTRUCTION, INC.

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

/s/ John F. Shea John F. Shea	Director	December 22, 2011

/s/ Peter O. Shea Peter O. Shea	Director	December 22, 2011

/s/ Peter O. Shea, Jr. Peter O. Shea, Jr.	Director	December 22, 2011

/s/ John C. Morrissey John C. Morrissey	Director	December 22, 2011

/s/ James G. Shontere James G. Shontere	Director	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

VISTANCIA CONSTRUCTION, LLC

By:

Shea Homes Southwest, Inc., an Arizona corporation, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Southwest, Inc. An Arizona corporation, Its Manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, each of the co-registrants named below has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, as of December 22, 2011.

VISTANCIA MARKETING, LLC

By:

Shea Homes Southwest, Inc., an Arizona corporation, its Manager

By:	/s/ Bruce J. Varker
Name: Bruce J. Varker
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roberto F. Selva Roberto (Bert) F. Selva	Chief Executive Officer (Principal Executive Officer)	December 22, 2011

/s/ Bruce J. Varker Bruce J. Varker	Chief Financial Officer (Principal Financial Officer)	December 22, 2011

/s/ Andrew T. Roundtree Andrew T. Roundtree	Controller (Principal Accounting Officer)	December 22, 2011

Shea Homes Southwest, Inc. An Arizona corporation, Its Manager

By:

/s/ Bruce J. Varker Bruce J. Varker, its Chief Financial Officer	Manager	December 22, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Shea Homes Limited Partnership *

3.2	Agreement of Limited Partnership of Shea Homes Limited Partnership *

3.3	Certificate of Incorporation of Shea Homes Funding Corp. *

3.4	Bylaws of Shea Homes Funding Corp. *

3.5	Articles of Incorporation of Highlands Ranch Development Corporation *

3.6	Bylaws of Highlands Ranch Development Corporation *

3.7	Certificate of Formation of Monty Green Holdings, LLC *

3.8	Limited Liability Company Agreement of Monty Green Holdings, LLC *

3.9	Articles of Incorporation of Mountainbrook Village Company *

3.10	Bylaws of Mountainbrook Village Company *

3.11	Articles of Incorporation of Sand Creek Cattle Company *

3.12	Bylaws of Sand Creek Cattle Company *

3.13	Limited Liability Company Articles of Organization of Serenade at Natomas, LLC *

3.14	Operating Agreement of Serenade at Natomas, LLC *

3.15	Articles of Organization of Seville Golf and Country Club LLC *

3.16	Operating Agreement of Seville Golf and Country Club LLC *

3.17	Certificate of Formation of Shea Brea Development, LLC *

3.18	Limited Liability Company Agreement of Shea Brea Development, LLC *

3.19	Certificate of Formation of Shea Capital II, LLC *

3.20	Operating Agreement of Shea Capital II, LLC *

3.21	Certificate of Incorporation of Shea Communities Marketing Company *

3.22	Bylaws of Shea Communities Marketing Company *

3.23	Articles of Incorporation of Shea Financial Services, Inc. *

3.24	Bylaws of Shea Financial Services, Inc. *

3.25	Certificate of Incorporation of Shea Homes, Inc. *

3.26	Bylaws of Shea Homes, Inc. *

3.27	Limited Liability Company Articles of Organization of Shea Homes at Montage, LLC *

3.28	Operating Agreement of Shea Homes at Montage, LLC *

3.29	Articles of Incorporation of Shea Homes Southwest, Inc. *

3.30	Bylaws of Shea Homes Southwest, Inc. *

3.31	Articles of Organization of Shea Homes Vantis, LLC *

3.32	Operating Agreement of Shea Homes Vantis, LLC *

Exhibit Index - 1

Exhibit No.	Description

3.33	Articles of Incorporation of Shea Insurance Services, Inc. *

3.34	Bylaws of Shea Insurance Services, Inc. *

3.35	Articles of Organization of Shea La Quinta LLC *

3.36	Operating Agreement of Shea La Quinta LLC *

3.37	Articles of Organization of Shea Ninth and Colorado, LLC *

3.38	Limited Liability Company Agreement of Shea Ninth and Colorado, LLC *

3.39	Articles of Organization of Shea Otay Village 11, LLC *

3.40	Operating Agreement of Shea Otay Village 11, LLC *

3.41	Articles of Organization of Shea Proctor Valley, LLC *

3.42	Limited Liability Company Agreement of Shea Proctor Valley, LLC *

3.43	Articles of Incorporation of Shea Properties of Colorado, Inc. *

3.44	Bylaws of Shea Properties of Colorado, Inc. *

3.45	Articles of Organization of Shea Rivermark Village, LLC *

3.46	Operating Agreement of Shea Rivermark Village, LLC *

3.47	Certificate of Formation of Shea Tonner Hills, LLC *

3.48	Limited Liability Company Agreement of Shea Tonner Hills, LLC *

3.49	Articles of Organization of Shea Victoria Gardens, LLC *

3.50	Limited Liability Company Agreement of Shea Victoria Gardens, LLC *

3.51	Certificate of Formation of SH Jubilee, LLC *

3.52	Limited Liability Company Agreement of SH Jubilee, LLC *

3.53	Certificate of Formation of SH Jubilee Management, LLC *

3.54	Limited Liability Company Agreement of SH Jubilee Management, LLC *

3.55	Certificate of Formation of SHI JV Holdings, LLC *

3.56	Limited Liability Company Agreement of SHI JV Holdings, LLC *

3.57	Certificate of Formation of SHLP JV Holdings, LLC *

3.58	Limited Liability Company Agreement of SHLP JV Holdings, LLC *

3.59	Articles of Organization of Tower 104 Gathering, LLC *

3.60	Operating Agreement of Tower 104 Gathering, LLC *

3.61	Articles of Organization of Tower 104 Oil, LLC *

3.62	Operating Agreement of Tower 104 Oil, LLC *

3.63	Articles of Organization of Trilogy Antioch, LLC *

3.64	Operating Agreement of Trilogy Antioch, LLC *

3.65	Articles of Incorporation of UDC Advisory Services, Inc. *

3.66	Bylaws of UDC Advisory Services, Inc. *

Exhibit Index - 2

Exhibit No.	Description

3.67	Articles of Incorporation of UDC Homes Construction, Inc. *

3.68	Bylaws of UDC Homes Construction, Inc. *

3.69	Certificate of Formation of Vistancia Construction, LLC *

3.70	Limited Liability Company Agreement of Vistancia Construction, LLC *

3.71	Certificate of Formation of Vistancia Marketing, LLC *

3.72	Limited Liability Company Agreement of Vistancia Marketing, LLC *

4.1	Indenture, dated May 10, 2011, between and among Shea Homes Limited Partnership, Shea Homes Funding Corp., the guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee *

4.2	Registration Rights Agreement, dated May 10, 2011 between and among Shea Homes Limited Partnership, Shea Homes Funding Corp., the guarantors party thereto, and Credit Suisse Securities (USA) LLC, as Initial Purchaser *

5.1	Opinion of Gibson, Dunn & Crutcher LLP *

5.2	Opinion of Greenberg Traurig, LLP as to matters of Arizona law *

5.3	Opinion of Greenberg Traurig, LLP as to matters of Florida law *

5.4	Opinion of Greenberg Traurig, LLP as to matters of Illinois law *

10.1	Letter of Credit Facility, dated as of May 10, 2011, among Shea Homes Limited Partnership, Shea Homes Funding Corp., the subsidiary guarantors party thereto, the participants party thereto and Credit Suisse AG *

10.2	Security Agreement, dated as of May 10, 2011, between and among Shea Homes Limited Partnership, Shea Homes Funding Corp., the guarantors identified therein, Credit Suisse AG, as Administrative Agent and Wells Fargo Bank, National Association, as Collateral Agent *

10.3	Tax Distribution Agreement, dated as of May 10, 2011 *

10.4	Promissory Note, dated May 10, 2011 from J.F. Shea, Co., Inc. to Shea Homes, Inc.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1) *

23.2	Consent of Greenberg Traurig, LLP as to matters of Arizona law (included in Exhibit 5.2) *

23.3	Consent of Greenberg Traurig, LLP as to matters of Florida law (included in Exhibit 5.3) *

23.4	Consent of Greenberg Traurig, LLP as to matters of Illinois law (included in Exhibit 5.4) *

23.5	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Shea Homes Limited Partnership

25.1	Statement of Eligibility of Trustee, Wells Fargo Bank, National Association, on Form T-1 *

99.1	Form of Letter of Transmittal *

99.2	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 *

99.3	Form of Notice of Guaranteed Delivery *

99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees *

99.5	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees *

*	Previously filed on October 14, 2011

Exhibit Index - 3